                                                 As Filed Pursuant to Rule 424B5
                                                 File No.: 333-120522

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE
SECURITIES DESCRIBED MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO
THE TIME A FINAL PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND
PROSPECTUS ARE NOT AN OFFERING TO SELL THESE SECURITIES AND ARE NOT SOLICITING
AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT
PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 7, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 2, 2005)

                         $1,055,718,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-TOP18
                                   as Issuer

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 as Depositor

                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                       PRINCIPAL COMMERCIAL FUNDING, LLC
                    BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                           as Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-TOP18

                                 --------------

     The depositor is offering selected classes of its Series 2005-TOP18
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 156 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2005-TOP18
Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-31 of this prospectus supplement and page 2 of the prospectus.

                                 --------------

           Characteristics of the certificates offered to you include:

                                 --------------

                APPROXIMATE INITIAL
                    CERTIFICATE                                    PASS-THROUGH
                BALANCE OR NOTIONAL     INITIAL PASS-THROUGH           RATE              RATINGS
    CLASS            AMOUNT (1)                 RATE             DESCRIPTION (2)     (FITCH/MOODY'S)
------------   ---------------------   ----------------------   -----------------   ----------------

Class A-1          $   69,500,000                  %                  Fixed              AAA/Aaa
Class A-2          $  121,900,000                  %                  Fixed              AAA/Aaa
Class A-3          $   41,600,000                  %                  Fixed              AAA/Aaa
Class A-AB         $  105,700,000                  %                  Fixed              AAA/Aaa
Class A-4          $  592,238,000                  %                  Fixed              AAA/Aaa
Class X-2          $1,098,997,000                  %               Variable IO           AAA/Aaa
Class A-J          $   74,307,000                  %                  Fixed              AAA/Aaa
Class B            $   29,443,000                  %                  Fixed              AA/Aa2
Class C            $    8,412,000                  %                   WAC               AA-/Aa3
Class D            $   12,618,000                  %                   WAC                A/A2

--------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)   The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
      Class B, Class C and Class D Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii)
      a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate for the
      Class X-2 Certificates is approximate and, subsequent to the initial
      Distribution Date, will be determined as described under "Description of the Offered Certificates--Pass-Through Rates" in this prospectus supplement.

                                --------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.
Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated, the
underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on
or about April   , 2005. The depositor expects to receive from this offering
approximately $      , plus accrued interest from the cut-off date, before
deducting expenses payable by the depositor.

                                --------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

                                 April   , 2005

[MAP OF THE UNITED STATES OF AMERICA OMITTED]

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2005-TOP18
                      Geographic Overview of Mortgage Pool

WASHINGTON                               MARYLAND
4 Properties                             4 properties
$10,270,176                              $82,687,749
0.9% of total                            7.4% of total

MISSOURI                                 VIRGINIA
5 Properties                             3 properties
$47,797,759                              $7,801,118
4.3% of total                            0.7% of total

IOWA                                     NORTH CAROLINA
1 property                               6 properties
$3,412,815                               $22,046,940
0.3% of total                            2.0% of total

MINNESOTA                                SOUTH CAROLINA
2 properties                             1 property
$4,120,000                               $4,995,361
0.4% of total                            0.4% of total

ILLINOIS                                 GEORGIA
5 properties                             8 properties
$6,033,415                               $35,908,889
0.5% of total                            3.2% of total

WISCONSIN                                FLORIDA
1 property                               34 properties
$3,429,132                               $36,445,620
0.3% of total                            3.2% of total

INDIANA                                  ALABAMA
4 properties                             1 property
$15,691,268                              $5,093,612
1.4% of total                            0.5% of total

MICHIGAN                                 TENNESSEE
1 property                               2 properties
$5,083,081                               $11,735,000
0.5% of total                            1.0% of total

OHIO                                     LOUISIANA
8 properties                             1 property
$30,681,123                              $2,488,324
2.7% of total                            0.2% of total

PENNSYLVANIA                             ARKANSAS
5 properties                             1 property
$34,934,336                              $6,740,000
3.1% of total                            0.6% of total

NEW YORK                                 TEXAS
14 properties                            10 properties
$265,883,403                             $39,766,745
23.7% of total                           3.5% of total

MASSACHUSETTS                            COLORADO
3 properties                             4 properties
$34,837,000                              $57,667,702
3.1% of total                            5.1% of total

CONNECTICUT                              ARIZONA
8 properties                             7 properties
$41,973,433                              $27,577,349
3.7% of total                            2.5% of total

RHODE ISLAND                             SOUTHERN CALIFORNIA
1 property                               19 properties
$7,492,972                               $108,720,590
0.7% of total                            9.7% of total

NEW JERSEY                               NORTHERN CALIFORNIA
8 properties                             10 properties
$51,967,629                              $45,015,595
4.6% of total                            4.0% of total

[LEGEND OMITTED]

[1 PHOTO OF 110-114 HORATIO STREET OMITTED]        [1 PHOTO OF 95-97 HORATIO STREET OMITTED]
   110--114 HORATIO STREET, New York, NY               95--97 HORATIO STREET, New York NY

[2 PHOTOS OF WAIKELE CENTER OMITTED]
    WAIKELE CENTER, Waipahu, HI

[1 PHOTO OF VERNON CIRCLE SHOPPING CENTER OMITTED]  [1 PHOTO OF BOULEVARD AT THE CAPITAL CENTRE OMITTED]
    VERNON CIRCLE SHOPPING CENTER, Vernon CT             BOULEVARD AT THE CAPITAL CENTRE, Landover, MD

[1 PHOTO OF JANUS WORLD HEADQUARTERS OMITTED]       [1 PHOTO OF WATERTOWN MALL OMITTED]
    JANUS WORLD HEADQUARTERS, Denver, CO                WATERTOWN MALL, Watertown, MA

  [2 PHOTOS OF CHATEAU ON THE LAKE OMITTED]
     HATEAU ON THE LAKE, Branson, MO

[1 PHOTO OF 111-115 FIFTH AVENUE OMITTED]             [1 PHOTO OF CAPITOL ARMS APARTMENTS OMITTED]
  111-115 FIFTH AVENUE, New York, NY                 CAPITOL ARMS APARTMENTS, New York, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          The Series 2005-TOP18 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

          In this prospectus supplement, the terms "depositor," "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

                                   ----------

          We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                                   ----------

          Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Servicing of the Waikele Center Loan Group, the Fox Hill Run A/B

APPENDIX I - Mortgage Pool
   Information (Tables)......................................................I-1
APPENDIX II - Certain Characteristics
   of the Mortgage Loans....................................................II-1
APPENDIX III - Significant
   Loan Summaries..........................................................III-1
APPENDIX IV - Term Sheet.....................................................T-1
APPENDIX V - Form of Statement to
   Certificateholders........................................................V-1
SCHEDULE A - Class A-AB Planned Principal Balance............................A-1
SCHEDULE B - Rates Used in Determination
   of Class X Pass-Through Rates.............................................B-1

                                      S-5

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

--------------------------------------------------------------------------------------------------------------------------------
                               APPROXIMATE INITIAL    APPROXIMATE
                                   CERTIFICATE          INITIAL                          APPROXIMATE       WEIGHTED    PRINCIPAL
  APPROXIMATE                  BALANCE OR NOTIONAL   PASS-THROUGH       RATINGS       PERCENT OF TOTAL     AVERAGE       WINDOW
CREDIT SUPPORT      CLASS             AMOUNT             RATE       (FITCH/MOODY'S)     CERTIFICATES     LIFE (YRS.)    (MONTHS)
--------------------------------------------------------------------------------------------------------------------------------

   17.000%       CLASS A-1        $   69,500,000           %            AAA/Aaa             6.196%           2.99         1-54
--------------------------------------------------------------------------------------------------------------------------------
   17.000%       CLASS A-2        $  121,900,000           %            AAA/Aaa            10.868%           4.59        54-60
--------------------------------------------------------------------------------------------------------------------------------
   17.000%       CLASS A-3        $   41,600,000           %            AAA/Aaa             3.709%           6.73        79-83
--------------------------------------------------------------------------------------------------------------------------------
   17.000%       CLASS A-AB       $  105,700,000           %            AAA/Aaa             9.424%           7.82        60-111
--------------------------------------------------------------------------------------------------------------------------------
   17.000%       CLASS A-4        $  592,238,000           %            AAA/Aaa            52.802%           9.75       111-120
--------------------------------------------------------------------------------------------------------------------------------
       --        CLASS X-2        $1,098,997,000           %            AAA/Aaa                --             --           --
--------------------------------------------------------------------------------------------------------------------------------
   10.375%       CLASS A-J        $   74,307,000           %            AAA/Aaa             6.625%          10.03       120-121
--------------------------------------------------------------------------------------------------------------------------------
    7.750%       CLASS B          $   29,443,000           %            AA/Aa2              2.625%          10.04       121-121
--------------------------------------------------------------------------------------------------------------------------------
    7.000%       CLASS C          $    8,412,000           %            AA-/Aa3             0.750%          10.04       121-121
--------------------------------------------------------------------------------------------------------------------------------
    5.875%       CLASS D          $   12,618,000           %             A/A2               1.125%          10.04       121-121
--------------------------------------------------------------------------------------------------------------------------------
    4.875%       CLASS E          $   11,216,000           %             A-/A3              1.000%          10.38       121-131
--------------------------------------------------------------------------------------------------------------------------------
    4.000%       CLASS F          $    9,814,000           %           BBB+/Baa1            0.875%          11.17       131-143
--------------------------------------------------------------------------------------------------------------------------------
    3.125%       CLASS G          $    9,814,000           %           BBB/Baa2             0.875%          11.93       143-150
--------------------------------------------------------------------------------------------------------------------------------
    2.375%       CLASS H          $    8,412,000           %           BBB-/Baa3            0.750%          13.41       150-168
--------------------------------------------------------------------------------------------------------------------------------
       --        CLASSES J-P                  --          --               --                  --             --           --
--------------------------------------------------------------------------------------------------------------------------------
       --        CLASS X-1                    --          --            AAA/Aaa                --             --           --
--------------------------------------------------------------------------------------------------------------------------------

o    The notional amount of the Class X-1 Certificates initially will be
     $1,121,613,137.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
     A-4 Certificates represent the approximate credit support for the Class
     A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in the
     aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.

o    The Class X-1 Certificates and the Class E, Class F, Class G, Class H,
     Class J, Class K, Class L, Class M, Class N, Class O and Class P
     Certificates are not offered pursuant to this prospectus supplement.

o    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G and Class H
     Certificates, will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate of the Class X-2 Certificates is variable and, subsequent to the initial Distribution Date, will be determined as described under "Description of the Offered Certificates-Pass-Through
     Rates" in this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The
     Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having such a date; and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     [_]  Offered certificates.
     [_]  Certificates not offered pursuant to this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-6

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily be 156 mortgage loans
                                 secured by first mortgage liens on 182
                                 commercial, manufactured housing community and
                                 multifamily properties.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-TOP18.

MORTGAGE POOL.................   The mortgage pool consists of 156 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date, of
                                 approximately $1,121,613,138, which may vary on
                                 the closing date by up to 5%. Each mortgage
                                 loan requires scheduled payments of principal
                                 and/or interest to be made monthly. For
                                 purposes of those mortgage loans that have a
                                 due date on a date other than the first of the
                                 month, we have assumed that those mortgage
                                 loans are due on the first of the month for
                                 purposes of determining their cut-off dates and
                                 cut-off date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $623,000 to approximately
                                 $85,000,000 and the mortgage loans had an
                                 approximate average balance of $7,189,828.

                           RELEVANT PARTIES AND DATES

ISSUER........................   Bear Stearns Commercial Mortgage Securities
                                 Trust 2005-TOP18.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc.

MASTER SERVICER...............   Wells Fargo Bank, National Association.

SPECIAL SERVICER..............   ARCap Servicing, Inc.

PRIMARY SERVICER..............   Principal Global Investors, LLC with respect to
                                 those mortgage loans sold to the trust by
                                 Principal Commercial Funding, LLC. In addition,
                                 Wells Fargo Bank, National Association will act
                                 as primary servicer with respect to those
                                 mortgage loans sold to the trust by Wells Fargo
                                 Bank, National Association, Bear Stearns
                                 Commercial Mortgage, Inc. and Morgan Stanley
                                 Mortgage Capital Inc.

TRUSTEE.......................   LaSalle Bank National Association, a national
                                 banking association.

FISCAL AGENT..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of
                                 the trustee.

PAYING AGENT..................   Wells Fargo Bank, National Association, which
                                 will also act as the certificate registrar. See
                                 "Description of the Offered Certificates--The

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

                                 Paying Agent, Certificate Registrar and
                                 Authenticating Agent" in this prospectus
                                 supplement.

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates,
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement; provided, that with
                                 respect to any A/B Mortgage Loan or the Chenal
                                 Commons Mortgage Loan, a holder of the related
                                 B Note or the Chenal Commons Subordinated Loan,
                                 as applicable, will, to the extent set forth in
                                 the related intercreditor agreement, instead be
                                 entitled to the rights and powers granted to
                                 the Operating Adviser under the Pooling and
                                 Servicing Agreement to the extent such rights
                                 and powers relate to the related A/B Mortgage
                                 Loan or the Chenal Commons Mortgage Loan (but
                                 only so long as the holder of the related B
                                 Note or the Chenal Commons Subordinated Loan,
                                 as applicable, is the directing holder). The
                                 initial operating adviser will be ARCap CMBS
                                 Fund II REIT, Inc.

SELLERS.......................   Morgan Stanley Mortgage Capital Inc., as to 29
                                 mortgage loans, representing 32.4% of the
                                 initial outstanding pool balance.

                                 Principal Commercial Funding, LLC, as to 59
                                 mortgage loans, representing 27.9% of the
                                 initial outstanding pool balance.

                                 Bear Stearns Commercial Mortgage, Inc., as to
                                 27 mortgage loans, representing 20.9% of the
                                 initial outstanding pool balance.*

                                 Wells Fargo Bank, National Association, as to
                                 40 mortgage loans, representing 13.2% of the
                                 initial outstanding pool balance.*

                                 * The Waikele Center Pari Passu Loan,
                                 representing 5.6% of the initial outstanding
                                 pool balance, is comprised of four notes (Note
                                 A-5, Note A-6, Note A-7 and Note A-8). The
                                 Waikele Center Companion Loan is comprised of
                                 four notes (Note A-1, Note A-2, Note A-3 and
                                 Note A-4). Bear Stearns Commercial Mortgage,
                                 Inc. and Wells Fargo Bank, National Association
                                 co-originated the loan. Bear Stearns Commercial
                                 Mortgage, Inc. holds Note A-5 and Note A-7 and
                                 Wells Fargo Bank, National Association holds
                                 Note A-6 and Note A-8. Note A-1, Note A-2, Note
                                 A-3 and Note A-4 are included in the
                                 securitization known as the Morgan Stanley
                                 Capital I Trust 2005-TOP17. Note A-5, Note A-6,
                                 Note A-7 and Note A-8 will be included in the
                                 trust. See "Servicing of the Mortgage
                                 Loans--Servicing of the Waikele Center Loan
                                 Group, the Fox Hill Run A/B Mortgage Loan and
                                 the Chenal Commons Mortgage Loan--The Waikele
                                 Center Loan Group" in this prospectus
                                 supplement.

UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated.

CUT-OFF DATE..................   April 1, 2005, provided that with respect to
                                 any mortgage loan originated in April 2005 that
                                 has its first scheduled payment date in June
                                 2005, the date of origination. For purposes of
                                 the information contained in this prospectus
                                 supplement (including the appendices to this
                                 prospectus supplement), scheduled payments due
                                 in April 2005

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

                                 with respect to mortgage loans not having
                                 payment dates on the first day of each month
                                 have been deemed received on April 1, 2005, not
                                 the actual day on which such scheduled payments
                                 were due.

CLOSING DATE..................   On or about April   , 2005.

DISTRIBUTION DATE.............   The 13th day of each month, or, if such 13th
                                 day is not a business day, the business day
                                 immediately following such 13th day, commencing
                                 in May 2005.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION
   DATES......................   -----------------------------
                                 Class A-1    October 13, 2009
                                 -----------------------------
                                 Class A-2     April 13, 2010
                                 -----------------------------
                                 Class A-3     March 13, 2012
                                 -----------------------------
                                 Class A-AB     July 13, 2014
                                 -----------------------------
                                 Class A-4     April 13, 2015
                                 -----------------------------
                                 Class X-2     April 13, 2013
                                 -----------------------------
                                 Class A-J      May 13, 2015
                                 -----------------------------
                                 Class B        May 13, 2015
                                 -----------------------------
                                 Class C        May 13, 2015
                                 -----------------------------
                                 Class D        May 13, 2015
                                 -----------------------------

                                 The Expected Final Distribution Date for each
                                 class of certificates is the date on which such
                                 class is expected to be paid in full, or in the
                                 case of Class X-2, the last interest payment,
                                 assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or prepayments of the mortgage
                                 loans after the initial issuance of the
                                 certificates. Any mortgage loans with
                                 anticipated repayment dates are assumed to
                                 repay in full on those dates.

RATED FINAL DISTRIBUTION
   DATE.......................   As to each class of certificates, the
                                 distribution date in February 2042.

                                 OFFERED CERTIFICATES

GENERAL.......................   We are offering the following ten (10) classes
                                 of our Series 2005-TOP18 Commercial Mortgage
                                 Pass-Through Certificates:

                                 o     Class A-l

                                 o     Class A-2

                                 o     Class A-3

--------------------------------------------------------------------------------

                                      S-9

--------------------------------------------------------------------------------

                                 o     Class A-AB

                                 o     Class A-4

                                 o     Class X-2

                                 o     Class A-J

                                 o     Class B

                                 o     Class C

                                 o     Class D

                                 The entire series will consist of a total of
                                 twenty-five (25) classes, the following fifteen
                                 (15) of which are not being offered by this
                                 prospectus supplement and the accompanying
                                 prospectus: Class X-1, Class E, Class F, Class
                                 G, Class H, Class J, Class K, Class L, Class M,
                                 Class N, Class O, Class P, Class R-I, Class
                                 R-II and Class R-III.

CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount presented in the chart below
                                 and this balance or notional amount below may
                                 vary by up to 5% on the closing date:

                                 ---------------------------------------------
                                 Class A-1    $69,500,000 Certificate Balance
                                 ---------------------------------------------
                                 Class A-2    $121,900,000 Certificate Balance
                                 ---------------------------------------------
                                 Class A-3    $41,600,000 Certificate Balance
                                 ---------------------------------------------
                                 Class A-AB   $105,700,000 Certificate Balance
                                 ---------------------------------------------
                                 Class A-4    $592,238,000 Certificate Balance
                                 ---------------------------------------------
                                 Class X-2    $1,098,997,000 Notional Amount
                                 ---------------------------------------------
                                 Class A-J    $74,307,000 Certificate Balance
                                 ---------------------------------------------
                                 Class B      $29,443,000 Certificate Balance
                                 ---------------------------------------------
                                 Class C      $8,412,000 Certificate Balance
                                 ---------------------------------------------
                                 Class D      $12,618,000 Certificate Balance
                                 ---------------------------------------------

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

                                 The Class X-1 Certificates, which are private
                                 certificates, and the Class X-2 Certificates
                                 will not have certificate balances; each such
                                 class of certificates will instead represent
                                 the right to receive distributions of interest
                                 accrued as described herein on a notional
                                 amount. The notional amount of the Class X-1
                                 Certificates will be equal to the aggregate of
                                 the certificate balances of the classes of
                                 certificates (other than the

--------------------------------------------------------------------------------

                                      S-10

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                                 Class X-1, Class X-2, Class R-I, Class R-II and
                                 Class R-III Certificates) outstanding from time
                                 to time.

                                 The notional amount of the Class X-2
                                 Certificates will equal:

                                 o    during the period from the closing date
                                      through and including the distribution
                                      date occurring in April 2006, the sum of
                                      (a) the lesser of $60,905,000 and the
                                      certificate balance of the Class A-1
                                      Certificates outstanding from time to time
                                      and (b) the aggregate of the certificate
                                      balances of the Class A-2, Class A-3,
                                      Class A-AB, Class A-4, Class A-J, Class B,
                                      Class C, Class D, Class E, Class F, Class
                                      G, Class H, Class J, Class K and Class L
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in April 2006
                                      through and including the distribution
                                      date occurring in April 2007, the sum of
                                      (a) the lesser of $11,640,000 and the
                                      certificate balance of the Class A-1
                                      Certificates outstanding from time to
                                      time, (b) the aggregate of the certificate
                                      balances of the Class A-2, Class A-3,
                                      Class A-AB, Class A-4, Class A-J, Class B,
                                      Class C, Class D, Class E, Class F, Class
                                      G, Class H and Class J Certificates
                                      outstanding from time to time and (c) the
                                      lesser of $859,000 and the certificate
                                      balance of the Class K Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in April 2007
                                      through and including the distribution
                                      date occurring in April 2008, the sum of
                                      (a) the lesser of $83,240,000 and the
                                      certificate balance of the Class A-2
                                      Certificates outstanding from time to
                                      time, (b) the aggregate of the certificate
                                      balances of the Class A-3, Class A-AB,
                                      Class A-4, Class A-J, Class B, Class C,
                                      Class D, Class E and Class F Certificates
                                      outstanding from time to time and (c) the
                                      lesser of $1,293,000 and the certificate
                                      balance of the Class G Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in April 2008
                                      through and including the distribution
                                      date occurring in April 2009, the sum of
                                      (a) the lesser of $33,750,000 and the
                                      certificate balance of the Class A-2
                                      Certificates outstanding from time to
                                      time, (b) the aggregate of the certificate
                                      balances of the Class A-3, Class A-AB,
                                      Class A-4, Class A-J, Class B, Class C and
                                      Class D Certificates outstanding from time
                                      to time and (c) the lesser of $1,841,000
                                      and the certificate balance of the Class E
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in April 2009
                                      through and including the distribution
                                      date occurring in April 2010, the sum of
                                      (a) the lesser of $30,282,000 and the
                                      certificate balance of the Class A-AB
                                      Certificates outstanding from time to
                                      time, (b) the aggregate of the certificate
                                      balances of the Class A-4, Class A-J and
                                      Class B Certificates outstanding from time
                                      to time and (c) the lesser of $4,586,000
                                      and the certificate balance of the Class C
                                      Certificates outstanding from time to
                                      time;

--------------------------------------------------------------------------------

                                      S-11

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                                 o    during the period following the
                                      distribution date occurring in April 2010
                                      through and including the distribution
                                      date occurring in April 2011, the sum of
                                      (a) the lesser of $583,581,000 and the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (b) the aggregate of the certificate
                                      balance of the Class A-J Certificates
                                      outstanding from time to time and (c) the
                                      lesser of $18,550,000 and the certificate
                                      balance of the Class B Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in April 2011
                                      through and including the distribution
                                      date occurring in April 2012, the sum of
                                      (a) the lesser of $521,707,000 and the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (b) the aggregate of the certificate
                                      balance of the Class A-J Certificates
                                      outstanding from time to time and (c) the
                                      lesser of $4,298,000 and the certificate
                                      balance of the Class B Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in April 2012
                                      through and including the distribution
                                      date occurring in April 2013, the sum of
                                      (a) the lesser of $482,514,000 and the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to time
                                      and (b) the lesser of $65,906,000 and the
                                      certificate balance of the Class A-J
                                      Certificates outstanding from time to
                                      time; and

                                 o    following the distribution date occurring
                                      in April 2013, $0.

                                 Accordingly, the notional amount of the Class
                                 X-1 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of, any class of certificates (other than the
                                 Class X-1, Class X-2, Class R-I, Class R-II and
                                 Class R-III Certificates) outstanding from time
                                 to time. The notional amount of the Class X-2
                                 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of any component and any class of Certificates
                                 included in the calculation of the notional
                                 amount for the Class X-2 Certificates on such
                                 distribution date, as described above. Holders
                                 of the Class X-2 Certificates will not be
                                 entitled to distributions of interest at any
                                 time following the distribution date occurring
                                 in April 2013.

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                                      S-12

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PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 following table lists the initial pass-through
                                 rates for each class of offered certificates:

                                 ----------------------------
                                 Class A-1% (Fixed)
                                 ----------------------------
                                 Class A-2% (Fixed)
                                 ----------------------------
                                 Class A-3% (Fixed)
                                 ----------------------------
                                 Class A-AB   % (Fixed)
                                 ----------------------------
                                 Class A-4% (Fixed)
                                 ----------------------------
                                 Class X-2% (Variable IO)
                                 ----------------------------
                                 Class A-J    % (Fixed)
                                 ----------------------------
                                 Class B      % (Fixed)
                                 ----------------------------
                                 Class C      % (WAC)
                                 ----------------------------
                                 Class D      % (WAC)
                                 ----------------------------

                                 Interest on your certificates will be
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months, also
                                 referred to in this prospectus supplement as a
                                 30/360 basis.

                                 The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4, Class A-J, Class B, Class C,
                                 and Class D Certificates, will, at all times,
                                 accrue interest at a per annum rate equal to
                                 (i) a fixed rate, (ii) a fixed rate subject to
                                 a cap equal to the weighted average net
                                 mortgage rate or (iii) a rate equal to the
                                 weighted average net mortgage rate less a
                                 specified percentage, which percentage may be
                                 zero. The pass-through rate shown above for the
                                 Class X-2 Certificates is approximate. The
                                 pass-through rate for the Class X-2
                                 Certificates is variable and, subsequent to the
                                 initial distribution date, will be determined
                                 as described in this prospectus supplement

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate, any excess servicing
                                 fee rate, the primary servicing fee rate, and
                                 the trustee fee rate. The relevant weighting is
                                 based upon the respective principal balances of
                                 the mortgage loans as in effect immediately
                                 prior to the relevant distribution date. For
                                 purposes of calculating the weighted average
                                 net mortgage rate, the mortgage loan interest
                                 rates will not reflect any default interest
                                 rate. The mortgage loan interest rates will
                                 also be determined without regard to any loan
                                 term modifications agreed to by the special
                                 servicer or resulting from any borrower's
                                 bankruptcy or insolvency. In addition, for
                                 purposes of calculating the weighted average
                                 net mortgage rate, if a mortgage loan does not
                                 accrue interest

--------------------------------------------------------------------------------

                                      S-13

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                                 on a 30/360 basis, its interest rate for any
                                 month will, in general, be deemed to be the
                                 rate per annum that, when calculated on a
                                 30/360 basis, will produce the amount of
                                 interest that actually accrues on that mortgage
                                 loan in that month.

                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for the initial distribution
                                 date will equal approximately    % per annum.
                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for each distribution date
                                 subsequent to the initial distribution date and
                                 on or before the distribution date in April
                                 2013 will equal the weighted average of the
                                 respective strip rates (the "Class X-2 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-2 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the certificate balance of a
                                 specified class of Principal Balance
                                 Certificates. If all or a designated portion of
                                 the certificate balance of any class of
                                 Principal Balance Certificates is identified
                                 under "--Certificate Balance" above as being
                                 part of the total notional amount of the Class
                                 X-2 Certificates immediately prior to any
                                 distribution date, then that certificate
                                 balance (or designated portion of it) will
                                 represent one or more separate components of
                                 the total notional amount of the Class X-2
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related
                                 distribution date. For any distribution date
                                 occurring in or before April 2013, on any
                                 particular component of the total notional
                                 amount of the Class X-2 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-2 Strip Rate will
                                 equal the excess, if any, of:

                                 o   the lesser of (a) the rate per annum
                                     corresponding to such distribution date as
                                     set forth on Schedule B attached to this
                                     prospectus supplement and (b) the weighted
                                     average net mortgage rate for such
                                     distribution date, over

                                 o   the pass-through rate for such distribution
                                     date for the class of Principal Balance
                                     Certificates whose certificate balance, or
                                     a designated portion of it, comprises such
                                     component.

                                 Under no circumstances will any Class X-2 Strip
                                 Rate be less than zero.

                                 The pass-through rate applicable to the Class
                                 X-1 Certificates for the initial distribution
                                 date will equal approximately    % per annum.

                                 The pass-through rate applicable to the Class
                                 X-1 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-1 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-1 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the certificate balance of one of
                                 the classes of the Principal Balance
                                 Certificates. In general, the certificate
                                 balance of each class of Principal Balance

--------------------------------------------------------------------------------

                                      S-14

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                                 Certificates will constitute a separate
                                 component of the total notional amount of the
                                 Class X-1 Certificates; provided that, if a
                                 portion, but not all, of the certificate
                                 balance of any particular class of Principal
                                 Balance Certificates is identified under
                                 "--Certificate Balance" above as being part of
                                 the total notional amount of the Class X-2
                                 Certificates immediately prior to any
                                 distribution date, then that identified portion
                                 of such certificate balance will also represent
                                 one or more separate components of the total
                                 notional amount of the Class X-1 Certificates
                                 for purposes of calculating the accrual of
                                 interest for the related distribution date, and
                                 the remaining portion of such certificate
                                 balance will represent one or more other
                                 separate components of the Class X-1
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related
                                 distribution date. For any distribution date
                                 occurring in or before April 2013, on any
                                 particular component of the total notional
                                 amount of the Class X-1 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-1 Strip Rate will
                                 be calculated as follows:

                                 o   if such particular component consists of
                                     the entire certificate balance (or a
                                     designated portion of that certificate
                                     balance) of any class of Principal Balance
                                     Certificates, and if such entire
                                     certificate balance (or that designated
                                     portion) also constitutes a component of
                                     the total notional amount of the Class X-2
                                     Certificates immediately prior to the
                                     related distribution date, then the
                                     applicable Class X-1 Strip Rate will equal
                                     the excess, if any, of (a) the weighted
                                     average net mortgage rate for such
                                     distribution date, over (b) the greater of
                                     (i) the rate per annum corresponding to
                                     such distribution date as set forth on
                                     Schedule B attached to this prospectus
                                     supplement and (ii) the pass-through rate
                                     for such distribution date for such class
                                     of Principal Balance Certificates; and

                                 o   if such particular component consists of
                                     the entire certificate balance (or a
                                     designated portion of that certificate
                                     balance) of any class of Principal Balance
                                     Certificates, and if such entire
                                     certificate balance (or that designated
                                     portion) does not also constitute a
                                     component of the total notional amount of
                                     the Class X-2 Certificates immediately
                                     prior to the related distribution date,
                                     then the applicable Class X-1 Strip Rate
                                     will equal the excess, if any, of (a) the
                                     weighted average net mortgage rate for such
                                     distribution date, over (b) the
                                     pass-through rate for such distribution
                                     date for such class of Principal Balance
                                     Certificates.

                                 For any distribution date occurring after April
                                 2013, the certificate balance of each class of
                                 Principal Balance Certificates will constitute
                                 a separate component of the total notional
                                 amount of the Class X-1 Certificates, and the
                                 applicable Class X-1 Strip Rate with respect to
                                 each such component for each such distribution
                                 date will equal the excess, if any, of (a) the
                                 weighted average net mortgage rate for such
                                 distribution date, over (b) the pass-through
                                 rate for such distribution date for such class
                                 of Principal Balance Certificates. Under no
                                 circumstances will any Class X-1 Strip Rate be
                                 less than zero.

--------------------------------------------------------------------------------

                                      S-15

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                                 The Class E, Class F, Class G and Class H
                                 Certificates will, at all times, accrue
                                 interest at a per annum rate equal to (i) a
                                 fixed rate, (ii) a fixed rate subject to a cap
                                 equal to the weighted average net mortgage rate
                                 or (iii) a rate equal to the weighted average
                                 net mortgage rate less a specified percentage,
                                 which percentage may be zero. The pass-through
                                 rate applicable to the Class J, Class K, Class
                                 L, Class M, Class N, Class O and Class P
                                 Certificates will, at all times, be a per annum
                                 rate equal to the lesser of    % and the
                                 weighted average net mortgage rate.

DISTRIBUTIONS

   A. AMOUNT AND ORDER OF
         DISTRIBUTIONS........   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 excess interest, excess liquidation proceeds
                                 and specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation, will be distributed in the
                                 following amounts and priority:

                                      Step l/Class A Senior and Class X: To
                                 interest on Classes A-1, A-2, A-3, A-AB, A-4,
                                 X-1 and X-2, pro rata, in accordance with their
                                 interest entitlements.

                                      Step 2/Class A Senior: To the extent of
                                 amounts then required to be distributed as
                                 principal, (i) first, to the Class A-AB
                                 Certificates until such Certificates are
                                 reduced to their Planned Principal Balance,
                                 (ii) second, to the Class A-1 Certificates,
                                 until the Class A-1 Certificates are reduced to
                                 zero, (iii) third, to the Class A-2
                                 Certificates, until the Class A-2 Certificates
                                 are reduced to zero, (iv) fourth, to the Class
                                 A-3 Certificates, until the Class A-3
                                 Certificates are reduced to zero, (v) fifth, to
                                 the Class A-AB Certificates, until the Class
                                 A-AB Certificates are reduced to zero and (vi)
                                 sixth, to the Class A-4 Certificates, until the
                                 Class A-4 Certificates are reduced to zero. If
                                 the principal amount of each class of
                                 certificates other than Classes A-1, A-2, A-3,
                                 A-AB and A-4 has been reduced to zero as a
                                 result of losses on the mortgage loans or an
                                 appraisal reduction, principal will be
                                 distributed to Classes A-1, A-2, A-3, A-AB and
                                 A-4, pro rata.

                                      Step 3/Class A Senior and Class X: To
                                 reimburse Classes A-1, A-2, A-3, A-AB and A-4
                                 and, in respect of interest only, Classes X-1
                                 and X-2, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by those classes,
                                 together with interest at the applicable
                                 pass-through rate.

                                      Step 4/Class A-J: To Class A-J as follows:
                                 (a) to interest on Class A-J in the amount of
                                 its interest entitlement; (b) to the extent of
                                 amounts required to be distributed as
                                 principal, to principal on Class A-J in the
                                 amount of its principal entitlement until its
                                 principal balance is reduced to zero; and (c)
                                 to reimburse Class A-J for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by that class, together
                                 with interest at the applicable pass-through
                                 rate.

                                      Step 5/Class B: To Class B in a manner
                                 analogous to the Class A-J allocations of Step
                                 4.

                                      Step 6/Class C: To Class C in a manner
                                 analogous to the Class A-J allocations of Step
                                 4.

                                      Step 7/Class D: To Class D in a manner
                                 analogous to the Class A-J allocations of Step
                                 4.

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                                      S-16

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                                      Step 8/Subordinate Private Certificates:
                                 To these certificates in the amounts and order
                                 of priority described in this prospectus
                                 supplement.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates-Distributions" in this prospectus
                                 supplement.

   B. INTEREST AND PRINCIPAL
         ENTITLEMENTS ........   A description of the interest entitlement
                                 payable to each Class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than one
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of the master servicer, the
                                 special servicer, the trustee and the fiscal
                                 agent to reimbursement for payment of
                                 nonrecoverable advances will be prior to your
                                 right to receive distributions of principal or
                                 interest.

                                 With respect to the two (2) mortgage loans that
                                 are being originated in April 2005 and have
                                 their first due dates in June 2005, the
                                 depositor has agreed to deposit $518,333.34
                                 into the Certificate Account on the closing
                                 date, which amount represents one month's
                                 interest on the initial principal balance of
                                 such mortgage loans, and which amount will be
                                 distributable to certificateholders on the
                                 first distribution date in May 2005.

                                 The Class X Certificates will not be entitled
                                 to principal distributions. The amount of
                                 principal required to be distributed on the
                                 classes entitled to principal on a particular
                                 distribution date will, in general, be equal
                                 to:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the Pooling and Servicing
                                      Agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, such as
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period,

                                 subject, however, to the adjustments described
                                 herein. See the definition of "Principal
                                 Distribution Amount" in the "Glossary of
                                 Terms."

   C. PREPAYMENT PREMIUMS/
      YIELD MAINTENANCE
      CHARGES.................   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X Certificates, on the one hand,
                                 and the classes of

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                                      S-17

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                                 certificates entitled to principal, on the
                                 other hand, is described in "Description of the
                                 Offered Certificates--Distributions" in this
                                 prospectus supplement.

SUBORDINATION

   A. GENERAL.................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any loan having an
                                 anticipated repayment date) on any distribution
                                 date is depicted in descending order. The
                                 manner in which mortgage loan losses (including
                                 interest losses other than losses with respect
                                 to certain excess interest in connection with
                                 any loan having an anticipated repayment date)
                                 are allocated is depicted in ascending order.

                                 ---------------------------------
                                       Class A-l, Class A-2,
                                 Class A-3, Class A-AB, Class A-4,
                                     Class X-1* and Class X-2*
                                 ---------------------------------
                                             Class A-J
                                 ---------------------------------
                                              Class B
                                 ---------------------------------
                                              Class C
                                 ---------------------------------
                                              Class D
                                 ---------------------------------
                                            Classes E-P
                                 ---------------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 *Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X-1 or
                                 Class X-2 Certificates. However, any loan
                                 losses will reduce the notional amount of the
                                 Class X-1 Certificates and loan losses
                                 allocated to any component and any class of
                                 Certificates included in the calculation of the
                                 notional amount for the Class X-2 Certificates
                                 will reduce the notional amount of the Class
                                 X-2 Certificates.

                                 The Class A-AB Certificates have priority with
                                 respect to receiving distributions of principal
                                 in respect of reducing such Certificates to
                                 their Planned Principal Balance, as described
                                 in this prospectus supplement.

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                                      S-18

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   B. SHORTFALLS IN AVAILABLE
         FUNDS................   Shortfalls in available funds will reduce
                                 amounts available for distribution and will be
                                 allocated in the same manner as mortgage loan
                                 losses. Among the causes of these shortfalls
                                 are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer, the
                                      trustee or the fiscal agent, to the extent
                                      not covered by default interest and late
                                      payment charges paid by the borrower; and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or from other
                                      unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset such shortfalls) will be allocated to
                                 each class of certificates, pro rata, in
                                 accordance with their respective interest
                                 entitlements as described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

   A. GENERAL.................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in April 2005
                                 have been deemed received on April 1, 2005.

   B. PRINCIPAL BALANCES......   The trust's primary assets will be 156 mortgage
                                 loans with an aggregate principal balance as of
                                 the cut-off date of approximately
                                 $1,121,613,138. It is possible that the
                                 aggregate mortgage loan balance will vary by up
                                 to 5% on the closing date. As of the cut-off
                                 date, the principal balance of the mortgage
                                 loans in the mortgage pool ranged from
                                 approximately $623,000 to approximately
                                 $85,000,000 and the mortgage loans had an
                                 approximate average balance of $7,189,828.

   C. FEE SIMPLE/LEASEHOLD....   One hundred seventy-nine (179) mortgaged
                                 properties, securing mortgage loans
                                 representing 93.2% of the initial outstanding
                                 pool balance, are subject to a first mortgage
                                 lien on a fee simple estate in such mortgaged
                                 properties.

                                 Two (2) mortgaged properties, securing mortgage
                                 loans representing 6.6% of the initial
                                 outstanding pool balance, are subject to a
                                 leasehold interest in the mortgaged properties.

                                 One (1) mortgaged property, securing a mortgage
                                 loan representing 0.2% of the initial
                                 outstanding pool balance, is subject to a first
                                 mortgage lien on a fee interest in a portion of
                                 such mortgaged property and a leasehold
                                 interest in the remaining portion of such
                                 mortgaged property.

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                                      S-19

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   D. PROPERTY TYPES..........   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                 ------------------------------------------------------
                                                                             Number of
                                                   Percentage of Initial     Mortgaged
                                 Property Type   Outstanding Pool Balance   Properties
                                 ------------------------------------------------------

                                 Retail                    42.8%               103
                                 ------------------------------------------------------
                                 Multifamily               21.7%                19
                                 ------------------------------------------------------
                                 Office                    19.7%                25
                                 ------------------------------------------------------
                                 Industrial                 7.8%                17
                                 ------------------------------------------------------
                                 Hospitality                4.8%                 4
                                 ------------------------------------------------------
                                 Self Storage               1.3%                 7
                                 ------------------------------------------------------
                                 Mixed Use                  1.3%                 4
                                 ------------------------------------------------------
                                 Other                      0.4%                 2
                                 ------------------------------------------------------
                                 Manufactured
                                 Housing
                                 Community                  0.2%                 1
                                 ------------------------------------------------------

   E. PROPERTY LOCATION.......   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the
                                 geographic areas with the highest
                                 concentrations of mortgaged properties, are as
                                 described in the table below:

                                 ---------------------------------------------------------
                                                                                Number of
                                                      Percentage of Initial     Mortgaged
                                 Geographic Areas   Outstanding Pool Balance   Properties
                                 ---------------------------------------------------------

                                 New York                     23.7%                 14
                                 ---------------------------------------------------------
                                 California                   13.7%                 29
                                 ---------------------------------------------------------
                                    Southern                   9.7%                 19
                                 ---------------------------------------------------------
                                    Northern                   4.0%                 10
                                 ---------------------------------------------------------
                                 Maryland                      7.4%                  4
                                 ---------------------------------------------------------
                                 Hawaii                        5.6%                  1
                                 ---------------------------------------------------------
                                 Colorado                      5.1%                  4
                                 ---------------------------------------------------------

                                 The remaining mortgaged properties are located
                                 throughout 25 states. None of these property
                                 locations has a concentration of mortgaged
                                 properties that represents security for more
                                 than 5.0% of the aggregate principal balance of
                                 the mortgage loans, as of the cut-off date.

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                                      S-20

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   F. OTHER MORTGAGE
         LOAN FEATURES........   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    No scheduled payment of principal and
                                      interest on any mortgage loan was thirty
                                      days or more past due, and no mortgage
                                      loan had been thirty days or more
                                      delinquent in the past year.

                                 o    Ten (10) groups of mortgage loans were
                                      made to the same borrower or to borrowers
                                      that are affiliated with one another
                                      through partial or complete direct or
                                      indirect common ownership. The three (3)
                                      largest groups represent 10.3%, 9.3% and
                                      1.7%, respectively, of the initial
                                      outstanding pool balance. See Appendix II
                                      attached to this prospectus supplement.

                                 o    Sixty-nine (69) mortgaged properties,
                                      securing mortgage loans representing 13.9%
                                      of the initial outstanding pool balance,
                                      are each 100% leased to a single tenant.

                                 o    All of the mortgage loans bear interest at
                                      fixed rates.

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans.

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any loan
                                      having an anticipated repayment date after
                                      the applicable anticipated repayment date
                                      for such loan).

   G. BALLOON LOANS/ARD
         LOANS................   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    One hundred forty-five (145) mortgage
                                      loans, representing 96.9% of the initial
                                      outstanding pool balance, are "balloon
                                      loans." Twelve (12) of these mortgage
                                      loans, representing 9.3% of the initial
                                      outstanding pool balance, are ARD Loans.
                                      For purposes of this prospectus
                                      supplement, we consider a mortgage loan to
                                      be a "balloon loan" if its principal
                                      balance is not scheduled to be fully or
                                      substantially amortized by the loan's
                                      stated maturity date or anticipated
                                      repayment date, as applicable.

                                 o    The remaining eleven (11) mortgage loans,
                                      representing 3.1% of the initial
                                      outstanding pool balance, are fully
                                      amortizing and are expected to have less
                                      than 5% of the original principal balance
                                      outstanding as of their related stated
                                      maturity dates.

   H. INTEREST ONLY LOANS.....   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Fifteen (15) mortgage loans, representing
                                      12.8% of the initial outstanding pool
                                      balance, provide for monthly payments of
                                      interest only for a portion of their
                                      respective terms and then provide for the
                                      monthly payment of principal and interest
                                      over their respective remaining terms.

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                                      S-21

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                                 o    Two (2) mortgage loans, representing 1.6%
                                      of the initial outstanding pool balance,
                                      provide for the monthly payment of
                                      principal and interest for a portion of
                                      their respective terms and then provide
                                      for monthly payments of interest only over
                                      their respective remaining terms.

                                 o    Twenty-five (25) mortgage loans,
                                      representing 41.8% of the initial
                                      outstanding pool balance, provide for
                                      monthly payments of interest only for
                                      their entire respective terms.

   I. PREPAYMENT/DEFEASANCE
         PROVISIONS...........   As of the cut-off date, all of the mortgage
                                 loans restricted voluntary principal
                                 prepayments as follows:

                                 o    One hundred sixteen (116) mortgage loans,
                                      representing 70.9% of the initial
                                      outstanding pool balance, prohibit
                                      voluntary principal prepayments for a
                                      period ending on a date determined by the
                                      related mortgage note (which may be the
                                      maturity date), which period is referred
                                      to in this prospectus supplement as a
                                      lock-out period, but permit the related
                                      borrower, after an initial period of at
                                      least two years following the date of
                                      issuance of the certificates, to defease
                                      the loan by pledging direct, non-callable
                                      United States Treasury obligations and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    Nineteen (19) mortgage loans, representing
                                      18.8% of the initial outstanding pool
                                      balance, prohibit voluntary principal
                                      prepayments during a lock-out period, and
                                      following the lock-out period provide for
                                      a prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1% of the amount prepaid.

                                 o    Nineteen (19) mortgage loans, representing
                                      8.8% of the initial outstanding pool
                                      balance, prohibit voluntary principal
                                      prepayments during a lock-out period, and
                                      following the lock-out period provide for
                                      a prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1% of the amount prepaid, and also permit
                                      the related borrower, after an initial
                                      period of at least two years following the
                                      date of the issuance of the certificates,
                                      to defease the loan by pledging direct,
                                      non-callable United States Treasury
                                      obligations and obtaining the release of
                                      the mortgaged property from the lien of
                                      the mortgage.

                                 o    One (1) mortgage loan, representing 0.8%
                                      of the initial outstanding pool balance,
                                      has no lock-out period and permits
                                      voluntary principal prepayments at any
                                      time if accompanied by a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid.

                                 o    One (1) mortgage loan, representing 0.7%
                                      of the initial outstanding pool balance,
                                      prohibits voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provides for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      3% of the amount prepaid.

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                                      S-22

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                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o   Four (4) mortgage loans, representing 2.6%
                                     of the initial outstanding pool balance,
                                     are secured by multiple mortgaged
                                     properties and permit the substitution of
                                     certain of the mortgaged properties with
                                     other mortgaged properties satisfying
                                     various criteria, including loan-to-value,
                                     debt service coverage, property condition
                                     and market-based criteria.

                                 o   One (1) mortgage loan, representing 1.7% of
                                     the initial outstanding pool balance,
                                     permits the release of a mortgaged property
                                     from the lien of a mortgage if there is a
                                     defeasance of a portion of the mortgage
                                     loan in connection with such release.

                                 o   One (1) mortgage loan, representing 1.5% of
                                     the initial outstanding pool balance, is
                                     secured by multiple mortgaged properties
                                     and permits the release of any of the
                                     mortgaged properties from the lien of the
                                     mortgage upon defeasance of an amount equal
                                     to 110% of the allocated amount of the
                                     mortgaged property being released.

                                 o   One (1) mortgage loan, representing 1.1% of
                                     the initial outstanding pool balance
                                     permits the partial release of a portion of
                                     the mortgaged property, which is comprised
                                     of multiple parcels, upon (i) the payment
                                     of an amount equal to the greater of (x)
                                     120% of the then appraised value of the
                                     released parcel or (y) an amount such that
                                     the remaining outstanding principal balance
                                     of such mortgage loan does not exceed 67%
                                     of the value of the unreleased portion of
                                     the mortgaged property, (ii) the remaining
                                     mortgaged property achieving a debt service
                                     coverage constant ratio greater than or
                                     equal to 1.05x, calculated using a constant
                                     of 9.0% and (iii) the payment of a yield
                                     maintenance charge, calculated on the basis
                                     of the greater of a yield maintenance
                                     formula or 1% of the amount prepaid.

                                 o   One (1) mortgage loan, representing 0.4% of
                                     the initial outstanding pool balance,
                                     permits the borrower to prepay up to 33.33%
                                     of the initial outstanding principal amount
                                     of the mortgage loan if accompanied by a
                                     yield maintenance charge calculated on the
                                     basis of the greater of a yield maintenance
                                     formula or 1% of the amount prepaid.

                                 o   Notwithstanding the above, the mortgage
                                     loans generally provide that the related
                                     borrower may prepay the mortgage loan
                                     without prepayment premium or defeasance
                                     requirements commencing one (1) to
                                     twenty-five (25) payment dates prior to and
                                     including the maturity date or the
                                     anticipated repayment date.

                                 See Appendix II attached to this prospectus
                                 supplement for specific yield maintenance
                                 provisions with respect to the prepayment and
                                 defeasance provisions set forth above.

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                                      S-23

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   J. MORTGAGE LOAN RANGES
         AND WEIGHTED
         AVERAGES.............   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

      I. MORTGAGE INTEREST
         RATES                   Mortgage interest rates ranging from 4.719% per
                                 annum to 6.750% per annum, and a weighted
                                 average mortgage interest rate of 5.346% per
                                 annum;

      II. REMAINING TERMS        Remaining terms to scheduled maturity ranging
                                 from 53 months to 249 months, and a weighted
                                 average remaining term to scheduled maturity of
                                 114 months;

      III. REMAINING
           AMORTIZATION TERMS    Remaining amortization terms (excluding loans
                                 which provide for interest only payments for
                                 the entire loan term) ranging from 117 months
                                 to 360 months, and a weighted average remaining
                                 amortization term of 320 months;

      IV. LOAN-TO-VALUE
          RATIOS                 Loan-to-value ratios ranging from 12.7% to
                                 79.9% and a weighted average loan-to-value
                                 ratio, calculated as described in this
                                 prospectus supplement, of 59.3%.

                                 With respect to one (1) mortgage loan (Mortgage
                                 Loan No. 15), representing 1.3% of the initial
                                 outstanding pool balance, such mortgage loan is
                                 secured by a residential cooperative property
                                 that has a cut-off date loan-to-value ratio of
                                 12.7%. Excluding this mortgage loan, the pool
                                 of mortgage loans has a weighted average
                                 cut-off date loan-to-value ratio of 60.0%.

      V. DEBT SERVICE
         COVERAGE RATIOS         Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, ranging from 1.04x to
                                 9.18x and a weighted average debt service
                                 coverage ratio, calculated as described in this
                                 prospectus supplement, of 1.98x.

                                 With respect to one (1) mortgage loan (Mortgage
                                 Loan No. 15), representing 1.3% of the initial
                                 outstanding pool balance, such mortgage loan is
                                 secured by a residential cooperative property
                                 that has a debt service coverage ratio of
                                 9.18x. Excluding this mortgage loan, the pool
                                 of mortgage loans has a weighted average debt
                                 service coverage ratio of 1.88x.

   K. NON-SERVICED MORTGAGE
      LOAN....................   The Waikele Center Pari Passu Loan, which, as
                                 of the cut-off date, had an unpaid principal
                                 balance of $63,315,000 and represents 5.6% of
                                 the initial outstanding pool balance, is
                                 secured by the related mortgaged property on a
                                 pari passu basis with, and pursuant to the same
                                 mortgage as, other notes, which are not
                                 included in the trust (collectively, the
                                 "Waikele Center Companion Loan") and which have
                                 an aggregate principal balance, as of the
                                 cut-off date of $77,385,000. The Waikele Center
                                 Companion Loan has the same interest rate,
                                 maturity date and amortization terms as the
                                 Waikele Center Pari Passu Loan.

                                 The Waikele Center Loan Group is currently
                                 being serviced and administered pursuant to the
                                 MSCI 2005-TOP17 Pooling and Servicing
                                 Agreement. The MSCI 2005-TOP17 Pooling and
                                 Servicing Agreement provides for servicing
                                 arrangements that are similar, but not
                                 identical,

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                                      S-24

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                                 to those under the Pooling and Servicing
                                 Agreement. See "Servicing of the Mortgage
                                 Loans--Servicing of the Waikele Center Loan
                                 Group, the Fox Hill Run A/B Mortgage Loan and
                                 the Chenal Commons Mortgage Loan--The Waikele
                                 Center Loan Group" in this prospectus
                                 supplement.

                                 The terms of the MSCI 2005-TOP17 Pooling and
                                 Servicing Agreement provide that:

                                 o   LaSalle Bank National Association, which is
                                     the trustee under the MSCI 2005-TOP17
                                     Pooling and Servicing Agreement, will, in
                                     that capacity, be the mortgagee of record
                                     with respect to the mortgaged property
                                     securing the Waikele Center Pari Passu
                                     Loan;

                                 o   Wells Fargo Bank, National Association,
                                     which is the master servicer under the MSCI
                                     2005-TOP17 Pooling and Servicing Agreement,
                                     will, in that capacity, be the master
                                     servicer for the Waikele Center Pari Passu
                                     Loan, subject to replacement pursuant to
                                     the terms of the MSCI 2005-TOP17 Pooling
                                     and Servicing Agreement; and

                                 o   ARCap Servicing, Inc., which is the special
                                     servicer under the MSCI 2005-TOP17 Pooling
                                     and Servicing Agreement, will, in that
                                     capacity, be the special servicer for the
                                     Waikele Center Pari Passu Loan, subject to
                                     replacement pursuant to the terms of the
                                     MSCI 2005-TOP17 Pooling and Servicing
                                     Agreement.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the Waikele Center Loan Group, the Fox Hill
                                 Run A/B Mortgage Loan and the Chenal Commons
                                 Mortgage Loan--The Waikele Center Loan Group"
                                 in this prospectus supplement.

                                 References in this prospectus supplement,
                                 however, to the trustee, master servicer and
                                 special servicer will mean the trustee, master
                                 servicer and special servicer, respectively,
                                 under the Pooling and Servicing Agreement
                                 unless the context clearly indicates otherwise.

ADVANCES

   A. PRINCIPAL AND INTEREST
         ADVANCES.............   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer is required to advance
                                 delinquent monthly mortgage loan payments for
                                 the mortgage loans that are part of the trust.
                                 The master servicer will not be required to
                                 advance any additional interest accrued as a
                                 result of the imposition of any default rate or
                                 any rate increase after an anticipated
                                 repayment date. The master servicer also is not
                                 required to advance prepayment or yield
                                 maintenance premiums, excess interest or
                                 balloon payments. With respect to any balloon
                                 payment, the master servicer will instead be
                                 required to advance an amount equal to the
                                 scheduled payment that would have been due if
                                 the related balloon payment had not become due.
                                 If a P&I Advance is made, the master servicer
                                 will defer rather than advance its master
                                 servicing fee, the excess servicing fee and the
                                 primary servicing fee, but will advance the
                                 trustee fee.

                                 For an REO Property, the advance will equal the
                                 scheduled payment that would have been due if
                                 the predecessor mortgage loan had remained
                                 outstanding and continued to amortize in
                                 accordance with its

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                                      S-25

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                                 amortization schedule in effect immediately
                                 before the REO Property was acquired.

   B. SERVICING ADVANCES......   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer, the special servicer, the
                                 trustee and the fiscal agent may also make
                                 servicing advances to pay delinquent real
                                 estate taxes, insurance premiums and similar
                                 expenses necessary to maintain and protect the
                                 mortgaged property, to maintain the lien on the
                                 mortgaged property or to enforce the mortgage
                                 loan documents, and subject to a substantially
                                 similar recoverability determination set forth
                                 in the related Non-Serviced Mortgage Loan
                                 Pooling and Servicing Agreement, each of such
                                 parties under that agreement will be required
                                 to make servicing advances of such type with
                                 respect to any Non-Serviced Mortgage Loans.

   C. INTEREST ON ADVANCES....   All advances made by the master servicer, the
                                 special servicer, the trustee or the fiscal
                                 agent will accrue interest at a rate equal to
                                 the "prime rate" as reported in The Wall Street
                                 Journal.

   D. BACK-UP ADVANCES........   Pursuant to the requirements of the Pooling and
                                 Servicing Agreement, if the master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, and if
                                 the trustee fails to make a required advance,
                                 the fiscal agent will be required to make the
                                 advance, each subject to the same limitations,
                                 and with the same rights of the master
                                 servicer.

   E. RECOVERABILITY..........   None of the master servicer, the special
                                 servicer, the trustee or the fiscal agent will
                                 be obligated to make any advance if it or the
                                 special servicer (or another master servicer,
                                 special servicer, trustee or fiscal agent with
                                 respect to a Non-Serviced Companion Mortgage
                                 Loan) reasonably determines that such advance
                                 would not be recoverable in accordance with the
                                 servicing standard and the trustee and the
                                 fiscal agent may rely on any such determination
                                 made by the master servicer or the special
                                 servicer.

   F. ADVANCES DURING AN
         APPRAISAL REDUCTION
         EVENT................   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of the mortgage loan plus all other amounts due
                                 under the mortgage loan and interest on
                                 advances made with respect to the mortgage loan
                                 exceeds 90% of the value of the mortgaged
                                 property determined by an appraisal or other
                                 valuation, an appraisal reduction may be
                                 created in the amount of the excess as
                                 described in this prospectus supplement. If
                                 there exists an appraisal reduction for any
                                 mortgage loan, the amount of interest required
                                 to be advanced on that mortgage loan will be
                                 proportionately reduced to the extent of the
                                 appraisal reduction. This will reduce the funds
                                 available to pay interest on the most
                                 subordinate class or classes of certificates
                                 then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

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                                      S-26

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                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Moody's Investors Service, Inc.

                                 -----------------------------------------------
                                                                      Ratings
                                              Class                Fitch/Moody's
                                 -----------------------------------------------
                                 Classes A-1, A-2, A-3, A-AB
                                 and A-4                              AAA/Aaa
                                 -----------------------------------------------
                                 Class X-2                            AAA/Aaa
                                 -----------------------------------------------
                                 Class A-J                            AAA/Aaa
                                 -----------------------------------------------
                                 Class B                               AA/Aa2
                                 -----------------------------------------------
                                 Class C                              AA-/Aa3
                                 -----------------------------------------------
                                 Class D                                A/A2
                                 -----------------------------------------------

                                 A rating agency may lower or withdraw a
                                 security rating at any time.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1% of the initial outstanding
                                 pool balance, the holders of a majority of the
                                 controlling class, the master servicer, the
                                 special servicer and any holder of a majority
                                 interest in the Class R-I Certificates, in that
                                 order of priority, will have the option to
                                 purchase all of the remaining mortgage loans,
                                 and all property acquired through exercise of
                                 remedies in respect of any mortgage loan, at
                                 the price specified in this prospectus
                                 supplement. Exercise of this option would
                                 terminate the trust and retire the then
                                 outstanding certificates at par plus accrued
                                 interest.

DENOMINATIONS.................   The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4 and Class A-J Certificates will
                                 be offered in minimum denominations of $25,000.
                                 The Class X-2 Certificates will be issued in
                                 denominations of $1,000,000 and the remaining
                                 offered certificates will be offered in minimum
                                 denominations of $100,000. Investments in
                                 excess of the minimum denominations may be made
                                 in multiples of $1.

REGISTRATION, CLEARANCE AND
   SETTLEMENT.................   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream Bank
                                 or Euroclear Bank, as operator of the

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                                      S-27

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                                 Euroclear system, or through participants in
                                 The Depository Trust Company, Clearstream Bank
                                 or Euroclear Bank.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Bank or Euroclear Bank in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Bank or Euroclear Bank will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Bank or Euroclear Bank will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Bank or Euroclear Bank.

                                 We may not terminate the book-entry system
                                 through The Depository Trust Company with
                                 respect to all or any portion of any class of
                                 the certificates offered to you without
                                 obtaining the required certificateholders'
                                 consent to initiate termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Bank or Euroclear Bank on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates will evidence "regular interests"
                                 in REMIC III. The portion of the trust
                                 consisting of the right to excess interest
                                 (interest on each mortgage loan with an
                                 anticipated repayment date accruing after such
                                 date at a rate in excess of the rate that
                                 applied prior to such date) and the related
                                 sub-accounts will be treated as a grantor trust
                                 for federal income tax purposes.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    We anticipate that the Class X-2
                                      Certificates will be treated as issued
                                      with original issue discount. We also
                                      anticipate that the offered certificates
                                      (other than the Class X-2 Certificates)
                                      will not be issued with original issue
                                      discount for federal income tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

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                                      S-28

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CONSIDERATIONS RELATED TO
   TITLE I OF THE EMPLOYEE
   RETIREMENT INCOME
   SECURITY ACT OF 1974.......   Subject to the satisfaction of important
                                 conditions described under "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 For purposes of any applicable legal investment
                                 restrictions, regulatory capital requirements
                                 or other similar purposes, neither the
                                 prospectus nor this prospectus supplement makes
                                 any representation to you regarding the proper
                                 characterization of the certificates offered by
                                 this prospectus supplement. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own
                                 advisors regarding these matters. See "Legal
                                 Investment" herein and in the accompanying
                                 prospectus.

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                                      S-29

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                                      S-30

                                  RISK FACTORS

          You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

          The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                            Payments under the mortgage loans are not
                                 insured or guaranteed by any governmental
                                 entity or mortgage insurer. Accordingly, the
                                 sources for repayment of your certificates are
                                 limited to amounts due with respect to the
                                 mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related loan documents, we
                                 have not necessarily undertaken an evaluation
                                 of the financial condition of any of these
                                 persons. If a default occurs, the lender's
                                 remedies generally are limited to foreclosing
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Such remedies may be insufficient to
                                 provide a full return on your investment.
                                 Payment of amounts due under a mortgage loan
                                 prior to its maturity or anticipated repayment
                                 date is dependent primarily on the sufficiency
                                 of the net operating income of the related
                                 mortgaged property. Payment of those mortgage
                                 loans that are balloon loans at maturity or on
                                 its anticipated repayment date is primarily
                                 dependent upon the borrower's ability to sell
                                 or refinance the property for an amount
                                 sufficient to repay the loan.

                                 In limited circumstances, a mortgage loan
                                 seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to the
                                 Depositor if the applicable seller's
                                 representations and warranties concerning that
                                 mortgage loan are materially breached or if
                                 there are material defects in the documentation
                                 for that mortgage loan. However, there can be
                                 no assurance that any of these entities will be
                                 in a financial position to effect a repurchase
                                 or substitution. The representations and
                                 warranties address the characteristics of the
                                 mortgage loans and mortgaged properties as of
                                 the date of issuance of the certificates. They
                                 do not relieve you or the trust of the risk of
                                 defaults and losses on the mortgage loans.

                                      S-31

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than
                                 one-to-four family residential lending because,
                                 among other things, it typically involves
                                 larger loans.

                                 One hundred fifty-three (153) mortgage loans,
                                 representing 98.8% of the initial outstanding
                                 pool balance, were originated within twelve
                                 (12) months prior to the cut-off date.
                                 Consequently, these mortgage loans do not have
                                 a long-standing payment history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected by any one or more of the
                                 following factors:

                                 o   the age, design and construction quality of
                                     the property;

                                 o   the lack of any operating history in the
                                     case of a newly built or renovated
                                     mortgaged property;

                                 o   perceptions regarding the safety,
                                     convenience and attractiveness of the
                                     property;

                                 o   the proximity and attractiveness of
                                     competing properties;

                                 o   the inadequacy of the property's management
                                     and maintenance;

                                 o   increases in operating expenses (including
                                     common area maintenance charges) at the
                                     property and in relation to competing
                                     properties;

                                 o   an increase in the capital expenditures
                                     needed to maintain the property or make
                                     improvements;

                                 o   the dependence upon a single tenant, or a
                                     concentration of tenants in a particular
                                     business or industry;

                                 o   a decline in the financial condition of a
                                     major tenant;

                                 o   an increase in vacancy rates; and

                                 o   a decline in rental rates as leases are
                                     renewed or entered into with new tenants.

                                      S-32

                                 Other factors are more general in nature, such
                                 as:

                                 o   national, regional or local economic
                                     conditions (including plant closings,
                                     military base closings, industry slowdowns
                                     and unemployment rates);

                                 o   local real estate conditions (such as an
                                     oversupply of competing properties, rental
                                     space or multifamily housing);

                                 o   demographic factors;

                                 o   decreases in consumer confidence (caused by
                                     events such as threatened or continuing
                                     military action, recent disclosures of
                                     wrongdoing or financial misstatements by
                                     major corporations and financial
                                     institutions and other factors);

                                 o   changes in consumer tastes and preferences;
                                     and

                                 o   retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o   the length of tenant leases;

                                 o   the creditworthiness of tenants;

                                 o   the level of tenant defaults;

                                 o   the ability to convert an unsuccessful
                                     property to an alternative use;

                                 o   new construction in the same market as the
                                     mortgaged property;

                                 o   rent control laws;

                                 o   the number and diversity of tenants;

                                 o   the rate at which new rentals occur;

                                 o   the property's operating leverage (which is
                                     the percentage of total property expenses
                                     in relation to revenue), the ratio of fixed
                                     operating expenses to those that vary with
                                     revenues, and the level of capital
                                     expenditures required to maintain the
                                     property and to retain or replace tenants;
                                     and

                                 o   in the case of residential cooperative
                                     properties, the payments received by the
                                     cooperative corporation from its
                                     tenants/shareholders, including any special
                                     assessments against the property.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by such properties.

                                      S-33

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. If this type of
                                 mortgaged property were liquidated and a lower
                                 liquidation value were obtained, less funds
                                 would be available for distributions on your
                                 certificates.

                                 For instance, the mortgaged property securing
                                 Mortgage Loan No. 3, representing 6.4% of the
                                 initial outstanding pool balance, contains a
                                 megaplex movie theater, the mortgaged property
                                 securing Mortgage Loan No. 140, representing
                                 0.2 % of the initial outstanding pool balance,
                                 is a parking garage facility and the mortgaged
                                 property securing Mortgage Loan No. 158,
                                 representing 0.2% of the initial outstanding
                                 pool balance, is a day care facility.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                 Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent interruptions by a tenant

                                      S-34

                                 may cause the borrower to default on its
                                 obligations to the lender. Sixty-nine (69) of
                                 the mortgaged properties, securing mortgage
                                 loans representing 13.9% of the initial
                                 outstanding pool balance, are 100% leased to
                                 single tenants, and in some cases the tenant is
                                 related to the borrower. Mortgaged properties
                                 leased to a single tenant or a small number of
                                 tenants also are more susceptible to
                                 interruptions of cash flow if a tenant fails to
                                 renew its lease or defaults under its lease.
                                 This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 Another factor that you should consider is that
                                 retail, industrial and office properties also
                                 may be adversely affected if there is a
                                 concentration of tenants or of tenants in the
                                 same or similar business or industry.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

RE-LEASING RISKS                 Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations.

                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash flow
                                 from the related mortgaged properties.
                                 Forty-three (43) of the mortgaged properties,
                                 securing mortgage loans representing 23.9% of
                                 the initial outstanding pool balance (excluding
                                 multifamily, manufactured housing community,
                                 self storage properties, hospitality and
                                 certain other property types), as of the
                                 cut-off date, have reserves for tenant
                                 improvements and leasing commissions which may
                                 serve to defray such costs. There can be no
                                 assurances, however, that the funds (if

                                      S-35

                                 any) held in such reserves for tenant
                                 improvements and leasing commissions will be
                                 sufficient to cover any of the costs and
                                 expenses associated with tenant improvements or
                                 leasing commission obligations. In addition, if
                                 a tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing rights and protecting
                                 its investment, including costs incurred in
                                 renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 Ten (10) groups of mortgage loans are made to
                                 the same borrower or borrowers related through
                                 common ownership and where, in general, the
                                 related mortgaged properties are commonly
                                 managed. The related borrower concentrations of
                                 the three (3) largest groups represent 10.3%,
                                 9.3 % and 1.7%, respectively, of the initial
                                 outstanding pool balance.

                                 The ten largest mortgage loans in the aggregate
                                 represent 41.1% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents no greater than 1.5% of the initial
                                 outstanding pool balance.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower. In the case
                                 of Mortgage Loan Nos. 31, 37, 43, 48, 109, 165,
                                 166 and 171, the tenant at all of the related
                                 mortgaged properties is the parent of the
                                 related borrower. For further information with
                                 respect to tenant concentrations, see Appendix
                                 II.

                                      S-36

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans. The following property types
                                 represent the indicated percentage of the
                                 initial outstanding pool balance:

                                 o   retail properties represent 42.8%;

                                 o   multifamily properties represent 21.7%;

                                 o   office properties represent 19.7%;

                                 o   industrial properties represent 7.8%;

                                 o   hospitality properties represent 4.8%;

                                 o   self storage properties represent 1.3%;

                                 o   mixed use property types represent 1.3%;

                                 o   other properties represent 0.4%; and

                                 o   manufactured housing community properties
                                     represent 0.2%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by the properties. In
                                 the past, several regions of the United States
                                 have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located in 30
                                 different states. In particular, investors
                                 should note that 13.7% of the mortgaged
                                 properties, based on the initial outstanding
                                 pool balance, are located in California.
                                 Mortgaged properties located in California may
                                 be more susceptible to some types of special
                                 hazards that may not be covered by insurance
                                 (such as earthquakes) than properties located
                                 in other parts of the country. The mortgage
                                 loans generally do not require any borrowers to
                                 maintain earthquake insurance.

                                 In addition, 23.7%, 7.4%, 5.6% and 5.1% of the
                                 mortgaged properties, based on the initial
                                 outstanding pool balance, are located in New
                                 York, Maryland, Hawaii and Colorado,
                                 respectively, and concentrations of

                                      S-37

                                 mortgaged properties, in each case,
                                 representing less than 5.0% of the initial
                                 outstanding pool balance, also exist in several
                                 other states.

A LARGE  CONCENTRATION  OF
RETAIL  PROPERTIES  IN THE
MORTGAGE  POOL  WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES       One hundred three (103) of the mortgaged
                                 properties, securing mortgage loans
                                 representing 42.8% of the initial outstanding
                                 pool balance, are retail properties. The
                                 quality and success of a retail property's
                                 tenants significantly affect the property's
                                 value. The success of retail properties can be
                                 adversely affected by local competitive
                                 conditions and changes in consumer spending
                                 patterns. A borrower's ability to make debt
                                 service payments can be adversely affected if
                                 rents are based on a percentage of the tenant's
                                 sales and sales decline.

                                 An "anchor tenant" is proportionately larger in
                                 size and is vital in attracting customers to a
                                 retail property, whether or not it is part of
                                 the mortgaged property. Eighty-two (82) of the
                                 mortgaged properties, securing 37.6% of the
                                 initial outstanding pool balance, are
                                 properties considered by the applicable
                                 mortgage loan seller to be leased to or are
                                 adjacent to or are occupied by anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o   an anchor store's failure to renew its
                                     lease;

                                 o   termination of an anchor store's lease;

                                 o   the bankruptcy or economic decline of an
                                     anchor store or self-owned anchor or its
                                     parent company; or

                                 o   the cessation of the business of an anchor
                                     store at the shopping center, even if, as a
                                     tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet web
                                 sites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail

                                      S-38

                                 properties are located, which could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES                       Nineteen (19) of the mortgaged properties,
                                 securing mortgage loans representing 21.7% of
                                 the initial outstanding pool balance, are
                                 multifamily properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o   the physical attributes of the apartment
                                     building, such as its age, appearance and
                                     construction quality;

                                 o   the location of the property;

                                 o   the ability of management to provide
                                     adequate maintenance and insurance;

                                 o   the types of services and amenities
                                     provided at the property;

                                 o   the property's reputation;

                                 o   the level of mortgage interest rates and
                                     favorable income and economic conditions
                                     (which may encourage tenants to purchase
                                     rather than rent housing);

                                 o   the presence of competing properties;

                                 o   adverse local or national economic
                                     conditions which may limit the rent that
                                     may be charged and which may result in
                                     increased vacancies;

                                 o   the tenant mix (such as tenants being
                                     predominantly students or military
                                     personnel or employees of a particular
                                     business or industry);

                                 o   state and local regulations (which may
                                     limit the ability to increase rents); and

                                 o   government assistance/rent subsidy programs
                                     (which may influence tenant mobility).

A LARGE  CONCENTRATION  OF
OFFICE  PROPERTIES  IN THE
MORTGAGE  POOL  WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES       Twenty-five (25) of the mortgaged properties,
                                 securing mortgage loans representing 19.7% of
                                 the initial outstanding pool balance, are
                                 office properties.

                                 A large number of factors affect the value of
                                 these office properties, including:

                                 o   the quality of an office building's
                                     tenants;

                                      S-39

                                 o    the diversity of an office building's
                                      tenants (or reliance on a single or
                                      dominant tenant);

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the concentration of tenants in a
                                      particular business or industry. For
                                      instance, certain office properties may
                                      have tenants that are technology and
                                      internet start-up companies. Technology
                                      and internet start-up companies have
                                      experienced a variety of circumstances
                                      that tend to make their businesses
                                      relatively volatile. Many of those
                                      companies have little or no operating
                                      history, their owners and management are
                                      often inexperienced and such companies may
                                      be heavily dependent on obtaining venture
                                      capital financing. In addition, technology
                                      and internet start-up companies often
                                      require significant build-out related to
                                      special technology which may adversely
                                      affect the ability of the landlord to
                                      relet the properties. The relative
                                      instability of these tenants may have an
                                      adverse impact on certain of the
                                      properties. Eight (8) mortgage loans,
                                      representing 3.7% of the initial
                                      outstanding pool balance, are secured by a
                                      mortgaged property that has tenants with a
                                      concentration of medical offices. The
                                      performance of a medical office property
                                      may depend on the proximity of such
                                      property to a hospital or other health
                                      care establishment and on reimbursements
                                      for patient fees from private or
                                      government-sponsored insurance companies.
                                      The sudden closure of a nearby hospital
                                      may adversely affect the value of a
                                      medical office property. In addition, the
                                      performance of a medical office property
                                      may depend on reimbursements for patient
                                      fees from private or government-sponsored
                                      insurers and issues related to
                                      reimbursement (ranging from non-payment to
                                      delays in payment) from such insurers
                                      could adversely impact cash flow at such
                                      mortgaged properties. Moreover, medical
                                      office properties appeal to a narrow
                                      market of tenants and the value of a
                                      medical office property may be adversely
                                      affected by the availability of competing
                                      medical office properties.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES   Seventeen (17) of the mortgaged properties,
                                 securing mortgage loans representing 7.8% of
                                 the initial outstanding pool balance, are
                                 industrial properties. Various factors may
                                 adversely affect the economic performance of
                                 these industrial properties, which could
                                 adversely affect payments on your certificates,
                                 including:

                                      S-40

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES                       Four (4) of the mortgaged properties, securing
                                 mortgage loans representing 4.8% of the initial
                                 outstanding pool balance, are hospitality
                                 properties. Various factors may adversely
                                 affect the economic performance of a
                                 hospitality property, including:

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                 o    changes in travel patterns, increases in
                                      energy prices, strikes, relocation of
                                      highways or the construction of additional
                                      highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 The laws and regulations relating to liquor
                                 licenses generally prohibit the transfer of
                                 such license to any other person. In the event
                                 of a foreclosure of a hotel property with a
                                 liquor license, the trustee or a

                                      S-41

                                 purchaser in a foreclosure sale would likely
                                 have to apply for a new license. There can be
                                 no assurance that a new liquor license could be
                                 obtained promptly or at all. The lack of a
                                 liquor license in a full service hotel could
                                 have an adverse impact on the revenue generated
                                 by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence and
                                 financial strength of the franchisor or hotel
                                 management company and, with respect to a
                                 franchise company only,

                                 o    the public perception of the franchise or
                                      hotel chain service mark; and

                                 o    the duration of the franchise licensing
                                      agreement.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES             One (1) of the mortgaged properties, securing
                                 0.2% of the initial outstanding pool balance,
                                 is a manufactured housing community property.
                                 Various factors may adversely affect the
                                 economic performance of manufactured housing
                                 community properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                      S-42

                                 o   the availability of public water and sewer
                                     facilities, or the adequacy of any such
                                     privately-owned facilities; and

                                 o   the property may not be readily convertible
                                     to an alternate use.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                One or more of the mortgaged properties
                                 securing the mortgage loans in the pool may be
                                 primarily secured by the related borrower's fee
                                 simple ownership in one or more condominium
                                 units.

                                 The management and operation of a condominium
                                 is generally controlled by a condominium board
                                 representing the owners of the individual
                                 condominium units, subject to the terms of the
                                 related condominium rules or by-laws.
                                 Generally, the consent of a majority of the
                                 board members is required for any actions of
                                 the condominium board. The condominium board is
                                 generally responsible for administration of the
                                 affairs of the condominium, including providing
                                 for maintenance and repair of common areas,
                                 adopting rules and regulations regarding common
                                 areas, and obtaining insurance and repairing
                                 and restoring the common areas of the property
                                 after a casualty. Notwithstanding the insurance
                                 and casualty provisions of the related mortgage
                                 loan documents, the condominium board may have
                                 the right to control the use of casualty
                                 proceeds. In addition, the condominium board
                                 generally has the right to assess individual
                                 unit owners for their share of expenses related
                                 to the operation and maintenance of the common
                                 elements. In the event that an owner of another
                                 unit fails to pay its allocated assessments,
                                 the related borrower may be required to pay
                                 such assessments in order to properly maintain
                                 and operate the common elements of the
                                 property. Although the condominium board
                                 generally may obtain a lien against any unit
                                 owner for common expenses that are not paid,
                                 such lien generally is extinguished if a
                                 mortgagee takes possession pursuant to a
                                 foreclosure. Each unit owner is responsible for
                                 maintenance of its respective unit and retains
                                 essential operational control over its unit.

                                 Due to the nature of condominiums and a
                                 borrower's ownership interest therein, a
                                 default on a loan secured by the borrower's
                                 interest in one or more condominium units may
                                 not allow the holder of the mortgage loan the
                                 same flexibility in realizing upon the
                                 underlying real property as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of any other unit
                                 owners, the governing documents of the owners'
                                 association and state and local laws applicable
                                 to condominiums must be considered and
                                 respected. Consequently, servicing and
                                 realizing upon such collateral could subject
                                 the trust to greater delay, expense and risk
                                 than servicing and realizing upon collateral
                                 for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES    Certain of the tenants at some of the mortgaged
                                 properties may have been, may currently be, or
                                 may in the future become a party in a

                                      S-43

                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year, or
                                 15%, not to exceed three years, of the
                                 remaining term of such lease and the actual
                                 amount of the recovery could be less than the
                                 amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to such property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Except for mortgaged properties securing
                                 mortgage loans that are the subject of a
                                 secured creditor impaired property policy, all
                                 of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site

                                      S-44

                                 assessment was a Phase I environmental
                                 assessment, although in some cases a Phase II
                                 site assessment was also performed. The
                                 applicable mortgage loan seller has either (a)
                                 represented that with respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date (i) no hazardous material is
                                 present on the mortgaged property and (ii) the
                                 mortgaged property is in material compliance
                                 with all applicable federal, state and local
                                 laws pertaining to hazardous materials or
                                 environmental hazards, in each case subject to
                                 limitations of materiality and the other
                                 qualifications set forth in the representation,
                                 or (b) provided secured creditor impaired
                                 property policies providing coverage for
                                 certain losses that may arise from adverse
                                 environmental conditions that may exist at the
                                 related mortgaged property. These reports
                                 generally did not disclose the presence or risk
                                 of environmental contamination that is
                                 considered material and adverse to the
                                 interests of the holders of the certificates;
                                 however, in certain cases, these assessments
                                 did reveal conditions that resulted in
                                 requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                 Twenty-five (25) of the mortgaged properties,
                                 securing mortgage loans representing 4.4% of
                                 the initial outstanding pool balance, are the
                                 subject of a group secured creditor impaired
                                 property policy providing coverage for certain
                                 losses that may arise from adverse
                                 environmental conditions that may exist at the
                                 related mortgaged properties. We describe this
                                 policy under "Description of the Mortgage
                                 Pool--Environmental Insurance" in this
                                 prospectus supplement. Generally, environmental
                                 site assessments were not performed with
                                 respect to those mortgaged properties covered
                                 by the group secured creditor impaired property
                                 policy.

                                 We cannot assure you, however, that the
                                 environmental assessments revealed all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that:

                                 o   future laws, ordinances or regulations will
                                     not impose any material environmental
                                     liability; or

                                 o   the current environmental condition of the
                                     mortgaged properties will not be adversely
                                     affected by tenants or by the condition of
                                     land or operations in the vicinity of the
                                     mortgaged properties (such as underground
                                     storage tanks).

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans may include tenants
                                 which operate as on-site dry-cleaners and
                                 gasoline stations. Both types of operations
                                 involve the use and storage of hazardous
                                 substances, leading to an increased risk of
                                 liability to the tenant, the landowner and,
                                 under certain circumstances, a lender (such as
                                 the trust) under environmental laws.
                                 Dry-cleaners and gasoline

                                      S-45

                                 station operators may be required to obtain
                                 various environmental permits and licenses in
                                 connection with their operations and activities
                                 and comply with various environmental laws,
                                 including those governing the use and storage
                                 of hazardous substances. These operations incur
                                 ongoing costs to comply with environmental laws
                                 governing, among other things, containment
                                 systems and underground storage tank systems.
                                 In addition, any liability to borrowers under
                                 environmental laws, including in connection
                                 with releases into the environment of gasoline,
                                 dry-cleaning solvents or other hazardous
                                 substances from underground storage tank
                                 systems or otherwise, could adversely impact
                                 the related borrower's ability to repay the
                                 related mortgage loan.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties are
                                 required to be inspected periodically, there
                                 are no generally accepted standards for the
                                 assessment of any existing mold. If left
                                 unchecked, problems associated with mold could
                                 result in the interruption of cash flow,
                                 remediation expenses and litigation which could
                                 adversely impact collections from a mortgaged
                                 property. In addition, many of the insurance
                                 policies presently covering the mortgaged
                                 properties may specifically exclude losses due
                                 to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                             One hundred forty-five (145) mortgage loans,
                                 representing 96.9% of the initial outstanding
                                 pool balance, are balloon loans. Twelve (12) of
                                 these mortgage loans, representing 9.3% of the
                                 initial outstanding pool balance, are mortgage
                                 loans with anticipated repayment dates. For
                                 purposes of this prospectus supplement, we
                                 consider a mortgage loan to be a "balloon loan"
                                 if its principal balance is not scheduled to be
                                 fully or substantially amortized by the loan's
                                 respective anticipated repayment date (in the
                                 case of a loan having an anticipated repayment
                                 date) or maturity date. We cannot assure you
                                 that each borrower will have the ability to
                                 repay the principal balance outstanding on the
                                 pertinent date, especially under a scenario
                                 where interest rates have increased from the
                                 historically low interest rates in effect at
                                 the time that most of the mortgage loans were
                                 originated. Balloon loans involve greater risk
                                 than fully amortizing loans because a
                                 borrower's ability to repay the loan on its
                                 anticipated repayment date or stated maturity
                                 date

                                      S-46

                                 typically will depend upon its ability either
                                 to refinance the loan or to sell the mortgaged
                                 property at a price sufficient to permit
                                 repayment. A borrower's ability to achieve
                                 either of these goals will be affected by a
                                 number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Three (3) of the mortgage loans, representing
                                 7.3% of the initial outstanding pool balance,
                                 currently have additional financing in place
                                 that is secured by the mortgaged property or
                                 properties related to such mortgage loan.
                                 Mortgage Loan No. 4 (the "Waikele Center Pari
                                 Passu Loan"), which had an aggregate
                                 outstanding principal balance as of the cut-off
                                 date of $63,315,000, is secured by the related
                                 mortgaged property on a pari passu basis with
                                 other notes that had an aggregate principal
                                 original balance of $77,385,000. See "Servicing
                                 of the Mortgage Loans--Servicing of the Waikele
                                 Center Loan Group, the Fox Hill Run A/B
                                 Mortgage Loan and the Chenal Commons Mortgage
                                 Loan--The Waikele Center Loan Group." Mortgage
                                 Loan No. 20 (the "Fox Hill Run Mortgage Loan"),
                                 which has an aggregate outstanding principal
                                 balance as of the cut-off date of $11,500,000,
                                 is secured by the related mortgaged property,
                                 which also secures a subordinated B Note (the
                                 "Fox Hill Run B Note") that had an original
                                 principal balance of $1,000,000. See "Servicing
                                 of the Mortgage Loans--Servicing of the Waikele
                                 Center Loan Group, the Fox Hill Run A/B
                                 Mortgage Loan and the Chenal Commons Mortgage
                                 Loan--The Fox Hill Run A/B Mortgage Loan".
                                 Mortgage Loan No. 39 (the "Chenal Commons
                                 Mortgage Loan"), which had an aggregate
                                 outstanding principal balance as of the cut-off
                                 date of $6,740,000, is secured by the related
                                 mortgaged property, which also secures a second
                                 lien loan that had an original principal
                                 balance of $2,450,000. See "Servicing of the
                                 Mortgage Loans--Servicing of the Waikele Center
                                 Loan Group, the Fox Hill Run A/B Mortgage Loan
                                 and the Chenal Commons Mortgage Loan--The
                                 Chenal Commons Mortgage Loan."

                                      S-47

                                 Four (4) of the mortgage loans, representing
                                 1.7% of the initial outstanding pool balance,
                                 are secured by mortgaged properties that
                                 currently have additional financing in place
                                 that is not secured by that mortgaged property.
                                 With respect to Mortgage Loan Nos. 65-75, 85-93
                                 and 110-116 (the "Circle K Portfolios"), there
                                 is related mezzanine financing in the aggregate
                                 amount of $19,488,590. In general, borrowers
                                 that have not agreed to certain special purpose
                                 covenants in the related mortgage loan
                                 documents may have also incurred additional
                                 financing that is not secured by the mortgaged
                                 property.

                                 One (1) of the mortgage loans, representing
                                 0.2% of the initial outstanding pool balance,
                                 permits the borrower to enter into additional
                                 subordinate financing that is secured by the
                                 mortgaged property, provided that certain debt
                                 service coverage ratio and loan-to-value tests
                                 are satisfied as further discussed in this
                                 prospectus supplement under "Description of the
                                 Mortgage Pool--Material Terms and
                                 Characteristics of the Mortgage
                                 Loans--Subordinate and Other Financing."

                                 Ten (10) of the mortgage loans, representing
                                 12.5% of the initial outstanding pool balance,
                                 permit the borrower to enter into additional
                                 financing that is not secured by the related
                                 mortgaged property (or to retain unsecured debt
                                 existing at the time of the origination of such
                                 loan) and/or permit the owners of the borrower
                                 to enter into financing that is secured by a
                                 pledge of equity interests in the borrower. In
                                 general, borrowers that have not agreed to
                                 certain special purpose covenants in the
                                 related mortgage loan documents may also be
                                 permitted to incur additional financing that is
                                 not secured by the mortgaged property.

                                 One (1) of the mortgage loans, representing
                                 2.6% of the initial outstanding pool balance,
                                 permits the borrower, to enter into additional
                                 subordinate financing that is secured by the
                                 mortgaged property, provided that certain debt
                                 service coverage ratio and loan-to-value tests
                                 are satisfied as further discussed in this
                                 Prospectus Supplement under "Description of the
                                 Mortgage Pool--Material Terms and
                                 Characteristics of the Mortgage
                                 Loans--Subordinate and Other Financing" and to
                                 enter into additional financing that is not
                                 secured by the related mortgaged property.

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in such
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                      S-48

                                 Generally all of the mortgage loans also permit
                                 the related borrower to incur other unsecured
                                 indebtedness, including but not limited to
                                 trade payables, in the ordinary course of
                                 business and to incur indebtedness secured by
                                 equipment or other personal property located at
                                 the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to the following additional
                                 risks. For example, the borrower may have
                                 difficulty servicing and repaying multiple
                                 loans. Also, the existence of another loan
                                 generally will make it more difficult for the
                                 borrower to obtain refinancing of the mortgage
                                 loan and may thus jeopardize the borrower's
                                 ability to repay any balloon payment due under
                                 the mortgage loan at maturity. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, are obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.

                                 For further information with respect to
                                 subordinate and other financing, see Appendix
                                 II.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF
THE BORROWER AND THE
ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE RELATED
MORTGAGE LOAN                    Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay the commencement or
                                 continuation of a foreclosure action. In
                                 addition, if a court determines that the value

                                      S-49

                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o   grant a debtor a reasonable time to cure a
                                     payment default on a mortgage loan;

                                 o   reduce monthly payments due under a
                                     mortgage loan;

                                 o   change the rate of interest due on a
                                     mortgage loan; or

                                 o   otherwise alter the mortgage loan's
                                     repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lock-box arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                    Certain of the mortgage loans may have
                                 sponsors that have previously filed bankruptcy,
                                 which in some cases may have involved the same
                                 property that currently secures the mortgage
                                 loan. In each case, the related entity or
                                 person has emerged from bankruptcy. However, we
                                 cannot assure you that such sponsors will not
                                 be more likely than other sponsors to utilize
                                 their rights in bankruptcy in the event of any

                                      S-50

                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities, and these borrowers and their owners
                                 generally do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of such borrower.
                                 One of the purposes of an independent director
                                 is to avoid a bankruptcy petition filing that
                                 is intended solely to benefit a borrower's
                                 affiliate and is not justified by the
                                 borrower's own economic circumstances.
                                 Borrowers that are not special purpose entities
                                 may be more likely to file or be subject to
                                 voluntary or involuntary bankruptcy petitions
                                 with the effects set forth above.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o   responding to changes in the local market;

                                 o   planning and implementing the rental
                                     structure;

                                 o   operating the property and providing
                                     building services;

                                 o   managing operating expenses; and

                                 o   assuring that maintenance and capital
                                     improvements are carried out in a timely
                                     fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

                                      S-51

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                   Provisions requiring yield maintenance charges
                                 or lock-out periods may not be enforceable in
                                 some states and under federal bankruptcy law.
                                 Provisions requiring yield maintenance charges
                                 also may be interpreted as constituting the
                                 collection of interest for usury purposes.
                                 Accordingly, we cannot assure you that the
                                 obligation to pay any yield maintenance charge
                                 will be enforceable. Also, we cannot assure you
                                 that foreclosure proceeds will be sufficient to
                                 pay an enforceable yield maintenance charge.

                                 Additionally, although collateral substitution
                                 provisions related to defeasance do not have
                                 the same effect on the certificateholders as
                                 prepayment, we cannot assure you that a court
                                 would not interpret those provisions as
                                 requiring a yield maintenance charge. In
                                 certain jurisdictions, collateral substitution
                                 provisions might be deemed unenforceable under
                                 applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Most of the mortgage loans in the trust do not
                                 require the related borrower to cause rent and
                                 other payments to be made into a lockbox
                                 account maintained on behalf of the mortgagee.
                                 If rental payments are not required to be made
                                 directly into a lockbox account, there is a
                                 risk that the borrower will divert such funds
                                 for other purposes.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED
AND THE BENEFITS OF THESE
PROVISIONS MAY OTHERWISE BE
LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Five (5) groups of either cross-collateralized
                                 or multi-property mortgage loans, representing
                                 2.8% of the initial outstanding pool balance,
                                 are secured by multiple real properties,
                                 through cross-collateralization with other
                                 mortgage loans or otherwise. These arrangements
                                 attempt to reduce the risk that one mortgaged
                                 real property may not generate enough net
                                 operating income to pay debt service. However,
                                 arrangements of this type involving more than
                                 one borrower (i.e., in the case of
                                 cross-collateralized mortgage loans) could be
                                 challenged as a fraudulent conveyance if:

                                 o   one of the borrowers were to become a
                                     debtor in a bankruptcy case, or were to
                                     become subject to an action brought by one
                                     or more of its creditors outside a
                                     bankruptcy case;

                                 o   the related borrower did not receive fair
                                     consideration or reasonably equivalent
                                     value in exchange for allowing its
                                     mortgaged real property to be encumbered;
                                     and

                                      S-52

                                 o   at the time the lien was granted, the
                                     borrower was (i) insolvent, (ii)
                                     inadequately capitalized or (iii) unable to
                                     pay its debts.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

                                 Moreover, one (1) group of either
                                 cross-collateralized or multi-property mortgage
                                 loans, representing 1.5% of the initial
                                 outstanding pool balance, is secured by
                                 mortgaged properties located in various states.
                                 Foreclosure actions are brought in state court
                                 and the courts of one state cannot exercise
                                 jurisdiction over property in another state.
                                 Upon a default under any of these mortgage
                                 loans, it may not be possible to foreclose on
                                 the related mortgaged real properties
                                 simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Although many of the mortgage loans require
                                 that funds be put aside for specific reserves,
                                 certain mortgage loans do not require any
                                 reserves. Furthermore, we cannot assure you
                                 that any reserve amounts will be sufficient to
                                 cover the actual costs of the items for which
                                 the reserves were established. We also cannot
                                 assure you that cash flow from the properties
                                 will be sufficient to fully fund the ongoing
                                 monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o   a title insurer will have the ability to
                                     pay title insurance claims made upon it;

                                 o   the title insurer will maintain its present
                                     financial strength; or

                                 o   a title insurer will not contest claims
                                     made upon it.

                                      S-53

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. The
                                 mortgage loan sellers have taken steps to
                                 establish that the use and operation of the
                                 mortgaged properties securing the mortgage
                                 loans are in compliance in all material
                                 respects with all applicable zoning, land-use
                                 and building ordinances, rules, regulations,
                                 and orders. Evidence of this compliance may be
                                 in the form of legal opinions, confirmations
                                 from government officials, title policy
                                 endorsements and/or representations by the
                                 related borrower in the related mortgage loan
                                 documents. These steps may not have revealed
                                 all possible violations.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan sellers generally do not consider
                                 those defects known to them to be material. In
                                 some cases, the use, operation and/or structure
                                 of a mortgaged property constitutes a permitted
                                 nonconforming use and/or structure as a result
                                 of changes in zoning laws after such mortgaged
                                 properties were constructed and the structure
                                 may not be rebuilt to its current state or be
                                 used for its current purpose if a material
                                 casualty event were to occur. Insurance
                                 proceeds may not be sufficient to pay the
                                 mortgage loan in full if a material casualty
                                 event were to occur, or the mortgaged property,
                                 as rebuilt for a conforming use, may not
                                 generate sufficient income to service the
                                 mortgage loan and the value of the mortgaged
                                 property or its revenue producing potential may
                                 not be the same as it was before the casualty.
                                 If a mortgaged property could not be rebuilt to
                                 its current state or its current use were no
                                 longer permitted due to building violations or
                                 changes in zoning or other regulations, then
                                 the borrower might experience cash flow delays
                                 and shortfalls or be subject to penalties that
                                 would reduce or delay the amount of proceeds
                                 available for distributions on your
                                 certificates.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related

                                      S-54

                                 mortgage loan. The occurrence of a partial
                                 condemnation may have a material adverse effect
                                 on the continued use of the affected mortgaged
                                 property, or on an affected borrower's ability
                                 to meet its obligations under the related
                                 mortgage loan. Therefore, we cannot assure you
                                 that the occurrence of any condemnation will
                                 not have a negative impact upon the
                                 distributions on your certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                       On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. In its aftermath, there was
                                 considerable uncertainty in the world financial
                                 markets. The full impact of these events on
                                 financial markets is not yet known but could
                                 include, among other things, increased
                                 volatility in the price of securities,
                                 including the certificates. It is impossible to
                                 predict whether, or the extent to which, future
                                 terrorist activities may occur in the United
                                 States. According to publicly available
                                 reports, the financial markets have in the past
                                 responded to the uncertainty with regard to the
                                 scope, nature and timing of current and
                                 possible future military responses led by the
                                 United States, as well as to the disruptions in
                                 air travel, substantial losses reported by
                                 various companies including airlines, insurance
                                 providers and aircraft makers, the need for
                                 heightened security across the country and
                                 decreases in consumer confidence that can cause
                                 a general slowdown in economic growth.

                                 In addition, on March 19, 2003 the government
                                 of the United States implemented full scale
                                 military operations against Iraq. The military
                                 operations against Iraq and the continued
                                 presence of United States military personnel in
                                 Iraq may prompt further terrorist attacks
                                 against the United States.

                                 It is uncertain what effects the aftermath of
                                 the recent military operations of the United
                                 States in Iraq, any future terrorist activities
                                 in the United States or abroad and/or any
                                 consequent actions on the part of the United
                                 States Government and others, including
                                 military action, will have on: (a) United
                                 States and world financial markets, (b) local,
                                 regional and national economies, (c) real
                                 estate markets across the United States, (d)
                                 particular business segments, including those
                                 that are important to the performance of the
                                 mortgaged properties that secure the mortgage
                                 loans and/or (e) insurance costs and the
                                 availability of insurance coverage for
                                 terrorist acts, particularly for large
                                 mortgaged properties, which could adversely
                                 affect the cash flow at such mortgaged
                                 properties. In particular, the decrease in air
                                 travel may have a negative effect on certain of
                                 the mortgaged properties, including hotel
                                 mortgaged properties and those mortgaged
                                 properties in tourist areas which could reduce
                                 the ability of such mortgaged properties to
                                 generate cash flow. As a result, the ability of
                                 the mortgaged properties to generate cash flow
                                 may be adversely affected. These disruptions
                                 and uncertainties could materially and
                                 adversely affect the value of, and your ability
                                 to resell, your certificates.

                                      S-55

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 such risks. If a borrower does not have
                                 insurance against such risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect such
                                 reconstruction or major repairs or may
                                 materially increase their cost.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans, which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans, have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and through
                                 December 31, 2005 will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that results in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 The Treasury Department will establish
                                 procedures for the program under which the
                                 federal share of compensation will be equal to
                                 90 percent of that portion of insured losses
                                 that exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion (and
                                 the insurers will not be liable for any amount
                                 that exceeds this cap).

                                 Through December 2005, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion

                                      S-56

                                 that was in force on November 26, 2002 is
                                 automatically voided to the extent that it
                                 excludes losses that would otherwise be insured
                                 losses. Any state approval of such types of
                                 exclusions in force on November 26, 2002 are
                                 also voided.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002 provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds then had 30 days to accept the
                                 continued coverage and pay the premium. If an
                                 insured did not pay the premium, insurance for
                                 acts of terrorism may have been excluded from
                                 the policy. All policies for insurance issued
                                 after November 26, 2002 must make similar
                                 disclosure. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage and does not stipulate the pricing of
                                 the coverage.

                                 There can be no assurance that upon its
                                 expiration subsequent terrorism insurance
                                 legislation will be passed. Furthermore,
                                 because this program has only been recently
                                 passed into law, there can be no assurance that
                                 it or state legislation will substantially
                                 lower the cost of obtaining terrorism
                                 insurance. Because it is a temporary program,
                                 there is no assurance that it will create any
                                 long-term changes in the availability and cost
                                 of such insurance.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 commercial mortgage loans may result. In
                                 addition, the failure to maintain such
                                 insurance may constitute a default under a
                                 commercial mortgage loan, which could result in
                                 the acceleration and foreclosure of such
                                 commercial mortgage loan. Alternatively, the
                                 increased costs of maintaining such insurance
                                 could have an adverse effect on the financial
                                 condition of the mortgage loan borrowers.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If such casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that such policies are
                                 drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under such policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

                                      S-57

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY   Licensed engineers or consultants generally
                                 inspected the mortgaged properties and prepared
                                 engineering reports in connection with the
                                 origination or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements. However, we cannot assure you
                                 that all conditions requiring repair or
                                 replacement were identified. In those cases
                                 where a material condition was disclosed, such
                                 condition has been or is required to be
                                 remedied to the seller's satisfaction, or funds
                                 as deemed necessary by the seller, or the
                                 related engineer or consultant have been
                                 reserved to remedy the material condition. No
                                 additional property inspections were conducted
                                 by us in connection with the issuance of the
                                 certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES             A FIRREA appraisal was conducted in respect of
                                 each mortgaged property in connection with the
                                 origination or securitization of the related
                                 mortgage loan. The resulting estimates of value
                                 are the basis of the cut-off date and maturity
                                 date loan-to-value ratios referred to in this
                                 prospectus supplement. Those estimates
                                 represent the analysis and opinion of the
                                 person performing the appraisal or market
                                 analysis and are not guarantees of present or
                                 future values. The appraiser may have reached a
                                 different conclusion of value than the
                                 conclusion that would be reached by a different
                                 appraiser appraising the same property.
                                 Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal or market study was performed. In
                                 addition, appraisals seek to establish the
                                 amount a typically motivated buyer would pay a
                                 typically motivated seller. Such amount could
                                 be significantly higher than the amount
                                 obtained from the sale of a mortgaged property
                                 under a distress or liquidation sale. The
                                 estimates of value reflected in the appraisals
                                 and the related loan-to-value ratios are
                                 presented for illustrative purposes only in
                                 Appendix I and Appendix II to this prospectus
                                 supplement. In each case the estimate presented
                                 is the one set forth in the most recent
                                 appraisal available to us as of the cut-off
                                 date, although we generally have not obtained
                                 updates to the appraisals. There is no
                                 assurance that the appraised values indicated
                                 accurately reflect past, present or future
                                 market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are

                                      S-58

                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order, with such classes
                                 generally not being entitled to receive
                                 principal until the preceding class or classes
                                 entitled to receive principal have been
                                 retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                     As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation. Losses on the mortgage loans
                                 will be allocated to the Class P, Class O,
                                 Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B and Class A-J Certificates, in
                                 that order, reducing amounts otherwise payable
                                 to each class. Any remaining losses would then
                                 be allocated or cause shortfalls to the Class
                                 A-1 Certificates, Class A-2 Certificates, Class
                                 A-3 Certificates, Class A-AB Certificates and
                                 Class A-4 Certificates, pro rata, and, solely
                                 with respect to losses of interest, to the
                                 Class X Certificates, in proportion to the
                                 amounts of interest or principal on those
                                 certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. Any net income from
                                 operations other than qualifying "rents from
                                 real property", or any rental income based on
                                 the net profits derived by any person from such
                                 property or allocable to a non-customary
                                 service, will subject the trust to a federal
                                 tax on such income at the highest marginal
                                 corporate tax rate, which is currently 35%,
                                 and, in addition, possible state or local tax.
                                 In this event, the net proceeds available for
                                 distribution on your certificates will be
                                 reduced. The special servicer may permit the
                                 trust to earn such above described "net income
                                 from foreclosure property" but only if it
                                 determines that the net after-tax benefit to
                                 certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

                                      S-59

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON YOUR
CERTIFICATES                     Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the master servicer or special servicer
                                 may be required to foreclose first on mortgaged
                                 properties located in states where these "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the ability to
                                 realize upon the mortgage loans may be limited
                                 by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Ten (10) groups of mortgage loans, the three
                                 (3) largest of which represent 10.3%, 9.3% and
                                 1.7%, respectively, of the initial outstanding
                                 pool balance, were made to borrowers that are
                                 affiliated through common ownership of
                                 partnership or other equity interests and
                                 where, in general, the related mortgaged
                                 properties are commonly managed.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one such property, it could defer
                                 maintenance at one or more other mortgaged
                                 properties in order to satisfy current expenses
                                 with respect to the mortgaged property
                                 experiencing financial difficulty, or it could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                      S-60

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, a right of first
                                 refusal to purchase the property, the
                                 provisions of the lease will take precedence
                                 over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Such provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

TENANCIES IN COMMON MAY HINDER
RECOVERY                         Certain of the mortgage loans have borrowers
                                 that own, or in the future may own, the related
                                 mortgaged real properties as tenants-in-common.
                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan.

                                 Not all tenants-in-common for these types of
                                 mortgage loans will be special purpose
                                 entities. In general, with respect to a
                                 tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided share in the
                                 property and if such tenant-in-common desires
                                 to sell his interest in the property (and is
                                 unable to find a buyer or otherwise needs to
                                 force a partition), such tenant-in-common has
                                 the ability to request that a court order a
                                 sale of the property and distribute the
                                 proceeds to each tenant-in-common borrower
                                 proportionally.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur

                                      S-61

                                 costs complying with the Americans with
                                 Disabilities Act. In addition, noncompliance
                                 could result in the imposition of fines by the
                                 federal government or an award of damages to
                                 private litigants. If a borrower incurs such
                                 costs or fines, the amount available to pay
                                 debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                     Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans. The operating adviser will have
                                 the right to replace the special servicer upon
                                 satisfaction of certain conditions set forth in
                                 the Pooling and Servicing Agreement. At any
                                 given time, the operating adviser will be
                                 controlled generally by the holders of the most
                                 subordinate, or, if its certificate principal
                                 balance is less than 25% of its original
                                 certificate balance, the next most subordinate,
                                 class of certificates, that is, the controlling
                                 class, outstanding from time to time (or with
                                 respect to an A/B Mortgage Loan or the Chenal
                                 Commons Mortgage Loan, the holder of the
                                 related B Note or Chenal Commons Subordinated
                                 Loan, as applicable, to the extent set forth in
                                 the related intercreditor agreement), and such
                                 holders may have interests in conflict with
                                 those of the holders of the other certificates.
                                 For instance, the holders of certificates of
                                 the controlling class might desire to mitigate
                                 the potential for loss to that class from a
                                 troubled mortgage loan by deferring enforcement
                                 in the hope of maximizing future proceeds.
                                 However, the interests of the trust may be
                                 better served by prompt action, since delay
                                 followed by a market downturn could result in
                                 less proceeds to the trust than would have been
                                 realized if earlier action had been taken. In
                                 general, no servicer is required to act in a
                                 manner more favorable to the offered
                                 certificates than to the non-offered
                                 certificates.

                                 The master servicer, the primary servicer, the
                                 special servicer or an affiliate of any of them
                                 may acquire certain of the most subordinated
                                 certificates, including those of the initial
                                 controlling class. Under such circumstances,
                                 the master servicer, the primary servicer and
                                 the special servicer may have interests that
                                 conflict with the interests of the other
                                 holders of the certificates. However, the
                                 Pooling and Servicing Agreement and the primary
                                 servicing agreement each provide that the
                                 mortgage loans are to be serviced in accordance
                                 with the servicing standard and without regard
                                 to ownership of any certificates by the master
                                 servicer, the primary servicer or the special
                                 servicer, as applicable. The initial special
                                 servicer under the Pooling and Servicing
                                 Agreement will be ARCap Servicing, Inc.; the
                                 initial operating adviser under the Pooling and
                                 Servicing Agreement will be ARCap CMBS Fund II
                                 REIT, Inc.

                                 Conflicts between certificateholders and the
                                 Non-Serviced Mortgage Loan Master Servicer
                                 and/or the Non-Serviced Mortgage Loan Special
                                 Servicer. Any Non-Serviced Mortgage Loan will
                                 be serviced and administered pursuant to the
                                 related Non-Serviced Mortgage Loan Pooling and
                                 Servicing Agreement, which provides for
                                 servicing arrangements that are similar but not
                                 identical to those under the Pooling and
                                 Servicing Agreement. Consequently, Non-Serviced
                                 Mortgage Loans will not be serviced and
                                 administered pursuant to the

                                      S-62

                                 terms of the Pooling and Servicing Agreement.
                                 In addition, the legal and/or beneficial owners
                                 of the other mortgage loans secured by the
                                 mortgaged property securing Non-Serviced
                                 Mortgage Loans, directly or through
                                 representatives, have certain rights under the
                                 related Non-Serviced Mortgage Loan Pooling and
                                 Servicing Agreement and the related
                                 intercreditor agreement that affect such
                                 mortgage loans, including with respect to the
                                 servicing of such mortgage loans and the
                                 appointment of a special servicer with respect
                                 to such mortgage loans. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests.

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 neither the master servicer nor special
                                 servicer may enter into material amendments,
                                 modifications or extensions of a mortgage loan
                                 in a material manner without the consent of the
                                 holder of the related subordinate note, subject
                                 to the expiration of the subordinate note
                                 holder's consent rights. The holders of the
                                 subordinate notes (or their respective
                                 designees) may have interests in conflict with
                                 those of the certificateholders of the classes
                                 of offered certificates. As a result, approvals
                                 to proposed actions of the master servicer or
                                 special servicer, as applicable, under the
                                 Pooling and Servicing Agreement may not be
                                 granted in all instances, thereby potentially
                                 adversely affecting some or all of the classes
                                 of offered certificates.

                                 Conflicts between certificateholders and
                                 primary servicer. The primary servicer for
                                 certain of the mortgage loans will be Principal
                                 Global Investors, LLC, an affiliate of a loan
                                 seller. It is anticipated that the master
                                 servicer will delegate many of its servicing
                                 obligations with respect to these mortgage
                                 loans to such primary servicer pursuant to a
                                 primary servicing agreement. Under these
                                 circumstances, the primary servicer, because it
                                 is an affiliate of a seller, may have interests
                                 that conflict with the interests of the holders
                                 of the certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of such mortgaged properties.

                                 Conflicts between the trust and sellers. The
                                 activities of the sellers and their affiliates
                                 may involve properties which are in the same
                                 markets as the mortgaged properties underlying
                                 the certificates. In such case, the interests
                                 of each of the sellers or such affiliates may
                                 differ from, and compete with, the interests of
                                 the trust, and decisions made with respect to
                                 those assets may adversely affect the amount
                                 and timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each of the sellers or
                                 their affiliates that engage in the
                                 acquisition, development, operation, financing
                                 and disposition of real estate if such sellers
                                 acquire any certificates. In particular, if
                                 certificates held by a seller are part of a
                                 class that is or becomes the controlling class
                                 the seller as part of the holders of the

                                      S-63

                                 controlling class would have the ability to
                                 influence certain actions of the special
                                 servicer under circumstances where the
                                 interests of the trust conflict with the
                                 interests of the seller or its affiliates as
                                 acquirors, developers, operators, financers or
                                 sellers of real estate related assets.

                                 The sellers or their affiliates may acquire a
                                 portion of the certificates. Under such
                                 circumstances, they may become the controlling
                                 class, and as such have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

PREPAYMENTS MAY REDUCE THE
YIELD ON YOUR CERTIFICATES       The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a seller's breach of
                                 representations and warranties or material
                                 defects in a mortgage loan's documentation.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 Voluntary prepayments under some of the
                                 mortgage loans require payment of a prepayment
                                 premium or a yield maintenance charge unless
                                 the prepayment occurs within generally one (1)
                                 to twenty-five (25) payments prior to and
                                 including the anticipated repayment date or
                                 stated maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or that the amount of such premium or
                                 charge will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lock-out
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, primary servicer or
                                      special servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                      S-64

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments in connection with a casualty or
                                 condemnation unless an event of default has
                                 occurred. In addition, if a seller repurchases
                                 any mortgage loan from the trust due to the
                                 material breach of a representation or warranty
                                 or a material document defect or such mortgage
                                 loan is otherwise purchased from the trust
                                 (including certain purchases by the holder of a
                                 B Note or mezzanine loan), the repurchase price
                                 paid will be passed through to the holders of
                                 the certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no yield maintenance charge
                                 or prepayment premium will be payable. Such a
                                 repurchase or purchase may, therefore,
                                 adversely affect the yield to maturity on your
                                 certificates.

                                 Although all of the mortgage loans have
                                 prepayment protection in the form of lock-out
                                 periods, defeasance provisions, yield
                                 maintenance provisions and/or prepayment
                                 premium provisions, there can be no assurance
                                 that borrowers will refrain from prepaying
                                 mortgage loans due to the existence of a yield
                                 maintenance charge or prepayment premium or
                                 that involuntary prepayments or repurchases
                                 will not occur.

                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS
ON YOUR CERTIFICATE              The yield on any certificate will depend on (1)
                                 the price at which such certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for such certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer, the trustee or the fiscal agent,
                                      as applicable, out of the Certificate
                                      Account of nonrecoverable advances or

                                      S-65

                                      advances remaining unreimbursed on a
                                      modified mortgage loan on the date of such
                                      modification;

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      such certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                         The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation. Losses on the mortgage loans
                                 will be allocated to the Class P, Class O,
                                 Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B and Class A-J Certificates, in
                                 that order, reducing amounts otherwise payable
                                 to each class. Any remaining losses would then
                                 be allocated to the Class A-1 Certificates,
                                 Class A-2 Certificates, Class A-3 Certificates,
                                 Class A-AB Certificates and Class A-4
                                 Certificates, pro rata and, with respect to
                                 losses of interest only, the Class X
                                 Certificates based on their respective
                                 entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that particular class will suffer a loss
                                 equal to the full amount of that excess up to
                                 the outstanding certificate balance of such
                                 class.

                                      S-66

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and such losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, such yield could be
                                 negative. In general, the earlier a loss is
                                 borne by your certificates, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if P&I Advances and/or Servicing
                                 Advances are made with respect to a mortgage
                                 loan after default and the mortgage loan is
                                 thereafter worked out under terms that do not
                                 provide for the repayment of those advances in
                                 full at the time of the workout, then any
                                 reimbursements of those advances prior to the
                                 actual collection of the amount for which the
                                 advance was made may also result in reductions
                                 in distributions of principal to the holders of
                                 the offered certificates for the current month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS ON YOUR
CERTIFICATES                     To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer, the trustee or the fiscal agent (and
                                 the related master servicer, the special
                                 servicer, the trustee or the fiscal agent in
                                 respect of any Non-Serviced Mortgage Loans)
                                 will be entitled to receive interest at the
                                 "Prime Rate" on unreimbursed advances they have
                                 made with respect to defaulted monthly payments
                                 or that are made with respect to the
                                 preservation and protection of the related
                                 mortgaged property. This interest will
                                 generally accrue from the date on which the
                                 related advance is made or the related expense
                                 is incurred to the date of reimbursement. This
                                 interest may be offset in part by default
                                 interest and late payment charges paid by the
                                 borrower or by certain other amounts. In
                                 addition, under certain circumstances,
                                 including delinquencies in the payment of
                                 principal and interest, a mortgage loan will be
                                 serviced by a special servicer, and the special
                                 servicer is entitled to compensation for
                                 special servicing activities. The right to
                                 receive interest on advances and special
                                 servicing compensation is senior to the rights
                                 of certificateholders to receive distributions.
                                 The payment of interest on advances and the
                                 payment of compensation to the special servicer
                                 may result in shortfalls in amounts otherwise
                                 distributable on certificates.

                                      S-67

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Two (2) mortgaged properties, securing mortgage
                                 loans representing 6.6% of the initial
                                 outstanding pool balance, are subject to a
                                 leasehold interest in the mortgaged properties.
                                 One (1) mortgaged property, securing a mortgage
                                 loan representing 0.2% of the initial
                                 outstanding pool balance, is subject to a first
                                 mortgage lien on both a fee interest and a
                                 leasehold interest in income-producing real
                                 property. Leasehold mortgage loans are subject
                                 to certain risks not associated with mortgage
                                 loans secured by a lien on the fee estate of
                                 the borrower. The most significant of these
                                 risks is that if the borrower's leasehold were
                                 to be terminated upon a lease default, the
                                 lender would lose its security. Generally, each
                                 related ground lease requires the lessor to
                                 give the lender notice of the borrower's
                                 defaults under the ground lease and an
                                 opportunity to cure them, permits the leasehold
                                 interest to be assigned to the lender or the
                                 purchaser at a foreclosure sale, in some cases
                                 only upon the consent of the lessor, and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender such right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 Most of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent increases during the term of the lease.
                                 These increases may adversely affect the cash
                                 flow and net income of the borrower from the
                                 mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE
LOANS                            In the event of the insolvency of any seller,
                                 it is possible the trust's right to payment
                                 from or ownership of the mortgage loans could
                                 be challenged, and if such challenge were
                                 successful, delays or reductions in payments on
                                 your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the sellers, which opinions are
                                 subject to various assumptions and
                                 qualifications, the sellers believe that such a
                                 challenge will be unsuccessful, but there can
                                 be no assurance that a bankruptcy trustee, if
                                 applicable, or other interested party will not
                                 attempt to assert such a

                                      S-68

                                 position. Even if actions seeking such results
                                 were not successful, it is possible that
                                 payments on the certificates would be delayed
                                 while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the Underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors, including then-prevailing
                                 interest rates. Furthermore, you should be
                                 aware that the market for securities of the
                                 same type as the certificates has in the past
                                 been volatile and offered very limited
                                 liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The interest rates on one or more classes of
                                 certificates may be based on a weighted average
                                 of the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. Alternatively, the interest
                                 rate on one or more classes of the certificates
                                 may be capped at such weighted average rate.
                                 This weighted average rate is further described
                                 in this prospectus supplement under the
                                 definition of "Weighted Average Net Mortgage
                                 Rate" in the "Glossary of Terms." Any class of
                                 certificates that is either fully or partially
                                 based upon the weighted average net mortgage
                                 rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-69

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2005-TOP18 Commercial Mortgage Pass-Through Certificates
will be issued on or about April   , 2005 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, each of the Mortgage Loan Purchase
               Agreements relating to, among other things, mortgage loan
               document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

          The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
               A-3 Certificates, the Class A-AB Certificates and the Class A-4
               Certificates;

          o    the Class X-1 Certificates and the Class X-2 Certificates;

          o    the Class A-J Certificates, the Class B Certificates, the Class C
               Certificates, the Class D Certificates, the Class E Certificates,
               the Class F Certificates, the Class G Certificates, the Class H
               Certificates, the Class J Certificates, the Class K Certificates,
               the Class L Certificates, the Class M Certificates, the Class N
               Certificates, the Class O Certificates and the Class P
               Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

          The Class A Senior and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount. The Class
X-2 Certificates will be issued in denominations of $1,000,000 initial Notional
Amount and in any whole dollar denomination in excess of that amount.

          Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled

                                      S-70

to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

          All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in
Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and
Euroclear Bank, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear
Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or
Euroclear Bank cash account only as of the business day following settlement in
DTC.

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class X-2, Class A-J, Class B, Class C and Class D Certificates
will have the following aggregate Certificate Balances or Notional Amount. In each case, the Certificate Balance or Notional Amount on the Closing Date may
vary by up to 5%:

              INITIAL AGGREGATE        APPROXIMATE                        APPROXIMATE
             CERTIFICATE BALANCE   PERCENT OF INITIAL       RATINGS          CREDIT
CLASS         OR NOTIONAL AMOUNT      POOL BALANCE      (FITCH/MOODY'S)     SUPPORT
-----        -------------------   ------------------   ---------------   -----------

Class A-1       $   69,500,000            6.196%            AAA/Aaa         17.000%
Class A-2       $  121,900,000           10.868%            AAA/Aaa         17.000%
Class A-3       $   41,600,000            3.709%            AAA/Aaa         17.000%
Class A-AB      $  105,700,000            9.424%            AAA/Aaa         17.000%
Class A-4       $  592,238,000           52.802%            AAA/Aaa         17.000%
Class X-2       $1,098,997,000           ______             AAA/Aaa         ______
Class A-J       $   74,307,000            6.625%            AAA/Aaa         10.375%
Class B         $   29,443,000            2.625%             AA/Aa2          7.750%
Class C         $    8,412,000            0.750%            AA-/Aa3          7.000%
Class D         $   12,618,000            1.125%              A/A2           5.875%

                                      S-71

          The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates represent the approximate credit support for the Class
A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in the
aggregate.

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of such certificate on such
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance.
Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

          The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

     o    during the period from the Closing Date through and including the
          Distribution Date occurring in April 2006, the sum of (a) the lesser of $60,905,000 and the Certificate Balance of the Class A-1
          Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB,
          Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K and Class L Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in April
          2006 through and including the Distribution Date occurring in April
          2007, the sum of (a) the lesser of $11,640,000 and the Certificate
          Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-2, Class
          A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H and Class J Certificates
          outstanding from time to time and (c) the lesser of $859,000 and the
          Certificate Balance of the Class K Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in April
          2007 through and including the Distribution Date occurring in April
          2008, the sum of (a) the lesser of $83,240,000 and the Certificate
          Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class
          A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E and
          Class F Certificates outstanding from time to time and (c) the lesser of $1,293,000 and the Certificate Balance of the Class G Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in April
          2008 through and including the Distribution Date occurring in April
          2009, the sum of (a) the lesser of $33,750,000 and the Certificate
          Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class
          A-AB, Class A-4, Class A-J, Class B, Class C and Class D Certificates
          outstanding from time to time and (c) the lesser of $1,841,000 and the
          Certificate Balance of the Class E Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in April
          2009 through and including the Distribution Date occurring in April
          2010, the sum of (a) the lesser of $30,282,000 and the Certificate
          Balance of the Class A-AB Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4, Class
          A-J and Class B Certificates outstanding from time to time and (c) the lesser of $4,586,000 and the Certificate Balance of the Class C
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in April
          2010 through and including the Distribution Date occurring in April
          2011, the sum of (a) the lesser of $583,581,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate

                                      S-72

          Balance of the Class A-J Certificates outstanding from time to time and (c) the lesser of $18,550,000 and the Certificate Balance of the
          Class B Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in April
          2011 through and including the Distribution Date occurring in April
          2012, the sum of (a) the lesser of $521,707,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balance of the Class A-J outstanding from time to time and (c) the lesser of $4,298,000 and the
          Certificate Balance of the Class B Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in April
          2012 through and including the Distribution Date occurring in April
          2013, the sum of (a) the lesser of $482,514,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $65,906,000 and the Certificate Balance of the
          Class A-J Certificates outstanding from time to time; and

     o    following the Distribution Date occurring in April 2013, $0.

          Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in April 2013. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,121,613,137 and
$1,098,997,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such
Certificate and does not represent the right to receive any distributions of principal.

          The Residual Certificates will not have Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

          The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
Class B, Class C and Class D, will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the
Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average
Net Mortgage Rate less a specified percentage, which percentage may be zero.

          The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through
Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution
Date in April 2013 will equal the weighted average of the respective strip rates
(the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of
Principal Balance Certificates. If all or a designated portion of the
Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total Notional Amount of the Class X-2
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before April 2013, on any particular component of the total Notional Amount of the Class X-2
Certificates immediately prior to the related Distribution Date, the applicable
Class X-2 Strip Rate will equal the excess, if any, of:

                                      S-73

     o    the lesser of (a) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule B attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o    the Pass-Through Rate for such Distribution Date for the class of
          Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

          Under no circumstances will any Class X-2 Strip Rate be less than zero.

          The Pass-Through Rate applicable to the Class X-1 Certificates for the
initial Distribution Date will equal approximately    % per annum. The Pass-
Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of one of the classes of the Principal Balance Certificates.
In general, the Certificate Balance of each class of Principal Balance
Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before April 2013, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

     o    if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule B attached to this prospectus supplement and (ii) the Pass-Through Rate for such
          Distribution Date for such class of Principal Balance Certificates;
          and

     o    if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2
          Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

          For any Distribution Date occurring after April 2013, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

          The Pass-Through Rate applicable to the Class E, Class F, Class G and
Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the
Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average
Net Mortgage Rate less a

                                      S-74

specified percentage, which percentage may be zero. The Pass-Through Rate applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates will, at all times, equal the lesser of    % per annum and the
Weighted Average Net Mortgage Rate.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in May 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

          The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such Class.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January (commencing in 2006), if applicable, and
February (commencing in 2006), and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

          With respect to the two (2) Mortgage Loans that are being originated in April 2005 and have their first Due Dates in June 2005, the Depositor has agreed to deposit $518,333.34 into the Certificate Account on the Closing Date, which amount represents one month's interest on the initial principal balance of such Mortgage Loans, and which amount will be distributable to
Certificateholders on the first Distribution Date in May 2005.

                                      S-75

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (i)  to the holders of the Class A-1, Class A-2, Class A-3, Class
               A-AB, Class A-4, Class X-1 and Class X-2 Certificates, the
               Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the
               Distributable Certificate Interest Amount payable in respect of each such Class;

         (ii)  to the holders of the Class A-AB Certificates, the Principal
               Distribution Amount for such Distribution Date until the
               Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution
               Date;

        (iii)  upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the
               Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Principal
               Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-AB Certificates (in respect of the Planned Principal Balance);

         (iv)  upon payment in full of the aggregate Certificate Balance of the
               Class A-1 Certificates, to the holders of the Class A-2
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance) and Class A-1
               Certificates;

          (v)  upon payment in full of the aggregate Certificate Balance of the
               Class A-2 Certificates, to the holders of the Class A-3
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance), Class A-1 and
               Class A-2 Certificates;

         (vi)  upon payment in full of the aggregate Certificate Balance of the
               Class A-3 Certificates, to the holders of the Class A-AB
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-AB Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-AB
               (in respect of the Planned Principal Balance), Class A-1, Class
               A-2 and Class A-3 Certificates;

        (vii)  upon payment in full of the aggregate Certificate Balance of the
               Class A-3 and Class A-AB Certificates, to the holders of the
               Class A-4 Certificates, the Principal Distribution Amount for
               such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-1,
               Class A-2, Class A-3 and Class A-AB Certificates;

       (viii)  to the holders of the Class A Senior Certificates and the Class
               X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses
               previously allocated to such certificates and for

                                      S-76

               which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or
               Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the
               Notional Amount), plus interest on such Realized Losses or
               Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (ix)  to the holders of the Class A-J Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (x)  upon payment in full of the aggregate Certificate Balance of the
               Class A-4 Certificates, to the holders of the Class A-J
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Senior Certificates;

         (xi)  to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

        (xii)  to the holders of the Class B Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date; (xiii) upon payment in full of the aggregate Certificate Balance of the Class A-J
               Certificates, to the holders of the Class B Certificates, the
               Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has
               been reduced to zero; the portion of the Principal Distribution
               Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior and Class A-J Certificates;

        (xiv)  to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

         (xv)  to the holders of the Class C Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

        (xvi)  upon payment in full of the aggregate Certificate Balance of the
               Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Senior, Class A-J and Class B Certificates;

       (xvii)  to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

      (xviii)  to the holders of the Class D Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

        (xix)  upon payment in full of the aggregate Certificate Balance of the
               Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date

                                      S-77

               until the aggregate Certificate Balance of the Class D
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Senior, Class A-J, Class B and Class C Certificates;

         (xx)  to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate; and

        (xxi)  to make payments to the holders of the private certificates
               (other than the Class X-1 Certificates) as contemplated below.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate
     Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4,
     based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense
     Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1 Certificates and Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates:

          (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate
               Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution
               Date; and

          (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such class of
               certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related

                                      S-78

Collection Period will be paid to holders of the Class P Certificates
(regardless of whether the Certificate Balance of such Class has been reduced to zero).

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on
Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Class A-AB Planned Principal Balance

          On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and that class and (c) the aggregate amount of such
Prepayment Premiums or Yield Maintenance Charges collected during the related
Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection
Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before the Distribution
Date in       ,    % of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the
Class X-1 Certificates and    % of the Prepayment Premiums or Yield Maintenance
Charges remaining after those distributions will be distributed to the holders
of the Class X-2 Certificates. After the Distribution Date in      , any of such
Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining

                                      S-79

Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

          As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I
Advances (including any advances to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

                                      S-80

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Senior Certificates of principal in an amount equal to the entire
Certificate Balance of the Class A Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation, in each case until such Class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates,
in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates, pro rata and, solely with respect to losses of interest
(other than as a reduction of the Notional Amount), to the Class X-1 and Class
X-2 Certificates, pro rata with each other and with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon.

          Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the distribution date for that collection period.

                                      S-81

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

                                      S-82

OPTIONAL TERMINATION

          The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the Initial Pool Balance.

          The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

          Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

                                      S-83

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage
Loans as to which advancing is provided for under the Pooling and Servicing
Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

                                      S-84

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing
Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the

                                      S-85

future), then such advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)).
To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated
(in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination; Allocation of Losses and
Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable
(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the
Serviced Companion Mortgage Loan if the Servicing Advance relates to a Loan
Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i)    the amount, if any, of such distributions to the holders
                      of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of such class;

               (ii)   the amount of such distribution to holders of each class
                      of certificates allocable to (A) interest and (B)
                      Prepayment Premiums or Yield Maintenance Charges;

               (iii)  the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                      mortgage loans at the close of business on the related
                      Determination Date;

               (iv)   the number and aggregate Scheduled Principal Balance of
                      mortgage loans:

                      (A)  delinquent 30 to 59 days,

                      (B)  delinquent 60 to 89 days,

                      (C)  delinquent 90 days or more,

                                      S-86

                      (D)  as to which foreclosure proceedings have been
                           commenced, or

                      (E)  as to which bankruptcy proceedings have been
                           commenced;

               (v)    with respect to any REO Property included in the trust,
                      the principal balance of the related mortgage loan as of
                      the date of acquisition of the REO Property and the
                      Scheduled Principal Balance of the mortgage loan;

               (vi)   as of the related Determination Date:

                      (A)  as to any REO Property sold during the related
                           Collection Period, the date of the related
                           determination by the special servicer that it has
                           recovered all payments which it expects to be finally
                           recoverable and the amount of the proceeds of such
                           sale deposited into the Certificate Account, and

                      (B)  the aggregate amount of other revenues collected by
                           the special servicer with respect to each REO
                           Property during the related Collection Period and
                           credited to the Certificate Account, in each case
                           identifying such REO Property by the loan number of
                           the related mortgage loan;

               (vii)  the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect
                      to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

               (ix)   the Pass-Through Rate applicable to each class of
                      certificates for such Distribution Date;

               (x)    the aggregate amount of servicing fees paid to the master
                      servicer, the Primary Servicer and the special servicer
                      and the holders of the rights to Excess Servicing Fees;

               (xi)   the amount of Unpaid Interest, Realized Losses or Expense
                      Losses, if any, incurred with respect to the mortgage
                      loans, including a break out by type of such Expense
                      Losses on an aggregate basis;

               (xii)  the aggregate amount of Servicing Advances and P&I
                      Advances outstanding, separately stated, that have been
                      made by the master servicer, the special servicer, the
                      trustee and the fiscal agent and the aggregate amount of
                      Servicing Advances and P&I Advances made by the applicable
                      Non-Serviced Mortgage Loan Master Servicer in respect of
                      the Non-Serviced Mortgage Loans;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                      total Appraisal Reductions in effect as of such
                      Distribution Date; and

               (xiv) such other information and in such form as will be
                    specified in the Pooling and Servicing Agreement.

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

                                      S-87

          In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the
parties to the Pooling and Servicing Agreement, the Underwriters,
Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver the
Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the
Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

                                      S-88

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
     Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-89

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in April 2005:

The close of business on

April 1 (except as described   (A)   Cut-off Date.
herein)

April 29                       (B)   Record Date for all Classes of
                                     Certificates.

April 2 - May 6                (C)   The Collection Period. The master servicer
                                     receives Scheduled Payments due after the
                                     Cut-off Date and any Principal Prepayments
                                     made after the Cut-off Date and on or prior
                                     to May 6.

May 6                          (D)   Determination Date.

May 12                         (E)   Master Servicer Remittance Date.

May 13                         (F)   Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to May 6, 2005 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-90

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

          LaSalle Bank National Association will act as the trustee. LaSalle
Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be,
(i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the
United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and "Aa3" by Moody's, provided that, if the fiscal agent is rated at least "AA-" by Fitch (or "A+" by Fitch if the fiscal agent also has a short-term rating of at least "F-1" from Fitch) and
"Aa3" by Moody's, then the trustee must be rated not less than "A-" by Fitch and
"A3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group--Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
Pass-Through Certificates, Series 2005-TOP18. As of September 30, 2004, the
trustee had assets of approximately $61 billion. See "Description of the Pooling and Servicing Agreements--Duties of the Trustee", "Description of the Pooling
and Servicing Agreements--Regarding the Fees, Indemnities and Powers of the
Trustee" and "Description of the Pooling and Servicing Agreements--Resignation
and Removal of the Trustee" in the prospectus.

The Fiscal Agent

          ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of September 30, 2004, the fiscal agent had consolidated assets of approximately $790 billion. The long-term unsecured debt of ABN AMRO Bank
N.V. is rated "AA-" by Fitch and "Aa3" by Moody's. In the event that LaSalle
Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo will serve as registrar (in such capacity, the "certificate registrar")
for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo maintains an office at
Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for
certificate transfers and exchanges and an office at 9062 Old Annapolis Road,
Columbia, Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and
Servicing Agreement.

                                      S-91

          The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

          The Rated Final Distribution Date of each class of certificates is the
Distribution Date in February 2042.

          The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of residual certificates;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

                                      S-92

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the Fox Hill Run B Note holder may be effected, unless the Fox Hill Run B Note holder provides written consent to such amendment. Prior to entering into any amendment without the consent of
Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the
     Code and related Treasury Regulations and rulings promulgated under the
     Code; or

o    adversely affect the status of any REMIC for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class
     R-I, Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and
     Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

                                      S-93

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The interest rates on one or more classes of certificates (including the Class X-2 Certificates) may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each
Distribution Date will be distributable entirely in respect of the Class A
Senior Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal
Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

                                      S-94

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class X-2 Certificates should fully consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in the failure of such investors to fully recoup their initial investments. With respect to the Class A Senior, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1 and Class X-2
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The
Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II -
Certain Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other

                                      S-95

respective Classes of Principal Balance Certificates, in ascending alphabetical order of Class designation -- from the Class O Certificates to the Class B
Certificates, then the Class A-J Certificates, then pro rata among the Class
A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the
Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii) second, Unpaid
Interest owing to such class and (iii) third, Distributable Certificate Interest
Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-AB Certificates and Class A-4 Certificates and, as to
their interest entitlements only, the Class X-1 Certificates and Class X-2
Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest
Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon.
Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal
Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR

                                      S-96

model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lockout, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates (other than the Class X-2
Certificates) after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                                0%     25%    50%    75%   100%
-----------------                               ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
April 2006                                       87%    87%    87%    87%    87%
April 2007                                       72%    72%    72%    72%    72%
April 2008                                       56%    56%    56%    56%    53%
April 2009                                       38%    38%    37%    36%    36%
April 2010                                        0%     0%     0%     0%     0%
Weighted average life (years)                   2.99   2.98   2.97   2.96   2.93

                                      S-97

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                                0%     25%    50%    75%   100%
-----------------                               ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
April 2006                                      100%   100%   100%   100%   100%
April 2007                                      100%   100%   100%   100%   100%
April 2008                                      100%   100%   100%   100%   100%
April 2009                                      100%   100%   100%   100%   100%
April 2010                                        0%     0%     0%     0%     0%
Weighted average life (years)                   4.59   4.59   4.58   4.57   4.48

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                                0%     25%    50%    75%   100%
-----------------                               ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
April 2006                                      100%   100%   100%   100%   100%
April 2007                                      100%   100%   100%   100%   100%
April 2008                                      100%   100%   100%   100%   100%
April 2009                                      100%   100%   100%   100%   100%
April 2010                                      100%   100%   100%   100%   100%
April 2011                                      100%   100%   100%   100%   100%
April 2012                                        0%     0%     0%     0%     0%
Weighted average life (years)                   6.73   6.73   6.72   6.70   6.57

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                                0%     25%    50%    75%   100%
-----------------                               ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
April 2006                                      100%   100%   100%   100%   100%
April 2007                                      100%   100%   100%   100%   100%
April 2008                                      100%   100%   100%   100%   100%
April 2009                                      100%   100%   100%   100%   100%
April 2010                                      100%   100%   100%   100%   100%
April 2011                                       86%    86%    86%    86%    86%
April 2012                                       77%    77%    77%    77%    77%
April 2013                                       54%    54%    54%    54%    54%
April 2014                                        4%     2%     0%     0%     0%
April 2015                                        0%     0%     0%     0%     0%
Weighted average life (years)                   7.82   7.80   7.79   7.78   7.70

                                      S-98

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                                0%     25%    50%    75%   100%
-----------------                               ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
April 2006                                      100%   100%   100%   100%   100%
April 2007                                      100%   100%   100%   100%   100%
April 2008                                      100%   100%   100%   100%   100%
April 2009                                      100%   100%   100%   100%   100%
April 2010                                      100%   100%   100%   100%   100%
April 2011                                      100%   100%   100%   100%   100%
April 2012                                      100%   100%   100%   100%   100%
April 2013                                      100%   100%   100%   100%   100%
April 2014                                      100%   100%   100%    99%    94%
April 2015                                        0%     0%     0%     0%     0%
Weighted average life (years)                   9.75   9.74   9.71   9.68   9.51

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%     50%    75%   100%
-----------------                             -----   -----   ----   ----   ----
Closing Date                                   100%    100%   100%   100%   100%
April 2006                                     100%    100%   100%   100%   100%
April 2007                                     100%    100%   100%   100%   100%
April 2008                                     100%    100%   100%   100%   100%
April 2009                                     100%    100%   100%   100%   100%
April 2010                                     100%    100%   100%   100%   100%
April 2011                                     100%    100%   100%   100%   100%
April 2012                                     100%    100%   100%   100%   100%
April 2013                                     100%    100%   100%   100%   100%
April 2014                                     100%    100%   100%   100%   100%
April 2015                                      82%     65%    43%    14%     0%
April 2016                                       0%      0%     0%     0%     0%
Weighted average life (years)                 10.03   10.01   9.99   9.96   9.71

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                             0%     25%     50%     75%    100%
-----------------                           -----   -----   -----   -----   ----
Closing Date                                 100%    100%    100%    100%   100%
April 2006                                   100%    100%    100%    100%   100%
April 2007                                   100%    100%    100%    100%   100%
April 2008                                   100%    100%    100%    100%   100%
April 2009                                   100%    100%    100%    100%   100%
April 2010                                   100%    100%    100%    100%   100%
April 2011                                   100%    100%    100%    100%   100%
April 2012                                   100%    100%    100%    100%   100%
April 2013                                   100%    100%    100%    100%   100%
April 2014                                   100%    100%    100%    100%   100%
April 2015                                   100%    100%    100%    100%     0%
April 2016                                     0%      0%      0%      0%     0%
Weighted average life (years)               10.04   10.04   10.04   10.04   9.77

                                      S-99

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                             0%     25%     50%     75%    100%
-----------------                           -----   -----   -----   -----   ----
Closing Date                                 100%    100%    100%    100%   100%
April 2006                                   100%    100%    100%    100%   100%
April 2007                                   100%    100%    100%    100%   100%
April 2008                                   100%    100%    100%    100%   100%
April 2009                                   100%    100%    100%    100%   100%
April 2010                                   100%    100%    100%    100%   100%
April 2011                                   100%    100%    100%    100%   100%
April 2012                                   100%    100%    100%    100%   100%
April 2013                                   100%    100%    100%    100%   100%
April 2014                                   100%    100%    100%    100%   100%
April 2015                                   100%    100%    100%    100%     0%
April 2016                                     0%      0%      0%      0%     0%
Weighted average life (years)               10.04   10.04   10.04   10.04   9.79

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                             0%     25%     50%     75%    100%
-----------------                           -----   -----   -----   -----   ----
Closing Date                                 100%    100%    100%    100%   100%
April 2006                                   100%    100%    100%    100%   100%
April 2007                                   100%    100%    100%    100%   100%
April 2008                                   100%    100%    100%    100%   100%
April 2009                                   100%    100%    100%    100%   100%
April 2010                                   100%    100%    100%    100%   100%
April 2011                                   100%    100%    100%    100%   100%
April 2012                                   100%    100%    100%    100%   100%
April 2013                                   100%    100%    100%    100%   100%
April 2014                                   100%    100%    100%    100%   100%
April 2015                                   100%    100%    100%    100%     0%
April 2016                                     0%      0%      0%      0%     0%
Weighted average life (years)               10.04   10.04   10.04   10.04   9.81

CLASS X-2 CERTIFICATES

          The yield to maturity on the Class X-2 Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments) on the mortgage loans and to the default and loss experience on the mortgage loans. Accordingly, investors in the Class X-2
Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the mortgage loans could result in the failure of such investors to recoup their initial investments. Any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the
Class X-2 Certificates as described herein may be insufficient to offset fully the adverse effects on the yield on such class of certificates that the related prepayments may otherwise have. Moreover, because the mortgage loans represent non-recourse obligations of the borrowers, no assurance can be given that the borrowers will have sufficient funds available to pay all or any portion of any required Prepayment Premium or Yield Maintenance Charge in the case of a default, or that, in the case of a foreclosure, foreclosure proceeds will be sufficient or available to permit recovery of the Prepayment Premium or Yield
Maintenance Charge. No assurances are given that the obligation to pay any
Prepayment Premium or Yield Maintenance Charge will be enforceable. The yield to maturity on the Class X-2 Certificates will also be adversely affected by the trust's receipt of insurance proceeds in connection with a casualty loss on a mortgaged property (for which no Prepayment

                                      S-100

Premium or Yield Maintenance Charge will be due). In addition, the yield to maturity on the Class X-2 Certificates may be adversely affected if an optional termination of the trust occurs.

          The following tables indicate the approximate pre-tax yield to maturity on the Class X-2 Certificates for the specified CPR and Constant
Default Rate ("CDR") percentages, stated on a corporate bond equivalent ("CBE")
basis. For purposes of preparing the tables it was assumed that (i) unless otherwise indicated, the Structuring Assumptions referred to above apply and the initial Notional Amount and initial Pass-Through Rate of the Class X- 2
Certificates are as set forth herein and (ii) the purchase price (excluding accrued interest) for the Class X-2 Certificates, expressed as a percentage of the Notional Amount thereof, is as specified below. In addition, all of the following scenarios assume (i) the immediate occurrence of defaults, (ii) the immediate recovery of 65% of the defaulted amount and (iii) that the right of optional termination is exercised.

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES

PREPAYMENT ASSUMPTION      100% CPR   100% CPR   100% CPR
DEFAULT RATE ASSUMPTION       % CDR      % CDR      % CDR
---------------------------------------------------------
ASSUMED TOTAL PURCHASE
PRICE (EXCLUDING ACCRUED
INTEREST)

          The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-2 Certificates (that is, interest and Prepayment Premiums, if any, collected as described above), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2
Certificates and consequently do not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered.

          Notwithstanding the assumed prepayment and default rates reflected in the foregoing table, it is highly unlikely that the mortgage loans will be prepaid or default according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X-2 Certificates is likely to differ from those shown in the table, even if all of the mortgage loans prepay at the indicated
CPRs and default at the indicated CDRs over any given time period or over the entire life of the Class X-2 Certificates. CDR represents an assumed constant rate of default each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

          As described herein, the amounts payable with respect to the Class X-2
Certificates consist only of interest. If all of the mortgage loans were to prepay in the initial month, with the result that holders of the Class X-2
Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the
"AAA/Aaa" ratings received on the Class X-2 Certificates. The related Notional
Amount upon which interest in respect of the Class X-2 Certificates is calculated will be reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount of such
Certificates as so reduced from time to time. Accordingly, the ratings of the
Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

                                     S-101

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of one hundred fifty-six (156)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$1,121,613,138, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $623,000 to $85,000,000, and the mortgage loans have an average Cut-off Date Balance of $7,189,828. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          The mortgage loans will be originated between December 22, 2003 and
April 13, 2005. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans
(including crossed mortgage loans) in the Mortgage Pool are contained in
Appendix III attached.

          One hundred seventy-nine (179) mortgaged properties, securing mortgage loans representing 93.2% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Two (2) mortgaged properties, securing a mortgage loan representing 6.6% of the Initial Pool Balance, are subject to a leasehold interest in the mortgaged properties. One (1) mortgaged property, securing a mortgage loan representing 0.2% of the Initial Pool
Balance, is subject to a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of such mortgaged property.

          On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred forty-five (145) mortgage loans, representing 89.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Eleven (11) mortgage loans, representing 10.2% of the Initial
Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

          The mortgage loans consist of the following property types:

          o    Retail - One hundred three (103) of the mortgaged properties, which secure 42.8% of the Initial Pool Balance, are retail properties;

          o    Multifamily - Nineteen (19) of the mortgaged properties, which secure 21.7% of the Initial Pool Balance, are multifamily
               properties;

                                      S-102

          o    Office - Twenty-five (25) of the mortgaged properties, which secure 19.7% of the Initial Pool Balance, are office properties;

          o    Industrial - Seventeen (17) of the mortgaged properties, which secure 7.8% of the Initial Pool Balance, are industrial
               properties;

          o    Hospitality - Four (4) of the mortgaged properties, which secure
               4.8% of the Initial Pool Balance, are hospitality properties;

          o    Self Storage - Seven (7) of the mortgaged properties, which secure 1.3% of the Initial Pool Balance, are self storage
               properties;

          o    Mixed Use - Four (4) of the mortgaged properties, which secure
               1.3% of the Initial Pool Balance, are mixed use properties;

          o    Other - Two (2) of the mortgaged properties, which secure 0.4% of the Initial Pool Balance, are types of properties other than those set forth in this paragraph; and

          o    Manufactured Housing Community - One (1) of the mortgaged
               properties, which secures 0.2% of the Initial Pool Balance, is a manufactured housing community property.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California,
Maryland, Hawaii and Colorado.

          o    Fourteen (14) mortgaged properties, representing security for
               23.7% of the Initial Pool Balance, are located in New York;

          o    Twenty-nine (29) mortgaged properties, representing security for
               13.7% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, nineteen (19) of such mortgaged properties, representing security for 9.7% of the
               Initial Pool Balance, are located in Southern California, and ten
               (10) mortgaged properties, representing security for 4.0% of the
               Initial Pool Balance, are located in Northern California;

          o    Four (4) mortgaged properties, representing security for 7.4% of the Initial Pool Balance, are located in Maryland;

          o    One (1) mortgaged property, representing security for 5.6% of the
               Initial Pool Balance, is located in Hawaii; and

          o    Four (4) mortgaged properties, representing security for 5.1% of the Initial Pool Balance, are located in Colorado.

Due Dates

          One hundred forty-one (141) of the mortgage loans, representing 76.2%
of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month. One (1) of the mortgage loans, representing 0.6% of the Initial Pool
Balance, has a Due Date on the 2nd day of each calendar month. Four (4) of the mortgage loans, representing 1.7% of the Initial Pool Balance, have Due Dates on the 3rd day of each calendar month. One (1) of the mortgage loans, representing
0.7% of the Initial Pool Balance, has a Due Date on the 4th day of each calendar month. Three (3) of the mortgage loans, representing 1.3% of the Initial Pool
Balance, have Due Dates on the 5th day of each calendar month. Two (2) of the mortgage loans, representing 10.3% of the Initial Pool Balance, have Due Dates on the 7th day of each calendar month. Two (2) of the mortgage loans, representing 1.7% of the Initial Pool Balance,

                                     S-103

has a Due Date on the 8th day of each calendar month. One (1) of the mortgage loans, representing 6.7% of the Initial Pool Balance, has a Due Date on the 9th
day of each calendar month. One (1) of the mortgage loans, representing 0.8% of the Initial Pool Balance, has a Due Date on the 11th day of each calendar month.
The mortgage loans have various grace periods prior to the imposition of late payment charges, including one hundred fifty (150) mortgage loans, representing
96.6% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days. Of the remaining mortgage loans: one (1) mortgage loan, representing 1.8% of the
Initial Pool Balance, has a 6 calendar day grace period prior to the imposition of late payment charges, one (1) mortgage loan, representing 0.3% of the Initial
Pool Balance, has a 10 calendar day grace period prior to the imposition of late payment charges and four (4) mortgage loans, representing 1.3% of the Initial
Pool Balance, have a 15 calendar day grace period prior to the imposition of late payment charges.

Amortization

          The mortgage loans have the following amortization features:

          o    One hundred forty-five (145) of the mortgage loans, representing
               96.9% of the Initial Pool Balance, are Balloon Loans. Twelve (12)
               of these mortgage loans, representing 9.3% of the Initial Pool
               Balance, are ARD loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a
               360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See
               "Risk Factors" in this prospectus supplement.

          o    The eleven (11) remaining mortgage loans, representing 3.1% of the Initial Pool Balance are fully amortizing and each is
               expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

          As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

          o    One hundred sixteen (116) of the mortgage loans, representing
               70.9% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Nineteen (19) mortgage loans, representing 18.8% of the Initial
               Pool Balance, prohibit voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provide for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    Nineteen (19) mortgage loans, representing 8.8% of the Initial
               Pool Balance, prohibit voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provide for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                      S-104

          o    One (1) mortgage loan, representing 0.8% of the Initial Pool
               Balance, has no Lock-out Period and permits voluntary principal prepayments at any time if accompanied by a Prepayment Premium or
               Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 0.7% of the Initial Pool
               Balance, prohibits voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provides for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 3% of the amount prepaid.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    Four (4) mortgage loans, representing 2.6% of the Initial Pool
               Balance, are secured by multiple mortgaged properties and permit the substitution of certain of the mortgaged properties with other mortgaged properties satisfying various criteria, including loan-to-value, debt service coverage, property condition and market-based criteria.

          o    One (1) mortgage loan, representing 1.7% of the Initial Pool
               Balance, permits the release of a mortgaged property from the lien of a mortgage, if there is a defeasance of a portion of the mortgage loan in connection with such release.

          o    One (1) mortgage loan, representing 1.5% of the Initial Pool
               Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage upon defeasance of an amount equal to 110% of the allocated amount of the mortgaged property being released.

          o    One (1) mortgage loan, representing 1.1% of the Initial Pool
               Balance permits the partial release of a portion of the mortgaged property, which is comprised of multiple parcels, upon (i) the payment of an amount equal to the greater of (x) 120% of the then appraised value of the released parcel or (y) an amount such that the remaining outstanding principal balance of such mortgage loan does not exceed 67% of the value of the unreleased portion of the mortgaged property, (ii) the remaining mortgaged property
               achieving a debt service coverage constant ratio greater than or equal to 1.05x, calculated using a constant of 9.0% and (iii) the payment of a Yield Maintenance Charge, calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 0.4% of the Initial Pool
               Balance, permits the borrower to prepay up to 33.33% of the initial outstanding principal amount of the mortgage loan if accompanied by a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          o    Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing one (1) to
               twenty-five (25) payment dates prior to and including the
               maturity date or the Anticipated Repayment Date.

          The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial

                                     S-105

condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

          Three (3) of the mortgage loans, representing 7.3% of the Initial Pool
Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. The Waikele
Center Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $63,315,000, is secured by the related mortgaged property on a pari passu basis with other notes that had aggregate original principal balance of $77,385,000. The Fox Hill Run Mortgage Loan, which had an aggregate outstanding principal as of the Cut-off Date of $11,500,000, is secured by the related mortgaged property, which also secures a subordinated B Note, the Fox
Hill Run B Note, that had an original principal balance of $1,000,000. The
Chenal Commons Mortgage Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $6,740,000, is secured by the related mortgaged property, which also secures a second lien loan that had an original principal balance of $2,450,000. See "Servicing of the Mortgage Loans--Servicing
of the Waikele Center Loan Group, the Fox Hill Run A/B Mortgage Loan and the
Chenal Commons Mortgage Loan" in this prospectus supplement.

          One (1) of the mortgage loans, representing 0.2% of the Initial Pool
Balance, permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that the combined LTV does not exceed 53.3% and the DSCR must always be greater than .98x based on a loan constant equal to the greater of the actual debt service or a 10% loan constant.

          Ten (10) of the mortgage loans, representing 12.5% of the Initial Pool
Balance, permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          One (1) of the mortgage loans, representing 2.6% of the Initial Pool
Balance, permits the borrower, to enter into additional subordinate financing that is secured by the mortgaged property, provided that (i) the overall amount of debt does not exceed a LTV ratio of 55%, and (ii) the overall DSCR is not less than 1.30x. The related borrower

                                     S-106

may also enter into additional financing that is not secured by the related mortgaged property in an amount not exceeding $500,000.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral

          Sixteen (16) of the mortgage loans, representing 7.3% of the Initial
Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements.
For further information with respect to additional collateral, see Appendix II.

Cash Management Agreements/Lockboxes

          Twenty-eight (28) of the mortgage loans, representing 47.4% of the
Initial Pool Balance, generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on

                                     S-107

               behalf of the trust; the revenue is then applied by the
               applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.
There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of

                                     S-108

identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged
Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

          In the case of twenty-five (25) mortgaged properties, securing mortgage loans representing approximately 4.4% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date
Balance in excess of $3,725,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

          In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

          o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of

                                      S-109

               the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

          The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$4,656,250 and the total claims under the group policy is subject to a maximum of $17,266,000. There is no deductible under the policy.

          The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

          The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

          For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
               currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for
               any mortgage loan is calculated pursuant to the definition of those terms under the

                                     S-110

               "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the
               Debt Service Coverage Ratio reflects (i) with respect to any
               Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
               Non-Serviced Companion Mortgage Loan.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
               information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented herein for
               illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the
               Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the
               "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV"
               or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition

                                      S-111

               of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate
               indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

                                      S-112

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO
Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and
Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

                                      S-113

THE SELLERS

Bear Stearns Commercial Mortgage, Inc.

          BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital
Corporation, and is a New York corporation and an affiliate of Bear, Stearns &
Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's
telephone number is (212) 272-2000.

Morgan Stanley Mortgage Capital Inc.

          MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC
Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at
1585 Broadway, New York, New York 10036. MSMC's telephone number is (212)
761-4700.

Wells Fargo Bank, National Association

          A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Master Servicer and Special
Servicer--Master Servicer" in this prospectus supplement.

Principal Commercial Funding, LLC

          PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515)
248-3944.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

          In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

                                      S-114

          (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

                                      S-115

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or

                                      S-116

assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the seller will be obligated, not later than the last day of such
Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or,

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

          The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material
Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

          The foregoing obligations of any seller to cure a Material Document
Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material
Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered.
Instead, the related seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the
Trustee will be required to take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                                      S-117

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

          Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

          Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

          Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

                                      S-118

          o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

                                      S-119

          The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE WAIKELE CENTER LOAN GROUP, THE FOX HILL RUN A/B MORTGAGE LOAN
AND THE CHENAL COMMONS MORTGAGE LOAN

THE WAIKELE CENTER LOAN GROUP

          Mortgage Loan No. 4 (the "Waikele Center Pari Passu Loan"), which has an outstanding principal balance as of the Cut-off Date of $63,315,000, representing 5.6% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another group of notes (the "Waikele Center
Companion Loan"), which are not included in the trust and have an aggregate outstanding principal balance as of the Cut-off Date of $77,385,000. The Waikele
Center Pari Passu Loan and the Waikele Center Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the
Waikele Center Mortgaged Property. The interest rate and maturity date of the
Waikele Center Companion Loan are identical to those of the Waikele Center Pari
Passu Loan. Payments from the borrower under the Waikele Center Loan Group will be applied on a pari passu basis to the Waikele Center Pari Passu Loan and the
Waikele Center Companion Loan. The Waikele Center Pari Passu Loan and the
Waikele Center Companion Loan are collectively referred to herein as the
"Waikele Center Loan Group."

          Only the Waikele Center Pari Passu Loan is included in the trust. The
Waikele Center Companion Loan is included in a securitization known as the
Morgan Stanley Capital I Trust 2005-TOP17 ("MSCI 2005-TOP17") securitization.
The Waikele Center Pari Passu Loan and the Waikele Center Companion Loan are
being serviced pursuant to the MSCI 2005-TOP17 Pooling and Servicing Agreement.
For purposes of the information presented in this prospectus supplement with respect to the Waikele Center Pari Passu Loan, the DSCR, LTV, Cut-off Date
Balance per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the Waikele Center Pari Passu Loan and the Waikele Center Companion
Loan.

          General. The Waikele Center Loan Group is being serviced under the
MSCI 2005-TOP17 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Waikele
Center Pari Passu Loan or the Waikele Center Companion Loan will be effected in accordance with the MSCI 2005-TOP17 Pooling and Servicing Agreement) and
therefore the MSCI 2005-TOP17 Master Servicer will make servicing advances (and if it fails to make such advances, the MSCI 2005-TOP17 Trustee or the MSCI
2005-TOP17 Fiscal Agent will be required to make such servicing advances) and remit collections on the Waikele Center Pari Passu Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the
Waikele Center Pari Passu Loan. The master servicer will be required to make advances with respect to monthly P&I payments on the Waikele Center Pari Passu
Loan, unless it has determined that such advance would not be recoverable from collections on the Waikele Center Pari Passu Loan. If the MSCI 2005-TOP17 Master
Servicer notifies the master servicer that any proposed advance of scheduled principal and interest payments on the Waikele Center Companion Loan would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I Advances with respect to the Waikele Center Pari Passu Loan, unless the master servicer has consulted with the MSCI 2005-TOP17 Master
Servicer relating to the Waikele Center Companion Loan and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. The MSCI 2005-TOP17 Pooling and

                                      S-120

Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the MSCI 2005-TOP17 Pooling and Servicing Agreement are
generally similar but not identical to the servicing arrangements under the
Pooling and Servicing Agreement.

          The holders of the Waikele Center Pari Passu Loan and the Waikele
Center Companion Loan entered into an intercreditor agreement. The intercreditor agreement between the holders of the Waikele Center Pari Passu Loan and the holders of the Waikele Center Companion Loan provides that for so long as the
Waikele Center Pari Passu Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the Waikele Center Pari Passu Loan consistently with the terms of the related intercreditor agreement and the MSCI 2005-TOP17 Pooling and Servicing
Agreement. The MSCI 2005-TOP17 Special Servicer is required to give the holders of the Waikele Center Pari Passu Loan or their representatives prompt notice of any determination by the special servicer to take certain specified actions. The holders of the Waikele Center Pari Passu Loan or their representatives will have an opportunity to consult with the MSCI 2005-TOP17 Special Servicer for five business days after receipt of such notice with respect to any such proposed action. However, the MSCI 2005-TOP17 Special Servicer will not be obligated to act upon the direction, advice or objection of the holders of the Waikele Center
Pari Passu Loan, or its representative, in connection with any such proposed action.

          Sale of Defaulted Mortgage Loan. Under the MSCI 2005-TOP17 Pooling and
Servicing Agreement, if the Waikele Center Companion Loan is subject to a fair value purchase option, the option holder under the MSCI 2005-TOP17 Pooling and
Servicing Agreement will have an option to purchase the Waikele Center Pari
Passu Loan, at the purchase price determined by the MSCI 2005-TOP17 Special
Servicer under the MSCI 2005-TOP17 Pooling and Servicing Agreement.

          Termination of the Master Servicer or Special Servicer Generally. If
an event of default under the MSCI 2005-TOP17 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the MSCI 2005-TOP17 Depositor or the MSCI 2005-TOP17 Trustee may, and upon written direction from the holders of at least 25% of all of the certificates issued pursuant to the MSCI
2005-TOP17 Pooling and Servicing Agreement shall or, to the extent that it is affected by such event of default, a holder of the Waikele Center Pari Passu
Loan may, terminate the MSCI 2005-TOP17 Master Servicer or the MSCI 2005-TOP17
Special Servicer with respect to the Waikele Center Loan Group, as applicable, if such party is the defaulting party.

          In addition to the provisions set forth above, the MSCI 2005-TOP17
Pooling and Servicing Agreement provides that if, with respect to a particular matter, a rating agency confirmation is required that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned to any class of certificates issued pursuant to the MSCI
2005-TOP17 Pooling and Servicing Agreement, then with respect to any matter affecting any Serviced Companion Mortgage Loan (as such term is defined in the
MSCI 2005-TOP17 Pooling and Servicing Agreement, which would include the Waikele
Center Pari Passu Loan), such confirmation shall also be required from the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations'
respective ratings of such securities.

THE FOX HILL RUN A/B MORTGAGE LOAN

          Mortgage Loan No. 20, which had an original principal balance of
$11,500,000 (the "Fox Hill Run Mortgage Loan"), represents approximately 1.0% of the Initial Pool Balance. In addition, the mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of
$1,000,000 (the "Fox Hill Run B Note"). The Fox Hill Run B Note initially will be held by Principal Life Insurance Company, which holder may sell or transfer the Fox Hill Run B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The Fox Hill Run B Note is not included in the trust. The Fox Hill Run Mortgage Loan together with the Fox Hill Run B
Note are referred to herein as the "Fox Hill Run A/B Mortgage Loan."

          The initial holder of the Fox Hill Run Mortgage Loan and the initial holder of the Fox Hill Run B Note entered into an intercreditor agreement dated as of March 14, 2005 (the "Fox Hill Run Intercreditor Agreement").

                                     S-121

          Fox Hill Run Intercreditor Agreement. The Fox Hill Run Intercreditor
Agreement provides, among other things, for the application of payments between the Fox Hill Run Mortgage Loan and the Fox Hill Run B Note, as follows:

          If neither a monetary event of default as to which the holder of the
Fox Hill Run B Note or its designee is not curing in accordance with the Fox
Hill Run Intercreditor Agreement has occurred and is continuing with respect to the Fox Hill Run Mortgage Loans nor a material non-monetary event of default as to which the holder of the Fox Hill Run B Note or its designee is not curing in accordance with the Fox Hill Run Intercreditor Agreement has occurred and is continuing, at a time when the Fox Hill Run Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections (net of any amounts payable or reimbursable to servicers, trustee, paying agent and certain other persons pursuant to the applicable servicing agreement or any other related servicing agreement) with respect to the Fox Hill Run A/B Loan and/or the related REO Property will be applied as follows:

          o    first, to the holder of the Fox Hill Run Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the Fox Hill Run A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Fox Hill Run
               Intercreditor Agreement or the applicable servicing agreement;

          o    second, to the holder of the Fox Hill Run Mortgage Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the Fox Hill Run Mortgage Loan, net of the applicable master servicing fee and the applicable trustee fee, until all such interest is paid in full;

          o    third, to the holder of the Fox Hill Run Mortgage Loan, principal in an amount equal to the sum of (w) the aggregate of all
               scheduled payments of principal due on or in respect of the Fox
               Hill Run Mortgage Loan (including without limitation any payments of principal on the maturity date); (x) the aggregate of all voluntary principal prepayments allocable to the Fox Hill Run
               Mortgage Loan in accordance with the related mortgage loan documents and (y) the aggregate of all unscheduled principal prepayments on account of the application of insurance or
               condemnation proceeds allocable to the Fox Hill Run Mortgage Loan in accordance with the related mortgage loan documents;

          o    fourth, to the holder of the Fox Hill Run Mortgage Loan, the amount of any expenses or losses incurred by the holder of the
               Fox Hill Run Mortgage Loan or allocated to any amounts due and owing on or in respect of the Fox Hill Run Mortgage Loan;

          o    fifth, to the holder of the Fox Hill Run B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Fox Hill Run B Note with respect to the Fox Hill
               Run A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Fox Hill Run Intercreditor Agreement or the applicable servicing agreement including, but not limited to, any
               outstanding advances made by the holder of the Fox Hill Run B
               Note;

          o    sixth, to the holder of the Fox Hill Run B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Fox Hill Run B Note until all such interest is paid in full, all in accordance with the allocation set forth in the related mortgage loan documents;

          o    seventh, to the holder of the Fox Hill Run B Note, as principal on the Fox Hill Run B Note, in an amount equal to (w) the portion of all scheduled payments of principal due on or in respect of the Fox Hill Run B Note (including without limitation any
               payments of principal on the maturity date); (x) the portion of all voluntary principal prepayments allocable to the Fox Hill Run
               B Note in accordance with the related mortgage loan documents and
               (y) the portion of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds allocable to the Fox Hill Run B Note in accordance with the related mortgage loan documents;

          o    eighth, to the holder of the Fox Hill Run B Note, the amount of any expenses or losses incurred by the holder of the Fox Hill Run
               B Note or allocated to any amounts due and owing on or in respect of

                                     S-122

               the Fox Hill Run B Note;

          o    ninth, on a pari passu basis to (x) the holder of the Fox Hill
               Run Mortgage Loan and (y) the holder of the Fox Hill Run B Note, any late charges and default interest due in respect of the mortgage loans all in accordance with the related mortgage loan documents, until all such amounts are paid;

          o    tenth, on a pari passu basis to (x) the holder of the Fox Hill
               Run Mortgage Loan and (y) the holder of the Fox Hill Run B Note, any prepayment premium attributable to the Fox Hill Run A/B
               Mortgage Loan all in accordance with the related mortgage loan documents; and

          o    eleventh, pari passu basis to (x) the holder of the Fox Hill Run
               Mortgage Loan and (y) the holder of the Fox Hill Run B Note, any remaining amount allocated between such lenders in accordance with each such lender's pro rata share of such amount.

          If a monetary event of default as to which the holder of the Fox Hill
Run B Note or its designee is not curing in accordance with the Fox Hill Run
Intercreditor Agreement has occurred and is continuing with respect to the Fox
Hill Run Mortgage Loan, or a material non-monetary event of default as to which the holder of the Fox Hill Run B Note or its designee is not curing in accordance with the Fox Hill Run Intercreditor Agreement has occurred and is continuing at a time when the Fox Hill Run Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections (net of any amounts payable or reimbursable to servicers, trustee, paying agent and certain other persons pursuant to the applicable servicing agreement or any other related servicing agreement) with respect to the Fox Hill Run A/B Mortgage
Loan and/or the related REO Property will be applied as follows:

          o    first, to the holder of the Fox Hill Run Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the Fox Hill Run A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Fox Hill Run
               Intercreditor Agreement or the applicable servicing agreement;

          o    second, to the holder of the Fox Hill Run Mortgage Loan, in an amount equal to the aggregate accrued and unpaid interest on the principal balance of the Fox Hill Run Mortgage Loan, net of the applicable master servicing fee and the applicable trustee fee, until all such interest is paid in full;

          o    third, to the holder of the Fox Hill Run Mortgage Loan, in an amount equal to the principal balance outstanding of the Fox Hill
               Run Mortgage Loan, until such time as the principal balance of the Fox Hill Run Mortgage Loan has been reduced to zero;

          o    fourth, to the holder of the Fox Hill Run Mortgage Loan, the amount of any expenses or losses incurred by such holder or allocated to any amounts due and owing on or in respect of the
               Fox Hill Run Mortgage Loan;

          o    fifth, to the holder of the Fox Hill Run Mortgage Loan, any late charges and default interest due in respect of the mortgage loans all in accordance with the related mortgage loan documents, until all such amounts are paid;

          o    sixth, to the holder of the Fox Hill Run Mortgage Loan, any prepayment premium attributable to the mortgage loans in
               accordance with the related mortgage loan documents, to the extent actually paid;

          o    seventh, to the holder of the Fox Hill Run B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the mortgage loan pursuant to, and reimbursable pursuant to, the Fox Hill Run Intercreditor
               Agreement or the applicable servicing agreement;

          o    eighth, to the holder of the Fox Hill Run B Note, in an amount equal to the accrued and unpaid

                                     S-123

               interest on the principal balance of the Fox Hill Run B Note until all such interest is paid in full;

          o    ninth, to holder of the Fox Hill Run B Note, in an amount equal to the principal balance of the Fox Hill Run B Note, until such time as the Fox Hill Run B Note has been reduced to zero;

          o    tenth, to the holder of the Fox Hill Run B Note, the amount of any expenses or losses incurred by such holder or allocated to any amounts due and owing on or in respect of the Fox Hill Run B
               Note;

          o    eleventh, to the holder of the Fox Hill Run B Note, any
               prepayment premium attributable to the mortgage loans in
               accordance with the related mortgage loan documents, to the extent actually paid;

          o    twelfth, to the holder of the Fox Hill Run B Note, any late charges and default interest due in respect of the mortgage loans all in accordance with the related mortgage loan documents, until all such amounts are paid;

          o    thirteenth, to the holder of the Fox Hill Run Mortgage Loan any other amount paid by the borrower thereunder and due to it in respect of the Fox Hill Run Mortgage Loan;

          o    fourteenth, to the holder of the Fox Hill Run B Note, any other amount paid by the borrower thereunder and due to it in respect of the Fox Hill Run B Note; and

          o    fifteenth, on a pari passu basis (x) the holder of the Fox Hill
               Run Mortgage Loan and (y) the holder of the Fox Hill Run B Note, any remaining amount allocated between such lenders in accordance with the pro rata share of such amount.

          In general, all expenses and losses relating to the Fox Hill Run A/B
Mortgage Loan and the related mortgaged property (including losses of principal or interest, nonrecoverable Advances and any interest thereon, special servicing fees, liquidation fees and workout fees) will be allocated first to the Fox Hill
Run B Note and then to the Fox Hill Run Mortgage Loan, provided that, in general, REMIC or grantor trust specific taxes or expenses that result from the inclusion of all or any portion of the Fox Hill Run Mortgage Loan in a REMIC or a grantor trust will not be borne by the holder of the Fox Hill Run B Note or allocated to the Fox Hill Run B Note.

          The Fox Hill Run Intercreditor Agreement also provides that the holder of the Fox Hill Run B Note will, in certain circumstances (and unless certain conditions described below are satisfied), be entitled to exercise, directly or through a representative, certain rights and powers granted to the "Directing
Lender" of the Fox Hill Run A/B Mortgage Loan (the "Fox Hill Run Directing
Holder") under the Fox Hill Run Intercreditor Agreement. Pursuant to the Fox
Hill Run Intercreditor Agreement, the holder of the Fox Hill Run B Note will be the Fox Hill Run Directing Holder and will be entitled to exercise such rights and powers as the Fox Hill Run Directing Holder under the Fox Hill Run
Intercreditor Agreement and the applicable servicing agreement unless each of the following conditions is satisfied as of the time the determination is made:
(X)(a)(1) the initial unpaid principal balance of the Fox Hill Run B Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the Fox Hill
Run B Note, (y) any Appraisal Reduction in effect as of such date of determination and (z) any realized losses allocated to the Fox Hill Run B Note pursuant to the Fox Hill Run Intercreditor Agreement and/or the Pooling and
Servicing Agreement is less than (b) 25% of (1) the initial unpaid principal balance of the Fox Hill Run B Note less, (2) any scheduled payments or prepayments of principal allocated to, and received on, the Fox Hill Run B Note;
and (Y) the Fox Hill Run Mortgage Loan has not been paid in full, and if such conditions are satisfied, the holder of the Fox Hill Run Mortgage Loan will instead be the Fox Hill Run Directing Holder and will be entitled to exercise such rights and powers of the Fox Hill Run Directing Holder. Once the holder of the Fox Hill Fun B Note is no longer the Directing Holder, the Controlling Class under the Pooling and Servicing Agreement can instead exercise this right.

          Pursuant to the Fox Hill Run Intercreditor Agreement, the Fox Hill Run
Directing Holder will be entitled to, among other things,

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          o    replace the special servicer with a qualified special servicer, solely in respect of the Fox Hill Run A/B Mortgage Loan, in the event that the special servicer no longer meets the
               qualifications set forth in the Pooling and Servicing Agreement or in the event that neither the initial special servicer nor an affiliate of the special servicer holds a majority of the
               Controlling Class;

          o    consult and/or direct the special servicer with respect to various servicing matters involving the Fox Hill Run A/B Mortgage
               Loan (as described below);

          o    purchase the Fox Hill Run Mortgage Loan if it becomes specially serviced (as described below); and

          o    cure defaults with respect to the Fox Hill Run A/B Mortgage Loan
               (as described below);

provided that such holder may designate a representative to exercise such rights and powers.

          Certain Rights to Consult and Direct the Special Servicer. Subject to
the terms and provisions of the Fox Hill Run Intercreditor Agreement, the Fox
Hill Run Directing Holder is entitled to advise the master servicer and special servicer, as applicable (a) if an event of default under the Fox Hill Run A/B
Mortgage Loan documents occurs, and (b) with respect to the actions the master servicer or special servicer, as applicable proposes to take (and such servicer will be required to consider the alternative actions recommended by the Fox Hill
Run Directing Holder and to consult with the Fox Hill Run Directing Holder concerning determinations that such servicer makes in accordance with the terms of the Pooling and Servicing Agreement). In addition, subject to the terms and provisions of the Fox Hill Run Intercreditor Agreement, the Fox Hill Run
Directing Holder is entitled to advise the master servicer and special servicer, as applicable, at any time (whether or not an event of default under the Fox
Hill Run A/B Mortgage Loan documents has occurred) with respect to proposals to take any significant action with respect to the Fox Hill Run A/B Mortgage Loan and/or the related mortgaged property (but only if the Pooling and Servicing
Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility for processing any such proposal), and in each case, the master servicer and special servicer, as applicable, will be required to consider the alternative actions recommended by the Fox Hill Run Directing Holder and to consult with the Fox
Hill Run Directing Holder concerning determinations made by such servicer in accordance with the terms of the Pooling and Servicing Agreement.

          Furthermore, neither the master servicer nor special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under the Fox Hill Run A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the Fox Hill Run Mortgage Loan and the holder of the Fox Hill Run B Note of such proposed action in writing, and the
Fox Hill Run Directing Holder has not objected in writing within 5 business days if the Fox Hill Run A/B Mortgage Loan is not a specially serviced mortgage loan, and if the Fox Hill Run A/B Mortgage Loan is a specially serviced mortgage loan, within 10 business days, of the Fox Hill Run Directing Holder having been notified and provided with all information the Fox Hill Run Directing Holder reasonably requests with respect to such action:

          o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include
               acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the Fox Hill
               Run A/B Mortgage Loan;

          o    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the Fox Hill Run A/B Mortgage Loan
               (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Fox Hill
               Run A/B Mortgage Loan);

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          o    any proposed sale of the related mortgaged property after it becomes REO Property;

          o    any acceptance of a discounted payoff of any portion of the Fox
               Hill Run A/B Mortgage Loan;

          o    any determination to bring the related mortgaged property
               (including if it is an REO Property) into compliance with
               applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

          o    any release of material collateral for the Fox Hill Run A/B
               Mortgage Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the Fox Hill Run A/B Mortgage Loan;

          o    any acceptance of substitute or additional collateral for the Fox
               Hill Run A/B Mortgage Loan (other than in accordance with the terms of the Fox Hill Run A/B Mortgage Loan);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Fox Hill Run A/B Mortgage Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

          o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the Fox Hill Run A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to the Fox
               Hill Run A/B Mortgage Loan) from liability under the Fox Hill Run
               A/B Mortgage Loan;

          o    any renewal or replacement of the then existing insurance
               policies with respect to the Fox Hill Run A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance
               requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents;

          o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holder of the Fox Hill Run Mortgage Loan and the holder of the
Fox Hill Run A/B Mortage Loan (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the
Fox Hill Run Directing Holder's response.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Fox Hill Run Directing Holder may (and the master servicer or special servicer, as applicable, will ignore and act without regard to any such advice, direction or objection that such servicer has determined, in accordance with the Servicing Standard, will) require, cause or permit such servicer to (i) violate any provision of the Fox Hill Run Intercreditor
Agreement or the Pooling and Servicing Agreement (including the master servicer's or special servicer's obligation, as applicable, to act in accordance with the Servicing Standard), the loan documents or applicable law; (ii)
endanger the status of any related REMIC pool as a REMIC under the REMIC provisions of the Internal Revenue Code of 1986, as amended, or cause the imposition of a tax on such related REMIC pool or any of its assets or transactions or (iii) impair the status of any related grantor trust as a grantor trust or cause the imposition of a tax on such related grantor trust or any of its assets or transactions.

          Furthermore, the master servicer or the special servicer, as applicable, will not be obligated to seek approval from the Fox Hill Run
Directing Holder for any actions to be taken by such servicer with respect to the workout or liquidation of the Fox Hill Run A/B Mortgage Loan if:

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          o    the applicable servicer has, as provided in the second preceding paragraph, notified the Fox Hill Run Directing Holder in writing of various actions that the applicable servicer proposes to take with respect to the workout or liquidation of the Fox Hill Run
               Directing Holder's mortgage loan; and

          o    for 90 days following the first such notice, the Fox Hill Run
               Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the Servicing
               Standard.

          Purchase Option. If and for so long as the Fox Hill Run A/B Mortgage
Loan remains specially serviced and, further, upon the earliest to occur of: (i)
any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the Fox Hill Run B Note losing its designation as the Fox Hill
Run Directing Holder under the Fox Hill Run Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the holder of the Fox Hill Run Mortgage Loan or the master servicer or special servicer, as applicable, on its behalf, the holder of the
Fox Hill Run B Note may, at its option, purchase or designate another person to purchase the Fox Hill Run Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the Fox Hill Run Intercreditor
Agreement. The purchase price for the Fox Hill Run Mortgage Loan payable by the holder of the Fox Hill Run B Note in connection with the exercise of such purchase option will generally equal (i) the outstanding principal balance of the Fox Hill Run Mortgage Loan (net of the principal portion of any cure payments made by the holder of the Fox Hill Run B Note pursuant to the Fox Hill
Run Intercreditor Agreement), plus (ii) all accrued and unpaid interest on the
Fox Hill Run Mortgage Loan (including the master servicing fee but excluding interest on the date of the purchase, but excluding any accrued and unpaid default interest, late charges and the interest portion of any cure payments made by the holder of the Fox Hill Run B Note), plus (iii) all other sums then due and owing under the terms of the Fox Hill Run Mortgage Loan (excluding any such accrued and unpaid default interest, prepayment premiums and late charges), plus (iv) all reasonable, out-of-pocket expenses associated with such purchase, plus (v) any amount in respect of servicing compensation, Advances and any advance interest thereon, which are, at the time of such purchase, payable or reimbursable to the holder of the Fox Hill Run Mortgage Loan, the master servicer or the special servicer or any other person under the Pooling Servicing
Agreement or the Fox Hill Run Intercreditor Agreement. No workout fee, liquidation fee or similar fee payable to any master servicer or special servicer will be payable by the holder of the Fox Hill Run B Note where (i) the
Pooling and Servicing Agreement does not expressly provide for payment of such liquidation fees by the holder of the Fox Hill Run B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and Servicing Agreement in connection with such purchase by the holder of the
Fox Hill Run B Note, the Fox Hill Run Mortgage Loan is purchased within 90 days of the later of the transfer of the Fox Hill Run A/B Mortgage Loan to the special servicer and the receipt by the holder of the Fox Hill Run B Note of written notice from the special servicer that such transfer has taken place.
Furthermore, the holder of the Fox Hill Run B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of the Fox Hill Run B Note do not extend to REO
Property and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

          Cure Rights of the Holder of the Fox Hill Run B Note. The holder of the Fox Hill Run B Note will have the right, but not the obligation, to cure borrower defaults with respect to the Fox Hill Run Mortgage Loan; such cure must be completed, in the case of a monetary default, within 10 business days following the later of (i) receipt of notice of such event of default and (ii)
the expiration of the applicable notice and grace periods available to the borrower under the mortgage loan documents, and in the case of a non-monetary default, within 30 days following the later of (i) receipt of notice of such event of default and (ii) the expiration of the applicable notice and grace periods; and provided, that the holder of the Fox Hill Run B Note is entitled to
(i) no more than 4 consecutive cure events, (ii) no more than 6 cure events, whether or not consecutive, in any 12-month period and (iii) no more than 9 cure events over the life of the Fox Hill Run Mortgage Loan.

          At the time a cure payment is made and otherwise during any applicable notice and grace period, the holder of the Fox Hill Run B Note will pay or reimburse the holder of the Fox Hill Run Mortgage Loan, the master servicer, the special servicer, the trustee and the fiscal agent or paying agent, as applicable, for all costs, expenses,

                                     S-127

losses, liabilities, obligations, damages, penalties, and disbursements imposed on or incurred by the holder of the Fox Hill Run Mortgage Loan (including, without limitation, any interest accrued on any advances for monthly payments or servicing advances charged by any servicer, the trustee or the fiscal agent or paying agent, whether or not any such entity may be deemed to be the holder of the Fox Hill Run Mortgage Loan) during the period of time from the expiration of the applicable grace period until such cure payment is made (in the case of a cure of a monetary default) or the non-monetary default is cured.
Notwithstanding the foregoing, the holder of the Fox Hill Run B Note will not be required to pay or reimburse, any person, amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the Fox Hill Run A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the Fox Hill Run Intercreditor is made, or a non-monetary default exists for which the holder of the Fox Hill Run B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the Fox Hill Run Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer, as applicable;
but such limitation will not prevent the master servicer or special servicer, as applicable from collecting default interest or late charges.

          The holder of the Fox Hill Run B Note has certain additional rights, including certain rights concerning the administration and servicing of the Fox
Hill Run A/B Mortgage Loan as set forth in the Fox Hill Run Intercreditor
Agreement. See "Description of the Mortgage Pool-- Fox Hill Run Mortgage
Loan--Fox Hill Run Intercreditor Agreement" and "--Certain Rights to Consult
with and Direct the Special Servicer" in this prospectus supplement.

THE CHENAL COMMONS MORTGAGE LOAN

          Mortgage Loan No. 39 (the "Chenal Commons Mortgage Loan"), which has an outstanding principal balance as of the Cut-off Date of $6,740,000, representing 0.6% of the Initial Pool Balance, is secured by a mortgaged property that also secures a second lien loan (the "Chenal Commons Subordinated
Loan"). The Chenal Commons Subordinated Loan had an original balance of
$2,450,000. Only the Chenal Commons Mortgage Loan is included in the trust. The
Chenal Commons Subordinated Loan is not an asset of the trust, and is currently held by BSCMI. It is anticipated that the Chenal Commons borrower will sell tenant in common interests in the related mortgaged property and such sale is permitted by the related loan documents. Proceeds from the sale of the tenant in common interests (the "TIC Proceeds") will be used first to pay the Chenal
Commons Subordinated Loan and will not be available to make payments to the trust in respect of the Chenal Commons Mortgage Loan until the Chenal Commons
Subordinated Loan is paid in full. The Chenal Commons borrower has indicated
that it anticipates completing the sale of the tenant in common interests before
July 31, 2005. If the borrower completes such sales by July 31, 2005 and the TIC
Proceeds are sufficient to pay the principal balance of the Chenal Commons
Subordinated Loan, then the Chenal Commons Subordinated Loan will be fully prepaid. The interest rate on the Chenal Commons Subordinated Loan is one-month
LIBOR plus 4.00%. If the Chenal Commons Subordinated Loan is not fully paid by
July 31, 2005, the interest rate on such Chenal Commons Subordinated Loan will increase to one-month LIBOR plus 5.00%. If the Chenal Commons Subordinated Loan is not fully paid by October 31, 2005, the interest rate on such Chenal Commons
Subordinated Loan will increase to one-month LIBOR plus 8.00%. The maturity date of the Chenal Commons Subordinated Loan is March 1, 2012, which is also the
Anticipated Repayment Date of the Chenal Commons Mortgage Loan.

          The holders of the Chenal Commons Mortgage Loan and the Chenal Commons
Subordinated Loan entered into an intercreditor agreement, which sets forth the respective rights of each such holder. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the Chenal Commons
Subordinated Loan to receive payments from amounts that are not TIC Proceeds are subordinate to the rights of the holder of the Chenal Commons Mortgage Loan to receive payments of interest, principal and other amounts on the Chenal Commons
Mortgage Loan. However, the rights of the holder of the Chenal Commons
Subordinated Loan to receive payments from amounts that are TIC Proceeds are senior to the rights of the holder of the Chenal Commons Mortgage Loan to receive payments of interest, principal and other amounts on the Chenal Commons
Mortgage Loan.

                                     S-128

          Consent Rights of the Holder of the Chenal Commons Subordinated Loan

          The master servicer and/or the special servicer may not take certain significant actions with respect to the Chenal Commons Mortgage Loan without the consent of the holder of the Chenal Commons Subordinated Loan for so long as the principal balance of the Chenal Commons Subordinated Loan is greater than or equal to 25% of the original principal balance of the Chenal Commons
Subordinated Loan. Solely for purposes of determining whether the holder of the
Chenal Commons Subordinated Loan is entitled to consent to certain significant actions, the principal balance of the Chenal Commons Subordinated Loan will be deemed reduced by the amount of any Appraisal Reductions that have occurred with respect to the Chenal Commons Mortgage Loan (such appraisal reduction to be calculated as if the Chenal Commons Mortgage Loan and the Chenal Commons
Subordinated Loan were an A/B Mortgage Loan). These actions include, amendments, modifications and waivers of money terms and material non-monetary terms of the
Chenal Commons Mortgage Loan.

          Purchase Option

          In the event that (i) any payment of principal or interest on the
Chenal Commons Mortgage Loan or Chenal Commons Subordinated Loan becomes 60 or more days delinquent, (ii) the principal balance of the Chenal Commons Mortgage
Loan or Chenal Commons Subordinated Loan has been accelerated, (iii) the principal balance of the Chenal Commons Mortgage Loan or Chenal Commons
Subordinated Loan is not paid at maturity or (iv) the related borrower declares bankruptcy, the holder of such Chenal Commons Subordinated Loan will be entitled to purchase the Chenal Commons Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the Chenal Commons
Mortgage Loan, together with all unpaid interest on such Chenal Commons Mortgage
Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such Chenal Commons Mortgage Loan is responsible. No prepayment consideration will be payable in connection with the purchase of the Chenal
Commons Mortgage Loan.

          Cure Rights of the Holder of the Chenal Commons Subordinated Loan

          In the event that the borrower fails to make any payment of principal or interest on the Chenal Commons Mortgage Loan, resulting in a monetary event of default, the holder of the Chenal Commons Subordinated Loan will have the right to cure such monetary event of default, subject to certain limitations set forth in the intercreditor agreement. In addition, the holder of the Chenal
Commons Subordinated Loan will have the right to cure material non-monetary events of default, subject to certain limitations set forth in the intercreditor agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

          Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar.

          Wells Fargo's principal servicing offices are located at 45 Fremont
Street, 2nd Floor, San Francisco, California 94105.

          As of March 31, 2005, Wells Fargo was responsible for servicing approximately 6,998 commercial and multifamily mortgage loans, totaling approximately $53.3 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

          Wells Fargo & Company is the holding company for Wells Fargo. Wells
Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     S-129

          The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

          ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund II REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of
January 30, 2005, ARCap Servicing, Inc. was named the special servicer on 46
CMBS transactions encompassing 6,724 loans with a legal balance of $ 45.7 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States,
Canada and Puerto Rico.

          The information presented herein concerning ARCap Servicing, Inc. has been provided by ARCap Servicing, Inc. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, or seventh bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or

                                      S-130

the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate
Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the
Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion
Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced
Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan.

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement.
However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of
"Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet of the definition of
Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

          The special servicer will oversee the resolution of Specially Serviced
Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

                                     S-131

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

          The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage
Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

          The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth, ninth or tenth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating
Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the

                                     S-132

mortgage loans, as set forth in an agreement substantially in the form of the
Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above. If (i)
any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is
included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that
Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under its related intercreditor agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
               Certificates--Optional Termination;"

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan;

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan
               (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

                                     S-133

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

          At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

          The Operating Adviser shall be responsible for its own expenses.

          Except as may be described in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

                                     S-134

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, increase the recovery to
Certificateholders and the holders of such Serviced Companion Mortgage Loan or B
Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
               Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing
Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to (a) the holder of the
Fox Hill Run B Note, solely with respect to the Fox Hill Run A/B Mortgage Loan,
(b) the holder of the certificates representing the greatest percentage interest in the Controlling Class, (c) the special servicer, and (d) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

                                     S-135

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, such as a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate
-- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO
Properties by REMICs.

                                     S-136

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

          For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

          o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor Trust.

          The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates" in the
prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest

                                     S-137

described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S.
obligations.

          Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the
REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          We anticipate that the Class X-2 Certificates will be treated as issued with original issue discount. We also anticipate that the offered certificates (other than the Class X-2 Certificates) will not be issued with original issue discount for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

          The Class X-2 Certificates will be treated as issued with OID because they are "interest only" Certificates. If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of any Class X Certificate, the amount of original issue discount allocable to such period would be zero and such
Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Class X-2
Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the
Mortgage Loans. Any such loss might be treated as a capital loss.

          The IRS has issued regulations (the "OID Regulations") under Sections
1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section
1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS.
Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

          Moreover, the OID Regulations include an anti-abuse rule allowing the
IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory

                                     S-138

provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income
Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" in the
prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

          To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" and "--Sale or Exchange of
Regular Certificates" in the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see
"Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Under certain circumstances, as described under the headings "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for
Certificates as to Which No REMIC Election is Made--Reporting Requirements and
Backup Withholding" and "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Taxation of Foreign

                                     S-139

Investors" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal
Income Tax Consequences" and "State and Other Tax Considerations" in the
prospectus.

                        LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 13.7% of the Initial
Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

          Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in
Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

                                     S-140

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the
Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section
4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum

                                      S-141

               of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the
               Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

          Before purchasing any such class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "certificates"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions

                                      S-142

of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b)
actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5,
2001, which is the date 18 months after the date the 401(c) Regulations became final.

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent, the fiscal agent and the master servicer that (1)
such acquisition and holding is permissible under applicable law, including
Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the
Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in
DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                      S-143

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

          We have entered into an Underwriting Agreement with the Underwriters.
Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance or
Notional Amount, as applicable, of each class of offered certificates presented below.

      UNDERWRITERS          CLASS A-1      CLASS A-2     CLASS A-3     CLASS A-AB      CLASS A-4
------------------------   -----------   ------------   -----------   ------------   ------------

Bear, Stearns & Co. Inc.   $             $              $             $              $

Morgan Stanley & Co.
   Incorporated            $             $              $             $              $

   Total................   $69,500,000   $121,900,000   $41,600,000   $105,700,000   $592,238,000

      UNDERWRITERS            CLASS X-2      CLASS A-J      CLASS B       CLASS C      CLASS D
------------------------   --------------   -----------   -----------   ----------   -----------

Bear, Stearns & Co. Inc.   $                $             $             $            $

Morgan Stanley & Co.
   Incorporated            $                $             $             $            $

   Total................   $1,098,997,000   $74,307,000   $29,443,000   $8,412,000   $12,618,000

          Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will
be approximately $              , plus accrued interest.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the
facilities of DTC against payment therefor on or about April      , 2005, which
is the         business day following the date of pricing of the certificates.

                                      S-144

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

          We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Bear, Stearns & Co. Inc., an
Underwriter, and Bear Stearns Commercial Mortgage, Inc., a seller.

                                  LEGAL MATTERS

          The legality of the offered certificates will be passed upon for us by
Cadwalader, Wickersham & Taft LLP, New York, New York and by Latham & Watkins
LLP, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader,
Wickersham & Taft LLP. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP and by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft
LLP, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, for
Principal Commercial Funding, LLC by Dechert LLP, New York, New York, and for
Wells Fargo Bank, National Association, in its capacity as master servicer, by
Sidley Austin Brown & Wood LLP, New York, New York.

                                      S-145

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

CLASS                                                            FITCH   MOODY'S
-----                                                            -----   -------
Class A-1.....................................................    AAA      Aaa
Class A-2.....................................................    AAA      Aaa
Class A-3.....................................................    AAA      Aaa
Class A-AB....................................................    AAA      Aaa
Class A-4.....................................................    AAA      Aaa
Class X-2.....................................................    AAA      Aaa
Class A-J.....................................................    AAA      Aaa
Class B.......................................................     AA      Aa2
Class C.......................................................     AA-     Aa3
Class D.......................................................      A       A2

          The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                      S-146

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "A Note" means with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

          "A/B Mortgage Loan" means the Fox Hill Run A/B Mortgage Loan or any other mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

          "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

                                      S-147

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o    to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated
maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

                                      S-148

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO
Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or
Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                    Servicer, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts with respect to the Interest Reserve Loans to be
                    deposited into the Interest Reserve Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan, all amounts received with respect to such A/B Mortgage
                    Loan that are required to be paid to the holder of the
                    related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

               o    any portion of such amounts payable to the holders of any
                    Serviced Companion Mortgage Loan or B Note;

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the
               Interest Reserve Account in respect of each Interest Reserve
               Loan.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

                                      S-149

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

          "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the principal prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that principal prepayment (or the current
Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the
Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

          "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Chenal Commons Mortgage Loan" means Mortgage Loan No. 39.

          "Chenal Commons Subordinated Loan" means the loan that is secured by a second lien mortgage on the same mortgaged property that secures the Chenal
Commons Mortgage Loan.

          "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

                                      S-150

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates
and the Class A-4 Certificates.

          "Class X Certificates" means the Class X-1 Certificates and Class X-2
Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means on or about April    , 2005.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

                                      S-151

          "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means April 1, 2005, provided that with respect to any mortgage loan that was originated in April 2005 that has its first Scheduled
Payment in June 2005, then the date of origination. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in April 2005 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on April 1, 2005, not the actual day which such scheduled payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

          "Debt Service Coverage Ratio" or "DSCR" means, the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan.

          "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

          "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

               o    any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the
                    terms of the Pooling and Servicing Agreement; plus

                                      S-152

o    the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution
     Date, plus one month's interest thereon at the applicable Pass-Through
     Rate; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means the 13th day of each month, or if any such
13th day is not a business day, on the next succeeding business day.

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master

                                      S-153

     servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer receives actual knowledge that Moody's has (i)
     qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date

                                      S-154

such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

          "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

          "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "Financial Market Publishers" means TREPP, LLC, Intex Solutions, Inc.
and Standard and Poor's Conquest.

          "Fitch" means Fitch, Inc.

          "Fox Hill Run A/B Mortgage Loan" means the Fox Hill Run Mortgage Loan and the Fox Hill Run B Note.

          "Fox Hill Run B Note" means, with respect to the Fox Hill Run Mortgage
Loan, the related B Note.

          "Fox Hill Run Directing Lender" means the "Directing Lender" under the
Fox Hill Run Intercreditor Agreement.

          "Fox Hill Run Intercreditor Agreement" means that certain
intercreditor agreement dated as of March 14, 2005, between the initial holder of the Fox Hill Run Mortgage Loan and the initial holder of the Fox Hill Run B
Note.

          "Fox Hill Run Mortgage Loan" means Mortgage Loan No. 20.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,121,613,138.

                                      S-155

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

          "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

          "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the Fox Hill Run B Note or otherwise be allocable to such B Note or the trust.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage
Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

                                      S-156

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

          "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective seller, as the case may
be.

          "Mortgage Pool" means the one hundred fifty-six (156) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,121,613,138, which may vary on the Closing Date by up to 5%.

          "MSCI 2005-TOP17" means the securitization known as the Morgan Stanley
Capital I Trust Series 2005-TOP17.

          "MSCI 2005-TOP17 Depositor" means the "depositor" under the MSCI
2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Morgan Stanley Capital I Inc.

                                      S-157

          "MSCI 2005-TOP17 Fiscal Agent" means the "fiscal agent" under the MSCI
2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ABN AMRO Bank N.V.

          "MSCI 2005-TOP17 Master Servicer" means the "master servicer" under the MSCI 2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2005-TOP17 Operating Adviser" means the operating adviser appointed under the MSCI 2005-TOP17 Pooling and Servicing Agreement.

          "MSCI 2005-TOP17 Paying Agent" means the "paying agent" under the MSCI
2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2005-TOP17 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement entered into between the MSCI 2005-TOP17 Depositor, the
MSCI 2005-TOP17 Master Servicer, the MSCI 2005-TOP17 Special Servicer, the MSCI
2005-TOP17 Paying Agent, the MSCI 2005-TOP17 Trustee and the MSCI 2005-TOP17
Fiscal Agent.

          "MSCI 2005-TOP17 Special Servicer" means the "special servicer" under the MSCI 2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ARCap Servicing, Inc.

          "MSCI 2005-TOP17 Trustee" means the "trustee" under the MSCI
2005-TOP17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2006), if applicable, and February
     (commencing in 2006).

                                      S-158

          "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Waikele Center
Companion Loan.

          "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loan in the trust is the Waikele Center Pari Passu Loan.

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the trust.

          "Non-Serviced Mortgage Loan Group" means the Waikele Center Loan
Group.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Mortgage" means the Waikele Center Pari
Passu Mortgage.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2005-TOP17 Pooling and Servicing Agreement.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan or the Chenal Commons Mortgage Loan, a holder of the related B Note or the
Chenal Commons Subordinated Loan, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan or the Chenal
Commons Mortgage Loan (but only so long as the holder of the related B Note or the Chenal Commons Subordinated Loan, as applicable, is the directing holder or controlling holder, as defined in the related Intercreditor Agreement).

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

                                      S-159

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

          "PCF" means Principal Commercial Funding, LLC.

          "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or
Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material
Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document
Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a
Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially
Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

          "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of April 1, 2005, between Bear Stearns Commercial Mortgage
Securities Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing,
Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells
Fargo Bank, National Association, as paying agent and certificate registrar and
ABN AMRO Bank N.V., as fiscal agent.

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial

                                      S-160

Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion
Mortgage Loan or B Note.

          "Primary Servicer" means Principal Global Investors, LLC.

          "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

          "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced
     Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

                                      S-161

          The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the
     Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related
Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the
Depositor or the trustee in respect of the Material Breach or Material Document
Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

                                     S-162

          "Rating Agencies" means Fitch and Moody's.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that collection period.

          "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan

                                      S-163

Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. There are no Serviced Pari Passu
Mortgage Loans in the trust.

          "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any
Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no
Serviced Pari Passu Mortgage Loan B Notes related to the trust.

                                      S-164

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

               i.   any other relationship that the master servicer or the
                    special servicer, as the case may be, or any of their
                    affiliates may have with the related borrower;

               ii.  the ownership of any certificate or any interest in any
                    Serviced Companion Mortgage Loan, any Non-Serviced Companion
                    Mortgage Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special
                    servicer, as the case may be, or any of their affiliates;

               iii. the master servicer's obligation to make Advances;

               iv.  the right of the master servicer (or any of their
                    affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the Pooling and Servicing
                    Agreement or with respect to any particular transaction; and

               v.   any obligation of the master servicer (or any of its
                    affiliates) to repurchase any mortgage loan from the trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a

                                     S-165

Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer
Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a
Servicing Transfer Event occurs with respect to a Serviced Companion Mortgage
Loan, it will be deemed to have occurred also with respect to the related
Serviced Pari Passu Mortgage Loan. Under any applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to a Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

          "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

                                     S-166

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the date that s servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

                                      S-167

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is April 28, 2005;

o    distributions on the certificates are made on the 13th day of each month, commencing in May 2005;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date;

o    each mortgage loan that has its first payment in June 2005 pays interest only during the first Interest Accrual Period relating to the distribution date in May 2005 and was assumed to have one additional month of Lock-out
     Period; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates.

          "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
Interest

                                     S-168

Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or
Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If
Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated.

          "Underwriting Agreement" means that agreement, dated April    , 2005,
entered into by the Depositor and the Underwriters.

          "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Waikele Center Companion Loan" means the loans that, in the aggregate, are secured by the Waikele Center Pari Passu Mortgage on a pari passu basis with the Waikele Center Pari Passu Loan.

          "Waikele Center Loan Group" means, collectively, the Waikele Center
Pari Passu Loan and the Waikele Center Companion Loan.

          "Waikele Center Pari Passu Loan" means Mortgage Loan No. 4, which is secured on a pari passu basis with the Waikele Center Companion Loan pursuant to the Waikele Center Pari Passu Mortgage.

          "Waikele Center Pari Passu Mortgage" means the mortgage securing the
Waikele Center Pari Passu Loan and the Waikele Center Companion Loan.

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

          "Wells Fargo" means Wells Fargo Bank, National Association.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

                                     S-169

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                     S-170

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

--------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY   WEIGHTED   WEIGHTED                 WEIGHTED   WEIGHTED
                                              AGGREGATE      AGGREGATE   AVERAGE    AVERAGE     WEIGHTED     AVERAGE    AVERAGE
                              NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE  REMAINING    AVERAGE   CUT-OFF DATE  BALLOON
LOAN SELLER                MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                  29           363,098,802      32.4       5.186        112        2.25        54.4        50.8
Principal Commercial
   Funding, LLC                  59           312,986,983      27.9       5.470        129        1.58        64.7        48.7
Bear Stearns Commercial
   Mortgage, Inc.                27           234,014,353      20.9       5.288         87        2.21        57.4        52.6
Wells Fargo Bank, N.A.           40           148,198,000      13.2       5.651        128        1.85        58.4        44.6
Bear Stearns Commercial
   Mortgage, Inc. / Wells
   Fargo Bank, N.A.(1)            1            63,315,000       5.6       5.145        115        1.92        70.0        70.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          156        $1,121,613,138     100.0%      5.346%       114        1.98X       59.3%       50.9%
================================================================================================================================

(1)  With respect to Mortgage Loan No.4, Waikele Center; the Waikele Center Pari
     Passu Loan was co-originated by Bear Stearns Commercial Mortgage, Inc. and
     Wells Fargo Bank, National Association, which is included in the Trust.

CUT-OFF DATE BALANCES

-------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     AVERAGE     AVERAGE
                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                     7            6,216,191       0.6       5.868        119        1.35         63.9        47.7
1,000,001 - 2,000,000            25           38,443,428       3.4       5.623        121        1.73         58.8        43.8
2,000,001 - 3,000,000            30           75,034,503       6.7       5.462        117        1.72         59.5        45.1
3,000,001 - 4,000,000            16           56,715,838       5.1       5.572        128        1.93         60.0        43.0
4,000,001 - 5,000,000            20           90,857,530       8.1       5.602        128        1.81         59.5        44.5
5,000,001 - 6,000,000            14           76,132,921       6.8       5.549        128        1.66         66.4        51.3
6,000,001 - 7,000,000             7           44,825,685       4.0       5.488        113        1.63         65.8        55.5
7,000,001 - 8,000,000            11           83,176,434       7.4       5.405        109        1.77         57.9        47.4
8,000,001 - 9,000,000             5           43,688,634       3.9       5.342        118        1.82         65.4        53.4
9,000,001 - 10,000,000            1            9,100,000       0.8       5.380        118        1.49         64.1        57.3
10,000,001 - 15,000,000           7           86,100,834       7.7       5.197        112        2.96         55.7        46.2
15,000,001 - 20,000,000           5           88,851,704       7.9       5.172        110        1.93         62.5        53.8
25,000,001 <=                     8          422,469,436      37.7       5.209        107        2.08         56.8        55.0
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          156       $1,121,613,138     100.0%      5.346%       114       1.98X        59.3%       50.9%
===============================================================================================================================

Minimum: $623,000
Maximum: $85,000,000
Average: $7,189,828

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

----------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED    WEIGHTED              WEIGHTED     WEIGHTED
                                                AGGREGATE      AGGREGATE   AVERAGE     AVERAGE    WEIGHTED    AVERAGE      AVERAGE
                            NUMBER OF         CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE  BALLOON
STATE                  MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

New York                         14             265,883,403      23.7       5.189        119         2.42        51.0        47.9
California - Southern            19             108,720,590       9.7       5.504        123         1.72        62.3        50.4
California - Northern            10              45,015,595       4.0       5.610        128         1.54        57.2        43.0
Maryland                          4              82,687,749       7.4       5.173         61         2.30        54.9        53.4
Hawaii                            1              63,315,000       5.6       5.145        115         1.92        70.0        70.0
Colorado                          4              57,667,702       5.1       5.235        107         1.94        64.6        60.2
New Jersey                        8              51,967,629       4.6       5.260        125         1.62        58.7        41.4
Missouri                          5              47,797,759       4.3       5.776        111         1.90        64.7        52.1
Connecticut                       8              41,973,433       3.7       5.045         86         2.21        59.7        55.2
Texas                            10              39,766,745       3.5       5.648        130         1.55        57.0        36.6
Florida                          34              36,445,620       3.2       5.762        130         1.85        60.8        45.9
Georgia                           8              35,908,889       3.2       5.440        124         1.73        66.3        52.2
Pennsylvania                      5              34,934,336       3.1       5.411        119         1.77        66.2        53.4
Massachusetts                     3              34,837,000       3.1       4.903         92         2.54        55.8        55.8
Ohio                              8              30,681,123       2.7       5.521        121         1.60        63.0        46.7
Arizona                           7              27,577,349       2.5       5.321        111         1.75        65.1        57.5
North Carolina                    6              22,046,940       2.0       5.573        163         1.50        59.3        33.3
Indiana                           4              15,691,268       1.4       5.384        119         1.46        74.3        59.8
Tennessee                         2              11,735,000       1.0       5.178         80         2.55        52.7        52.7
Washington                        4              10,270,176       0.9       5.784        117         1.47        59.7        48.6
Virginia                          3               7,801,118       0.7       5.375        102         1.88        54.4        47.1
Rhode Island                      1               7,492,972       0.7       5.520        119         1.35        65.2        54.7
Arkansas                          1               6,740,000       0.6       4.980         83         2.76        54.8        54.8
Illinois                          5               6,033,415       0.5       5.222        104         1.37        68.7        50.9
Alabama                           1               5,093,612       0.5       6.270        165         1.40        67.9        42.4
Michigan                          1               5,083,081       0.5       5.470        117         1.35        79.4        66.6
South Carolina                    1               4,995,361       0.4       5.560        131         1.40        73.5        60.1
Minnesota                         2               4,120,000       0.4       5.833        124         1.51        72.0        60.5
Wisconsin                         1               3,429,132       0.3       5.730        117         1.45        74.5        63.0
Iowa                              1               3,412,815       0.3       6.250        112         1.18        79.0        62.5
Louisiana                         1               2,488,324       0.2       5.670        238         1.76        44.0         1.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          182          $1,121,613,138     100.0%      5.346%       114         1.98X       59.3%       50.9%
==================================================================================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------
                                                                               PERCENT BY    WEIGHTED
                                                               AGGREGATE        AGGREGATE     AVERAGE
                                          NUMBER OF          CUT-OFF DATE     CUT-OFF DATE   MORTGAGE
PROPERTY TYPE                       MORTGAGED PROPERTIES      BALANCE ($)      BALANCE (%)   RATE (%)
-----------------------------------------------------------------------------------------------------

Retail
   Anchored                                   19               288,311,873        25.7        5.113
   Free Standing                              44                62,952,333         5.6        5.694
   Unanchored                                 21                58,851,020         5.2        5.570
   Shadow Anchored                            16                58,096,721         5.2        5.540
   Big Box                                     3                12,067,500         1.1        5.344
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                              103            $  480,279,447        42.8%       5.302%
Multifamily
   Mid Rise                                    5               152,950,906        13.6        5.300
   Garden                                     11                70,105,604         6.3        5.238
   High Rise                                   1                15,000,000         1.3        4.890
   Low Rise                                    2                 5,010,363         0.4        5.479
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                               19            $  243,066,873        21.7%       5.261%
Office
   Urban                                       5               103,088,251         9.2        5.016
   Suburban                                   12                75,886,744         6.8        5.498
   Medical                                     8                42,041,400         3.7        5.461
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                               25            $  221,016,396        19.7%       5.266%
Industrial
   Warehouse                                  12                53,950,735         4.8        5.494
   Light Industrial                            3                20,203,473         1.8        5.799
   Flex Industrial                             1                 9,880,111         0.9        5.960
   Heavy Industrial                            1                 3,991,826         0.4        5.840
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                               17            $   88,026,145         7.8%       5.632%
Hospitality
   Full Service                                2                37,303,485         3.3        5.878
   Limited Service                             2                16,514,402         1.5        5.512
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                                4            $   53,817,886         4.8%       5.766%
Self Storage
   Self Storage                                7                14,888,806         1.3        5.863
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                                7            $   14,888,806         1.3%       5.863%
Mixed Use
   Retail/Multifamily                          2                 6,305,113         0.6        5.165
   Retail/Office                               1                 5,067,726         0.5        6.260
   Retail/Office/Multifamily                   1                 2,850,000         0.3        5.110
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                                4            $   14,222,839         1.3%       5.544%
Other
   Parking Garage                              1                 2,294,746         0.2        5.670
   Day Care Facility                           1                 1,700,000         0.2        5.255
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                                2            $    3,994,746         0.4%       5.493%
Manufactured Housing Community
   Manufactured Housing Community              1                 2,300,000         0.2        5.380
-----------------------------------------------------------------------------------------------------
      SUBTOTAL:                                1            $    2,300,000         0.2%       5.380%
-----------------------------------------------------------------------------------------------------
TOTAL:                                       182            $1,121,613,138       100.0%       5.346%
=====================================================================================================

-------------------------------------------------------------------------------------
                                     WEIGHTED                   WEIGHTED     WEIGHTED
                                      AVERAGE      WEIGHTED      AVERAGE      AVERAGE
                                     REMAINING     AVERAGE    CUT-OFF DATE    BALLOON
PROPERTY TYPE                       TERM (MOS.)    DSCR (X)      LTV (%)      LTV (%)
-------------------------------------------------------------------------------------

Retail
   Anchored                              90         2.14          60.5         57.5
   Free Standing                        132         1.74          60.3         43.8
   Unanchored                           120         1.72          61.2         50.5
   Shadow Anchored                      132         1.77          65.9         51.1
   Big Box                               64         2.41          54.0         53.0
-------------------------------------------------------------------------------------
      SUBTOTAL:                         104         2.00X         61.0%        53.9%
Multifamily
   Mid Rise                             123         1.67          56.2         52.8
   Garden                               115         1.56          66.1         53.2
   High Rise                            119         9.18          12.7         12.7
   Low Rise                             116         1.42          75.2         59.8
-------------------------------------------------------------------------------------
      SUBTOTAL:                         121         2.10X         56.7%        50.6%
Office
   Urban                                121         2.43          50.0         46.1
   Suburban                             126         1.74          61.1         49.6
   Medical                              117         1.60          61.0         48.0
-------------------------------------------------------------------------------------
      SUBTOTAL:                         122         2.03X         55.9%        47.6%
Industrial
Warehouse                               114         1.57          64.2         52.5
   Light Industrial                     113         1.71          65.9         53.8
   Flex Industrial                      179         1.36          54.9         21.6
   Heavy Industrial                     239         1.33          64.4          1.9
-------------------------------------------------------------------------------------
      SUBTOTAL:                         126         1.57X         63.5%        47.0%
Hospitality
   Full Service                         118         1.97          62.1         48.1
   Limited Service                      118         2.21          54.9         42.1
-------------------------------------------------------------------------------------
      SUBTOTAL:                         118         2.04X         59.9%        46.3%
Self Storage
   Self Storage                         111         1.52          67.5         53.2
-------------------------------------------------------------------------------------
      SUBTOTAL:                         111         1.52X         67.5%        53.2%
Mixed Use
   Retail/Multifamily                    70         1.44          64.1         58.2
   Retail/Office                        237         1.42          59.6          0.4
   Retail/Office/Multifamily             60         1.80          60.6         56.1
-------------------------------------------------------------------------------------
      SUBTOTAL:                         128         1.50X         61.8%        37.2%
Other
   Parking Garage                        58         1.47          65.6         61.3
   Day Care Facility                    118         2.55          62.4         62.4
-------------------------------------------------------------------------------------
      SUBTOTAL:                          84         1.93X         64.2%        61.8%
Manufactured Housing Community
   Manufactured Housing Community       120         1.54          57.5         48.0
-------------------------------------------------------------------------------------
      SUBTOTAL:                         120         1.54X         57.5%        48.0%
-------------------------------------------------------------------------------------
TOTAL:                                  114         1.98X         59.3%        50.9%
=====================================================================================

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

--------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENT BY    WEIGHTED     WEIGHTED                 WEIGHTED     WEIGHTED
                                        AGGREGATE       AGGREGATE     AVERAGE     AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                      NUMBER OF       CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000              13           200,518,083       17.9        4.863         100         3.03         48.5         46.9
5.001 - 5.500              77           637,706,842       56.9        5.277         109         1.83         60.8         54.6
5.501 - 6.000              50           228,716,992       20.4        5.745         133         1.55         64.5         46.9
6.001 - 6.500              14            48,448,834        4.3        6.196         131         1.78         58.7         40.7
6.501 <                    2             6,222,387        0.6        6.680         205         1.16         73.4         18.2
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    156        $1,121,613,138      100.0%       5.346%        114         1.98X        59.3%        50.9%
================================================================================================================================

Minimum: 4.719%
Maximum: 6.750%
Weighted Average: 5.346%

ORIGINAL TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENT BY    WEIGHTED     WEIGHTED                 WEIGHTED     WEIGHTED
ORIGINAL TERM TO                        AGGREGATE       AGGREGATE     AVERAGE     AVERAGE     WEIGHTED      AVERAGE      AVERAGE
 STATED MATURITY      NUMBER OF       CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
      (MOS.)        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1 - 60                     12           135,722,246       12.1        5.076          55         2.31         57.8         57.4
61 - 120                  124           822,093,778       73.3        5.385         115         1.91         60.8         53.1
121 - 180                  13           136,865,704       12.2        5.264         138         2.20         51.8         40.4
181 - 240                   6            22,692,094        2.0        5.772         238         1.49         56.0          1.3
241 <                      1             4,239,315        0.4        6.750         249         1.04         77.1          0.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    156        $1,121,613,138      100.0%       5.346%        114         1.98X        59.3%        50.9%
================================================================================================================================

Minimum: 60 mos.
Maximum: 257 mos.
Weighted Average: 116 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     AVERAGE     AVERAGE
REMAINING TERM TO STATED     NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
MATURITY (MOS.)           MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     LTV (%)     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

1 - 60                           12          135,722,246      12.1        5.076        55        2.31        57.8        57.4
61 - 120                        125          897,093,778      80.0        5.337       116        1.99        59.3        52.3
121 - 180                        12           61,865,704       5.5        5.814       160        1.45        62.7        37.4
181 - 240                         6           22,692,094       2.0        5.772       238        1.49        56.0         1.3
241 <                            1            4,239,315       0.4        6.750       249        1.04        77.1         0.1
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          156       $1,121,613,138     100.0%       5.346%      114        1.98X       59.3%       50.9%
===============================================================================================================================

Minimum: 53 mos.
Maximum: 249 mos.
Weighted Average: 114 mos.

ORIGINAL AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     AVERAGE     AVERAGE
ORIGINAL AMORTIZATION        NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
TERM (MOS.)               MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     LTV (%)     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                 25          468,649,500      41.8        5.099        99        2.41        54.8        54.8
   121 - 180                      1            7,093,679       0.6        5.120       116        1.44        54.4        24.0
   181 - 240                     11           48,644,574       4.3        5.700       146        1.51        57.6        33.5
   241 - 300                     41          197,813,478      17.6        5.648       119        1.75        60.2        46.0
   301 - 360                     67          364,163,680      32.5        5.410       115        1.69        65.1        56.1
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       145       $1,086,364,912      96.9%       5.330%      110        2.00X       59.4%       52.5%

FULLY AMORTIZING LOANS
   61 - 120                       1            2,059,814       0.2        5.260       117        1.23        50.2         0.8
   121 - 180                      3            6,257,002       0.6        5.546       173        1.48        54.1         1.1
   181 - 240                      6           22,692,094       2.0        5.772       238        1.49        56.0         1.3
   241 <                         1            4,239,315       0.4        6.750       249        1.04        77.1         0.1
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        11       $   35,248,226       3.1%       5.819%      221        1.42X       57.9%        1.1%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          156       $1,121,613,138     100.0%       5.346%      114        1.98X       59.3%       50.9%
===============================================================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 322 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     AVERAGE     AVERAGE
REMAINING AMORTIZATION       NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
TERM (MOS.)               MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     LTV (%)     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                 25          468,649,500      41.8        5.099        99        2.41        54.8        54.8
   121 - 180                      1            7,093,679       0.6        5.120       116        1.44        54.4        24.0
   181 - 240                     11           48,644,574       4.3        5.700       146        1.51        57.6        33.5
   241 - 300                     41          197,813,478      17.6        5.648       119        1.75        60.2        46.0
   301 - 360                     67          364,163,680      32.5        5.410       115        1.69        65.1        56.1
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       145       $1,086,364,912      96.9%       5.330%      110        2.00X       59.4%       52.5%

FULLY AMORTIZING LOANS
   61 - 120                       1            2,059,814       0.2        5.260       117        1.23        50.2         0.8
   121 - 180                      3            6,257,002       0.6        5.546       173        1.48        54.1         1.1
   181 - 240                      6           22,692,094       2.0        5.772       238        1.49        56.0         1.3
   241 <                         1            4,239,315       0.4        6.750       249        1.04        77.1         0.1
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        11       $   35,248,226       3.1%       5.819%      221        1.42X       57.9%        1.1%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          156       $1,121,613,138     100.0%       5.346%      114        1.98X       59.3%       50.9%
===============================================================================================================================

Minimum: 117 mos.
Maximum: 360 mos.
Weighted Average: 320 mos.

DEBT SERVICE COVERAGE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED    WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     AVERAGE     AVERAGE
DEBT SERVICE COVERAGE        NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
RATIO (X)                 MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     LTV (%)     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

< 1.20                           7           21,295,450       1.9        5.925       143        1.16        72.7        45.1
1.21 - 1.30                      11           37,456,473       3.3        5.686       123        1.24        68.7        47.0
1.31 - 1.40                      22          160,343,056      14.3        5.572       134        1.35        67.9        52.3
1.41 - 1.50                      30          202,158,937      18.0        5.419       121        1.47        60.6        51.5
1.51 - 1.60                      14           49,441,950       4.4        5.425       121        1.55        63.1        50.3
1.61 - 1.70                       9           34,323,396       3.1        5.451       136        1.65        63.6        47.6
1.71 - 1.80                      13           47,972,160       4.3        5.374       122        1.76        64.0        49.7
1.81 <                          50          568,621,716      50.7        5.196       101        2.50        54.4        51.0
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          156       $1,121,613,138     100.0%       5.346%      114        1.98X       59.3%       50.9%
===============================================================================================================================

Minimum: 1.04x
Maximum: 9.18x
Weighted Average: 1.98x

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED    WEIGHTED
                                            AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE
                           NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------

< 20.0                          1           15,000,000       1.3       4.890        119        9.18        12.7        12.7
20.1 - 30.0                      3            9,968,485       0.9       5.153        117        3.83        24.1        19.2
30.1 - 40.0                      5           14,180,501       1.3       5.376        129        2.37        35.3        24.0
40.1 - 50.0                     17          175,592,046      15.7       5.072        118        2.58        45.1        41.7
50.1 - 60.0                     35          306,177,547      27.3       5.359        108        1.86        54.7        46.4
60.1 - 70.0                     64          467,743,569      41.7       5.396        113        1.72        66.2        57.4
70.1 - 80.0                     31          132,950,989      11.9       5.562        122        1.41        74.9        59.6
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         156       $1,121,613,138     100.0%      5.346%       114        1.98X       59.3%       50.9%
==============================================================================================================================

Minimum: 12.7%
Maximum: 79.9%
Weighted Average: 59.3%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED    WEIGHTED               WEIGHTED    WEIGHTED
                                            AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE      NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
RATIO (%)                MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------

< 20.0                         14           56,716,712       5.1       5.511        182        3.68        42.1         6.0
20.1 - 30.0                      6           33,164,593       3.0       5.582        149        1.86        48.3        23.0
30.1 - 40.0                     15           67,406,225       6.0       5.371        118        2.06        46.3        35.9
40.1 - 50.0                     33          264,592,144      23.6       5.334        120        2.21        53.7        45.8
50.1 - 60.0                     57          432,696,566      38.6       5.340        103        1.80        60.7        55.0
60.1 - 70.0                     31          267,036,898      23.8       5.297        106        1.70        71.0        65.9
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         156       $1,121,613,138     100.0%      5.346%       114        1.98X       59.3%       50.9%
==============================================================================================================================

Minimum: 0.1%
Maximum: 70.0%
Weighted Average: 50.9%

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

====================================================================================================================================
Prepayment Restrictions                APR-05           APR-06           APR-07           APR-08           APR-09          APR-10
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                             99.20%           99.20%           98.84%           73.94%           70.52%          76.52%
Greater of YM and 1.00%(2)(3)(4)        0.80%            0.80%            1.16%           25.88%           29.30%          23.48%
Open                                    0.00%            0.00%            0.00%            0.18%           0.18%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%          100.00%          100.00%         100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $1,121,613,138   $1,112,260,812   $1,102,156,908   $1,091,074,694   $1,078,787,684   $930,144,747
% Initial Pool Balance                 100.00%          99.17%           98.27%           97.28%           96.18%          82.93%
====================================================================================================================================

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

=========================================================================================================================
Prepayment Restrictions (cont'd)      APR-11         APR-12         APR-13         APR-14         APR-15        APR-16
-------------------------------------------------------------------------------------------------------------------------

Locked Out                            76.61%         77.41%         78.08%         80.22%         32.63%        93.24%
Greater of YM and 1.00%(2)(3)(4)      23.39%         22.59%         21.92%         14.44%          2.05%         6.76%
Open                                   0.00%          0.00%          0.00%          5.33%         65.32%         0.00%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%       100.00%        100.00%        100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $915,780,347   $864,469,914   $840,058,323   $787,439,538   $177,573,841   $49,052,037
% Initial Pool Balance                81.65%         77.07%         74.90%         70.21%         15.83%         4.37%
=========================================================================================================================

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

============================================================
Prepayment Restrictions (cont'd)     APR-17        APR-18
------------------------------------------------------------

Locked Out                            91.85%        92.15%
Greater of YM and 1.00%(2)(3)(4)       8.15%         7.85%
Open                                   0.00%         0.00%
------------------------------------------------------------
TOTALS                               100.00%       100.00%
------------------------------------------------------------
Pool Balance Outstanding           $36,459,774   $33,206,658
% Initial Pool Balance                3.25%         2.96%
============================================================

Notes:
(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
(2)  See Appendix II for a description of the Yield Maintenance.
(3)  DEF/YM1 loans have been modeled as Yield Maintenance.
(4)  One Yield Maintenance loan has been represented as the greater of YM and
     1.00%

                                       I-8

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------
MORTGAGE    CMSA        CMSA         MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------

    1         1         1-001     MSMC            95 - 97 Horatio Street
    2         2         2-001     MSMC            111-115 Fifth Avenue
    3         3         3-001     BSCMI           Boulevard at the Capital Centre
    4         4         4-001     BSCMI/WFB       Waikele Center
    5         5         5-001     PCF             Janus World Headquarters
    6         6         6-001     MSMC            110 - 114 Horatio Street
    7         7         7-001     BSCMI           Chateau on the Lake
    8         8         8-001     MSMC            Capitol Arms Apartments
    9         9         9-001     WFB             Watertown Mall
   10        10        10-001     MSMC            Vernon Circle Shopping Center
   11        11        11-001     MSMC            Centerplace of Greeley
             12                                   Finisar Portfolio Roll-up
   12                  12-001     WFB             Finisar Portfolio - Allen, TX (I)
   13                  12-002     WFB             Finisar Portfolio - Sunnyvale, CA (I)
   14        13        13-001     PCF             Dorchester Apartments
   15        14        14-001     MSMC            340 East 93rd Street Coop
   16        15        15-001     BSCMI           Perkins Farm Market Place
   17        16        16-001     PCF             Summa Care Centre
   18        17        17-001     BSCMI           Olympiad Plaza
   19        18        18-001     PCF             Whiting Shopping Center
   20        19        19-001     PCF             Fox Hill Run Apartments
   21        20        20-001     BSCMI           101 & 111 North La Brea
   22        21        21-001     MSMC            Borders Books & Cafe-San Diego
   23        22        22-001     PCF             2400-2402 Main Street Industrial
   24        23        23-001     PCF             Best Plaza
   25        24        24-001     PCF             Broadway Village Apartments
   26        25        25-001     WFB             Comfort Inn at the Park
   27        26        26-001     PCF             North Hills Shopping Center
   28        27        27-001     PCF             15253 Bake Parkway
   29        28        28-001     BSCMI           Dal-Rich Village
   30        29        29-001     BSCMI           Holiday Inn Express Midtown
   31        30        30-001     MSMC            58-30 Grand Avenue
   32        31        31-001     BSCMI           One Main Street
   33        32        32-001     PCF             Warwick Medical Building
   34        33        33-001     BSCMI           3200 Liberty Avenue
   35        34        34-001     BSCMI           Horizon Village
   36        35        35-001     BSCMI           Winchester Commons
   37        36        36-001     MSMC            Executive Drive Medical Office
   38        37        37-001     PCF             Marina Business Park
   39        38        38-001     BSCMI           Chenal Commons
   40        39        39-001     PCF             31200 Courthouse Drive
   41        40        40-001     PCF             200 Clifton Boulevard
   42        41        41-001     WFB             Peabody Court Clarion Hotel
   43        42        42-001     PCF             Pinnacle Medical Office Building
   44        43        43-001     WFB             Crackerneck Plaza
   45        44        44-001     PCF             180 Technology Park
   46        45        45-001     MSMC            Doral Apartments
   47        46        46-001     WFB             Easy Street Industrial
   48        47        47-001     PCF             6062 Alcoa Avenue
   49        48        48-001     BSCMI           St. Petersburg Plaza
   50        49        49-001     PCF             Glades Square
   51        50        50-001     BSCMI           Kohl's Wilshire
   52        51        51-001     PCF             Sharon Promenade
   53        52        52-001     PCF             Sheridan Shoppes
   54        53        53-001     MSMC            Cupertino Town Center
   55        54        54-001     PCF             Acoma Casitas
   56        55        55-001     MSMC            El Camino Square
   57        56        56-001     PCF             2250 Highway 150
   58        57        57-001     PCF             RDC Enterprises Retail Plaza
   59        58        58-001     WFB             Media Village
   60        59        59-001     MSMC            Murrieta Springs Medical Center
   61        60        60-001     WFB             Jungle Jim Plaza
   62        61        61-001     PCF             Boulevard Market Fair
   63        62        62-001     PCF             Hawthorne Towers
   64        63        63-001     BSCMI           Best Buy Reynoldsburg
             64                                   Circle K Portfilio Pod 7 - Roll-up
   65                  64-001     WFB             Circle K Portfolio Pod 7 - Hwy 674 (II)
   66                  64-002     WFB             Circle K Portfolio Pod 7 - N Faulkenburg Rd (II)
   67                  64-003     WFB             Circle K Portfolio Pod 7 - 2742 US 27 S (II)
   68                  64-004     WFB             Circle K Portfolio Pod 7 - 7916 US 27 S (II)
   69                  64-005     WFB             Circle K Portfolio Pod 7 - Cortez Blvd (II)
   70                  64-006     WFB             Circle K Portfolio Pod 7 - Deltona Blvd (II)
   71                  64-007     WFB             Circle K Portfolio Pod 7 - Springhill Dr (II)
   72                  64-008     WFB             Circle K Portfolio Pod 7 - W Knights Griffin Rd (II)
   73                  64-009     WFB             Circle K Portfolio Pod 7 - Broad St (II)
   74                  64-010     WFB             Circle K Portfolio Pod 7 - Main St (II)
   75                  64-011     WFB             Circle K Portfolio Pod 7 - Bonneville Dr (II)
   76        65        65-001     MSMC            Cypress Pointe Shopping Center
   77        66        66-001     WFB             Reedley Shopping Center
   78        67        67-001     PCF             Physicians Plaza of Smyrna
   79        68        68-001     PCF             Courtyards North and South
   80        69        69-001     WFB             Palmdale Towne Center
   81        70        70-001     PCF             Virginia Mason Medical Clinic
   82        71        71-001     PCF             13155 Railroad Avenue
   83        72        72-001     PCF             1759 West Avenue J-12
   84        73        73-001     PCF             Walgreens
             74                                   Circle K Portfilio Pod 9 - Roll-up
   85                  74-001     WFB             Circle K Portfolio Pod 9 - 24520 SR 44 (III)
   86                  74-002     WFB             Circle K Portfolio Pod 9 - Hanson St (III)
   87                  74-003     WFB             Circle K Portfolio Pod 9 - Hunter Blvd (III)
   88                  74-004     WFB             Circle K Portfolio Pod 9 - S Tamiami Tr (III)
   89                  74-005     WFB             Circle K Portfolio Pod 9 - SR 29 (III)
   90                  74-006     WFB             Circle K Portfolio Pod 9 - Stringfellow Blvd (III)
   91                  74-007     WFB             Circle K Portfolio Pod 9 - 1801 SR 44 (III)
   92                  74-008     WFB             Circle K Portfolio Pod 9 - Collier Blvd (III)
   93                  74-009     WFB             Circle K Portfolio Pod 9 - E Main St (III)

---------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.  STREET ADDRESS                                                                  CITY                        STATE
---------------------------------------------------------------------------------------------------------------------------

    1     95 - 97 Horatio Street                                                          New York                      NY
    2     111-115 Fifth Avenue                                                            New York                      NY
    3     821 Capital Centre Boulevard                                                    Landover                      MD
    4     94-849 Lumiaina Street                                                          Waipahu                       HI
    5     151 Detroit Street                                                              Denver                        CO
    6     110 - 114 Horatio Street                                                        New York                      NY
    7     415 North State Highway 265                                                     Branson                       MO
    8     840 Eighth Avenue                                                               New York                      NY
    9     550 Arsenal Street                                                              Watertown                     MA
   10     295 Hartford Turnpike                                                           Vernon                        CT
   11     4500-4626 Center Place Drive                                                    Greeley                       CO

   12     600 Millenium Drive                                                             Allen                         TX
   13     1389 -1399 Moffett Park Drive                                                   Sunnyvale                     CA
   14     800 Willopenn Drive                                                             Upper Southampton Township    PA
   15     340 East 93rd Street                                                            New York                      NY
   16     867-935 Grafton Street                                                          Worcester                     MA
   17     10 North Main Street                                                            Akron                         OH
   18     23012-23062  Alicia Parkway                                                     Mission Viejo                 CA
   19     108, 109, & 200 Lacey Road                                                      Whiting                       NJ
   20     613 Fox Hill Run Drive                                                          Woodbridge                    NJ
   21     101 & 111 North La Brea Avenue                                                  Inglewood                     CA
   22     668 6th Avenue                                                                  San Diego                     CA
   23     2400-2402 Main Street                                                           Chula Vista                   CA
   24     20020-20140 Hawthorne Boulevard                                                 Torrance                      CA
   25     561 B Preston Drive                                                             Greenfield                    IN
   26     1200 Mae Street                                                                 Hummelstown                   PA
   27     3350-3364 Chamblee Tucker Road                                                  Atlanta                       GA
   28     15253 Bake Parkway                                                              Irvine                        CA
   29     101 Coit Road South                                                             Richardson                    TX
   30     1305-11 Walnut Street                                                           Philadelphia                  PA
   31     58-30 Grand Avenue                                                              Maspeth                       NY
   32     1 Main Street                                                                   Westport                      CT
   33     400 Bald Hill Road                                                              Warwick                       RI
   34     3200 Liberty Avenue                                                             North Bergen                  NJ
   35     1940-50 W. Indian School Rd.                                                    Phoenix                       AZ
   36     7956 Winchester Road                                                            Memphis                       TN
   37     3605 Executive Drive                                                            San Angelo                    TX
   38     2301-2499 Verna Court                                                           San Leandro                   CA
   39     12801 Chenal Parkway                                                            Little Rock                   AR
   40     31200 Courthouse Drive                                                          Union City                    CA
   41     200 Clifton Boulevard                                                           Clifton                       NJ
   42     612 Cathedral Street and 124 West Read Street                                   Baltimore                     MD
   43     300 Tower Road                                                                  Marietta                      GA
   44     19321 E. US Highway 40                                                          Independence                  MO
   45     180 Technology Park                                                             Norcross                      GA
   46     550 Bramlet Road                                                                Charlotte                     NC
   47     21-29 West Easy Street                                                          Simi Valley                   CA
   48     6062 Alcoa Avenue                                                               Vernon                        CA
   49     1725-1977 North 34th Street                                                     St. Petersburg                FL
   50     9464 Glades Road                                                                Boca Raton                    FL
   51     8540 N. Church Road                                                             Kansas City                   MO
   52     1355 Sharon Road                                                                Cumming                       GA
   53     15641 and 15651 Sheridan Street                                                 Davie                         FL
   54     10430 De Anza Blvd                                                              Cupertino                     CA
   55     5615 West Acoma Drive                                                           Glendale                      AZ
   56     191 North El Camino Real                                                        Encinitas                     CA
   57     2250 Highway 150                                                                Hoover                        AL
   58     8712-8720 W. Grand River Avenue                                                 Brighton                      MI
   59     231-255 East Palm Avenue, 260-270 Magnolia Avenue, and 295-335 N. Third Street  Burbank                       CA
   60     25395 Hancock Avenue                                                            Murrieta                      CA
   61     2722-2760 S. Alma School Rd.                                                    Mesa                          AZ
   62     3801 Clemson Boulevard                                                          Anderson                      SC
   63     36 Hawthorne Place                                                              Montclair                     NJ
   64     2872 Taylor Road                                                                Reynoldsburg                  OH

   65     5133 Hwy 674                                                                    Wimauma                       FL
   66     101 N Faulkenburg Rd                                                            Tampa                         FL
   67     2742 US 27 S                                                                    Lake Placid                   FL
   68     7916 US 27 S                                                                    Sebring                       FL
   69     13077 Cortez Blvd                                                               Spring Hill                   FL
   70     6227 Deltona Blvd                                                               Spring Hill                   FL
   71     11091 Spring Hill Drive                                                         Spring Hill                   FL
   72     7202 W Knights Griffin Rd                                                       Plant City                    FL
   73     3275 Broad St                                                                   Brooksville                   FL
   74     10039 Main St                                                                   Thornotosassa                 FL
   75     2116 Bonneville Dr                                                              Orlando                       FL
   76     1020, 1030, 1040, 1080 East Cypress Avenue                                      Redding                       CA
   77     1504-1690 Manning Avenue                                                        Reedley                       CA
   78     741 President Place                                                             Smyrna                        TN
   79     6400 & 6408 Grovedale Drive                                                     Alexandria                    VA
   80     2200-2270 E. Palmdale Blvd.                                                     Palmdale                      CA
   81     19116-33rd Avenue W                                                             Lynnwood                      WA
   82     13155 Railroad Avenue                                                           City of Industry              CA
   83     1759 West Avenue J-12                                                           Lancaster                     CA
   84     1968 Grand Avenue                                                               Baldwin                       NY

   85     24520 SR 44                                                                     Sorrento                      FL
   86     2948 Hanson St                                                                  Ft Myers                      FL
   87     488 Hunter Blvd                                                                 Naples                        FL
   88     19021 S Tamiami Tr                                                              San Carlos                    FL
   89     3109 SR 29                                                                      Labelle                       FL
   90     10499 Stringfellow Blvd                                                         Pine Island                   FL
   91     1801 SR 44                                                                      New Smyrna Beach              FL
   92     12405 Collier Blvd                                                              Naples                        FL
   93     1117 E Main St                                                                  Immokalee                     FL

--------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.  ZIP CODE  PROPERTY TYPE  PROPERTY SUB-TYPE  UNITS/SF(3)          YEAR BUILT
--------------------------------------------------------------------------------------------

    1       10014   Multifamily    Mid Rise                 325           1925 / 1930
    2       10003   Office         Urban                582,602           1877 / 1895
    3       20774   Retail         Anchored             484,664              2004
    4       96797   Retail         Anchored             521,332              1993
    5       80206   Office         Suburban             160,364              2004
    6       10014   Multifamily    Mid Rise                 154              1900
    7       65616   Hospitality    Full Service             301              1997
    8       10019   Multifamily    Mid Rise                 278              1920
    9       02472   Retail         Anchored             231,201              1975
   10       06066   Retail         Anchored             240,916       1975 / 1997 - 1998
   11       80634   Retail         Anchored             148,575              2003

   12       75013   Industrial     Flex Industrial      160,120              1997
   13       94089   Office         Suburban              91,868              1981
   14       18966   Multifamily    Garden                   296           1968 - 1970
   15       10128   Multifamily    High Rise                358              1980
   16       01604   Retail         Anchored             203,304    1967 / 1997 / 1998 / 2000
   17       44308   Office         Urban                 91,609              2001
   18       92692   Retail         Shadow Anchored       45,600              1989
   19       08759   Retail         Anchored             115,177           1979 - 1981
   20       07095   Multifamily    Garden                   120              2001
   21       90301   Office         Urban                155,462           1979 / 1981
   22       92101   Retail         Free Standing         33,000              2002
   23       91911   Industrial     Warehouse            162,610              1971
   24       90503   Retail         Anchored              94,742              1973
   25       46140   Multifamily    Garden                   160           2000 / 2002
   26       17036   Hospitality    Limited Service          125              1990
   27       30341   Retail         Anchored             101,714              1980
   28       92618   Office         Suburban              65,006              1983
   29       76063   Retail         Anchored             162,562           1965 - 1982
   30       19107   Hospitality    Limited Service          168              1964
   31       11378   Industrial     Light Industrial     150,000              1930
   32       06880   Retail         Unanchored            14,074           1906 / 1950
   33       02886   Office         Medical               63,392              1974
   34       07047   Industrial     Warehouse            212,621           1958 - 1967
   35       85015   Retail         Anchored             110,100           1990 / 1991
   36       38125   Retail         Anchored              93,024              1999
   37       76904   Office         Medical               59,466              2004
   38       94577   Industrial     Warehouse            173,650              1980
   39       72211   Retail         Anchored              70,165              1999
   40       94587   Retail         Free Standing         28,105              2003
   41       07011   Industrial     Light Industrial     142,800    1925 / 1952 / 1985 / 1989
   42       21201   Hospitality    Full Service             104              1928
   43       30060   Office         Medical               41,800              2004
   44       64055   Retail         Unanchored            39,106              2004
   45       30092   Office         Suburban              68,870              1978
   46       28205   Multifamily    Garden                   264              1965
   47       93065   Industrial     Light Industrial     102,727              1991
   48       90058   Industrial     Warehouse            116,480              1986
   49       33713   Retail         Anchored             128,899              1983
   50       33434   Retail         Shadow Anchored       25,967              2004
   51       64157   Retail         Big Box               88,248              2004
   52       30041   Retail         Shadow Anchored       36,360              2004
   53       33331   Retail         Shadow Anchored       25,000              2004
   54       95014   Office         Medical               23,574              1980
   55       85306   Multifamily    Garden                   112              1985
   56       92024   Retail         Unanchored            27,582              1986
   57       35244   Retail         Free Standing         53,270              2001
   58       48116   Retail         Anchored              18,512              2002
   59       91502   Mixed Use      Retail/Office         55,339              1998
   60       92562   Office         Medical               31,361              2003
   61       85210   Retail         Shadow Anchored       80,808              1978
   62       29621   Retail         Anchored              60,346              1996
   63       07042   Multifamily    Mid Rise                 133              1962
   64       43068   Retail         Big Box               45,827              2004

   65       33598   Retail         Free Standing          2,400              1974
   66       33619   Retail         Free Standing          2,970              1988
   67       33852   Retail         Free Standing          2,780              1982
   68       33876   Retail         Free Standing          2,852              1985
   69       33526   Retail         Free Standing          2,600              1984
   70       34606   Retail         Free Standing          2,600              1985
   71       34608   Retail         Free Standing          2,600              1984
   72       33565   Retail         Free Standing          2,400              1974
   73       34601   Retail         Free Standing          2,600              1985
   74       33592   Retail         Free Standing          2,400              1969
   75       32826   Retail         Free Standing          2,400              1976
   76       96001   Retail         Shadow Anchored       24,108              2002
   77       93654   Retail         Anchored             132,008              1974
   78       37167   Office         Medical               44,098              2003
   79       22310   Office         Suburban              36,912           2001 - 2002
   80       93550   Retail         Unanchored            61,333              1987
   81       98036   Office         Medical               28,080              2001
   82       91746   Industrial     Warehouse            120,400              1973
   83       93534   Retail         Free Standing         25,000              2001
   84       11510   Retail         Free Standing         14,490              2004

   85       32776   Retail         Free Standing          2,400              1976
   86       33902   Retail         Free Standing          2,600              1985
   87       33940   Retail         Free Standing          2,600              1985
   88       33957   Retail         Free Standing          3,600              1978
   89       33975   Retail         Free Standing          2,400              1978
   90       33945   Retail         Free Standing          2,600              1986
   91       32168   Retail         Free Standing          2,250              1986
   92       34116   Retail         Free Standing          2,400              1979
   93       33934   Retail         Free Standing          2,600              1983

------------------------------------------------------------------------------------
MORTGAGE                   PERCENT   PERCENT LEASED
LOAN NO.  YEAR RENOVATED  LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
------------------------------------------------------------------------------------

    1           1994        99.4%      02/23/2005    Fee                   First
    2       1997 - 2002     92.6%      01/31/2005    Fee                   First
    3           NAP         99.7%      02/01/2005    Leasehold             First
    4           NAP         99.0%      03/01/2005    Fee                   First
    5           NAP        100.0%      01/05/2005    Fee                   First
    6           1987       100.0%      02/23/2005    Fee                   First
    7           2005        57.7%      12/31/2004    Fee                   First
    8       1978 / 2003     98.6%      02/08/2005    Fee                   First
    9           1997        97.4%      12/09/2004    Fee                   First
   10           NAP        100.0%      12/02/2004    Fee                   First
   11           NAP         96.2%      12/03/2004    Fee                   First

   12           NAP        100.0%      01/28/2005    Fee                   First
   13           NAP        100.0%      01/28/2005    Fee                   First
   14           NAP         94.3%      01/21/2005    Fee                   First
   15           1996       100.0%      02/04/2005    Fee                   First
   16           1997        98.6%      01/05/2005    Fee                   First
   17           NAP        100.0%      02/25/2005    Fee                   First
   18           NAP        100.0%      01/13/2005    Fee                   First
   19           2002        98.4%      01/21/2005    Fee                   First
   20           NAP         97.5%      02/16/2005    Fee                   First
   21           NAP         87.9%      01/01/2005    Fee                   First
   22           NAP        100.0%      02/01/2005    Fee                   First
   23           NAP        100.0%      02/03/2005    Fee                   First
   24           1999        97.9%      02/10/2005    Fee                   First
   25           NAP         98.8%      12/31/2004    Fee                   First
   26           1995        73.9%      10/31/2004    Fee                   First
   27           NAP         97.3%      02/15/2005    Fee                   First
   28           2004       100.0%      02/02/2005    Fee                   First
   29           1996        69.6%      01/25/2005    Fee                   First
   30           2003        77.0%      09/30/2004    Fee                   First
   31           2000       100.0%      01/01/2005    Fee                   First
   32           NAP        100.0%      03/01/2005    Fee                   First
   33       1985 / 2000    100.0%      02/04/2005    Fee                   First
   34           2004       100.0%      02/04/2005    Fee                   First
   35           NAP        100.0%      01/12/2005    Fee                   First
   36           NAP         98.3%      03/04/2005    Fee                   First
   37           NAP        100.0%      12/31/2004    Fee                   First
   38           NAP         88.7%      12/20/2004    Fee                   First
   39           NAP         98.6%      01/31/2005    Fee                   First
   40           NAP        100.0%      12/23/2004    Fee                   First
   41           2004        87.7%      03/09/2005    Fee                   First
   42           2002        64.4%      11/30/2004    Fee                   First
   43           NAP        100.0%      12/23/2004    Fee                   First
   44           NAP         79.3%      03/31/2005    Fee                   First
   45           1996        79.5%      12/16/2004    Fee                   First
   46           2003        90.2%      10/01/2004    Fee                   First
   47           NAP        100.0%      01/27/2005    Fee                   First
   48           NAP        100.0%      01/07/2005    Fee                   First
   49           1990       100.0%      01/21/2005    Fee                   First
   50           NAP        100.0%      12/30/2004    Fee                   First
   51           NAP        100.0%      04/01/2005    Fee                   First
   52           NAP         79.7%      02/23/2005    Fee                   First
   53           NAP        100.0%      02/24/2005    Fee                   First
   54           NAP         95.1%      12/01/2004    Fee                   First
   55           NAP        100.0%      01/11/2005    Fee                   First
   56           NAP        100.0%      11/01/2004    Fee                   First
   57           NAP        100.0%      11/23/2004    Fee                   First
   58           NAP        100.0%      12/29/2004    Fee                   First
   59           NAP         87.9%      09/01/2004    Fee                   First
   60           NAP         93.0%      12/31/2004    Fee                   First
   61           NAP         95.0%      01/31/2005    Fee                   First
   62           NAP        100.0%      02/15/2005    Fee                   First
   63           NAP         97.0%      12/21/2004    Fee                   First
   64           NAP        100.0%      04/01/2005    Fee                   First

   65           NAP        100.0%      10/01/2004    Fee                   First
   66           NAP        100.0%      10/01/2004    Fee                   First
   67           NAP        100.0%      10/01/2004    Fee                   First
   68           NAP        100.0%      10/01/2004    Fee                   First
   69           NAP        100.0%      10/01/2004    Fee                   First
   70           NAP        100.0%      10/01/2004    Fee                   First
   71           NAP        100.0%      10/01/2004    Fee                   First
   72           NAP        100.0%      10/01/2004    Fee                   First
   73           NAP        100.0%      10/01/2004    Fee                   First
   74           NAP        100.0%      10/01/2004    Fee                   First
   75           NAP        100.0%      10/01/2004    Fee                   First
   76           NAP         89.7%      01/11/2005    Fee                   First
   77           2003        83.8%      01/01/2005    Fee                   First
   78           NAP        100.0%      01/26/2005    Fee                   First
   79           NAP        100.0%      03/18/2005    Fee                   First
   80           NAP        100.0%      11/30/2004    Fee                   First
   81           NAP        100.0%      02/24/2005    Fee                   First
   82       2001 - 2004    100.0%      02/02/2005    Fee                   First
   83           NAP        100.0%      12/30/2004    Fee                   First
   84           NAP        100.0%      01/24/2005    Fee                   First

   85           NAP        100.0%      10/01/2004    Fee                   First
   86           NAP        100.0%      10/01/2004    Fee                   First
   87           NAP        100.0%      10/01/2004    Fee                   First
   88           NAP        100.0%      10/01/2004    Fee                   First
   89           NAP        100.0%      10/01/2004    Fee                   First
   90           NAP        100.0%      10/01/2004    Fee                   First
   91           NAP        100.0%      10/01/2004    Fee                   First
   92           NAP        100.0%      10/01/2004    Fee                   First
   93           NAP        100.0%      10/01/2004    Fee                   First

------------------------------------------------------------------------------------------------
MORTGAGE                 RELATED                   ORIGINAL   CUT-OFF DATE  CUT-OFF DATE BALANCE
LOAN NO.              BORROWER LIST                BALANCE     BALANCE(6)      PER UNIT OR SF
------------------------------------------------------------------------------------------------

    1                      1, 6                  $85,000,000  $85,000,000         $261,538
    2                      NAP                   $75,000,000  $75,000,000         $    129
    3     3, 36, 39, 51, 64, 130, 135, 146, 156  $71,500,000  $71,500,000         $    148
    4                      NAP                   $63,315,000  $63,315,000         $    270
    5                      NAP                   $36,750,000  $36,750,000         $    229
    6                      1, 6                  $31,000,000  $31,000,000         $201,299
    7                      NAP                   $31,000,000  $30,904,436         $102,673
    8                      NAP                   $29,000,000  $29,000,000         $104,317
    9                      NAP                   $20,000,000  $20,000,000         $     87
   10                      NAP                   $18,750,000  $18,750,000         $     78
   11                      NAP                   $17,175,000  $17,175,000         $    116

   12                      NAP                   $ 9,900,000  $ 9,880,111         $     67
   13                      NAP                   $ 7,100,000  $ 7,085,736         $     67
   14                      NAP                   $16,000,000  $15,960,857         $ 53,922
   15                      NAP                   $15,000,000  $15,000,000         $ 41,899
   16                      NAP                   $13,100,000  $13,100,000         $     64
   17                      NAP                   $12,100,000  $12,074,607         $    132
   18                     18, 35                 $12,000,000  $12,000,000         $    263
   19                      NAP                   $12,000,000  $11,959,928         $    104
   20                      NAP                   $11,500,000  $11,500,000         $ 95,833
   21                      NAP                   $10,500,000  $10,466,299         $     67
   22                      NAP                   $ 9,100,000  $ 9,100,000         $    276
   23                      NAP                   $ 9,000,000  $ 9,000,000         $     55
   24                      NAP                   $ 9,000,000  $ 8,986,237         $     95
   25                      NAP                   $ 9,000,000  $ 8,978,268         $ 56,114
   26                     26, 42                 $ 8,580,000  $ 8,552,000         $ 68,416
   27                      NAP                   $ 8,200,000  $ 8,172,129         $     80
   28                      NAP                   $ 8,000,000  $ 7,992,428         $    123
   29                      NAP                   $ 8,000,000  $ 7,972,175         $     49
   30                      NAP                   $ 8,000,000  $ 7,962,402         $ 47,395
   31                      NAP                   $ 8,000,000  $ 7,903,473         $     53
   32                      NAP                   $ 7,650,000  $ 7,650,000         $    544
   33                      NAP                   $ 7,500,000  $ 7,492,972         $    118
   34                      NAP                   $ 7,500,000  $ 7,473,754         $     35
   35                     18, 35                 $ 7,350,000  $ 7,323,929         $     67
   36     3, 36, 39, 51, 64, 130, 135, 146, 156  $ 7,235,000  $ 7,235,000         $     78
   37                      NAP                   $ 7,200,000  $ 7,093,679         $    119
   38                      NAP                   $ 7,100,000  $ 7,076,622         $     41
   39     3, 36, 39, 51, 64, 130, 135, 146, 156  $ 6,740,000  $ 6,740,000         $     96
   40                      NAP                   $ 6,550,000  $ 6,527,779         $    232
   41                      NAP                   $ 6,500,000  $ 6,500,000         $     46
   42                     26, 42                 $ 6,420,000  $ 6,399,049         $ 61,529
   43                      NAP                   $ 6,300,000  $ 6,278,667         $    150
   44                      NAP                   $ 6,200,000  $ 6,200,000         $    159
   45                      NAP                   $ 6,200,000  $ 6,180,190         $     90
   46                      NAP                   $ 6,000,000  $ 5,965,841         $ 22,598
   47                      NAP                   $ 5,800,000  $ 5,800,000         $     56
   48                      NAP                   $ 5,800,000  $ 5,781,603         $     50
   49                      NAP                   $ 5,750,000  $ 5,744,218         $     45
   50                      NAP                   $ 5,700,000  $ 5,674,080         $    219
   51     3, 36, 39, 51, 64, 130, 135, 146, 156  $ 5,417,500  $ 5,417,500         $     61
   52                      NAP                   $ 5,400,000  $ 5,400,000         $    149
   53                      NAP                   $ 5,300,000  $ 5,300,000         $    212
   54                      NAP                   $ 5,300,000  $ 5,282,286         $    224
   55                      NAP                   $ 5,512,500  $ 5,272,973         $ 47,080
   56                      NAP                   $ 5,250,000  $ 5,250,000         $    190
   57                      NAP                   $ 5,200,000  $ 5,093,612         $     96
   58                      NAP                   $ 5,100,000  $ 5,083,081         $    275
   59                      NAP                   $ 5,100,000  $ 5,067,726         $     92
   60                      NAP                   $ 5,000,000  $ 5,000,000         $    159
   61                     61, 80                 $ 5,000,000  $ 5,000,000         $     62
   62                      NAP                   $ 5,000,000  $ 4,995,361         $     83
   63                      NAP                   $ 5,000,000  $ 4,964,842         $ 37,330
   64     3, 36, 39, 51, 64, 130, 135, 146, 156  $ 4,950,000  $ 4,950,000         $    108

   65             65-75, 85-93, 110-116          $   543,000  $   543,000         $    168
   66             65-75, 85-93, 110-116          $   522,000  $   522,000         $    168
   67             65-75, 85-93, 110-116          $   495,000  $   495,000         $    168
   68             65-75, 85-93, 110-116          $   480,000  $   480,000         $    168
   69             65-75, 85-93, 110-116          $   425,000  $   425,000         $    168
   70             65-75, 85-93, 110-116          $   418,000  $   418,000         $    168
   71             65-75, 85-93, 110-116          $   411,000  $   411,000         $    168
   72             65-75, 85-93, 110-116          $   404,000  $   404,000         $    168
   73             65-75, 85-93, 110-116          $   390,000  $   390,000         $    168
   74             65-75, 85-93, 110-116          $   362,000  $   362,000         $    168
   75             65-75, 85-93, 110-116          $   362,000  $   362,000         $    168
   76                      NAP                   $ 4,750,000  $ 4,750,000         $    197
   77                      NAP                   $ 4,700,000  $ 4,700,000         $     36
   78                      NAP                   $ 4,500,000  $ 4,500,000         $    102
   79                      NAP                   $ 4,500,000  $ 4,500,000         $    122
   80                     61, 80                 $ 4,500,000  $ 4,500,000         $     73
   81                      NAP                   $ 4,500,000  $ 4,493,797         $    160
   82                      NAP                   $ 4,500,000  $ 4,493,785         $     37
   83                      NAP                   $ 4,500,000  $ 4,481,668         $    179
   84                      NAP                   $ 4,300,000  $ 4,239,315         $    293

   85             65-75, 85-93, 110-116          $   529,000  $   529,000         $    177
   86             65-75, 85-93, 110-116          $   522,000  $   522,000         $    177
   87             65-75, 85-93, 110-116          $   510,000  $   510,000         $    177
   88             65-75, 85-93, 110-116          $   480,000  $   480,000         $    177
   89             65-75, 85-93, 110-116          $   473,000  $   473,000         $    177
   90             65-75, 85-93, 110-116          $   450,000  $   450,000         $    177
   91             65-75, 85-93, 110-116          $   439,000  $   439,000         $    177
   92             65-75, 85-93, 110-116          $   413,000  $   413,000         $    177
   93             65-75, 85-93, 110-116          $   345,000  $   345,000         $    177

-------------------------------------------------------------------------------------------------
MORTGAGE              FIRST PAYMENT  FIRST PAYMENT                   GRACE               LOCKBOX
LOAN NO.   NOTE DATE   DATE (P&I)      DATE (IO)    MATURITY DATE  PERIOD(7)  ARD LOAN   STATUS
-------------------------------------------------------------------------------------------------

    1     04/13/2005       NAP        06/07/2005      05/07/2015       0         No     In Place
    2     02/09/2005       NAP        03/09/2005      03/07/2015       0         No     In Place
    3     09/08/2004       NAP        11/01/2004      10/01/2009       5         No     Springing
    4     11/03/2004       NAP        12/01/2004      11/01/2014       0         No     In Place
    5     01/05/2005   03/01/2009     03/01/2005      02/01/2015       0        Yes     In Place
    6     04/13/2005       NAP        06/07/2005      05/07/2015       0         No     In Place
    7     01/07/2005   03/01/2005         NAP         02/01/2015       5         No     In Place
    8     01/31/2005   02/01/2009     03/01/2005      02/01/2014       0         No       None
    9     12/29/2004       NAP        02/01/2005      01/01/2015       6        Yes     Springing
   10     01/24/2005       NAP        03/01/2005      02/01/2010       0         No     In Place
   11     12/29/2004       NAP        02/08/2005      01/08/2012       0         No       None

   12     02/04/2005   04/01/2005         NAP         03/01/2020       5         No     Springing
   13     02/04/2005   04/01/2005         NAP         03/01/2020       5         No     Springing
   14     01/31/2005   03/01/2005         NAP         02/01/2015       0         No       None
   15     02/28/2005       NAP        04/01/2005      03/01/2015       0         No       None
   16     10/04/2004       NAP        12/01/2004      11/01/2009       5         No       None
   17     02/25/2005   04/01/2005     12/01/2013      03/01/2017       0        Yes       None
   18     12/15/2004   02/01/2008     02/01/2005      01/01/2015       5         No       None
   19     01/21/2005   03/01/2005         NAP         02/01/2015       0         No       None
   20     03/14/2005   05/01/2005         NAP         04/01/2015       0         No       None
   21     12/29/2004   02/01/2005         NAP         01/01/2015       5         No       None
   22     01/21/2005   03/11/2008     03/11/2005      02/09/2015       0         No     In Place
   23     02/15/2005   04/01/2007     04/01/2005      03/01/2015       0         No       None
   24     02/10/2005   04/01/2005         NAP         03/01/2015       0         No       None
   25     01/13/2005   03/01/2005         NAP         02/01/2015       0         No       None
   26     01/20/2005   03/01/2005         NAP         02/01/2015       5         No     Springing
   27     12/22/2004   02/01/2005         NAP         01/01/2015       0         No       None
   28     02/02/2005   04/04/2005         NAP         03/04/2015       0         No       None
   29     12/08/2004   02/01/2005         NAP         01/01/2015       5         No       None
   30     12/23/2004   02/01/2005         NAP         01/01/2015       5         No       None
   31     07/01/2004   08/01/2004         NAP         07/01/2014       5         No       None
   32     12/21/2004   02/01/2008     02/01/2005      01/01/2015       5         No       None
   33     02/04/2005   04/01/2005         NAP         03/01/2015       0         No       None
   34     12/30/2004   02/01/2005         NAP         01/01/2013       5         No       None
   35     12/13/2004   02/01/2005         NAP         01/01/2015       5         No     In Place
   36     11/18/2004       NAP        01/01/2005      12/01/2009       5         No       None
   37     11/24/2004   01/01/2005         NAP         12/01/2014       5         No       None
   38     12/17/2004   02/01/2005         NAP         01/01/2015       0         No       None
   39     02/02/2005       NAP        04/01/2005      03/01/2012       5        Yes     Springing
   40     12/23/2004   02/01/2005         NAP         01/01/2015       0         No       None
   41     03/09/2005   05/01/2005         NAP         04/01/2015       0         No       None
   42     01/20/2005   03/01/2005         NAP         02/01/2015       5         No     Springing
   43     12/23/2004   02/03/2005         NAP         01/03/2015       0         No       None
   44     03/10/2005   05/01/2005         NAP         04/01/2015       5         No       None
   45     12/22/2004   02/02/2005     02/02/2014      01/02/2015       0        Yes       None
   46     11/01/2004   12/01/2004         NAP         11/01/2014      15         No       None
   47     03/04/2005   05/01/2007     05/01/2005      04/01/2014       5         No       None
   48     01/12/2005   03/01/2005         NAP         02/01/2015       0         No       None
   49     02/03/2005   04/01/2005         NAP         03/01/2015       5         No       None
   50     12/30/2004   02/03/2005         NAP         01/03/2016       0         No       None
   51     11/17/2004       NAP        01/01/2005      12/01/2009       5         No       None
   52     02/23/2005   10/01/2005     04/01/2005      03/01/2015       0         No       None
   53     02/24/2005   05/01/2005         NAP         04/01/2020       3         No       None
   54     12/22/2004   02/01/2005         NAP         01/01/2015       5         No       None
   55     02/06/2004   04/01/2004         NAP         03/01/2014       0         No       None
   56     01/21/2005   03/01/2010     03/01/2005      02/01/2015       5         No     In Place
   57     12/22/2003   02/01/2004         NAP         01/01/2019       0         No       None
   58     12/30/2004   02/05/2005         NAP         01/05/2015       0         No       None
   59     11/15/2004   02/01/2005         NAP         01/02/2025       5         No       None
   60     10/04/2004   06/01/2006     12/01/2004      11/01/2014       5         No       None
   61     03/29/2005       NAP        05/01/2005      04/01/2015       5         No       None
   62     02/15/2005   04/01/2005         NAP         03/01/2016       0         No       None
   63     12/21/2004   02/05/2005         NAP         01/05/2025       0         No       None
   64     08/05/2004       NAP        10/01/2004      09/01/2009       5        Yes     Springing

   65     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   66     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   67     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   68     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   69     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   70     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   71     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   72     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   73     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   74     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   75     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   76     01/10/2005   03/01/2007     03/01/2005      02/01/2015       5         No       None
   77     02/28/2005   05/01/2005         NAP         04/01/2015       5         No       None
   78     01/26/2005       NAP        03/01/2005      02/01/2015       0         No       None
   79     03/18/2005   05/01/2005         NAP         04/01/2015       0         No       None
   80     03/04/2005       NAP        05/01/2005      04/01/2015       5         No       None
   81     02/24/2005   04/01/2005         NAP         03/01/2015       0        Yes       None
   82     02/02/2005   04/01/2005         NAP         03/01/2015       0         No       None
   83     01/07/2005   03/01/2005         NAP         02/01/2015       0         No       None
   84     08/12/2004   09/15/2004         NAP         01/03/2026       0         No       None

   85     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   86     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   87     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   88     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   89     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   90     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   91     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   92     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place
   93     10/01/2004   11/01/2006     11/01/2004      10/01/2014       5         No     In Place

-------------------------------------------------------------------------------------------------------
MORTGAGE          LOCKBOX          ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING   MORTGAGE
LOAN NO.            TYPE            TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM    RATE
-------------------------------------------------------------------------------------------------------

    1               Hard                120             120              IO            IO       5.330%
    2               Hard                121             119              IO            IO       4.810%
    3               Hard                 60              54              IO            IO       5.120%
    4               Hard                120             115              IO            IO       5.145%
    5               Hard                120             118             360           360       5.370%
    6               Hard                120             120              IO            IO       5.450%
    7     Soft, Springing to Hard       120             118             300           298       5.950%
    8               NAP                 108             106             360           360       5.000%
    9               Hard                120             117              IO            IO       5.020%
   10     Soft, Springing to Hard        60              58              IO            IO       4.830%
   11               NAP                  84              81              IO            IO       4.870%

   12               Hard                180             179             240           239       5.960%
   13               Hard                180             179             240           239       5.960%
   14               NAP                 120             118             360           358       5.250%
   15               NAP                 120             119              IO            IO       4.890%
   16               NAP                  60              55              IO            IO       4.719%
   17               NAP                 144             143             240           239       5.650%
   18               NAP                 120             117             360           360       5.359%
   19               NAP                 120             118             300           298       5.360%
   20               NAP                 120             120             264           264       4.920%
   21               NAP                 120             117             360           357       5.646%
   22               Hard                120             118             360           360       5.380%
   23               NAP                 120             119             336           336       5.480%
   24               NAP                 120             119             300           299       5.040%
   25               NAP                 120             118             360           358       5.330%
   26               Hard                120             118             300           298       5.530%
   27               NAP                 120             117             360           357       5.340%
   28               NAP                 120             119             360           359       5.480%
   29               NAP                 120             117             360           357       5.216%
   30               NAP                 120             117             300           297       5.492%
   31               NAP                 120             111             300           291       6.240%
   32               NAP                 120             117             360           360       5.391%
   33               NAP                 120             119             360           359       5.520%
   34               NAP                  96              93             360           357       5.183%
   35     Soft, Springing to Hard       120             117             360           357       5.110%
   36               NAP                  60              56              IO            IO       5.120%
   37               NAP                 120             116             180           176       5.120%
   38               NAP                 120             117             360           357       5.510%
   39               Hard                 84              83              IO            IO       4.980%
   40               NAP                 120             117             360           357       5.350%
   41               NAP                 120             120             300           300       5.690%
   42               Hard                120             118             300           298       5.530%
   43               NAP                 120             117             360           357       5.360%
   44               NAP                 120             120             360           360       5.880%
   45               NAP                 120             117             360           357       5.670%
   46               NAP                 120             115             360           355       5.200%
   47               NAP                 108             108             360           360       5.320%
   48               NAP                 120             118             300           298       5.740%
   49               NAP                 120             119             360           359       5.232%
   50               NAP                 132             129             300           297       5.710%
   51               NAP                  60              56              IO            IO       5.120%
   52               NAP                 120             119             360           360       5.250%
   53               NAP                 180             180             360           360       5.940%
   54               NAP                 120             117             360           357       5.430%
   55               NAP                 120             107             360           347       5.600%
   56     Soft, Springing to Hard       120             118             360           360       5.280%
   57               NAP                 180             165             300           285       6.270%
   58               NAP                 120             117             360           357       5.470%
   59               NAP                 240             237             240           237       6.260%
   60               NAP                 120             115             360           360       5.900%
   61               NAP                 120             120              IO            IO       5.500%
   62               NAP                 132             131             360           359       5.560%
   63               NAP                 240             237             240           237       5.360%
   64               Hard                 60              53              IO            IO       5.378%

   65               Hard                120             114             300           300       6.040%
   66               Hard                120             114             300           300       6.040%
   67               Hard                120             114             300           300       6.040%
   68               Hard                120             114             300           300       6.040%
   69               Hard                120             114             300           300       6.040%
   70               Hard                120             114             300           300       6.040%
   71               Hard                120             114             300           300       6.040%
   72               Hard                120             114             300           300       6.040%
   73               Hard                120             114             300           300       6.040%
   74               Hard                120             114             300           300       6.040%
   75               Hard                120             114             300           300       6.040%
   76               NAP                 120             118             336           336       5.300%
   77               NAP                 120             120             300           300       6.250%
   78               NAP                 120             118              IO            IO       5.270%
   79               NAP                 120             120             360           360       5.400%
   80               NAP                 120             120              IO            IO       5.430%
   81               NAP                 120             119             300           299       5.600%
   82               NAP                 120             119             300           299       5.590%
   83               NAP                 120             118             264           262       5.500%
   84               NAP                 257             249             257           249       6.750%

   85               Hard                120             114             300           300       6.040%
   86               Hard                120             114             300           300       6.040%
   87               Hard                120             114             300           300       6.040%
   88               Hard                120             114             300           300       6.040%
   89               Hard                120             114             300           300       6.040%
   90               Hard                120             114             300           300       6.040%
   91               Hard                120             114             300           300       6.040%
   92               Hard                120             114             300           300       6.040%
   93               Hard                120             114             300           300       6.040%

-------------------------------------------------------------------------------------
MORTGAGE     MONTHLY       MONTHLY     UNDERWRITABLE  UNDERWRITABLE    NOI      NCF
LOAN NO.  PAYMENT (P&I)  PAYMENT (IO)       NOI         CASH FLOW    DSCR(9)  DSCR(9)
-------------------------------------------------------------------------------------

    1             NAP      $382,785     $ 6,934,732    $ 6,853,482     1.51     1.49
    2             NAP      $304,800     $11,475,832    $10,296,416     3.14     2.82
    3             NAP      $305,067     $ 8,954,616    $ 8,733,246     2.45     2.39
    4             NAP      $275,244     $14,387,968    $14,063,608     1.96     1.92
    5        $205,675      $166,740     $ 3,994,130    $ 3,841,784     2.00     1.92
    6             NAP      $142,747     $ 2,349,831    $ 2,311,331     1.37     1.35
    7        $198,787           NAP     $ 5,443,718    $ 4,765,002     2.28     2.00
    8        $155,678      $122,512     $ 3,904,903    $ 3,813,403     2.66     2.59
    9             NAP      $ 84,829     $ 2,766,439    $ 2,633,360     2.72     2.59
   10             NAP      $ 76,517     $ 2,045,967    $ 1,923,100     2.23     2.09
   11             NAP      $ 70,670     $ 1,841,065    $ 1,766,051     2.17     2.08

   12        $ 70,698           NAP     $ 1,266,792    $ 1,156,956     1.50     1.36
   13        $ 50,703           NAP     $   917,054    $   826,077     1.50     1.36
   14        $ 88,353           NAP     $ 1,547,474    $ 1,441,802     1.46     1.36
   15             NAP      $ 61,974     $ 6,920,173    $ 6,830,673     9.31     9.18
   16             NAP      $ 52,231     $ 1,613,834    $ 1,512,907     2.57     2.41
   17        $ 84,263      $ 57,762     $ 1,425,277    $ 1,358,334     1.41     1.34
   18        $ 67,077      $ 54,334     $ 1,280,931    $ 1,224,569     1.96     1.88
   19        $ 72,691           NAP     $ 1,239,699    $ 1,144,115     1.42     1.31
   20        $ 71,389           NAP     $ 1,282,016    $ 1,258,016     1.50     1.47
   21        $ 60,583           NAP     $ 1,154,692    $   974,497     1.59     1.34
   22        $ 50,986      $ 41,365     $   763,579    $   738,169     1.54     1.49
   23        $ 52,446      $ 41,671     $   886,978    $   812,433     1.77     1.62
   24        $ 52,823           NAP     $ 1,550,366    $ 1,462,225     2.45     2.31
   25        $ 50,145           NAP     $   917,468    $   885,468     1.52     1.47
   26        $ 52,843           NAP     $ 1,412,377    $ 1,271,562     2.23     2.01
   27        $ 45,739           NAP     $ 1,015,143    $   937,472     1.85     1.71
   28        $ 45,323           NAP     $   802,546    $   728,976     1.48     1.34
   29        $ 44,008           NAP     $ 1,126,434    $ 1,016,780     2.13     1.93
   30        $ 49,089           NAP     $ 1,628,126    $ 1,429,709     2.76     2.43
   31        $ 52,724           NAP     $ 1,325,667    $ 1,291,667     2.10     2.04
   32        $ 42,914      $ 34,845     $   680,278    $   656,676     1.63     1.57
   33        $ 42,678           NAP     $   792,623    $   689,295     1.55     1.35
   34        $ 41,105           NAP     $   943,584    $   884,660     1.91     1.79
   35        $ 39,952           NAP     $   832,152    $   764,490     1.74     1.59
   36             NAP      $ 30,869     $   957,327    $   922,325     2.58     2.49
   37        $ 57,388           NAP     $ 1,080,215    $   992,206     1.57     1.44
   38        $ 40,358           NAP     $   757,807    $   683,138     1.56     1.41
   39             NAP      $ 27,971     $   970,429    $   926,305     2.89     2.76
   40        $ 36,576           NAP     $   665,020    $   650,272     1.52     1.48
   41        $ 40,657           NAP     $   668,001    $   615,295     1.37     1.26
   42        $ 39,540           NAP     $ 1,020,116    $   864,528     2.15     1.82
   43        $ 35,219           NAP     $   720,934    $   670,968     1.71     1.59
   44        $ 36,695           NAP     $   587,069    $   541,136     1.33     1.23
   45        $ 35,867      $ 25,545     $   594,258    $   518,501     1.38     1.20
   46        $ 32,947           NAP     $   626,571    $   560,571     1.58     1.42
   47        $ 32,280      $ 26,070     $   602,030    $   551,034     1.92     1.76
   48        $ 36,453           NAP     $   582,521    $   547,721     1.33     1.25
   49        $ 31,688           NAP     $   789,804    $   709,262     2.08     1.87
   50        $ 35,721           NAP     $   595,849    $   572,853     1.39     1.34
   51             NAP      $ 23,115     $   716,477    $   716,477     2.58     2.58
   52        $ 29,819      $ 24,150     $   668,678    $   641,903     2.31     2.21
   53        $ 31,572           NAP     $   702,494    $   676,687     1.85     1.79
   54        $ 29,860           NAP     $   562,076    $   517,452     1.57     1.44
   55        $ 30,717           NAP     $   490,595    $   461,811     1.33     1.25
   56        $ 29,088      $ 23,421     $   633,767    $   595,706     2.25     2.12
   57        $ 34,367           NAP     $   600,734    $   579,427     1.46     1.40
   58        $ 28,861           NAP     $   474,969    $   468,923     1.37     1.35
   59        $ 37,307           NAP     $   687,747    $   635,079     1.54     1.42
   60        $ 29,657      $ 24,925     $   592,488    $   553,259     1.98     1.85
   61             NAP      $ 23,235     $   799,797    $   718,989     2.87     2.58
   62        $ 28,578           NAP     $   500,783    $   478,575     1.46     1.40
   63        $ 34,000           NAP     $   710,986    $   663,239     1.74     1.63
   64             NAP      $ 22,184     $   631,666    $   624,792     2.37     2.35

   65        $  3,512      $  2,771     $    66,737    $    66,737     2.14     2.14
   66        $  3,376      $  2,664     $    64,170    $    64,170     2.14     2.14
   67        $  3,201      $  2,526     $    76,148    $    76,148     2.14     2.14
   68        $  3,104      $  2,450     $    77,860    $    77,860     2.14     2.14
   69        $  2,749      $  2,169     $    52,192    $    52,192     2.14     2.14
   70        $  2,703      $  2,133     $    51,336    $    51,336     2.14     2.14
   71        $  2,658      $  2,097     $    50,480    $    50,480     2.14     2.14
   72        $  2,613      $  2,062     $    49,625    $    49,625     2.14     2.14
   73        $  2,522      $  1,990     $    53,903    $    53,903     2.14     2.14
   74        $  2,341      $  1,847     $    44,491    $    44,491     2.14     2.14
   75        $  2,341      $  1,847     $    44,491    $    44,491     2.14     2.14
   76        $ 27,156      $ 21,271     $   442,989    $   420,086     1.74     1.65
   77        $ 31,004           NAP     $   752,544    $   671,868     2.02     1.81
   78             NAP      $ 20,037     $   686,366    $   634,754     2.85     2.64
   79        $ 25,269           NAP     $   576,310    $   514,238     1.90     1.70
   80             NAP      $ 20,645     $   810,064    $   722,381     3.27     2.92
   81        $ 27,903           NAP     $   437,159    $   403,464     1.31     1.20
   82        $ 27,876           NAP     $   504,061    $   476,370     1.51     1.42
   83        $ 29,423           NAP     $   445,585    $   435,010     1.26     1.23
   84        $ 31,625           NAP     $   393,435    $   393,435     1.04     1.04

   85        $  3,421      $  2,700     $    65,026    $    65,026     2.42     2.42
   86        $  3,376      $  2,664     $    64,170    $    64,170     2.42     2.42
   87        $  3,298      $  2,603     $   100,105    $   100,105     2.42     2.42
   88        $  3,104      $  2,450     $    59,036    $    59,036     2.42     2.42
   89        $  3,059      $  2,414     $    58,181    $    58,181     2.42     2.42
   90        $  2,910      $  2,296     $    88,127    $    88,127     2.42     2.42
   91        $  2,839      $  2,240     $    53,903    $    53,903     2.42     2.42
   92        $  2,671      $  2,108     $    60,748    $    60,748     2.42     2.42
   93        $  2,231      $  1,761     $    68,448    $    68,448     2.42     2.42

-------------------------------------------------------------
MORTGAGE    NCF POST IO    CUT-OFF DATE  BALLOON    BALLOON
LOAN NO.  PERIOD DSCR(10)       LTV        LTV      BALANCE
-------------------------------------------------------------

    1          1.49            54.8%      54.8%   $85,000,000
    2          2.82            42.9%      42.9%   $75,000,000
    3          2.39            53.8%      53.8%   $71,500,000
    4          1.92            70.0%      70.0%   $63,315,000
    5          1.56            65.0%      59.3%   $33,496,728
    6          1.35            68.9%      68.9%   $31,000,000
    7          2.00            62.4%      48.5%   $24,030,661
    8          2.04            47.7%      44.0%   $26,743,500
    9          2.59            50.0%      50.0%   $20,000,000
   10          2.09            69.4%      69.4%   $18,750,000
   11          2.08            62.3%      62.3%   $17,175,000

   12          1.36            54.9%      21.6%   $ 3,878,270
   13          1.36            54.9%      21.6%   $ 2,781,387
   14          1.36            78.4%      65.3%   $13,285,114
   15          9.18            12.7%      12.7%   $15,000,000
   16          2.41            65.5%      65.5%   $13,100,000
   17          1.34            65.6%      46.5%   $ 8,549,811
   18          1.52            65.2%      58.3%   $10,722,470
   19          1.31            65.7%      50.1%   $ 9,116,405
   20          1.47            53.0%      36.3%   $ 7,882,329
   21          1.34            74.2%      62.6%   $ 8,826,151
   22          1.21            64.1%      57.3%   $ 8,134,294
   23          1.29            69.2%      59.4%   $ 7,725,167
   24          2.31            42.6%      32.1%   $ 6,765,820
   25          1.47            78.1%      65.1%   $ 7,491,609
   26          2.01            64.8%      49.7%   $ 6,556,866
   27          1.71            73.0%      61.0%   $ 6,828,427
   28          1.34            64.5%      54.0%   $ 6,695,876
   29          1.93            44.3%      36.9%   $ 6,636,021
   30          2.43            44.2%      33.9%   $ 6,106,279
   31          2.04            58.5%      46.4%   $ 6,265,203
   32          1.28            63.8%      57.0%   $ 6,840,083
   33          1.35            65.2%      54.7%   $ 6,285,128
   34          1.79            62.8%      54.9%   $ 6,530,575
   35          1.59            67.8%      56.3%   $ 6,076,367
   36          2.49            54.4%      54.4%   $ 7,235,000
   37          1.44            54.4%      24.0%   $ 3,128,949
   38          1.41            58.0%      48.7%   $ 5,943,541
   39          2.76            54.8%      54.8%   $ 6,740,000
   40          1.48            66.1%      55.3%   $ 5,456,112
   41          1.26            69.1%      53.2%   $ 4,996,600
   42          1.82            60.4%      46.3%   $ 4,906,186
   43          1.59            62.9%      52.6%   $ 5,249,497
   44          1.23            75.6%      64.0%   $ 5,249,370
   45          1.20            72.7%      62.7%   $ 5,332,240
   46          1.42            59.7%      49.7%   $ 4,974,605
   47          1.42            72.5%      64.7%   $ 5,178,840
   48          1.25            68.8%      53.1%   $ 4,464,368
   49          1.87            64.5%      53.7%   $ 4,775,465
   50          1.34            74.7%      55.3%   $ 4,203,832
   51          2.58            53.4%      53.4%   $ 5,417,500
   52          1.79            66.7%      56.1%   $ 4,544,090
   53          1.79            66.3%      48.4%   $ 3,868,148
   54          1.44            65.8%      55.1%   $ 4,425,831
   55          1.25            71.5%      60.8%   $ 4,484,917
   56          1.71            59.0%      54.7%   $ 4,868,503
   57          1.40            67.9%      42.4%   $ 3,176,881
   58          1.35            79.4%      66.6%   $ 4,264,069
   59          1.42            59.6%       0.4%   $    37,113
   60          1.55            68.5%      60.1%   $ 4,383,967
   61          2.58            54.9%      54.9%   $ 5,000,000
   62          1.40            73.5%      60.1%   $ 4,085,922
   63          1.63            50.1%       1.3%   $   126,108
   64          2.35            54.6%      54.6%   $ 4,950,000

   65          1.69            51.8%      43.2%   $   452,986
   66          1.69            51.8%      43.2%   $   435,467
   67          1.69            51.8%      43.2%   $   412,943
   68          1.69            51.8%      43.2%   $   400,430
   69          1.69            51.8%      43.2%   $   354,548
   70          1.69            51.8%      43.2%   $   348,708
   71          1.69            51.8%      43.2%   $   342,868
   72          1.69            51.8%      43.2%   $   337,029
   73          1.69            51.8%      43.2%   $   325,349
   74          1.69            51.8%      43.2%   $   301,991
   75          1.69            51.8%      43.2%   $   301,991
   76          1.29            61.5%      52.5%   $ 4,055,716
   77          1.81            46.4%      36.4%   $ 3,681,277
   78          2.64            50.0%      50.0%   $ 4,500,000
   79          1.70            56.3%      46.9%   $ 3,755,075
   80          2.92            31.5%      31.5%   $ 4,500,000
   81          1.20            62.6%      48.1%   $ 3,450,506
   82          1.42            71.3%      54.8%   $ 3,449,314
   83          1.23            67.9%      47.8%   $ 3,151,793
   84          1.04            77.1%       0.1%   $     7,746

   85          1.91            45.7%      38.1%   $   441,307
   86          1.91            45.7%      38.1%   $   435,467
   87          1.91            45.7%      38.1%   $   425,457
   88          1.91            45.7%      38.1%   $   400,430
   89          1.91            45.7%      38.1%   $   394,591
   90          1.91            45.7%      38.1%   $   375,403
   91          1.91            45.7%      38.1%   $   366,226
   92          1.91            45.7%      38.1%   $   344,537
   93          1.91            45.7%      38.1%   $   287,809

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE                                                                APPRAISED    VALUATION
LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                          VALUE      DATE(11)
--------------------------------------------------------------------------------------------------------

    1     MSMC            95 - 97 Horatio Street                                $155,000,000  03/11/2005
    2     MSMC            111-115 Fifth Avenue                                  $175,000,000  03/01/2005
    3     BSCMI           Boulevard at the Capital Centre                       $133,000,000  12/01/2004
    4     BSCMI/WFB       Waikele Center                                        $201,000,000  09/03/2004
    5     PCF             Janus World Headquarters                              $ 56,500,000  10/13/2004
    6     MSMC            110 - 114 Horatio Street                              $ 45,000,000  03/11/2005
    7     BSCMI           Chateau on the Lake                                   $ 49,500,000  11/24/2004
    8     MSMC            Capitol Arms Apartments                               $ 60,800,000  10/28/2004
    9     WFB             Watertown Mall                                        $ 40,000,000  12/01/2004
   10     MSMC            Vernon Circle Shopping Center                         $ 27,000,000  12/09/2004
   11     MSMC            Centerplace of Greeley                                $ 27,560,000  12/14/2004
                          Finisar Portfolio Roll-up
   12     WFB             Finisar Portfolio - Allen, TX (I)                     $ 18,000,000  11/04/2004
   13     WFB             Finisar Portfolio - Sunnyvale, CA (I)                 $ 12,900,000  11/12/2004
   14     PCF             Dorchester Apartments                                 $ 20,350,000  12/20/2004
   15     MSMC            340 East 93rd Street Coop                             $118,000,000  12/15/2004
   16     BSCMI           Perkins Farm Market Place                             $ 20,000,000  08/31/2004
   17     PCF             Summa Care Centre                                     $ 18,400,000  01/14/2005
   18     BSCMI           Olympiad Plaza                                        $ 18,400,000  11/05/2004
   19     PCF             Whiting Shopping Center                               $ 18,200,000  11/08/2004
   20     PCF             Fox Hill Run Apartments                               $ 21,700,000  02/15/2005
   21     BSCMI           101 & 111 North La Brea                               $ 14,100,000  11/04/2004
   22     MSMC            Borders Books & Cafe-San Diego                        $ 14,200,000  01/14/2005
   23     PCF             2400-2402 Main Street Industrial                      $ 13,000,000  11/16/2004
   24     PCF             Best Plaza                                            $ 21,100,000  01/13/2005
   25     PCF             Broadway Village Apartments                           $ 11,500,000  12/10/2004
   26     WFB             Comfort Inn at the Park                               $ 13,200,000  05/01/2004
   27     PCF             North Hills Shopping Center                           $ 11,200,000  11/06/2004
   28     PCF             15253 Bake Parkway                                    $ 12,400,000  12/20/2004
   29     BSCMI           Dal-Rich Village                                      $ 18,000,000  10/25/2004
   30     BSCMI           Holiday Inn Express Midtown                           $ 18,000,000  11/01/2004
   31     MSMC            58-30 Grand Avenue                                    $ 13,500,000  06/15/2004
   32     BSCMI           One Main Street                                       $ 12,000,000  08/01/2004
   33     PCF             Warwick Medical Building                              $ 11,500,000  01/02/2005
   34     BSCMI           3200 Liberty Avenue                                   $ 11,900,000  09/29/2004
   35     BSCMI           Horizon Village                                       $ 10,800,000  11/03/2004
   36     BSCMI           Winchester Commons                                    $ 13,300,000  09/28/2004
   37     MSMC            Executive Drive Medical Office                        $ 13,050,000  11/05/2004
   38     PCF             Marina Business Park                                  $ 12,200,000  12/02/2004
   39     BSCMI           Chenal Commons                                        $ 12,300,000  09/14/2004
   40     PCF             31200 Courthouse Drive                                $  9,870,000  10/22/2004
   41     PCF             200 Clifton Boulevard                                 $  9,400,000  02/09/2005
   42     WFB             Peabody Court Clarion Hotel                           $ 10,600,000  12/01/2004
   43     PCF             Pinnacle Medical Office Building                      $  9,975,000  01/01/2005
   44     WFB             Crackerneck Plaza                                     $  8,200,000  01/06/2005
   45     PCF             180 Technology Park                                   $  8,500,000  11/24/2004
   46     MSMC            Doral Apartments                                      $ 10,000,000  10/13/2004
   47     WFB             Easy Street Industrial                                $  8,000,000  01/04/2005
   48     PCF             6062 Alcoa Avenue                                     $  8,400,000  12/08/2004
   49     BSCMI           St. Petersburg Plaza                                  $  8,900,000  11/24/2004
   50     PCF             Glades Square                                         $  7,600,000  03/03/2004
   51     BSCMI           Kohl's Wilshire                                       $ 10,150,000  10/22/2004
   52     PCF             Sharon Promenade                                      $  8,100,000  12/29/2004
   53     PCF             Sheridan Shoppes                                      $  8,000,000  12/09/2004
   54     MSMC            Cupertino Town Center                                 $  8,030,000  12/09/2004
   55     PCF             Acoma Casitas                                         $  7,375,000  12/15/2003
   56     MSMC            El Camino Square                                      $  8,900,000  12/29/2004
   57     PCF             2250 Highway 150                                      $  7,500,000  11/25/2003
   58     PCF             RDC Enterprises Retail Plaza                          $  6,400,000  11/24/2004
   59     WFB             Media Village                                         $  8,500,000  10/08/2004
   60     MSMC            Murrieta Springs Medical Center                       $  7,300,000  02/01/2005
   61     WFB             Jungle Jim Plaza                                      $  9,100,000  01/27/2005
   62     PCF             Boulevard Market Fair                                 $  6,800,000  12/22/2004
   63     PCF             Hawthorne Towers                                      $  9,900,000  11/03/2004
   64     BSCMI           Best Buy Reynoldsburg                                 $  9,070,000  06/08/2004
                          Circle K Portfilio Pod 7 - Roll-up
   65     WFB             Circle K Portfolio Pod 7 - Hwy 674 (II)               $    970,000  04/28/2004
   66     WFB             Circle K Portfolio Pod 7 - N Faulkenburg Rd (II)      $    960,000  04/28/2004
   67     WFB             Circle K Portfolio Pod 7 - 2742 US 27 S (II)          $  1,180,000  04/23/2004
   68     WFB             Circle K Portfolio Pod 7 - 7916 US 27 S (II)          $  1,210,000  04/23/2004
   69     WFB             Circle K Portfolio Pod 7 - Cortez Blvd (II)           $    760,000  07/06/2004
   70     WFB             Circle K Portfolio Pod 7 - Deltona Blvd (II)          $    740,000  07/06/2004
   71     WFB             Circle K Portfolio Pod 7 - Springhill Dr (II)         $    730,000  07/06/2004
   72     WFB             Circle K Portfolio Pod 7 - W Knights Griffin Rd (II)  $    720,000  07/06/2004
   73     WFB             Circle K Portfolio Pod 7 - Broad St (II)              $    780,000  04/29/2004
   74     WFB             Circle K Portfolio Pod 7 - Main St (II)               $    640,000  07/06/2004
   75     WFB             Circle K Portfolio Pod 7 - Bonneville Dr (II)         $    600,000  07/02/2004
   76     MSMC            Cypress Pointe Shopping Center                        $  7,725,000  10/26/2004
   77     WFB             Reedley Shopping Center                               $ 10,120,000  01/10/2005
   78     PCF             Physicians Plaza of Smyrna                            $  9,000,000  12/17/2004
   79     PCF             Courtyards North and South                            $  8,000,000  02/04/2005
   80     WFB             Palmdale Towne Center                                 $ 14,300,000  01/24/2005
   81     PCF             Virginia Mason Medical Clinic                         $  7,175,000  02/08/2005
   82     PCF             13155 Railroad Avenue                                 $  6,300,000  12/08/2004
   83     PCF             1759 West Avenue J-12                                 $  6,600,000  12/02/2004
   84     PCF             Walgreens                                             $  5,500,000  07/01/2004
                          Circle K Portfilio Pod 9 - Roll-up
   85     WFB             Circle K Portfolio Pod 9 - 24520 SR 44 (III)          $    880,000  04/27/2004
   86     WFB             Circle K Portfolio Pod 9 - Hanson St (III)            $    960,000  04/23/2004
   87     WFB             Circle K Portfolio Pod 9 - Hunter Blvd (III)          $  1,500,000  04/23/2004
   88     WFB             Circle K Portfolio Pod 9 - S Tamiami Tr (III)         $    920,000  04/23/2004
   89     WFB             Circle K Portfolio Pod 9 - SR 29 (III)                $    820,000  04/23/2004
   90     WFB             Circle K Portfolio Pod 9 - Stringfellow Blvd (III)    $  1,280,000  04/23/2004
   91     WFB             Circle K Portfolio Pod 9 - 1801 SR 44 (III)           $    840,000  04/23/2004
   92     WFB             Circle K Portfolio Pod 9 - Collier Blvd (III)         $    940,000  04/23/2004
   93     WFB             Circle K Portfolio Pod 9 - E Main St (III)            $    960,000  04/23/2004

--------------------------------------------------------------------------------------------
MORTGAGE                                                                          LEASE
LOAN NO.  LARGEST TENANT(12)                                                 EXPIRATION DATE
--------------------------------------------------------------------------------------------

    1     NAP                                                                       NAP
    2     Multiplan, Inc.                                                       05/31/2010
    3     Loews Theater                                                         01/01/2025
    4     Lowe's                                                                05/31/2018
    5     Janus Capital Group and Janus Capital Management, LLC                 01/31/2019
    6     NAP                                                                       NAP
    7     NAP                                                                       NAP
    8     NAP                                                                       NAP
    9     Target                                                                10/31/2015
   10     Stop & Shop Supermarket                                               10/31/2028
   11     Safeway                                                               07/31/2023

   12     Finisar Corporation                                                   01/31/2020
   13     Finisar Corporation                                                   01/31/2020
   14     NAP                                                                       NAP
   15     NAP                                                                       NAP
   16     Building 19                                                           08/31/2008
   17     Summa Health System                                                   11/30/2016
   18     Crown Hardware                                                        10/31/2012
   19     Giant of Maryland                                                     02/23/2010
   20     NAP                                                                       NAP
   21     Springfield College                                                   12/31/2015
   22     Borders                                                               12/31/2017
   23     The Speed Merchant, Inc., d.b.a. Competition Parts Warehouse (CPW)    09/30/2010
   24     Babies "R" Us                                                         01/31/2015
   25     NAP                                                                       NAP
   26     NAP                                                                       NAP
   27     Big Lots Stores, Inc.                                                 01/31/2009
   28     Gambro Healthcare, Inc.                                               01/31/2015
   29     Whole Foods, Inc.                                                     01/31/2012
   30     NAP                                                                       NAP
   31     CNC Associates, Inc.                                                  07/30/2025
   32     Domain, Inc                                                           09/30/2006
   33     Warwick Urgent Care Partners, Inc.                                    09/30/2010
   34     Millenium Storage & Transfer                                          03/31/2014
   35     Bashas (Food City)                                                    01/09/2011
   36     Kroger                                                                04/30/2019
   37     West Texas Medical Associates                                         07/09/2014
   38     Bay Area Installation Inc.                                            06/30/2007
   39     Old Navy                                                              09/30/2009
   40     TSA Stores, Inc. dba Sportsmart                                       01/31/2019
   41     W.H. Linen Supply Co., Inc.                                           11/30/2008
   42     NAP                                                                       NAP
   43     Pinnacle Orthopaedics and Sports Medicine Specialist, LLC             11/30/2024
   44     Eskews Jewelry                                                        10/08/2011
   45     Recall Total Information Management, Inc.                             10/31/2015
   46     NAP                                                                       NAP
   47     Hawaii Racing                                                         12/31/2013
   48     A. Rudin, Inc.                                                        01/13/2020
   49     Home Depot                                                            09/30/2009
   50     Thomasville Home Furnishings                                          08/06/2014
   51     Kohl's                                                                01/31/2025
   52     Three Dollar Cafe                                                     01/31/2015
   53     Washington Mutual Bank                                                01/26/2020
   54     Dr. John Ludwig and Ching                                             05/31/2007
   55     NAP                                                                       NAP
   56     Chicks                                                                07/31/2008
   57     Bruno's Supermarkets, Inc.                                            12/31/2026
   58     Walgreen Co.                                                          08/31/2063
   59     Body Balance                                                          11/30/2007
   60     Inland Eye Clinic                                                     08/31/2016
   61     Jungle Jim's Playland                                                 01/31/2007
   62     Publix                                                                04/30/2016
   63     NAP                                                                       NAP
   64     Best Buy Stores, L.P.                                                 08/18/2013

   65     Circle K Stores, Inc.                                                 03/18/2019
   66     Circle K Stores, Inc.                                                 03/18/2019
   67     Circle K Stores, Inc.                                                 03/18/2019
   68     Circle K Stores, Inc.                                                 03/18/2019
   69     Circle K Stores, Inc.                                                 03/18/2019
   70     Circle K Stores, Inc.                                                 03/18/2019
   71     Circle K Stores, Inc.                                                 03/18/2019
   72     Circle K Stores, Inc.                                                 03/14/2019
   73     Circle K Stores, Inc.                                                 03/18/2019
   74     Circle K Stores, Inc.                                                 03/18/2019
   75     Circle K Stores, Inc.                                                 03/18/2019
   76     Cheesecakes Unlimited                                                 07/30/2013
   77     SaveMart                                                              03/31/2016
   78     Tennessee Medicine & Pediatrices, PC                                  11/30/2013
   79     Anteon Corporation                                                    10/21/2006
   80     High Desert Medical Group                                             01/31/2009
   81     Virginia Mason Medical Center                                         10/03/2016
   82     ABE Office Workspace Systems                                          05/31/2008
   83     Harley-Davidson                                                       06/15/2024
   84     Walgreen Co.                                                          08/31/2053

   85     Circle K Stores, Inc.                                                 03/18/2020
   86     Circle K Stores, Inc.                                                 03/18/2020
   87     Circle K Stores, Inc.                                                 03/18/2020
   88     Circle K Stores, Inc.                                                 03/18/2020
   89     Circle K Stores, Inc.                                                 03/18/2020
   90     Circle K Stores, Inc.                                                 03/18/2020
   91     Circle K Stores, Inc.                                                 03/18/2020
   92     Circle K Stores, Inc.                                                 03/18/2020
   93     Circle K Stores, Inc.                                                 03/18/2020

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                         LEASE
LOAN NO.  % NSF SECOND LARGEST TENANT(12)                                   EXPIRATION DATE  % NSF THIRD LARGEST TENANT(12)
---------------------------------------------------------------------------------------------------------------------------------

    1        NAP NAP                                                               NAP         NAP NAP
    2      12.4% ABC Carpet and Co., Inc.                                      01/31/2019    11.4% Perkins Eastman Architects PC
    3      10.8% Sports Authority                                              07/31/2014     8.4% Linens 'N Things
    4      29.7% Kmart (Sears)                                                 06/30/2018    22.9% The Sports Authority
    5      98.5% Centennial Realty Advisors, LLC                               07/31/2014     0.9% The Cherry Creek Bike Rack
    6        NAP NAP                                                               NAP         NAP NAP
    7        NAP NAP                                                               NAP         NAP NAP
    8        NAP NAP                                                               NAP         NAP NAP
    9      46.1% Best Buy                                                      01/31/2015    19.4% The Gap
   10      36.9% Kmart                                                         02/28/2010    34.9% CFO Fashion Outlet
   11      39.3% Ross Dress For Less                                           01/31/2015    20.3% Famous Footwear

   12     100.0% NAP                                                               NAP         NAP NAP
   13     100.0% NAP                                                               NAP         NAP NAP
   14        NAP NAP                                                               NAP         NAP NAP
   15        NAP NAP                                                               NAP         NAP NAP
   16      33.4% Stop & Shop                                                   03/31/2017    33.0% AJ Wright (TJX)
   17      97.8% Subway                                                        07/28/2007     2.2% NAP
   18      19.3% Happy Nail & Spa                                              03/31/2011     8.8% Lakeside Chinese Cuisine
   19      27.4% Rite Aid of NJ Inc.                                           03/31/2009     9.6% Ocean First Bank
   20        NAP NAP                                                               NAP         NAP NAP
   21       9.5% General Services Administration-Department of Corrections     04/30/2008     8.1% Didi Hirsch
   22     100.0% NAP                                                               NAP         NAP NAP
   23      50.0% Inland Paperboard and Packaging, Inc.                         12/31/2009    39.9% Eurpac Warehouse Sales
   24      40.1% Bally's Total Fitness                                         03/31/2010    20.7% David's Bridal
   25        NAP NAP                                                               NAP         NAP NAP
   26        NAP NAP                                                               NAP         NAP NAP
   27      31.6% Hollywood Billiards                                           03/31/2013    12.2% Cantaria
   28     100.0% NAP                                                               NAP         NAP NAP
   29      16.0% Johnson Medical Center                                        09/30/2009     4.7% Changing Places Furniture
   30        NAP NAP                                                               NAP         NAP NAP
   31     100.0% NAP                                                               NAP         NAP NAP
   32      42.4% Guess?                                                        07/31/2010    17.1% Senior Care Development
   33       9.3% Bald Hill Pediatrics, Ltd.                                    12/31/2005     8.0% Anchor Medical
   34      24.1% Lee's Art Shop, Inc.                                          04/14/2010    11.8% Westchester Lace, Inc.
   35      57.1% Walt's Ace Hardware                                           01/31/2008    12.4% Zia Record Exchange
   36      64.1% Shirley's Hallmark                                            02/28/2010     4.7% The Wine Cellar
   37      66.1% San Angelo Ambulatory Surgery Center                          05/23/2014    24.2% West Texas Medical Associates
   38      19.7% Oakland Audio Visual Svc., Inc.                               08/31/2008    11.2% Travertine Imports Company
   39      35.6% Petco                                                         01/31/2013    17.8% David's Bridal
   40     100.0% NAP                                                               NAP         NAP NAP
   41      33.1% Northeast Impressions, Inc.                                   12/14/2014    21.0% Graphic Express Menu Company
   42        NAP NAP                                                               NAP         NAP NAP
   43     100.0% NAP                                                               NAP         NAP NAP
   44      10.2% Bolero Salon                                                  09/08/2014    10.2% Scrapbook Dream
   45      79.5% NAP                                                               NAP         NAP NAP
   46        NAP NAP                                                               NAP         NAP NAP
   47      26.4% Carpet Galleria                                               11/30/2007    11.7% Calvery Chapel
   48     100.0% NAP                                                               NAP         NAP NAP
   49      79.8% PoFolks                                                       12/31/2009     4.1% Chinese Restaurant
   50      51.3% Drexel Heritage Furniture                                     12/31/2014    48.7% NAP
   51     100.0% NAP                                                               NAP         NAP NAP
   52      16.8% Workout Anytime                                               08/31/2010    14.8% Biba's Intalian Cafe
   53      20.0% Azzurro JGL Corporation                                       04/30/2015    12.0% Molano Holdings Sheridan, Inc.
   54      10.9% Dr. Douglas Blatz                                             09/30/2005     9.5% Jesperson & Jesperson
   55        NAP NAP                                                               NAP         NAP NAP
   56       8.1% Wells Fargo                                                   06/30/2009     6.9% San Diego Sleep Ctr.
   57     100.0% NAP                                                               NAP         NAP NAP
   58      78.3% Kerby Ridge, LLC                                              08/10/2013     8.6% Emery Electronics, Inc.
   59      24.4% MEC                                                           10/31/2013    14.0% Gangi Builders
   60      40.1% Star Rehabilitation                                           09/30/2009    21.0% Radnet Imaging
   61      34.7% Hi's Silk Flowers                                             03/31/2012    10.5% 2nd Go Round
   62      93.0% Cingular Wireless                                             01/31/2008     4.6% Regis
   63        NAP NAP                                                               NAP         NAP NAP
   64     100.0% NAP                                                               NAP         NAP NAP

   65     100.0% NAP                                                               NAP         NAP NAP
   66     100.0% NAP                                                               NAP         NAP NAP
   67     100.0% NAP                                                               NAP         NAP NAP
   68     100.0% NAP                                                               NAP         NAP NAP
   69     100.0% NAP                                                               NAP         NAP NAP
   70     100.0% NAP                                                               NAP         NAP NAP
   71     100.0% NAP                                                               NAP         NAP NAP
   72     100.0% NAP                                                               NAP         NAP NAP
   73     100.0% NAP                                                               NAP         NAP NAP
   74     100.0% NAP                                                               NAP         NAP NAP
   75     100.0% NAP                                                               NAP         NAP NAP
   76      18.6% The Golden 1 Credit Union                                     03/07/2007    12.4% Electronics Boutique
   77      37.8% Workforce Connection                                          03/31/2013    20.6% United Health Centers
   78      23.6% Middle Tennessee Imaging, LLC                                 12/31/2013    14.7% Susan Morgan, M.D.
   79      51.6% Anteon Corporation                                            02/28/2008    13.1% TLA Associates
   80      19.6% US Postal Station                                             02/28/2010    12.4% Seven Forty Nine, Inc-IHOP
   81     100.0% NAP                                                               NAP         NAP NAP
   82     100.0% NAP                                                               NAP         NAP NAP
   83     100.0% NAP                                                               NAP         NAP NAP
   84     100.0% NAP                                                               NAP         NAP NAP

   85     100.0% NAP                                                               NAP         NAP NAP
   86     100.0% NAP                                                               NAP         NAP NAP
   87     100.0% NAP                                                               NAP         NAP NAP
   88     100.0% NAP                                                               NAP         NAP NAP
   89     100.0% NAP                                                               NAP         NAP NAP
   90     100.0% NAP                                                               NAP         NAP NAP
   91     100.0% NAP                                                               NAP         NAP NAP
   92     100.0% NAP                                                               NAP         NAP NAP
   93     100.0% NAP                                                               NAP         NAP NAP

------------------------------------------------------------------------------------------------------------
MORTGAGE       LEASE                 INSURANCE           TAX        CAPITAL EXPENDITURE         TI/LC
LOAN NO.  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)
------------------------------------------------------------------------------------------------------------

    1           NAP          NAP        No               No                 No                   No
    2       05/30/2013      8.0%        No               No                 No                   No
    3       02/01/2014      7.1%        No               No                 No                   No
    4       07/18/2008      9.6%        No               Yes                Yes                  No
    5       05/31/2005      0.7%        No               No                 No                   No
    6           NAP          NAP        No               No                 No                   No
    7           NAP          NAP        No               Yes                Yes                  No
    8           NAP          NAP        No               No                 Yes                  No
    9       01/31/2006      5.2%        No               No                 No                   No
   10       08/31/2011     12.8%        No               No                 Yes                  No
   11       03/31/2009      6.9%        No               No                 No                   No

   12           NAP          NAP        No               No                 No                   Yes
   13           NAP          NAP        No               No                 No                   Yes
   14           NAP          NAP        No               Yes                Yes                  No
   15           NAP          NAP        No               No                 No                   No
   16       10/31/2008     12.4%        No               No                 No                   No
   17           NAP          NAP        Yes              Yes                No                   No
   18       06/30/2010      7.9%        Yes              Yes                Yes                  Yes
   19       10/31/2007      3.7%        No               Yes                No                   No
   20           NAP          NAP        No               Yes                No                   No
   21       01/31/2006      6.2%        Yes              Yes                Yes                  Yes
   22           NAP          NAP        No               No                 No                   No
   23       03/31/2008     10.1%        No               No                 No                   No
   24       05/31/2009     10.6%        Yes              Yes                No                   No
   25           NAP          NAP        No               Yes                No                   No
   26           NAP          NAP        No               No                 Yes                  No
   27       02/28/2009      6.8%        Yes              Yes                Yes                  Yes
   28           NAP          NAP        No               No                 Yes                  No
   29       03/31/2007      4.1%        Yes              Yes                Yes                  No
   30           NAP          NAP        Yes              Yes                No                   No
   31           NAP          NAP        Yes              No                 Yes                  Yes
   32       03/31/2009     17.1%        No               Yes                Yes                  Yes
   33       08/31/2005      8.0%        Yes              Yes                No                   Yes
   34       02/28/2005     10.4%        No               Yes                Yes                  No
   35       11/30/2007      5.5%        Yes              Yes                Yes                  Yes
   36       03/31/2006      4.3%        No               No                 No                   No
   37       06/15/2014      9.7%        Yes              Yes                No                   No
   38       03/31/2008      8.4%        Yes              Yes                No                   Yes
   39       12/31/2009     16.4%        No               No                 No                   No
   40           NAP          NAP        No               No                 No                   No
   41       12/14/2015     14.0%        Yes              Yes                No                   Yes
   42           NAP          NAP        No               No                 Yes                  No
   43           NAP          NAP        Yes              Yes                No                   Yes
   44       12/31/2009      9.7%        Yes              Yes                Yes                  Yes
   45           NAP          NAP        No               Yes                No                   No
   46           NAP          NAP        No               Yes                Yes                  No
   47       12/31/2008      9.8%        No               Yes                No                   Yes
   48           NAP          NAP        Yes              Yes                Yes                  No
   49       02/28/2013      2.9%        No               No                 Yes                  No
   50           NAP          NAP        No               Yes                No                   No
   51           NAP          NAP        No               No                 No                   No
   52       03/31/2010      9.7%        Yes              Yes                No                   No
   53       01/31/2015     12.0%        Yes              Yes                No                   No
   54       04/30/2006      8.0%        Yes              Yes                Yes                  Yes
   55           NAP          NAP        Yes              Yes                No                   No
   56       09/11/2005      6.9%        No               No                 No                   No
   57           NAP          NAP        No               No                 No                   No
   58       01/31/2009      6.7%        No               No                 No                   No
   59       09/30/2009     10.1%        Yes              Yes                Yes                  Yes
   60       01/14/2011     12.6%        Yes              Yes                Yes                  Yes
   61       06/30/2006      7.4%        No               No                 No                   No
   62       07/31/2006      2.3%        No               No                 No                   No
   63           NAP          NAP        No               Yes                No                   No
   64           NAP          NAP        No               No                 No                   No

   65           NAP          NAP        No               No                 No                   No
   66           NAP          NAP        No               No                 No                   No
   67           NAP          NAP        No               No                 No                   No
   68           NAP          NAP        No               No                 No                   No
   69           NAP          NAP        No               No                 No                   No
   70           NAP          NAP        No               No                 No                   No
   71           NAP          NAP        No               No                 No                   No
   72           NAP          NAP        No               No                 No                   No
   73           NAP          NAP        No               No                 No                   No
   74           NAP          NAP        No               No                 No                   No
   75           NAP          NAP        No               No                 No                   No
   76       06/18/2009      8.4%        No               Yes                Yes                  Yes
   77       09/30/2005      3.7%        No               No                 No                   No
   78       11/30/2013     11.9%        No               No                 No                   No
   79       09/30/2009     10.6%        Yes              Yes                No                   Yes
   80       10/31/2008      7.4%        No               No                 No                   No
   81           NAP          NAP        No               No                 No                   No
   82           NAP          NAP        No               No                 No                   Yes
   83           NAP          NAP        No               No                 No                   No
   84           NAP          NAP        No               No                 No                   No

   85           NAP          NAP        No               No                 No                   No
   86           NAP          NAP        No               No                 No                   No
   87           NAP          NAP        No               No                 No                   No
   88           NAP          NAP        No               No                 No                   No
   89           NAP          NAP        No               No                 No                   No
   90           NAP          NAP        No               No                 No                   No
   91           NAP          NAP        No               No                 No                   No
   92           NAP          NAP        No               No                 No                   No
   93           NAP          NAP        No               No                 No                   No

-----------------------------------------------------------------------------------------------------------------
MORTGAGE                OTHER                               SPRINGING                INITIAL CAPITAL EXPENDITURE
LOAN NO.       ESCROW DESCRIPTION(15)                 ESCROW DESCRIPTION(16)            ESCROW REQUIREMENT(17)
-----------------------------------------------------------------------------------------------------------------

    1                    NAP                        RE Tax, Insurance, CapEx                 $          0
    2                    NAP                     RE Tax, Insurance, CapEx, TI/LC             $          0
    3                    NAP                     RE Tax, Insurance, CapEx, Other             $          0
    4                    NAP                            Insurance, CapEx                     $     52,133
    5                    NAP                                  Other                          $          0
    6                    NAP                        RE Tax, Insurance, CapEx                 $          0
    7            Seasonality Reserve                    RE Tax, Insurance                    $     56,192
    8                    NAP                            RE Tax, Insurance                    $          0
    9                    NAP                                                                 $          0
   10                    NAP                                                                 $     53,632
   11                    NAP                            RE Tax, Insurance                    $          0

   12                    NAP                 RE Tax, Insurance, CapEx, TI/LC, Other          $          0
   13                    NAP                 RE Tax, Insurance, CapEx, TI/LC, Other          $          0
   14                    NAP                                                                 $          0
   15                    NAP                        RE Tax, Insurance, CapEx                 $          0
   16                    NAP                        RE Tax, Insurance, CapEx                 $          0
   17                    NAP                                  TI/LC                          $          0
   18                    NAP                                  TI/LC                          $        874
   19                    NAP                                  TI/LC                          $          0
   20                    NAP                                                                 $          0
   21                    NAP                                                                 $      4,601
   22                    NAP                            RE Tax, Insurance                    $          0
   23                    NAP                                  TI/LC                          $          0
   24                    NAP                                                                 $          0
   25                    NAP                                                                 $          0
   26                    NAP                            RE Tax, Insurance                    $          0
   27             Occupancy Reserve                                                          $          0
   28                    NAP                                  TI/LC                          $    450,300
   29                    NAP                                                                 $      2,052
   30                    NAP                                  CapEx                          $          0
   31                    NAP                              RE Tax, TI/LC                      $          0
   32                    NAP                            Insurance, TI/LC                     $        176
   33                    NAP                                                                 $          0
   34                    NAP                            Insurance, TI/LC                     $      2,658
   35                    NAP                                                                 $      1,376
   36                    NAP                        RE Tax, Insurance, CapEx                 $          0
   37                    NAP                              CapEx, TI/LC                       $          0
   38                    NAP                                                                 $          0
   39                    NAP                        RE Tax, Insurance, CapEx                 $          0
   40           Seismic Improvements                          Other                          $          0
   41                    NAP                                                                 $          0
   42                    NAP                            RE Tax, Insurance                    $          0
   43         Retained Contractor Funds                                                      $          0
   44                    NAP                                                                 $          0
   45            Additional Security                          Other                          $          0
   46                    NAP                                Insurance                        $          0
   47                    NAP                                                                 $          0
   48                    NAP                                                                 $328,500 LOC
   49                    NAP                            RE Tax, Insurance                    $      1,421
   50     Reduced Rent and Tenant Allowance               TI/LC, Other                       $          0
   51                    NAP                        RE Tax, Insurance, CapEx                 $          0
   52            Additional Security                                                         $          0
   53           Debt Service Coverage                         TI/LC                          $          0
   54                    NAP                                                                 $          0
   55             Occupancy Reserve                           CapEx                          $          0
   56                    NAP                        RE Tax, Insurance, TI/LC                 $          0
   57                    NAP                                                                 $          0
   58                    NAP                                                                 $          0
   59                    NAP                                                                 $          0
   60                Star Rehab                                                              $          0
   61                    NAP                                  TI/LC                          $          0
   62                    NAP                                  TI/LC                          $          0
   63                    NAP                                                                 $          0
   64                    NAP                        RE Tax, Insurance, CapEx                 $          0

   65                    NAP                            RE Tax, Insurance                    $          0
   66                    NAP                            RE Tax, Insurance                    $          0
   67                    NAP                            RE Tax, Insurance                    $          0
   68                    NAP                            RE Tax, Insurance                    $          0
   69                    NAP                            RE Tax, Insurance                    $          0
   70                    NAP                            RE Tax, Insurance                    $          0
   71                    NAP                            RE Tax, Insurance                    $          0
   72                    NAP                            RE Tax, Insurance                    $          0
   73                    NAP                            RE Tax, Insurance                    $          0
   74                    NAP                            RE Tax, Insurance                    $          0
   75                    NAP                            RE Tax, Insurance                    $          0
   76                    NAP                                                                 $          0
   77                    NAP                                  TI/LC                          $          0
   78                    NAP                                  TI/LC                          $          0
   79                    NAP                                  TI/LC                          $          0
   80                    NAP                                  CapEx                          $          0
   81                    NAP                                                                 $          0
   82              Seismic Repairs                                                           $          0
   83                    NAP                                                                 $          0
   84             Property Reserve                            Other                          $          0

   85                    NAP                            RE Tax, Insurance                    $          0
   86                    NAP                            RE Tax, Insurance                    $          0
   87                    NAP                            RE Tax, Insurance                    $          0
   88                    NAP                            RE Tax, Insurance                    $          0
   89                    NAP                            RE Tax, Insurance                    $          0
   90                    NAP                            RE Tax, Insurance                    $          0
   91                    NAP                            RE Tax, Insurance                    $          0
   92                    NAP                            RE Tax, Insurance                    $          0
   93                    NAP                            RE Tax, Insurance                    $          0

------------------------------------------------------------------------------------------------------------------
MORTGAGE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE     INITIAL TI/LC             MONTHLY TI/LC
LOAN NO.     ESCROW REQUIREMENT(18)         ESCROW BALANCE(19)      ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)
------------------------------------------------------------------------------------------------------------------

    1               $     0                    $          0              $          0                $     0
    2               $     0                    $          0              $          0                $     0
    3               $     0                    $          0              $          0                $     0
    4               $     0                    $     52,133              $          0                $     0
    5               $     0                    $          0              $          0                $     0
    6               $     0                    $          0              $          0                $     0
    7               $56,192                    $    112,384              $          0                $     0
    8               $ 5,792                    $          0              $          0                $     0
    9               $     0                    $          0              $          0                $     0
   10               $ 3,814                    $     53,632              $          0                $     0
   11               $     0                    $          0              $          0                $     0

   12               $     0                    $          0              $  1,718,238                $     0
   13               $     0                    $          0              $  1,232,272                $     0
   14               $ 7,400                    $      7,400              $          0                $     0
   15               $     0                    $          0              $          0                $     0
   16               $     0                    $          0              $          0                $     0
   17               $     0                    $          0              $          0                $     0
   18               $   874                    $      2,622              $      3,917                $ 3,917
   19               $     0                    $          0              $          0                $     0
   20               $     0                    $          0              $          0                $     0
   21               $ 4,601                    $     13,803              $     10,417                $10,417
   22               $     0                    $          0              $          0                $     0
   23               $     0                    $          0              $          0                $     0
   24               $     0                    $          0              $          0                $     0
   25               $     0                    $          0              $          0                $     0
   26               $11,735                    $      4,246              $          0                $     0
   27               $ 1,272                    $      2,544              $          0                $ 2,000
   28               $     0                    $    450,300              $          0                $     0
   29               $ 2,052                    $      6,156              $          0                $     0
   30               $     0                    $          0              $          0                $     0
   31               $ 1,875                    $      5,123              $    500,000                $     0
   32               $   176                    $        528              $     50,000                $     0
   33               $     0                    $          0              $    150,000                $ 4,167
   34               $ 2,658                    $      7,985              $          0                $     0
   35               $ 1,376                    $      4,129              $      4,167                $ 4,167
   36               $     0                    $          0              $          0                $     0
   37               $     0                    $          0              $          0                $     0
   38               $     0                    $          0              $          0                $ 4,000
   39               $     0                    $          0              $          0                $     0
   40               $     0                    $          0              $          0                $     0
   41               $     0                    $          0              $          0                $ 2,400
   42               $12,966                    $      9,206              $          0                $     0
   43               $     0                    $          0              $    440,000                $     0
   44               $   489                    $          0              $          0                $ 3,669
   45               $     0                    $          0              $          0                $     0
   46               $ 5,456                    $     16,368              $          0                $     0
   47               $     0                    $          0              $    145,000                $     0
   48               $     0                    $328,500 LOC              $          0                $     0
   49               $ 1,421                    $      1,421              $          0                $     0
   50               $     0                    $          0              $          0                $     0
   51               $     0                    $          0              $          0                $     0
   52               $     0                    $          0              $          0                $     0
   53               $     0                    $          0              $          0                $     0
   54               $   417                    $        417              $          0                $ 4,167
   55               $     0                    $          0              $          0                $     0
   56               $     0                    $          0              $          0                $     0
   57               $     0                    $          0              $          0                $     0
   58               $     0                    $          0              $          0                $     0
   59               $   922                    $      1,844              $    200,000                $     0
   60               $   525                    $      1,575              $          0                $ 3,000
   61               $     0                    $          0              $          0                $     0
   62               $     0                    $          0              $          0                $     0
   63               $     0                    $          0              $          0                $     0
   64               $     0                    $          0              $          0                $     0

   65               $     0                    $          0              $          0                $     0
   66               $     0                    $          0              $          0                $     0
   67               $     0                    $          0              $          0                $     0
   68               $     0                    $          0              $          0                $     0
   69               $     0                    $          0              $          0                $     0
   70               $     0                    $          0              $          0                $     0
   71               $     0                    $          0              $          0                $     0
   72               $     0                    $          0              $          0                $     0
   73               $     0                    $          0              $          0                $     0
   74               $     0                    $          0              $          0                $     0
   75               $     0                    $          0              $          0                $     0
   76               $   301                    $          0              $          0                $ 2,000
   77               $     0                    $          0              $          0                $     0
   78               $     0                    $          0              $          0                $     0
   79               $     0                    $          0              $     44,000                $13,500
   80               $     0                    $          0              $          0                $     0
   81               $     0                    $          0              $          0                $     0
   82               $     0                    $          0              $242,708 LOC                $     0
   83               $     0                    $          0              $          0                $     0
   84               $     0                    $          0              $          0                $     0

   85               $     0                    $          0              $          0                $     0
   86               $     0                    $          0              $          0                $     0
   87               $     0                    $          0              $          0                $     0
   88               $     0                    $          0              $          0                $     0
   89               $     0                    $          0              $          0                $     0
   90               $     0                    $          0              $          0                $     0
   91               $     0                    $          0              $          0                $     0
   92               $     0                    $          0              $          0                $     0
   93               $     0                    $          0              $          0                $     0

--------------------------------------------------------------------------
MORTGAGE     CURRENT TI/LC    ENVIRONMENTAL     INTEREST
LOAN NO.  ESCROW BALANCE(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)
--------------------------------------------------------------------------

    1        $          0           No         Actual/360         0
    2        $          0           No         Actual/360         2
    3        $          0           No           30/360           6
    4        $          0           No         Actual/360         5
    5        $          0           No         Actual/360         2
    6        $          0           No         Actual/360         0
    7        $          0           No         Actual/360         2
    8        $          0           No         Actual/360         2
    9        $          0           No         Actual/360         3
   10        $          0           No         Actual/360         2
   11        $          0           No         Actual/360         3

   12        $          0           No         Actual/360         1
   13        $          0           No         Actual/360         1
   14        $          0           No         Actual/360         2
   15        $          0           No         Actual/360         1
   16        $          0           No         Actual/360         5
   17        $          0           No         Actual/360         1
   18        $     11,752           No         Actual/360         3
   19        $          0           No         Actual/360         2
   20        $          0           No         Actual/360         0
   21        $     31,250           No         Actual/360         3
   22        $          0           No         Actual/360         2
   23        $          0           No         Actual/360         1
   24        $          0           No         Actual/360         1
   25        $          0           No         Actual/360         2
   26        $          0           No         Actual/360         2
   27        $      4,000           No         Actual/360         3
   28        $          0           No         Actual/360         1
   29        $          0           No         Actual/360         3
   30        $          0           No         Actual/360         3
   31        $    500,000           No         Actual/360         9
   32        $     50,000           No         Actual/360         3
   33        $    150,054           No         Actual/360         1
   34        $          0           No         Actual/360         3
   35        $     12,516           No         Actual/360         3
   36        $          0           No           30/360           4
   37        $          0           No         Actual/360         4
   38        $      8,000           No         Actual/360         3
   39        $          0           No           30/360           1
   40        $          0           No         Actual/360         3
   41        $          0           No         Actual/360         0
   42        $          0           No         Actual/360         2
   43        $    440,747           No         Actual/360         3
   44        $          0           No         Actual/360         0
   45        $          0           No         Actual/360         3
   46        $          0           No         Actual/360         5
   47        $    145,000           No         Actual/360         0
   48        $          0           No         Actual/360         2
   49        $          0           No         Actual/360         1
   50        $          0           No         Actual/360         3
   51        $          0           No           30/360           4
   52        $          0           No         Actual/360         1
   53        $          0           No         Actual/360         0
   54        $      4,167           No         Actual/360         3
   55        $          0           No         Actual/360        13
   56        $          0           No         Actual/360         2
   57        $          0           No         Actual/360        15
   58        $          0           No         Actual/360         3
   59        $    200,117           No           30/360           3
   60        $      9,000           No         Actual/360         5
   61        $          0           No         Actual/360         0
   62        $          0           No         Actual/360         1
   63        $          0           No         Actual/360         3
   64        $          0           No           30/360           7

   65        $          0           No         Actual/360         6
   66        $          0           No         Actual/360         6
   67        $          0           No         Actual/360         6
   68        $          0           No         Actual/360         6
   69        $          0           No         Actual/360         6
   70        $          0           No         Actual/360         6
   71        $          0           No         Actual/360         6
   72        $          0           No         Actual/360         6
   73        $          0           No         Actual/360         6
   74        $          0           No         Actual/360         6
   75        $          0           No         Actual/360         6
   76        $          0           No         Actual/360         2
   77        $          0           No         Actual/360         0
   78        $          0           No         Actual/360         2
   79        $     44,000           No         Actual/360         0
   80        $          0           No         Actual/360         0
   81        $          0           No         Actual/360         1
   82        $242,708 LOC           No         Actual/360         1
   83        $          0           No         Actual/360         2
   84        $          0           No           30/360           8

   85        $          0           No         Actual/360         6
   86        $          0           No         Actual/360         6
   87        $          0           No         Actual/360         6
   88        $          0           No         Actual/360         6
   89        $          0           No         Actual/360         6
   90        $          0           No         Actual/360         6
   91        $          0           No         Actual/360         6
   92        $          0           No         Actual/360         6
   93        $          0           No         Actual/360         6

--------------------------------------------------------------------------------------
                      PREPAYMENT CODE(24)
MORTGAGE  ---------------------------------------------      YM         ADMINISTRATIVE
LOAN NO.  LO  DEF  DEF/YM1.00  YM3.00  YM1.00  YM  OPEN  FORMULA(25)    COST RATE(26)
--------------------------------------------------------------------------------------

   1      23   91                                    6                       3.235
   2      26   91                                    4                       3.235
   3      35                             23          2        A              3.235
   4      47   72                                    1                       6.235
   5      26           81                           13        B              3.235
   6      23   91                                    6                       3.235
   7      47                             72          1        C              3.235
   8      26                             78          4        D              3.235
   9      27   89                                    4                       3.235
   10     26   30                                    4                       3.235
   11     27   53                                    4                       3.235

   12     35  141                                    4                       3.235
   13     35  141                                    4                       3.235
   14     26   90                                    4                       3.235
   15     25   91                                    4                       3.235
   16     29   30                                    1                       3.235
   17     25  115                                    4                       3.235
   18     27   91                                    2                       3.235
   19     26   90                                    4                       3.235
   20     24           92                            4        B              3.235
   21     27   92                                    1                       3.235
   22     26   93                                    1                       3.235
   23     25                             91          4        B              3.235
   24     25                             91          4        B              3.235
   25      0                            116          4        B              3.235
   26     35   83                                    2                       3.235
   27     27   89                                    4                       3.235
   28     25   91                                    4                       3.235
   29     47                             72          1        C              3.235
   30     27           92                            1        C              3.235
   31     33   83                                    4                       3.235
   32     27   90                                    3                       3.235
   33     25   91                                    4                       3.235
   34     37                     58                  1        E              3.235
   35     27   91                                    2                       3.235
   36     35                             23          2        A              3.235
   37     28   88                                    4                       3.235
   38     27   89                                    4                       3.235
   39     35                             47          2        A              3.235
   40     27   89                                    4                       3.235
   41     24   92                                    4                       3.235
   42     35   83                                    2                       3.235
   43     27                             89          4        B              3.235
   44     35   81                                    4                       3.235
   45     27   89                                    4                       3.235
   46     29   87                                    4                       3.235
   47     35           66                            7        F              3.235
   48     26   90                                    4                       3.235
   49     47   69                                    4                       3.235
   50     27  101                                    4                       3.235
   51     35                             23          2        A              3.235
   52     25   91                                    4                       3.235
   53     24  152                                    4                       3.235
   54     27   89                                    4                       3.235
   55     37   79                                    4                       3.235
   56     26   90                                    4                       3.235
   57     39  137                                    4                       3.235
   58     27   89                                    4                       3.235
   59     35  201                                    4                       8.235
   60     29   87                                    4                       3.235
   61     24           92                            4        F              3.235
   62     25  103                                    4                       3.235
   63     27  209                                    4                       3.235
   64     35                             23          2        A              3.235

   65     36   80                                    4                      20.235
   66     36   80                                    4                      20.235
   67     36   80                                    4                      20.235
   68     36   80                                    4                      20.235
   69     36   80                                    4                      20.235
   70     36   80                                    4                      20.235
   71     36   80                                    4                      20.235
   72     36   80                                    4                      20.235
   73     36   80                                    4                      20.235
   74     36   80                                    4                      20.235
   75     36   80                                    4                      20.235
   76     26   90                                    4                       3.235
   77     35           81                            4        F              8.235
   78     26           90                            4        B              3.235
   79     24   92                                    4                       3.235
   80     24           92                            4        F              3.235
   81     25   91                                    4                       3.235
   82     25   91                                    4                       3.235
   83     26   90                                    4                       3.235
   84     24                            229          4        B              3.235

   85     36   80                                    4                      20.235
   86     36   80                                    4                      20.235
   87     36   80                                    4                      20.235
   88     36   80                                    4                      20.235
   89     36   80                                    4                      20.235
   90     36   80                                    4                      20.235
   91     36   80                                    4                      20.235
   92     36   80                                    4                      20.235
   93     36   80                                    4                      20.235

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------
MORTGAGE    CMSA        CMSA         MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------

   94         75       75-001     PCF             The Trellis Apartments
   95         76       76-001     PCF             5 Corporate Drive
   96         77       77-001     MSMC            Arbor Court
   97         78       78-001     MSMC            Parliament Park Apartments
   98         79       79-001     PCF             Heather Brook Apartments
   99         80       80-001     MSMC            IMC Industrial
  100         81       81-001     PCF             Hillsborough Gardens
  101         82       82-001     PCF             1251 Clay Court
  102         83       83-001     WFB             EZ Boat Storage
  103         84       84-001     WFB             Prairie Lakes
  104         85       85-001     BSCMI           Turnpike Shopping Center
  105         86       86-001     BSCMI           CVS - Stuart, FL
  106         87       87-001     MSMC            1326 Second Avenue
  107         88       88-001     MSMC            Cornerstone Shopping Center
  108         89       89-001     PCF             Ambassador West Apartments
  109         90       90-001     PCF             47-16 Austell Place
              91                                  Circle K Portfilio Pod 8 - Roll-up
  110                  91-001     WFB             Circle K Portfolio Pod 8 - 2683 N Monroe St (IV)
  111                  91-002     WFB             Circle K Portfolio Pod 8 - Capital Circle Ne Rd (IV)
  112                  91-003     WFB             Circle K Portfolio Pod 8 - Boggy Creek Rd (IV)
  113                  91-004     WFB             Circle K Portfolio Pod 8 - Hwy 441 (IV)
  114                  91-005     WFB             Circle K Portfolio Pod 8 - 1421 N Monroe (IV)
  115                  91-006     WFB             Circle K Portfolio Pod 8 - S Ferncreek Ave (IV)
  116                  91-007     WFB             Circle K Portfolio Pod 8 - 21st St (IV)
  117         92       92-001     PCF             Dawsonville Promenade Shopping Center
  118         93       93-001     MSMC            Bedford Hills Retail
  119         94       94-001     MSMC            205 Commerce Center
  120         95       95-001     BSCMI           Walgreens Greenville
  121         96       96-001     PCF             10050 Foothills Boulevard
  122         97       97-001     PCF             Northhampton Plaza Apartments
  123         98       98-001     WFB             Fort Locks Self Storage
  124         99       99-001     WFB             Golden Oaks Apartments
  125        100      100-001     PCF             50 Commerce Drive
  126        101      101-001     PCF             Fountain Park East Apartments
  127        102      102-001     MSMC            Tokeneke Center
  128        103      103-001     MSMC            Heights Road Retail
  129        104      104-001     WFB             Woodbury Retail
  130        105      105-001     BSCMI           Walgreens Norcross
  131        106      106-001     WFB             3 Star Center West
  132        107      107-001     WFB             Old Mill Plaza
  133        108      108-001     PCF             457 Lapalco Boulevard
  134        109      109-001     BSCMI           1217 Second Street
  135        110      110-001     BSCMI           Kensington Center
  136        111      111-001     PCF             Chestatee Plaza
  137        112      112-001     WFB             All Safe Storage and Office
  138        113      113-001     PCF             520 West Metro Park
  139        114      114-001     WFB             Sylvan Mobile Estates
  140        115      115-001     MSMC            Belvedere Parking Garage
  141        116      116-001     WFB             Bureau of Land Management Building
  142        117      117-001     PCF             Goodwill Center
  143        118      118-001     MSMC            AutoZone/ Sherwin Williams
  144        119      119-001     MSMC            475-505 Port Washington Blvd
  145        120      120-001     MSMC            608 East 9th Street
  146        121      121-001     BSCMI           Walgreens Martinsville
  147        122      122-001     PCF             3045 Glendale Avenue
  148        123      123-001     WFB             West 34th Street Storage Center
  149        124      124-001     PCF             366 West 15th Street
  150        125      125-001     WFB             Mason Park Professional Plaza
  151        126      126-001     WFB             Valley Ridge
  152        127      127-001     PCF             4343 Williams Road
  153        128      128-001     MSMC            Shoppes at College Square
  154        129      129-001     WFB             Secret Ravine Parkway
  155        130      130-001     BSCMI           Talbot's Center
  156        131      131-001     BSCMI           Walgreens Taunton
  157        132      132-001     PCF             Tuttle Center
  158        133      133-001     BSCMI           Bright Horizons
  159        134      134-001     WFB             Tractor Supply Albany, GA
             135                                  50th Street & Drew Commons - Roll-up
  160                 135-001     PCF             50th Street Commons (V)
  161                 135-002     PCF             Drew Commons (V)
  162        136      136-001     WFB             Edgewood Self Storage
  163        137      137-001     WFB             The Shops at Smoky Hill
  164        138      138-001     WFB             Visages, Inc.
  165        139      139-001     WFB             Londelius Street Industrial
  166        140      140-001     BSCMI           100 Hudson Street
  167        141      141-001     WFB             Stillwater Marketplace IV
  168        142      142-001     WFB             Rite Aid - Williamsport, PA
  169        143      143-001     WFB             Georgetown Shoppes
  170        144      144-001     BSCMI           Citizens Bank - Paoli
  171        145      145-001     WFB             3680 Wheeler Avenue
  172        146      146-001     PCF             2346 East 79th Street
  173        147      147-001     WFB             UPS Office Building
  174        148      148-001     WFB             Deer Valley Self Storage
  175        149      149-001     PCF             100 Walton Way
  176        150      150-001     WFB             Lake Jackson Retail Center
  177        151      151-001     PCF             Oak Park Public Self-Storage
  178        152      152-001     PCF             2025 Broadway
  179        153      153-001     PCF             2420 West 51st Street
  180        154      154-001     PCF             1019 Madison Street
  181        155      155-001     WFB             Kinko's - Phoenix, AZ
  182        156      156-001     PCF             5711 West 63rd Street

----------------------------------------------------------------------------
MORTGAGE
LOAN NO.  STREET ADDRESS                            CITY               STATE
----------------------------------------------------------------------------

   94     161-189 Keys Court                        Greenville           NC
   95     5 Corporate Drive                         Cranbury Township    NJ
   96     5125 & 5151 North 16th Street             Phoenix              AZ
   97     4703 Pennswood Drive                      Huber Heights        OH
   98     4230 East University Drive                Mesa                 AZ
   99     135 Old Boiling Springs Road              Shelby               NC
  100     136 Robin Road                            Hillsborough         NJ
  101     1251 Clay Court                           Deer Park            TX
  102     14811 FM 1097 West                        Willis               TX
  103     14160 Mundy Drive                         Noblesville          IN
  104     1975 Black Rock Turnpike                  Fairfield            CT
  105     2651 NW Federal Highway                   Stuart               FL
  106     1326 Second Avenue                        New York             NY
  107     631 West Silver Spring Drive              Glendale             WI
  108     7604 Douglas Avenue                       Urbandale            IA
  109     47-16 Austell Place                       Long Island City     NY

  110     2683 N Monroe St                          Tallahassee          FL
  111     1990 Capital Circle Ne Rd                 Tallahassee          FL
  112     3280 Boggy Creek Rd                       Kissimmee            FL
  113     3761 Hwy 441                              Okeechobee           FL
  114     1421 N Monroe                             Tallahassee          FL
  115     2704 S Ferncreek Ave                      Orlando              FL
  116     13749 21st St                             Dade City            FL
  117     4117 Dawson Forest Road                   Dawsonville          GA
  118     720 & 740 N. Bedford Road                 Bedford Hills        NY
  119     11516 Southeast Mill Plain Boulevard      Vancouver            WA
  120     3101 E. 10th Street                       Greenville           NC
  121     10050 Foothills Boulevard                 Roseville            CA
  122     600 Airport Road                          Chapel Hill          NC
  123     710 S. Frontage Road                      Nipomo               CA
  124     4319 North Holmes Street                  Kansas City          MO
  125     50 Commerce Drive                         Trumbull             CT
  126     2773 Citizens Place                       Columbus             OH
  127     27-40 Tokeneke Road                       Darien               CT
  128     154-178 Heights Road                      Darien               CT
  129     2110 Eagle Creek Lane                     Woodbury             MN
  130     5296 Jimmy Carter Boulevard               Norcross             GA
  131     2007-2017 Tully Road                      San Jose             CA
  132     657-697 Old Mill Road                     Millersville         MD
  133     457 Lapalco Boulevard                     Gretna               LA
  134     1217 Second Street                        Santa Monica         CA
  135     12720 South Route 59                      Plainfield           IL
  136     355/391 Quill Drive                       Dawsonville          GA
  137     3729 Gene Field Road and 3117 N Belt Hwy  St. Joseph           MO
  138     520 West Metro Park                       Brighton             NY
  139     450 & 455 Judson Street                   Redlands             CA
  140     1017 North Charles St.                    Baltimore            MD
  141     1695 Heindon Road                         Arcata               CA
  142     1665 NW Saint Lucie West Boulevard        Port St. Lucie       FL
  143     10155,10157 South Parker Road             Parker               CO
  144     475-505 Port Washington Boulevard         Port Washington      NY
  145     608 East 9th Street                       New York             NY
  146     103 West Commonwealth Boulevard           Martinsville         VA
  147     3045 Glendale Avenue                      Toledo               OH
  148     4100 West 34th Street                     Houston              TX
  149     366 West 15th Street                      New York             NY
  150     21703 and 21707 Kingsland Blvd.           Katy                 TX
  151     5220 East Southport Road                  Indianapolis         IN
  152     4343 Williams Road                        Groveport            OH
  153     609 Guilford College Road                 Greensboro           NC
  154     1451 Secret Ravine Parkway                Roseville            CA
  155     80 Main St                                New Canaan           CT
  156     40  Broadway Ave                          Taunton              MA
  157     6079-6087 Park Center Circle              Columbus             OH
  158     7 Godfrey Place                           Wilton               CT
  159     2761 Ledo Road                            Albany               GA

  160     1702 North 50th Street                    Tampa                FL
  161     2006-2010 Drew Street                     Clearwater           FL
  162     12 Meridian East                          Milton               WA
  163     5698 South Himalaya Street                Centennial           CO
  164     7750 West Sunset Blvd.                    Los Angeles          CA
  165     19401 & 19411 Londelius St.               Northridge           CA
  166     100 Hudson Street                         Hoboken              NJ
  167     1754 Market Drive                         Stillwater           MN
  168     2023 Lycoming Creek Rd.                   Williamsport         PA
  169     4875 W. 56th Street                       Indianapolis         IN
  170     12 Chestnut Road                          Paoli                PA
  171     3680 Wheeler Avenue                       Alexandria           VA
  172     2346 East 79th Street                     Chicago              IL
  173     2925 Merrell Road                         Dallas               TX
  174     21835 N 21st Ave.                         Phoenix              AZ
  175     100 Walton Way                            Cedar Park           TX
  176     204 Highway 332 West                      Lake Jackson         TX
  177     1909 SE 6th Avenue                        Camas                WA
  178     2025 Broadway Avenue                      Lorain               OH
  179     2420 West 51st Street                     Chicago              IL
  180     1019 Madison Street                       Maywood              IL
  181     4040 E. Thomas Road                       Phoenix              AZ
  182     5711 West 63rd Street                     Chicago              IL

--------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE               UNITS/SF(3)         YEAR BUILT
--------------------------------------------------------------------------------------------------------------------------

   94       27858   Multifamily                     Garden                                136              1997
   95       08512   Industrial                      Warehouse                          73,862              2004
   96       85016   Office                          Urban                              63,311              1976
   97       45424   Multifamily                     Garden                                122              1965
   98       85205   Multifamily                     Garden                                128              1986
   99       28152   Industrial                      Heavy Industrial                  165,000              1985
  100       08844   Multifamily                     Garden                                260              1975
  101       77536   Industrial                      Warehouse                         104,315              2004
  102       77318   Self Storage                    Self Storage                      204,335              1993
  103       46060   Retail                          Unanchored                         23,763              2004
  104       06825   Retail                          Anchored                          105,531       1959 / 1970 / 1973
  105       34994   Retail                          Free Standing                      13,813              2004
  106       10021   Mixed Use                       Retail/Multifamily                  8,750              1910
  107       53217   Retail                          Shadow Anchored                    13,304              2003
  108       50322   Multifamily                     Garden                                104    1962 / 1965 / 1966 / 1970
  109       11101   Industrial                      Warehouse                          51,200              1916

  110       32303   Retail                          Free Standing                       4,992              1972
  111       32308   Retail                          Free Standing                       2,520              1975
  112       32741   Retail                          Free Standing                       2,600              1985
  113       34972   Retail                          Free Standing                       2,400              1979
  114       32303   Retail                          Free Standing                       1,920              1984
  115       32806   Retail                          Free Standing                       2,016              1971
  116       33525   Retail                          Free Standing                       2,520              1967
  117       30534   Retail                          Shadow Anchored                    26,519              2004
  118       10507   Retail                          Unanchored                         24,582              1969
  119       98660   Retail                          Unanchored                         37,164              1982
  120       27858   Retail                          Free Standing                      14,560              2004
  121       95747   Industrial                      Warehouse                         182,497              1994
  122       27514   Multifamily                     Mid Rise                              154              1969
  123       93444   Self Storage                    Self Storage                       54,803              2002
  124       64116   Multifamily                     Low Rise                              130              1978
  125       06611   Office                          Suburban                           65,000       1960 / 1993 / 2000
  126       43232   Multifamily                     Garden                                264              1970
  127       06820   Mixed Use                       Retail/Office/Multifamily          15,200              1920
  128       06820   Mixed Use                       Retail/Multifamily                 14,035              1950
  129       55129   Retail                          Unanchored                         19,711              2003
  130       30093   Retail                          Free Standing                      14,560              2003
  131       95122   Retail                          Unanchored                         13,114              1978
  132       21108   Retail                          Unanchored                         28,924              1982
  133       70056   Retail                          Free Standing                      13,650              2004
  134       90401   Office                          Suburban                           22,375           2002 / 2003
  135       60544   Retail                          Shadow Anchored                    10,028              2004
  136       30534   Retail                          Unanchored                         20,000           2003 - 2004
  137       64506   Self Storage                    Self Storage                       68,653              1997
  138       14623   Industrial                      Warehouse                          55,500           1987 / 1993
  139       92374   Manufactured Housing Community  Manufactured Housing Community        119              1960
  140       21201   Other                           Parking Garage                    122,632              1978
  141       95521   Office                          Suburban                           12,715              1995
  142       34986   Retail                          Shadow Anchored                    11,991           2004 - 2005
  143       80138   Retail                          Unanchored                         14,884              2004
  144       11050   Retail                          Unanchored                         13,900              1959
  145       10009   Multifamily                     Low Rise                               24              1890
  146       24112   Retail                          Free Standing                      14,490              2004
  147       43614   Retail                          Shadow Anchored                    12,400           2004 - 2005
  148       77092   Self Storage                    Self Storage                       62,475              1998
  149       10011   Retail                          Anchored                            3,476              1920
  150       77450   Office                          Suburban                           23,028           2003 - 2004
  151       46237   Retail                          Unanchored                         14,063              2004
  152       43125   Industrial                      Warehouse                         295,568           1974 / 1988
  153       27410   Retail                          Unanchored                         25,135           1999 / 2000
  154       95661   Office                          Medical                            11,214              2003
  155       06840   Retail                          Unanchored                         12,855              1940
  156       02780   Retail                          Free Standing                      13,993              1995
  157       43017   Retail                          Shadow Anchored                     6,145              2004
  158       06880   Other                           Day Care Facility                   8,831              2002
  159       31707   Retail                          Big Box                            22,500              2004

  160       33605   Retail                          Unanchored                          9,029              2004
  161       33765   Retail                          Unanchored                          4,000              2003
  162       98354   Self Storage                    Self Storage                       44,075           1988 - 1996
  163       80015   Retail                          Shadow Anchored                     7,934              2002
  164       90046   Office                          Suburban                           13,025              1955
  165       91324   Industrial                      Warehouse                          24,206           1976 - 1977
  166       07030   Office                          Urban                               6,281           2003 - 2004
  167       55082   Retail                          Shadow Anchored                     8,892              2003
  168       17701   Retail                          Unanchored                         11,266              1999
  169       46254   Retail                          Unanchored                         10,200              2003
  170       19301   Retail                          Free Standing                       4,808              1990
  171       22304   Office                          Suburban                           15,000              1984
  172       60649   Retail                          Free Standing                      10,565              1953
  173       75229   Office                          Suburban                           25,862              1956
  174       85027   Self Storage                    Self Storage                       34,044              1986
  175       78613   Retail                          Shadow Anchored                     3,572              2002
  176       77566   Retail                          Shadow Anchored                    12,176              1994
  177       98607   Self Storage                    Self Storage                       27,400           1999 - 2003
  178       44052   Retail                          Free Standing                       7,000              2004
  179       60632   Retail                          Free Standing                      12,400              1959
  180       60153   Retail                          Free Standing                       8,300              1953
  181       85018   Retail                          Unanchored                          6,000              1999
  182       60638   Retail                          Free Standing                      12,075              1966

------------------------------------------------------------------------------------
MORTGAGE                   PERCENT   PERCENT LEASED
LOAN NO.  YEAR RENOVATED  LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
------------------------------------------------------------------------------------

   94          NAP           99.3%     12/22/2004    Fee                   First
   95          NAP          100.0%     02/10/2005    Fee                   First
   96          NAP           90.6%     01/19/2005    Fee                   First
   97          NAP           95.9%     10/01/2004    Fee                   First
   98          NAP           95.3%     02/10/2005    Fee                   First
   99          NAP          100.0%     02/09/2005    Fee                   First
  100          NAP           96.0%     01/14/2005    Fee                   First
  101          NAP          100.0%     01/06/2005    Fee                   First
  102          2004          81.4%     03/21/2005    Fee                   First
  103          NAP          100.0%     11/30/2004    Fee                   First
  104          2000          95.4%     09/30/2004    Fee                   First
  105          NAP          100.0%     04/01/2005    Fee                   First
  106          2003          86.0%     03/01/2005    Fee                   First
  107          NAP          100.0%     12/01/2004    Fee                   First
  108      1999 - 2004       93.3%     02/01/2005    Fee                   First
  109          NAP          100.0%     01/28/2005    Fee                   First

  110          NAP          100.0%     10/01/2004    Fee                   First
  111          NAP          100.0%     10/01/2004    Fee                   First
  112          NAP          100.0%     10/01/2004    Fee                   First
  113          NAP          100.0%     10/01/2004    Fee                   First
  114          NAP          100.0%     10/01/2004    Fee                   First
  115          NAP          100.0%     10/01/2004    Fee                   First
  116          NAP          100.0%     10/01/2004    Fee                   First
  117          NAP           89.1%     02/15/2005    Fee                   First
  118          1987         100.0%     09/22/2004    Fee                   First
  119          NAP          100.0%     08/03/2004    Fee                   First
  120          NAP          100.0%     04/01/2005    Fee                   First
  121          NAP          100.0%     02/17/2005    Fee                   First
  122          NAP           85.1%     01/26/2005    Fee                   First
  123          NAP           93.7%     11/18/2004    Fee                   First
  124      2002 - 2004       96.9%     12/02/2004    Fee                   First
  125          2004         100.0%     02/21/2005    Fee                   First
  126          NAP           86.7%     02/02/2005    Fee                   First
  127      2002 - 2004      100.0%     01/30/2005    Fee                   First
  128      2001 - 2002      100.0%     02/23/2005    Fee                   First
  129          NAP          100.0%     01/25/2005    Fee                   First
  130          NAP          100.0%     04/01/2005    Fee/Leasehold         First
  131          NAP          100.0%     11/12/2004    Fee                   First
  132          2003         100.0%     01/26/2005    Fee                   First
  133          NAP          100.0%     01/06/2005    Fee                   First
  134          NAP          100.0%     04/01/2005    Fee                   First
  135          NAP          100.0%     02/17/2005    Fee                   First
  136          NAP          100.0%     01/28/2005    Fee                   First
  137          2004          86.8%     01/06/2005    Fee                   First
  138          NAP          100.0%     03/15/2005    Fee                   First
  139          NAP          100.0%     12/28/2004    Fee                   First
  140          NAP            NAP          NAP       Fee                   First
  141          2005         100.0%     02/14/2005    Fee                   First
  142          NAP          100.0%     02/08/2005    Fee                   First
  143          NAP          100.0%     12/28/2004    Fee                   First
  144          1990         100.0%     10/14/2004    Fee                   First
  145          NAP          100.0%     07/20/2004    Fee                   First
  146          NAP          100.0%     04/01/2005    Fee                   First
  147          NAP          100.0%     03/04/2005    Fee                   First
  148          NAP           80.4%     12/31/2004    Fee                   First
  149          2003         100.0%     12/30/2004    Fee                   First
  150          NAP          100.0%     12/09/2004    Fee                   First
  151          NAP          100.0%     02/22/2005    Fee                   First
  152          NAP          100.0%     12/16/2004    Fee                   First
  153          NAP           81.8%     09/30/2004    Leasehold             First
  154          NAP          100.0%     12/28/2004    Fee                   First
  155          2000         100.0%     09/20/2004    Fee                   First
  156          NAP          100.0%     04/01/2005    Fee                   First
  157          NAP          100.0%     12/23/2004    Fee                   First
  158          NAP          100.0%     04/01/2005    Fee                   First
  159          NAP          100.0%     01/10/2005    Fee                   First

  160          NAP          100.0%     12/06/2004    Fee                   First
  161          NAP           46.3%     12/06/2004    Fee                   First
  162          NAP           95.0%     02/08/2005    Fee                   First
  163          NAP           88.4%     11/10/2004    Fee                   First
  164          1994         100.0%     01/19/2005    Fee                   First
  165          1994         100.0%     01/11/2005    Fee                   First
  166          NAP          100.0%     10/01/2004    Fee                   First
  167          NAP          100.0%     01/20/2005    Fee                   First
  168          NAP          100.0%     02/17/2005    Fee                   First
  169          NAP          100.0%     12/04/2004    Fee                   First
  170          NAP          100.0%     04/01/2005    Fee                   First
  171          NAP          100.0%     12/31/2004    Fee                   First
  172          2005         100.0%     03/03/2005    Fee                   First
  173          NAP          100.0%     01/18/2005    Fee                   First
  174          NAP           74.8%     01/24/2005    Fee                   First
  175          NAP          100.0%     01/20/2005    Fee                   First
  176          NAP          100.0%     02/07/2005    Fee                   First
  177          NAP           95.3%     01/07/2005    Fee                   First
  178          NAP          100.0%     02/06/2005    Fee                   First
  179          2004         100.0%     12/30/2004    Fee                   First
  180          2005         100.0%     03/03/2005    Fee                   First
  181          NAP          100.0%     12/06/2004    Fee                   First
  182          2005          66.3%     02/28/2005    Fee                   First

-----------------------------------------------------------------------------------------------------
MORTGAGE                 RELATED                    ORIGINAL      CUT-OFF DATE   CUT-OFF DATE BALANCE
LOAN NO.              BORROWER LIST                  BALANCE       BALANCE(6)        PER UNIT OR SF
-----------------------------------------------------------------------------------------------------

   94                      NAP                   $    4,150,000  $    4,120,138        $30,295
   95                      NAP                   $    4,100,000  $    4,094,154        $    55
   96                      NAP                   $    4,062,500  $    4,052,561        $    64
   97                      NAP                   $    4,058,750  $    4,048,909        $33,188
   98                      NAP                   $    4,000,000  $    4,000,000        $31,250
   99                      NAP                   $    4,000,000  $    3,991,826        $    24
  100                      NAP                   $    4,000,000  $    3,980,168        $15,308
  101                      NAP                   $    3,860,000  $    3,851,494        $    37
  102                      NAP                   $    3,725,000  $    3,725,000        $    18
  103                 103, 151, 169              $    3,525,000  $    3,525,000        $   148
  104                 104, 155, 158              $    3,500,000  $    3,500,000        $    33
  105                      NAP                   $    3,500,000  $    3,488,260        $   253
  106                      NAP                   $    3,500,000  $    3,480,113        $   398
  107                      NAP                   $    3,440,000  $    3,429,132        $   258
  108                      NAP                   $    3,450,000  $    3,412,815        $32,816
  109                      NAP                   $    3,400,000  $    3,388,631        $    66

  110             65-75, 85-93, 110-116          $      578,000  $      578,000        $   179
  111             65-75, 85-93, 110-116          $      570,000  $      570,000        $   179
  112             65-75, 85-93, 110-116          $      540,000  $      540,000        $   179
  113             65-75, 85-93, 110-116          $      480,000  $      480,000        $   179
  114             65-75, 85-93, 110-116          $      439,000  $      439,000        $   179
  115             65-75, 85-93, 110-116          $      418,000  $      418,000        $   179
  116             65-75, 85-93, 110-116          $      362,000  $      362,000        $   179
  117                      NAP                   $    3,200,000  $    3,193,313        $   120
  118                      NAP                   $    3,200,000  $    3,184,682        $   130
  119                      NAP                   $    3,200,000  $    3,178,405        $    86
  120                      NAP                   $    3,000,000  $    3,000,000        $   206
  121                      NAP                   $    3,000,000  $    2,995,585        $    16
  122                      NAP                   $    3,000,000  $    2,986,063        $19,390
  123                      NAP                   $    2,970,000  $    2,967,333        $    54
  124                      NAP                   $    2,880,000  $    2,875,824        $22,122
  125                      NAP                   $    3,000,000  $    2,868,433        $    44
  126                      NAP                   $    2,870,000  $    2,865,635        $10,855
  127                      NAP                   $    2,850,000  $    2,850,000        $   188
  128                      NAP                   $    2,825,000  $    2,825,000        $   201
  129                   129, 167                 $    2,810,000  $    2,810,000        $   143
  130     3, 36, 39, 51, 64, 130, 135, 146, 156  $    2,575,000  $    2,575,000        $   177
  131                      NAP                   $    2,500,000  $    2,497,587        $   190
  132                      NAP                   $    2,500,000  $    2,493,954        $    86
  133                      NAP                   $    2,500,000  $    2,488,324        $   182
  134                      NAP                   $    2,500,000  $    2,488,318        $   111
  135     3, 36, 39, 51, 64, 130, 135, 146, 156  $    2,450,000  $    2,441,083        $   243
  136                      NAP                   $    2,415,000  $    2,409,591        $   120
  137                      NAP                   $    2,400,000  $    2,400,000        $    35
  138                      NAP                   $    2,310,000  $    2,310,000        $    42
  139                      NAP                   $    2,300,000  $    2,300,000        $19,328
  140                      NAP                   $    2,300,000  $    2,294,746        $    19
  141                      NAP                   $    2,200,000  $    2,200,000        $   173
  142                      NAP                   $    2,200,000  $    2,197,137        $   183
  143                      NAP                   $    2,200,000  $    2,192,702        $   147
  144                      NAP                   $    2,200,000  $    2,182,836        $   157
  145                      NAP                   $    2,150,000  $    2,134,539        $88,939
  146     3, 36, 39, 51, 64, 130, 135, 146, 156  $    2,125,000  $    2,125,000        $   147
  147                      NAP                   $    2,100,000  $    2,100,000        $   169
  148                      NAP                   $    2,100,000  $    2,100,000        $    34
  149                      NAP                   $    2,100,000  $    2,059,814        $   593
  150                      NAP                   $    2,000,000  $    2,000,000        $    87
  151                 103, 151, 169              $    1,988,000  $    1,988,000        $   141
  152                      NAP                   $    2,000,000  $    1,986,482        $     7
  153                      NAP                   $    2,000,000  $    1,983,071        $    79
  154                      NAP                   $    1,900,000  $    1,900,000        $   169
  155                 104, 155, 158              $    1,830,000  $    1,830,000        $   142
  156     3, 36, 39, 51, 64, 130, 135, 146, 156  $    1,737,000  $    1,737,000        $   124
  157                      NAP                   $    1,725,000  $    1,706,644        $   278
  158                 104, 155, 158              $    1,700,000  $    1,700,000        $   193
  159                      NAP                   $    1,700,000  $    1,700,000        $    76

  160                      NAP                   $    1,170,817  $    1,158,368        $   129
  161                      NAP                   $      529,183  $      523,556        $   129
  162                      NAP                   $    1,600,000  $    1,600,000        $    36
  163                      NAP                   $    1,550,000  $    1,550,000        $   195
  164                      NAP                   $    1,550,000  $    1,546,568        $   119
  165                      NAP                   $    1,500,000  $    1,498,626        $    62
  166                      NAP                   $    1,500,000  $    1,494,784        $   238
  167                   129, 167                 $    1,310,000  $    1,310,000        $   147
  168                      NAP                   $    1,265,000  $    1,263,881        $   112
  169                 103, 151, 169              $    1,200,000  $    1,200,000        $   118
  170                      NAP                   $    1,200,000  $    1,195,196        $   249
  171                      NAP                   $    1,180,000  $    1,176,118        $    78
  172              172, 179, 180, 182            $    1,151,000  $    1,151,000        $   109
  173                      NAP                   $    1,100,000  $    1,098,954        $    42
  174                      NAP                   $    1,100,000  $    1,098,498        $    32
  175                      NAP                   $    1,050,000  $    1,046,683        $   293
  176                      NAP                   $    1,000,000  $      998,650        $    82
  177                      NAP                   $    1,000,000  $      997,975        $    36
  178                      NAP                   $      950,000  $      948,846        $   136
  179              172, 179, 180, 182            $      946,000  $      939,333        $    76
  180              172, 179, 180, 182            $      879,000  $      879,000        $   106
  181                      NAP                   $      830,000  $      829,388        $   138
  182              172, 179, 180, 182            $      623,000  $      623,000        $    52

TOTALS AND WEIGHTED AVERAGES:                    $1,123,670,250  $1,121,613,138

-------------------------------------------------------------------------------------------------
MORTGAGE              FIRST PAYMENT  FIRST PAYMENT                   GRACE               LOCKBOX
LOAN NO.  NOTE DATE     DATE (P&I)     DATE (IO)    MATURITY DATE  PERIOD(7)  ARD LOAN    STATUS
-------------------------------------------------------------------------------------------------

   94     12/22/2004    02/01/2005        NAP         01/01/2015       15         No       None
   95     02/10/2005    04/01/2005        NAP         03/01/2015        0         No       None
   96     02/01/2005    03/01/2005        NAP         02/01/2015        5         No       None
   97     01/25/2005    03/01/2005        NAP         02/01/2015        5         No       None
   98     01/31/2005       NAP         04/05/2005     03/05/2012        0         No       None
   99     02/09/2005    04/01/2005        NAP         03/01/2025        5         No    Springing
  100     01/14/2005    03/01/2005        NAP         02/01/2015        5         No       None
  101     01/06/2005    03/01/2005        NAP         02/01/2015        0         No       None
  102     03/03/2005    05/01/2005        NAP         04/01/2015        5         No       None
  103     03/09/2005    05/01/2005        NAP         04/01/2015        5         No       None
  104     11/10/2004       NAP         01/01/2005     12/01/2014        5         No       None
  105     12/10/2004    02/01/2005        NAP         01/01/2015        5        Yes    Springing
  106     10/25/2004    12/01/2004        NAP         11/01/2011        5         No       None
  107     12/08/2004    02/01/2005        NAP         01/01/2015       10         No       None
  108     07/15/2004    09/03/2004        NAP         08/03/2014        0         No       None
  109     01/27/2005    03/01/2005        NAP         02/01/2015        0         No       None

  110     10/01/2004    11/01/2006     11/01/2004     10/01/2014        5         No     In Place
  111     10/01/2004    11/01/2006     11/01/2004     10/01/2014        5         No     In Place
  112     10/01/2004    11/01/2006     11/01/2004     10/01/2014        5         No     In Place
  113     10/01/2004    11/01/2006     11/01/2004     10/01/2014        5         No     In Place
  114     10/01/2004    11/01/2006     11/01/2004     10/01/2014        5         No     In Place
  115     10/01/2004    11/01/2006     11/01/2004     10/01/2014        5         No     In Place
  116     10/01/2004    11/01/2006     11/01/2004     10/01/2014        5         No     In Place
  117     02/15/2005    04/01/2005        NAP         03/01/2025        0         No       None
  118     12/17/2004    02/01/2005        NAP         01/01/2015        5         No       None
  119     08/30/2004    10/01/2004        NAP         09/01/2014        5         No       None
  120     01/20/2005       NAP         03/01/2005     02/01/2020        5        Yes    Springing
  121     02/17/2005    04/01/2005        NAP         03/01/2015        0         No       None
  122     01/25/2005    03/01/2005        NAP         02/01/2025       15         No       None
  123     02/08/2005    04/01/2005        NAP         03/01/2015        5         No       None
  124     02/03/2005    04/01/2005        NAP         03/01/2015        5         No       None
  125     03/24/2004    05/01/2004        NAP         04/01/2019        0         No       None
  126     02/18/2005    04/01/2005        NAP         03/01/2015        0         No       None
  127     03/04/2005    05/01/2005        NAP         04/01/2010        5         No       None
  128     03/04/2005    05/01/2005        NAP         04/01/2010        5         No       None
  129     03/11/2005    05/01/2005        NAP         04/01/2015        5         No       None
  130     11/05/2004       NAP         01/01/2005     12/01/2009        5        Yes    Springing
  131     02/04/2005    04/01/2005        NAP         03/01/2015        5         No       None
  132     01/07/2005    03/01/2005        NAP         02/01/2015        5         No       None
  133     01/10/2005    03/01/2005        NAP         02/01/2025        0         No       None
  134     12/27/2004    02/01/2005        NAP         01/01/2015        5         No       None
  135     12/10/2004    02/01/2005        NAP         01/01/2012        5         No       None
  136     01/28/2005    03/01/2005        NAP         02/01/2015        0         No       None
  137     03/10/2005    05/01/2005        NAP         04/01/2015        5         No       None
  138     03/15/2005    05/01/2005        NAP         10/01/2012        0         No       None
  139     03/08/2005    05/01/2005        NAP         04/01/2015        5         No       None
  140     01/07/2005    03/01/2005        NAP         02/01/2010        5         No       None
  141     02/22/2005    05/01/2005        NAP         04/01/2015        5         No    Springing
  142     02/08/2005    04/01/2005        NAP         03/01/2015        0         No       None
  143     12/28/2004    02/01/2005        NAP         01/01/2015        5         No    Springing
  144     10/20/2004    12/01/2004        NAP         11/01/2014        5         No       None
  145     08/09/2004    10/08/2004        NAP         09/01/2014        0         No       None
  146     11/04/2004       NAP         01/01/2005     12/01/2009        5        Yes    Springing
  147     03/02/2005    05/01/2005        NAP         04/01/2015        0         No       None
  148     02/08/2005    05/01/2005        NAP         04/01/2010        5         No       None
  149     12/30/2004    02/01/2005        NAP         01/01/2015        0         No       None
  150     03/03/2005    05/01/2005        NAP         04/01/2015        5         No       None
  151     03/09/2005    05/01/2005        NAP         04/01/2015        5         No       None
  152     12/08/2004    02/01/2005        NAP         01/01/2015        0         No       None
  153     05/13/2004    07/01/2004        NAP         06/01/2014       15         No       None
  154     02/10/2005    05/01/2005        NAP         04/01/2015        5         No       None
  155     01/06/2005       NAP         03/01/2005     02/01/2015        5         No       None
  156     10/08/2004       NAP         12/01/2004     11/01/2011        5        Yes    Springing
  157     12/23/2004    02/01/2005        NAP         01/01/2020        0         No       None
  158     01/06/2005       NAP         03/01/2005     02/01/2015        5         No       None
  159     02/04/2005    04/01/2007     04/01/2005     03/01/2015        5         No       None

  160     12/06/2004    02/01/2005        NAP         01/01/2020        0         No       None
  161     12/06/2004    02/01/2005        NAP         01/01/2020        0         No       None
  162     03/10/2005    05/01/2005        NAP         04/01/2015        5         No       None
  163     02/10/2005    05/01/2005        NAP         04/01/2015        5         No       None
  164     01/12/2005    03/01/2005        NAP         02/01/2015        5         No       None
  165     02/10/2005    04/01/2005        NAP         03/01/2015        5         No       None
  166     12/07/2004    02/01/2005        NAP         01/01/2012        5         No       None
  167     03/11/2005    05/01/2005        NAP         04/01/2016        5         No       None
  168     02/17/2005    04/01/2005        NAP         03/01/2015        5         No       None
  169     03/09/2005    05/01/2005        NAP         04/01/2015        5         No       None
  170     11/19/2004    01/01/2005        NAP         12/01/2016        5         No       None
  171     01/20/2005    03/01/2005        NAP         02/01/2015        5         No       None
  172     03/07/2005    05/01/2005        NAP         04/01/2015        0         No       None
  173     02/04/2005    04/01/2005        NAP         03/01/2015        5         No       None
  174     02/01/2005    04/01/2005        NAP         03/01/2015        5         No       None
  175     01/20/2005    03/01/2005        NAP         02/01/2015        0         No       None
  176     02/02/2005    04/01/2005        NAP         03/01/2015        5         No       None
  177     01/07/2005    03/01/2005        NAP         02/01/2015        0         No       None
  178     02/24/2005    04/01/2005        NAP         03/01/2015        0         No       None
  179     12/30/2004    02/01/2005        NAP         01/01/2015        0         No       None
  180     03/10/2005    05/01/2005        NAP         04/01/2015        0         No       None
  181     02/09/2005    04/01/2005        NAP         03/01/2015        5         No       None
  182     03/02/2005    05/01/2005        NAP         04/01/2015        0         No       None

--------------------------------------------------------------------------------------------------------------------
MORTGAGE  LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING   MORTGAGE     MONTHLY       MONTHLY
LOAN NO.   TYPE     TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM    RATE    PAYMENT (P&I)  PAYMENT (IO)
--------------------------------------------------------------------------------------------------------------------

   94        NAP         120             117            240            237       5.160%      $27,756           NAP
   95        NAP         120             119            300            299       5.420%      $24,982           NAP
   96        NAP         120             118            360            358       5.250%      $22,433           NAP
   97        NAP         120             118            360            358       5.305%      $22,551           NAP
   98        NAP          84              83             IO             IO       4.870%          NAP       $16,459
   99       Hard         240             239            240            239       5.840%      $28,289           NAP
  100        NAP         120             118            240            238       5.110%      $26,642           NAP
  101        NAP         120             118            360            358       5.890%      $22,870           NAP
  102        NAP         120             120            240            240       6.140%      $26,989           NAP
  103        NAP         120             120            300            300       5.450%      $21,541           NAP
  104        NAP         120             116             IO             IO       4.933%          NAP       $14,588
  105       Hard         120             117            360            357       5.411%      $19,678           NAP
  106        NAP          84              79            360            355       5.210%      $19,241           NAP
  107        NAP         120             117            360            357       5.730%      $20,031           NAP
  108        NAP         120             112            300            292       6.250%      $22,759           NAP
  109        NAP         120             118            300            298       5.350%      $20,576           NAP

  110       Hard         120             114            300            300       6.040%       $3,738       $ 2,950
  111       Hard         120             114            300            300       6.040%       $3,686       $ 2,909
  112       Hard         120             114            300            300       6.040%       $3,492       $ 2,756
  113       Hard         120             114            300            300       6.040%       $3,104       $ 2,450
  114       Hard         120             114            300            300       6.040%       $2,839       $ 2,240
  115       Hard         120             114            300            300       6.040%       $2,703       $ 2,133
  116       Hard         120             114            300            300       6.040%       $2,341       $ 1,847
  117        NAP         240             239            240            239       5.680%      $22,339           NAP
  118        NAP         120             117            300            297       5.370%      $19,403           NAP
  119        NAP         120             113            360            353       5.990%      $19,165           NAP
  120       Hard         180             178             IO             IO       5.750%          NAP       $14,575
  121        NAP         120             119            300            299       5.250%      $17,977           NAP
  122        NAP         240             238            240            238       5.720%      $21,011           NAP
  123        NAP         120             119            360            359       5.690%      $17,219           NAP
  124        NAP         120             119            300            299       5.330%      $17,395           NAP
  125        NAP         180             168            180            168       5.370%      $24,306           NAP
  126        NAP         120             119            300            299       5.070%      $16,895           NAP
  127        NAP          60              60            360            360       5.110%      $15,492           NAP
  128        NAP          60              60            360            360       5.110%      $15,356           NAP
  129        NAP         120             120            360            360       5.750%      $16,398           NAP
  130       Hard          60              56             IO             IO       4.833%          NAP       $10,371
  131        NAP         120             119            360            359       5.400%      $14,038           NAP
  132        NAP         120             118            360            358       5.320%      $13,914           NAP
  133        NAP         240             238            240            238       5.670%      $17,438           NAP
  134        NAP         120             117            300            297       5.530%      $15,397           NAP
  135        NAP          84              81            360            357       4.970%      $13,107           NAP
  136        NAP         120             118            360            358       5.790%      $14,155           NAP
  137        NAP         120             120            300            300       5.290%      $14,439           NAP
  138        NAP          90              90            360            360       5.440%      $13,029           NAP
  139        NAP         120             120            360            360       5.380%      $12,887           NAP
  140        NAP          60              58            360            358       5.670%      $13,306           NAP
  141       Hard         120             120            240            240       5.800%      $15,509           NAP
  142        NAP         120             119            300            299       5.900%      $14,040           NAP
  143       Hard         120             117            360            357       5.470%      $12,450           NAP
  144        NAP         120             115            300            295       5.420%      $13,405           NAP
  145        NAP         120             113            360            353       5.680%      $12,451           NAP
  146       Hard          60              56             IO             IO       5.270%          NAP       $ 9,332
  147        NAP         120             120            360            360       5.510%      $11,937           NAP
  148        NAP          60              60            300            300       6.400%      $14,048           NAP
  149        NAP         120             117            120            117       5.260%      $22,542           NAP
  150        NAP         120             120            300            300       5.545%      $12,336           NAP
  151        NAP         120             120            300            300       5.450%      $12,149           NAP
  152        NAP         120             117            240            237       5.700%      $13,985           NAP
  153        NAP         120             110            360            350       6.530%      $12,681           NAP
  154        NAP         120             120            300            300       5.880%      $12,103           NAP
  155        NAP         120             118             IO             IO       5.105%          NAP       $ 7,893
  156       Hard          84              79             IO             IO       4.935%          NAP       $ 7,143
  157        NAP         180             177            180            177       5.690%      $14,269           NAP
  158        NAP         120             118             IO             IO       5.255%          NAP       $ 7,548
  159        NAP         120             119            336            336       5.960%      $10,414       $ 8,561

  160        NAP         180             177            180            177       5.700%      $ 9,691           NAP
  161        NAP         180             177            180            177       5.700%      $ 4,380           NAP
  162        NAP         120             120            360            360       5.500%      $ 9,085           NAP
  163        NAP         120             120            360            360       5.730%      $ 9,026           NAP
  164        NAP         120             118            360            358       5.860%      $ 9,154           NAP
  165        NAP         120             119            360            359       5.610%      $ 8,621           NAP
  166        NAP          84              81            360            357       5.217%      $ 8,252           NAP
  167        NAP         132             132            360            360       6.010%      $ 7,863           NAP
  168        NAP         120             119            360            359       5.750%      $ 7,382           NAP
  169        NAP         120             120            300            300       5.480%      $ 7,355           NAP
  170        NAP         144             140            360            356       5.800%      $ 7,041           NAP
  171        NAP         120             118            300            298       5.470%      $ 7,225           NAP
  172        NAP         120             120            240            240       5.440%      $ 7,879           NAP
  173        NAP         120             119            360            359       5.460%      $ 6,218           NAP
  174        NAP         120             119            300            299       5.650%      $ 6,854           NAP
  175        NAP         120             118            300            298       5.770%      $ 6,618           NAP
  176        NAP         120             119            300            299       5.710%      $ 6,267           NAP
  177        NAP         120             118            360            358       6.410%      $ 6,262           NAP
  178        NAP         120             119            300            299       6.250%      $ 6,267           NAP
  179        NAP         120             117            240            237       5.340%      $ 6,422           NAP
  180        NAP         120             120            240            240       5.390%      $ 5,992           NAP
  181        NAP         120             119            360            359       6.430%      $ 5,208           NAP
  182        NAP         120             120            240            240       5.390%      $ 4,247           NAP

TOTALS AND WEIGHTED
   AVERAGES:             116             114            322            320       5.346%

------------------------------------------------------------------------------------------------------------
MORTGAGE  UNDERWRITABLE  UNDERWRITABLE    NOI      NCF      NCF POST IO    CUT-OFF DATE  BALLOON   BALLOON
LOAN NO.       NOI         CASH FLOW    DSCR(9)  DSCR(9)  PERIOD DSCR(10)       LTV        LTV     BALANCE
------------------------------------------------------------------------------------------------------------

   94       $  494,871     $  467,671     1.49     1.40        1.40            60.6%      38.9%   $2,647,480
   95       $  453,163     $  424,371     1.51     1.42        1.42            70.0%      53.4%   $3,124,158
   96       $  489,214     $  408,809     1.82     1.52        1.52            64.6%      53.8%   $3,373,173
   97       $  479,081     $  448,581     1.77     1.66        1.66            75.0%      62.5%   $3,375,873
   98       $  447,917     $  397,568     2.27     2.01        2.01            66.4%      66.4%   $4,000,000
   99       $  568,323     $  452,780     1.67     1.33        1.33            64.4%       1.9%   $  118,963
  100       $1,138,046     $1,065,766     3.56     3.33        3.33            23.8%      15.2%   $2,546,376
  101       $  399,527     $  368,234     1.46     1.34        1.34            74.1%      62.8%   $3,267,984
  102       $  498,793     $  468,143     1.54     1.45        1.45            68.3%      45.3%   $2,469,266
  103       $  400,520     $  378,918     1.55     1.47        1.47            69.1%      52.7%   $2,687,330
  104       $  947,722     $  871,230     5.41     4.98        4.98            23.3%      23.3%   $3,500,000
  105       $  363,890     $  363,890     1.54     1.54        1.54            64.6%      54.1%   $2,921,003
  106       $  316,518     $  310,978     1.37     1.35        1.35            66.3%      59.4%   $3,117,056
  107       $  361,191     $  349,616     1.50     1.45        1.45            74.5%      63.0%   $2,898,922
  108       $  346,175     $  321,215     1.27     1.18        1.18            79.0%      62.5%   $2,701,919
  109       $  443,526     $  424,071     1.80     1.72        1.72            70.6%      53.8%   $2,582,076

  110       $  112,939     $  112,939     2.44     2.44        1.92            44.1%      36.8%   $  482,184
  111       $   94,116     $   94,116     2.44     2.44        1.92            44.1%      36.8%   $  475,510
  112       $   75,293     $   75,293     2.44     2.44        1.92            44.1%      36.8%   $  450,484
  113       $   73,582     $   73,582     2.44     2.44        1.92            44.1%      36.8%   $  400,430
  114       $   53,903     $   53,903     2.44     2.44        1.92            44.1%      36.8%   $  366,226
  115       $   51,336     $   51,336     2.44     2.44        1.92            44.1%      36.8%   $  348,708
  116       $   44,491     $   44,491     2.44     2.44        1.92            44.1%      36.8%   $  301,991
  117       $  430,922     $  404,887     1.61     1.51        1.51            59.7%       1.7%   $   91,084
  118       $  521,622     $  492,124     2.24     2.11        2.11            53.1%      40.5%   $2,432,154
  119       $  400,836     $  351,479     1.74     1.53        1.53            60.0%      51.3%   $2,717,580
  120       $  385,000     $  385,000     2.20     2.20        2.20            50.6%      50.6%   $3,000,000
  121       $  602,791     $  520,553     2.79     2.41        2.41            33.7%      25.5%   $2,272,297
  122       $  415,771     $  343,699     1.65     1.36        1.36            54.8%       1.5%   $   82,648
  123       $  325,013     $  309,676     1.57     1.50        1.50            72.0%      60.7%   $2,501,843
  124       $  341,628     $  302,628     1.64     1.45        1.45            79.9%      60.8%   $2,187,593
  125       $  534,710     $  521,060     1.83     1.79        1.79            39.0%       0.8%   $   58,525
  126       $  434,483     $  352,379     2.14     1.74        1.74            53.1%      40.0%   $2,159,880
  127       $  353,121     $  334,555     1.90     1.80        1.80            60.6%      56.1%   $2,636,665
  128       $  299,947     $  285,210     1.63     1.55        1.55            61.4%      56.8%   $2,613,536
  129       $  311,695     $  299,426     1.58     1.52        1.52            74.3%      62.7%   $2,369,977
  130       $  337,327     $  337,327     2.71     2.71        2.71            51.0%      51.0%   $2,575,000
  131       $  268,326     $  245,918     1.59     1.46        1.46            53.3%      44.5%   $2,087,276
  132       $  338,679     $  302,136     2.03     1.81        1.81            62.3%      52.0%   $2,080,354
  133       $  370,516     $  368,468     1.77     1.76        1.76            44.0%       1.2%   $   67,950
  134       $  579,259     $  557,190     3.14     3.02        3.02            25.9%      19.9%   $1,910,724
  135       $  277,997     $  269,721     1.77     1.71        1.71            67.8%      59.9%   $2,157,507
  136       $  265,825     $  243,626     1.56     1.43        1.43            68.8%      58.2%   $2,038,578
  137       $  263,554     $  249,470     1.52     1.44        1.44            72.7%      55.1%   $1,819,431
  138       $  276,916     $  245,838     1.77     1.57        1.57            69.5%      61.6%   $2,046,677
  139       $  244,006     $  237,612     1.58     1.54        1.54            57.5%      48.0%   $1,918,069
  140       $  242,585     $  235,035     1.52     1.47        1.47            65.6%      61.3%   $2,144,478
  141       $  229,229     $  225,796     1.23     1.21        1.21            69.5%      45.5%   $1,439,560
  142       $  291,407     $  278,642     1.73     1.65        1.65            66.6%      51.6%   $1,704,295
  143       $  224,350     $  222,862     1.50     1.49        1.49            73.1%      61.3%   $1,839,403
  144       $  257,370     $  240,829     1.60     1.50        1.50            57.4%      44.1%   $1,675,073
  145       $  213,415     $  207,415     1.43     1.39        1.39            68.9%      58.4%   $1,809,199
  146       $  285,000     $  285,000     2.54     2.54        2.54            52.1%      52.1%   $2,125,000
  147       $  246,973     $  238,381     1.72     1.66        1.66            75.0%      62.8%   $1,758,326
  148       $  250,077     $  240,706     1.48     1.43        1.43            67.7%      61.7%   $1,913,727
  149       $  332,886     $  332,365     1.23     1.23        1.23            50.2%       0.8%   $   34,379
  150       $  290,715     $  258,612     1.96     1.75        1.75            67.8%      51.9%   $1,529,766
  151       $  221,564     $  208,757     1.52     1.43        1.43            68.6%      52.3%   $1,515,577
  152       $  342,799     $  254,131     2.04     1.51        1.51            38.2%      25.1%   $1,303,186
  153       $  237,006     $  215,893     1.56     1.42        1.42            65.4%      56.9%   $1,724,909
  154       $  230,110     $  210,487     1.58     1.45        1.45            52.3%      40.5%   $1,469,999
  155       $  275,459     $  262,503     2.91     2.77        2.77            38.1%      38.1%   $1,830,000
  156       $  249,290     $  247,191     2.91     2.88        2.88            49.3%      49.3%   $1,737,000
  157       $  214,158     $  206,402     1.25     1.21        1.21            68.3%       1.4%   $   35,243
  158       $  239,067     $  230,862     2.64     2.55        2.55            62.4%      62.4%   $1,700,000
  159       $  214,116     $  206,132     2.08     2.01        1.65            54.0%      46.9%   $1,476,425

  160       $  146,549     $  140,660     1.26     1.21        1.21            65.4%       1.4%   $   23,968
  161       $   65,718        $63,127     1.26     1.21        1.21            65.4%       1.4%   $   10,833
  162       $  238,312     $  231,701     2.19     2.13        2.13            46.9%      39.3%   $1,339,267
  163       $  156,569     $  148,210     1.45     1.37        1.37            67.4%      56.8%   $1,306,500
  164       $  220,442     $  203,190     2.01     1.85        1.85            43.3%      36.7%   $1,311,116
  165       $  186,145     $  174,898     1.80     1.69        1.69            61.2%      51.4%   $1,260,493
  166       $  185,834     $  177,445     1.88     1.79        1.79            71.2%      63.6%   $1,336,060
  167       $  142,960     $  139,512     1.52     1.48        1.48            67.2%      55.7%   $1,086,313
  168       $  162,932     $  150,529     1.84     1.70        1.70            53.8%      45.4%   $1,067,527
  169       $  136,102     $  127,504     1.54     1.44        1.44            70.6%      53.9%   $  915,792
  170       $  116,534     $  113,395     1.38     1.34        1.34            72.4%      58.2%   $  961,097
  171       $  132,426     $  121,217     1.53     1.40        1.40            51.1%      39.1%   $  899,889
  172       $  111,648     $  107,967     1.18     1.14        1.14            74.5%      48.1%   $  742,682
  173       $  197,987     $  168,897     2.65     2.26        2.26            44.0%      36.8%   $  920,114
  174       $  120,438     $  115,332     1.46     1.40        1.40            71.8%      55.2%   $  844,914
  175       $  124,797     $  120,321     1.57     1.52        1.52            55.1%      42.6%   $  809,029
  176       $  124,725     $  115,375     1.66     1.53        1.53            62.8%      48.4%   $  769,689
  177       $  110,821     $  106,821     1.47     1.42        1.42            66.5%      57.3%   $  859,303
  178       $   96,799     $   92,655     1.29     1.23        1.23            67.8%      53.2%   $  744,575
  179       $   89,720     $   84,781     1.16     1.10        1.10            74.0%      47.9%   $  607,813
  180       $   85,368     $   82,477     1.19     1.15        1.15            75.1%      48.4%   $  566,060
  181       $  122,561     $  112,599     1.96     1.80        1.80            49.1%      42.3%   $  714,378
  182       $   65,447     $   61,803     1.28     1.21        1.21            44.5%      28.7%   $  401,202

TOTALS AND WEIGHTED AVERAGES:             2.10     1.98        1.93            59.3%      50.9%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE                                                               APPRAISED   VALUATION
LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                         VALUE      DATE(11)
-------------------------------------------------------------------------------------------------------

    94    PCF             The Trellis Apartments                                $ 6,800,000  12/13/2004
    95    PCF             5 Corporate Drive                                     $ 5,850,000  01/07/2005
    96    MSMC            Arbor Court                                           $ 6,275,000  12/08/2004
    97    MSMC            Parliament Park Apartments                            $ 5,400,000  11/18/2004
    98    PCF             Heather Brook Apartments                              $ 6,020,000  01/05/2005
    99    MSMC            IMC Industrial                                        $ 6,200,000  11/23/2004
   100    PCF             Hillsborough Gardens                                  $16,725,000  12/17/2004
   101    PCF             1251 Clay Court                                       $ 5,200,000  10/03/2004
   102    WFB             EZ Boat Storage                                       $ 5,450,000  02/02/2005
   103    WFB             Prairie Lakes                                         $ 5,100,000  01/05/2005
   104    BSCMI           Turnpike Shopping Center                              $15,000,000  09/27/2004
   105    BSCMI           CVS - Stuart, FL                                      $ 5,400,000  11/04/2004
   106    MSMC            1326 Second Avenue                                    $ 5,250,000  10/11/2004
   107    MSMC            Cornerstone Shopping Center                           $ 4,600,000  10/18/2004
   108    PCF             Ambassador West Apartments                            $ 4,320,000  06/09/2004
   109    PCF             47-16 Austell Place                                   $ 4,800,000  12/22/2004
                          Circle K Portfilio Pod 8 - Roll-up
   110    WFB             Circle K Portfolio Pod 8 - 2683 N Monroe St (IV)      $ 1,750,000  04/29/2004
   111    WFB             Circle K Portfolio Pod 8 - Capital Circle Ne Rd (IV)  $ 1,460,000  04/29/2004
   112    WFB             Circle K Portfolio Pod 8 - Boggy Creek Rd (IV)        $ 1,170,000  04/23/2004
   113    WFB             Circle K Portfolio Pod 8 - Hwy 441 (IV)               $ 1,100,000  04/23/2004
   114    WFB             Circle K Portfolio Pod 8 - 1421 N Monroe (IV)         $   840,000  04/29/2004
   115    WFB             Circle K Portfolio Pod 8 - S Ferncreek Ave (IV)       $   720,000  07/02/2004
   116    WFB             Circle K Portfolio Pod 8 - 21st St (IV)               $   640,000  07/06/2004
   117    PCF             Dawsonville Promenade Shopping Center                 $ 5,350,000  12/15/2004
   118    MSMC            Bedford Hills Retail                                  $ 6,000,000  10/04/2004
   119    MSMC            205 Commerce Center                                   $ 5,300,000  04/27/2004
   120    BSCMI           Walgreens Greenville                                  $ 5,925,000  12/09/2004
   121    PCF             10050 Foothills Boulevard                             $ 8,900,000  01/11/2005
   122    PCF             Northhampton Plaza Apartments                         $ 5,450,000  12/09/2004
   123    WFB             Fort Locks Self Storage                               $ 4,120,000  12/29/2004
   124    WFB             Golden Oaks Apartments                                $ 3,600,000  12/01/2004
   125    PCF             50 Commerce Drive                                     $ 7,350,000  01/01/2005
   126    PCF             Fountain Park East Apartments                         $ 5,400,000  11/09/2004
   127    MSMC            Tokeneke Center                                       $ 4,700,000  01/14/2005
   128    MSMC            Heights Road Retail                                   $ 4,600,000  01/14/2005
   129    WFB             Woodbury Retail                                       $ 3,780,000  01/07/2005
   130    BSCMI           Walgreens Norcross                                    $ 5,050,000  06/11/2004
   131    WFB             3 Star Center West                                    $ 4,690,000  12/30/2004
   132    WFB             Old Mill Plaza                                        $ 4,000,000  02/13/2005
   133    PCF             457 Lapalco Boulevard                                 $ 5,650,000  12/12/2004
   134    BSCMI           1217 Second Street                                    $ 9,610,000  10/08/2004
   135    BSCMI           Kensington Center                                     $ 3,600,000  10/21/2004
   136    PCF             Chestatee Plaza                                       $ 3,500,000  01/14/2005
   137    WFB             All Safe Storage and Office                           $ 3,300,000  01/31/2005
   138    PCF             520 West Metro Park                                   $ 3,325,000  01/31/2005
   139    WFB             Sylvan Mobile Estates                                 $ 4,000,000  01/20/2005
   140    MSMC            Belvedere Parking Garage                              $ 3,500,000  01/01/2005
   141    WFB             Bureau of Land Management Building                    $ 3,165,000  01/24/2005
   142    PCF             Goodwill Center                                       $ 3,300,000  10/08/2004
   143    MSMC            AutoZone/ Sherwin Williams                            $ 3,000,000  02/01/2005
   144    MSMC            475-505 Port Washington Blvd                          $ 3,800,000  06/01/2004
   145    MSMC            608 East 9th Street                                   $ 3,100,000  06/02/2004
   146    BSCMI           Walgreens Martinsville                                $ 4,075,000  09/01/2004
   147    PCF             3045 Glendale Avenue                                  $ 2,800,000  02/17/2005
   148    WFB             West 34th Street Storage Center                       $ 3,100,000  01/11/2005
   149    PCF             366 West 15th Street                                  $ 4,100,000  12/06/2004
   150    WFB             Mason Park Professional Plaza                         $ 2,950,000  12/21/2004
   151    WFB             Valley Ridge                                          $ 2,900,000  01/05/2005
   152    PCF             4343 Williams Road                                    $ 5,200,000  11/03/2004
   153    MSMC            Shoppes at College Square                             $ 3,030,000  12/16/2003
   154    WFB             Secret Ravine Parkway                                 $ 3,630,000  01/12/2005
   155    BSCMI           Talbot's Center                                       $ 4,800,000  11/19/2004
   156    BSCMI           Walgreens Taunton                                     $ 3,520,000  09/12/2004
   157    PCF             Tuttle Center                                         $ 2,500,000  12/01/2004
   158    BSCMI           Bright Horizons                                       $ 2,725,000  11/19/2004
   159    WFB             Tractor Supply Albany, GA                             $ 3,150,000  11/30/2004
                          50th Street & Drew Commons - Roll-up
   160    PCF             50th Street Commons (V)                               $ 1,770,000  11/12/2004
   161    PCF             Drew Commons (V)                                      $   800,000  11/12/2004
   162    WFB             Edgewood Self Storage                                 $ 3,410,000  02/08/2005
   163    WFB             The Shops at Smoky Hill                               $ 2,300,000  12/26/2004
   164    WFB             Visages, Inc.                                         $ 3,575,000  12/08/2004
   165    WFB             Londelius Street Industrial                           $ 2,450,000  01/27/2005
   166    BSCMI           100 Hudson Street                                     $ 2,100,000  10/12/2004
   167    WFB             Stillwater Marketplace IV                             $ 1,950,000  02/03/2005
   168    WFB             Rite Aid - Williamsport, PA                           $ 2,350,000  01/25/2005
   169    WFB             Georgetown Shoppes                                    $ 1,700,000  01/06/2005
   170    BSCMI           Citizens Bank - Paoli                                 $ 1,650,000  09/27/2004
   171    WFB             3680 Wheeler Avenue                                   $ 2,300,000  01/07/2005
   172    PCF             2346 East 79th Street                                 $ 1,545,000  01/25/2005
   173    WFB             UPS Office Building                                   $ 2,500,000  01/12/2005
   174    WFB             Deer Valley Self Storage                              $ 1,530,000  01/07/2005
   175    PCF             100 Walton Way                                        $ 1,900,000  12/01/2004
   176    WFB             Lake Jackson Retail Center                            $ 1,590,000  12/20/2004
   177    PCF             Oak Park Public Self-Storage                          $ 1,500,000  10/26/2004
   178    PCF             2025 Broadway                                         $ 1,400,000  01/11/2005
   179    PCF             2420 West 51st Street                                 $ 1,270,000  11/18/2004
   180    PCF             1019 Madison Street                                   $ 1,170,000  01/05/2005
   181    WFB             Kinko's - Phoenix, AZ                                 $ 1,690,000  01/07/2005
   182    PCF             5711 West 63rd Street                                 $ 1,400,000  01/05/2005

-----------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                      LEASE
LOAN NO.  LARGEST TENANT(12)                             EXPIRATION DATE  % NSF SECOND LARGEST TENANT(12)
-----------------------------------------------------------------------------------------------------------------------------

    94    NAP                                               NAP              NAP NAP
    95    Super Enterprises, USA, Inc.                   02/28/2010        22.7% Avery Worldwide, Inc.
    96    Nantucket Square Executive Suites, Inc         05/31/2005         6.3% Young America Insurance Company, Inc.
    97    NAP                                               NAP              NAP NAP
    98    NAP                                               NAP              NAP NAP
    99    MetalsAmerica, Inc.                            02/28/2025       100.0% NAP
   100    NAP                                               NAP              NAP NAP
   101    Delta Deluxe, L.L.C.                           11/30/2014       100.0% NAP
   102    NAP                                               NAP              NAP NAP
   103    El Rodeo                                       01/31/2015        20.3% Sidelines
   104    Shaw's                                         01/31/2006        36.6% Eastern Mountain Sports
   105    CVS                                            06/09/2024       100.0% NAP
   106    Chelsea Restaurant Associates, Inc.            10/31/2014        25.1% NAP
   107    Jos A. Bank Clothiers                          08/31/2013        37.6% Panera Breads
   108    NAP                                               NAP              NAP NAP
   109    Hong Kong Trading Corp                         12/31/2019        50.0% Mon Chong Loong Trading Corp.

   110    Circle K Stores, Inc.                          03/18/2019       100.0% NAP
   111    Circle K Stores, Inc.                          03/18/2019       100.0% NAP
   112    Circle K Stores, Inc.                          03/18/2019       100.0% NAP
   113    Circle K Stores, Inc.                          03/18/2019       100.0% NAP
   114    Circle K Stores, Inc.                          03/18/2019       100.0% NAP
   115    Circle K Stores, Inc.                          03/18/2019       100.0% NAP
   116    Circle K Stores, Inc.                          03/18/2019       100.0% NAP
   117    Coldwell Banker Residential Real Estate, Inc.  04/30/2010        12.7% Mattress Expo
   118    Spasso of Bedford Inc.                         02/28/2016        22.2% Radio Shack
   119    Genghis Kahn Mongolian Bar                     09/30/2010        14.3% Cascade Park Dental
   120    Walgreen Co.                                   01/01/2080       100.0% NAP
   121    Agilent Technologies, Inc.                     06/30/2010       100.0% NAP
   122    NAP                                               NAP              NAP NAP
   123    NAP                                               NAP              NAP NAP
   124    NAP                                               NAP              NAP NAP
   125    Conopco, Inc.                                  12/31/2019       100.0% NAP
   126    NAP                                               NAP              NAP NAP
   127    Backstreet's                                   12/01/2016        13.2% Pasta and Brew
   128    Innovative Invitations                         07/31/2006        27.4% SBD Kitchens
   129    KAK, Inc.                                      08/31/2013        14.0% LA Weight Loss Centers
   130    Walgreen Co.                                   01/31/2078       100.0% NAP
   131    3 Star Rice Company                            12/31/2008        66.5% Han Kee Restaurant
   132    Global Excursions                              12/31/2005        25.3% Tower Federal Credit Union
   133    Walgreen Co.                                   12/31/2079       100.0% NAP
   134    Steelcase, Inc.                                02/28/2014       100.0% NAP
   135    Great Western Tile                             08/31/2009        32.7% Back To Bed
   136    ReMax Prime Property                           07/31/2009        16.0% America's Home Place, Inc.
   137    NAP                                               NAP              NAP NAP
   138    Iron Mountain                                  06/11/2012       100.0% NAP
   139    NAP                                               NAP              NAP NAP
   140    NAP                                               NAP              NAP NAP
   141    Bureau of Land Management                      03/21/2025       100.0% NAP
   142    Gulfstream Goodwill Industries, Inc.           01/24/2015       100.0% NAP
   143    AutoZone                                       01/14/2025        53.6% Sherwin-Williams
   144    Fancy Fixtures                                 08/31/2010        21.6% Let There Be Bagels
   145    NAP                                               NAP              NAP NAP
   146    Walgreen Co.                                   09/30/2079       100.0% NAP
   147    Hollywood Entertainment Corp.                  01/31/2015        46.8% Panera Bread
   148    NAP                                               NAP              NAP NAP
   149    Wachovia Bank, National Association            09/30/2014       100.0% NAP
   150    The Houston Sleep Center                       06/01/2009        17.8% Dr. David Bright, D.D.S., Inc.
   151    CARDINAL FITNESS                               08/31/2009        60.0% BUBBAZ GRILL
   152    Tandy Corporation                              04/30/2006       100.0% NAP
   153    CVS Corporation                                11/30/2019        40.3% Facilities Corp. of America
   154    Gambro Healthcare, Inc.                        12/31/2013        69.0% Capital Allergy & Respiratory Disease Center
   155    Talbot's                                       01/31/2013        33.6% M A Realty
   156    Walgreen Co.                                   08/31/2055       100.0% NAP
   157    Chipotle Mexican Grill of Colorado, LLC        10/22/2014        39.1% SprintCom, Inc.
   158    Bright Horizons Children's Centers             08/31/2012       100.0% NAP
   159    Tractor Supply                                 04/30/2019       100.0% NAP

   160    Amscot Corporation                             11/30/2014        60.9% Subway Real Estate Corp.
   161    Subway Real Estate Corp.                       03/31/2008        46.3% NAP
   162    NAP                                               NAP              NAP NAP
   163    Gateway Credit Union                           05/31/2007        35.3% Legend Cleaners
   164    BUG Music                                      05/05/2010        86.6% Visages, Inc.
   165    L.A. Surplus, Inc.                             03/31/2018       100.0% NAP
   166    Sarkissian, Florio, & Kenney                   07/15/2009        52.8% Danfer, Inc. d/b/a/ Re/Max Realty
   167    Quizno's Subs                                  01/31/2014        17.9% NeuDesigns
   168    Rite Aid                                       09/30/2024       100.0% NAP
   169    Wells Fargo                                    04/30/2009        29.4% Great Clips
   170    Citizens Bank                                  12/31/2016       100.0% NAP
   171    Sales Service of America                       11/30/2007        66.7% Wrecking Corporation of America
   172    Family Dollar, Inc.                            12/31/2014       100.0% NAP
   173    BT-OH, LLC                                     12/31/2015       100.0% NAP
   174    NAP                                               NAP              NAP NAP
   175    Texas Taco Cabana, L.P.                        06/24/2023       100.0% NAP
   176    Sizes Unlimited dba Avenue                     01/31/2007        57.4% Payless Shoe Source
   177    NAP                                               NAP              NAP NAP
   178    Advance Stores Company, Incorporated           08/31/2019       100.0% NAP
   179    Family Dollar, Inc.                            12/31/2014       100.0% NAP
   180    Family Dollar, Inc.                            12/31/2014       100.0% NAP
   181    Kinko's, Inc.                                  10/19/2009       100.0% NAP
   182    Family Dollar, Inc.                            12/31/2014        66.3% NAP

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE       LEASE                                                         LEASE                 INSURANCE           TAX
LOAN NO.  EXPIRATION DATE  % NSF THIRD LARGEST TENANT(12)               EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE
--------------------------------------------------------------------------------------------------------------------------------

    94           NAP         NAP NAP                                           NAP         NAP         No              No
    95       06/30/2011    22.5% Dal-Tile SBC East, Inc.                   01/31/2015    21.8%         No              Yes
    96       05/31/2006     5.0% Squaw Peak Secretarial Services, Inc      03/31/2006     3.9%         Yes             Yes
    97           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
    98           NAP         NAP NAP                                           NAP         NAP         No              No
    99           NAP         NAP NAP                                           NAP         NAP         No              No
   100           NAP         NAP NAP                                           NAP         NAP         No              Yes
   101           NAP         NAP NAP                                           NAP         NAP         No              Yes
   102           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
   103       11/30/2009    19.0% Star Bank                                 08/31/2014    12.7%         Yes             Yes
   104       08/31/2009     8.0% Party City                                07/31/2008     7.1%         No              No
   105           NAP         NAP NAP                                           NAP         NAP         No              No
   106           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
   107       09/30/2013    31.7% Pearle Vision                             10/31/2013    15.8%         No              Yes
   108           NAP         NAP NAP                                           NAP         NAP         No              No
   109       12/31/2019    50.0% NAP                                           NAP         NAP         No              Yes

   110           NAP         NAP NAP                                           NAP         NAP         No              No
   111           NAP         NAP NAP                                           NAP         NAP         No              No
   112           NAP         NAP NAP                                           NAP         NAP         No              No
   113           NAP         NAP NAP                                           NAP         NAP         No              No
   114           NAP         NAP NAP                                           NAP         NAP         No              No
   115           NAP         NAP NAP                                           NAP         NAP         No              No
   116           NAP         NAP NAP                                           NAP         NAP         No              No
   117       01/31/2010    12.1% Simply Sophie                             02/28/2010    11.8%         No              Yes
   118       03/31/2006    10.2% Enlightened Bedding Corp.                 04/30/2008    10.0%         Yes             Yes
   119       11/30/2007    13.3% Columbia First Mortgage                   02/28/2010     7.4%         Yes             Yes
   120           NAP         NAP NAP                                           NAP         NAP         No              No
   121           NAP         NAP NAP                                           NAP         NAP         No              No
   122           NAP         NAP NAP                                           NAP         NAP         No              Yes
   123           NAP         NAP NAP                                           NAP         NAP         No              No
   124           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
   125           NAP         NAP NAP                                           NAP         NAP         No              No
   126           NAP         NAP NAP                                           NAP         NAP         No              No
   127       05/01/2012     7.9% Hitchcock Munson                          10/31/2005     6.6%         Yes             Yes
   128       04/30/2006    13.5% Vavala's Deli                             10/31/2009    11.5%         Yes             Yes
   129       03/31/2010    12.0% Keep in Touch Massage                     07/31/2009    10.8%         Yes             Yes
   130           NAP         NAP NAP                                           NAP         NAP         No              No
   131       12/31/2009    17.1% Han Kee Restaurant                        07/31/2006    16.5%         Yes             Yes
   132       08/31/2006    14.5% Dollar Mart                               06/30/2006    12.8%         No              No
   133           NAP         NAP NAP                                           NAP         NAP         No              No
   134           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
   135       07/31/2009    26.3% AT&T Wireless                             05/31/2009    24.0%         No              No
   136       06/30/2007    12.5% Money Talks Communications, Inc.          07/31/2006    12.0%         No              Yes
   137           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
   138           NAP         NAP NAP                                           NAP         NAP         No              No
   139           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
   140           NAP         NAP NAP                                           NAP         NAP         No              No
   141           NAP         NAP NAP                                           NAP         NAP         No              No
   142           NAP         NAP NAP                                           NAP         NAP         No              Yes
   143       01/14/2015    46.4% NAP                                           NAP         NAP         Yes             Yes
   144       08/31/2008    21.6% My Gym                                    12/31/2008    21.6%         Yes             Yes
   145           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
   146           NAP         NAP NAP                                           NAP         NAP         No              No
   147       01/31/2015    40.3% Sally Beauty                              01/31/2010    12.9%         No              Yes
   148           NAP         NAP NAP                                           NAP         NAP         Yes             Yes
   149           NAP         NAP NAP                                           NAP         NAP         No              No
   150       12/18/2012    17.7% Chicago Title Insurance Co.               07/13/2008    15.2%         Yes             Yes
   151       07/31/2014    30.1% LUCKY NAILS                               07/31/2009    10.0%         Yes             Yes
   152           NAP         NAP NAP                                           NAP         NAP         No              No
   153       08/14/2008    12.3% H&R Block                                 04/30/2007     6.1%         Yes             Yes
   154       12/15/2011    31.0% NAP                                           NAP         NAP         Yes             Yes
   155       05/31/2010    16.3% Art & Soul                                06/01/2005    15.9%         No              No
   156           NAP         NAP NAP                                           NAP         NAP         No              No
   157       12/02/2014    34.7% GameStop, Inc.                            01/31/2010    26.2%         No              Yes
   158           NAP         NAP NAP                                           NAP         NAP         No              No
   159           NAP         NAP NAP                                           NAP         NAP         No              No

   160       10/31/2014    20.3% Beepers N Phones of America, Inc.         02/28/2008    18.8%         No              No
   161           NAP         NAP NAP                                           NAP         NAP         No              No
   162           NAP         NAP NAP                                           NAP         NAP         No              No
   163       05/31/2007    23.1% Domino's Pizza                            09/30/2007    15.1%         No              No
   164       11/30/2009    13.4% NAP                                           NAP         NAP         No              No
   165           NAP         NAP NAP                                           NAP         NAP         No              No
   166       09/01/2007    26.0% Roneva, Inc. d/b/a Quiznos Subs           08/30/2014    21.2%         Yes             Yes
   167       04/30/2009    17.9% Radiant Nails Corporation                 01/31/2007    17.4%         Yes             Yes
   168           NAP         NAP NAP                                           NAP         NAP         No              No
   169       08/31/2008    11.8% 56th Street Cafe                          01/31/2009    11.8%         Yes             Yes
   170           NAP         NAP NAP                                           NAP         NAP         Yes             No
   171       12/31/2011    33.3% NAP                                           NAP         NAP         Yes             Yes
   172           NAP         NAP NAP                                           NAP         NAP         No              No
   173           NAP         NAP NAP                                           NAP         NAP         No              No
   174           NAP         NAP NAP                                           NAP         NAP         No              No
   175           NAP         NAP NAP                                           NAP         NAP         No              No
   176       09/30/2009    25.5% Regis Corp. dba Supercuts                 11/30/2009    17.0%         Yes             Yes
   177           NAP         NAP NAP                                           NAP         NAP         No              Yes
   178           NAP         NAP NAP                                           NAP         NAP         No              No
   179           NAP         NAP NAP                                           NAP         NAP         No              No
   180           NAP         NAP NAP                                           NAP         NAP         No              No
   181           NAP         NAP NAP                                           NAP         NAP         No              No
   182           NAP         NAP NAP                                           NAP         NAP         No              No
                                                                                                      21.0%           40.3%

----------------------------------------------------------------------------------------------------------------------
MORTGAGE  CAPITAL EXPENDITURE         TI/LC                       OTHER                           SPRINGING
LOAN NO.  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)       ESCROW DESCRIPTION(15)             ESCROW DESCRIPTION(16)
----------------------------------------------------------------------------------------------------------------------

    94            No                    No                         NAP
    95            No                    Yes                        NAP
    96            No                    No                         NAP
    97            Yes                   No                         NAP
    98            No                    No                    SPE Holdback
    99            No                    No                         NAP                        RE Tax, Insurance
   100            No                    No                         NAP
   101            No                    No                         NAP
   102            Yes                   No                         NAP
   103            Yes                   Yes                        NAP
   104            No                    No                         NAP                     RE Tax, Insurance, CapEx
   105            No                    No                   Tenant Holdback           RE Tax, Insurance, CapEx, Other
   106            Yes                   Yes                        NAP
   107            Yes                   Yes              Joseph A. Banks Reserve                    TI/LC
   108            Yes                   No                  Occupancy Reserve
   109            No                    No                         NAP

   110            No                    No                         NAP                        RE Tax, Insurance
   111            No                    No                         NAP                        RE Tax, Insurance
   112            No                    No                         NAP                        RE Tax, Insurance
   113            No                    No                         NAP                        RE Tax, Insurance
   114            No                    No                         NAP                        RE Tax, Insurance
   115            No                    No                         NAP                        RE Tax, Insurance
   116            No                    No                         NAP                        RE Tax, Insurance
   117            No                    Yes                        NAP
   118            Yes                   Yes                        NAP
   119            Yes                   Yes                        NAP
   120            No                    No                         NAP                     RE Tax, Insurance, CapEx
   121            No                    No                         NAP
   122            No                    No                         NAP
   123            No                    No                         NAP
   124            Yes                   No                         NAP
   125            No                    No                         NAP
   126            No                    No                         NAP
   127            No                    No                         NAP                              TI/LC
   128            No                    No                         NAP                              TI/LC
   129            Yes                   Yes                        NAP
   130            No                    No                         NAP                     RE Tax, Insurance, CapEx
   131            Yes                   Yes                        NAP
   132            No                    No                         NAP
   133            No                    No                         NAP
   134            No                    No                         NAP                              CapEx
   135            No                    Yes                        NAP                     RE Tax, Insurance, CapEx
   136            No                    Yes                        NAP                              TI/LC
   137            Yes                   Yes                        NAP
   138            No                    No                  Occupancy Reserve                       TI/LC
   139            Yes                   No                         NAP
   140            Yes                   No                         NAP
   141            No                    No                         NAP                              TI/LC
   142            No                    No                         NAP                              TI/LC
   143            No                    No          Autozone/Sherwin Williams reserve            CapEx, TI/LC
   144            No                    No                         NAP                           CapEx, TI/LC
   145            Yes                   No                         NAP
   146            No                    No                         NAP                     RE Tax, Insurance, CapEx
   147            No                    No                  Tenant Allowances                       TI/LC
   148            Yes                   No                         NAP
   149            No                    No                         NAP
   150            No                    Yes                        NAP                              TI/LC
   151            Yes                   Yes                        NAP
   152            No                    No                         NAP                              TI/LC
   153            Yes                   Yes                        NAP
   154            No                    Yes                        NAP                              TI/LC
   155            No                    No                         NAP                     RE Tax, Insurance, CapEx
   156            No                    No                         NAP                     RE Tax, Insurance, CapEx
   157            No                    Yes                Additional Security
   158            No                    No                         NAP                     RE Tax, Insurance, CapEx
   159            No                    No                         NAP                        RE Tax, Insurance

   160            No                    No                         NAP
   161            No                    No                         NAP
   162            No                    No                         NAP
   163            No                    Yes                        NAP
   164            No                    No                         NAP                              TI/LC
   165            No                    No                         NAP
   166            Yes                   Yes                        NAP
   167            Yes                   Yes                        NAP
   168            No                    No                         NAP                              TI/LC
   169            Yes                   Yes                        NAP
   170            No                    Yes                        NAP                 RE Tax, Insurance, CapEx, Other
   171            Yes                   Yes                        NAP
   172            No                    No                         NAP                              TI/LC
   173            No                    No                         NAP                     RE Tax, Insurance, TI/LC
   174            No                    No                         NAP
   175            No                    No                         NAP
   176            No                    Yes                        NAP                              TI/LC
   177            No                    No                         NAP
   178            No                    No                         NAP
   179            Yes                   No                         NAP                              TI/LC
   180            No                    No                         NAP                              TI/LC
   181            No                    No                         NAP                     RE Tax, Insurance, TI/LC
   182            Yes                   No                         NAP                              TI/LC

                 31.4%                23.9%

-----------------------------------------------------------------------------------------------------------------------
MORTGAGE  INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE     INITIAL TI/LC
LOAN NO.     ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)         ESCROW BALANCE(19)      ESCROW REQUIREMENT(20)
-----------------------------------------------------------------------------------------------------------------------

    94            $          0                   $      0                   $          0               $        0
    95            $          0                   $      0                   $          0               $        0
    96            $          0                   $      0                   $          0               $        0
    97            $          0                   $  2,542                   $          0               $        0
    98            $          0                   $      0                   $          0               $        0
    99            $          0                   $      0                   $          0               $        0
   100            $          0                   $      0                   $          0               $        0
   101            $          0                   $      0                   $          0               $        0
   102            $          0                   $  2,555                   $          0               $        0
   103            $          0                   $    297                   $          0               $        0
   104            $          0                   $      0                   $          0               $        0
   105            $          0                   $      0                   $          0               $        0
   106            $          0                   $    369                   $      1,110               $        0
   107            $          0                   $    166                   $        166               $  100,000
   108            $100,000 LOC                   $      0                   $100,000 LOC               $        0
   109            $          0                   $      0                   $          0               $        0

   110            $          0                   $      0                   $          0               $        0
   111            $          0                   $      0                   $          0               $        0
   112            $          0                   $      0                   $          0               $        0
   113            $          0                   $      0                   $          0               $        0
   114            $          0                   $      0                   $          0               $        0
   115            $          0                   $      0                   $          0               $        0
   116            $          0                   $      0                   $          0               $        0
   117            $          0                   $      0                   $          0               $   50,000
   118            $          0                   $    410                   $        410               $        0
   119            $          0                   $    836                   $      4,180               $        0
   120            $          0                   $      0                   $          0               $        0
   121            $          0                   $      0                   $          0               $        0
   122            $          0                   $      0                   $          0               $        0
   123            $          0                   $      0                   $          0               $        0
   124            $          0                   $  3,250                   $          0               $        0
   125            $          0                   $      0                   $          0               $        0
   126            $          0                   $      0                   $          0               $        0
   127            $          0                   $      0                   $          0               $        0
   128            $          0                   $      0                   $          0               $        0
   129            $     18,000                   $      0                   $     18,000               $  102,000
   130            $          0                   $      0                   $          0               $        0
   131            $          0                   $    372                   $          0               $        0
   132            $          0                   $      0                   $          0               $        0
   133            $          0                   $      0                   $          0               $        0
   134            $          0                   $      0                   $          0               $        0
   135            $          0                   $      0                   $          0               $   46,773
   136            $          0                   $      0                   $          0               $        0
   137            $          0                   $    844                   $          0               $        0
   138            $          0                   $      0                   $          0               $        0
   139            $          0                   $    533                   $          0               $        0
   140            $          0                   $    629                   $          0               $        0
   141            $          0                   $      0                   $          0               $        0
   142            $          0                   $      0                   $          0               $        0
   143            $          0                   $      0                   $          0               $        0
   144            $          0                   $      0                   $          0               $        0
   145            $     23,800                   $    500                   $     26,452               $        0
   146            $          0                   $      0                   $          0               $        0
   147            $          0                   $      0                   $          0               $        0
   148            $          0                   $    781                   $          0               $        0
   149            $          0                   $      0                   $          0               $        0
   150            $          0                   $      0                   $          0               $        0
   151            $          0                   $    176                   $          0               $        0
   152            $          0                   $      0                   $          0               $        0
   153            $          0                   $    209                   $      1,676               $        0
   154            $          0                   $      0                   $          0               $        0
   155            $          0                   $      0                   $          0               $        0
   156            $          0                   $      0                   $          0               $        0
   157            $          0                   $      0                   $          0               $        0
   158            $          0                   $      0                   $          0               $        0
   159            $          0                   $      0                   $          0               $        0

   160            $          0                   $      0                   $          0               $        0
   161            $          0                   $      0                   $          0               $        0
   162            $          0                   $      0                   $          0               $        0
   163            $          0                   $      0                   $          0               $        0
   164            $          0                   $      0                   $          0               $        0
   165            $          0                   $      0                   $          0               $        0
   166            $        105                   $    105                   $        314               $      562
   167            $     10,000                   $      0                   $     10,000               $   50,000
   168            $          0                   $      0                   $          0               $        0
   169            $          0                   $    128                   $          0               $        0
   170            $          0                   $      0                   $          0               $      369
   171            $          0                   $    313                   $        313               $   90,000
   172            $          0                   $      0                   $          0               $        0
   173            $          0                   $      0                   $          0               $        0
   174            $          0                   $      0                   $          0               $        0
   175            $          0                   $      0                   $          0               $        0
   176            $          0                   $      0                   $          0               $        0
   177            $          0                   $      0                   $          0               $        0
   178            $          0                   $      0                   $          0               $        0
   179            $ 25,000 LOC                   $      0                   $ 25,000 LOC               $        0
   180            $          0                   $      0                   $          0               $        0
   181            $          0                   $      0                   $          0               $        0
   182            $ 25,000 LOC                   $      0                   $ 25,000 LOC               $        0

                  $  1,155,820                   $137,328                   $  1,294,936               $5,180,422

--------------------------------------------------------------------------------------------------
MORTGAGE       MONTHLY TI/LC         CURRENT TI/LC    ENVIRONMENTAL     INTEREST
LOAN NO.  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)
--------------------------------------------------------------------------------------------------

    94              $     0           $        0            No         Actual/360           3
    95              $ 1,250           $        0            No         Actual/360           1
    96              $     0           $        0            No         Actual/360           2
    97              $     0           $        0            No         Actual/360           2
    98              $     0           $        0            No         Actual/360           1
    99              $     0           $        0            No         Actual/360           1
   100              $     0           $        0            No         Actual/360           2
   101              $     0           $        0            No         Actual/360           2
   102              $     0           $        0       Yes - Group     Actual/360           0
   103              $ 1,712           $        0       Yes - Group     Actual/360           0
   104              $     0           $        0            No         Actual/360           4
   105              $     0           $        0            No         Actual/360           3
   106              $    92           $      275            No         Actual/360           5
   107              $     0           $  100,233            No         Actual/360           3
   108              $     0           $        0            No         Actual/360           8
   109              $     0           $        0            No         Actual/360           2

   110              $     0           $        0            No         Actual/360           6
   111              $     0           $        0            No         Actual/360           6
   112              $     0           $        0            No         Actual/360           6
   113              $     0           $        0            No         Actual/360           6
   114              $     0           $        0            No         Actual/360           6
   115              $     0           $        0            No         Actual/360           6
   116              $     0           $        0            No         Actual/360           6
   117              $     0           $   50,000            No         Actual/360           1
   118              $ 2,049           $    2,049            No         Actual/360           3
   119              $ 3,083           $   15,415            No         Actual/360           7
   120              $     0           $        0            No         Actual/360           2
   121              $     0           $        0            No         Actual/360           1
   122              $     0           $        0            No         Actual/360           2
   123              $     0           $        0       Yes - Group     Actual/360           1
   124              $     0           $        0       Yes - Group     Actual/360           1
   125              $     0           $        0            No         Actual/360          12
   126              $     0           $        0            No         Actual/360           1
   127              $     0           $        0            No         Actual/360           0
   128              $     0           $        0            No         Actual/360           0
   129              $     0           $  102,000       Yes - Group     Actual/360           0
   130              $     0           $        0            No           30/360             4
   131              $ 1,496           $        0       Yes - Group     Actual/360           1
   132              $     0           $        0            No         Actual/360           2
   133              $     0           $        0            No         Actual/360           2
   134              $     0           $        0            No         Actual/360           3
   135              $     0           $   46,923            No           30/360             3
   136              $   750           $      750            No         Actual/360           2
   137              $   350           $        0       Yes - Group     Actual/360           0
   138              $     0           $        0            No         Actual/360           0
   139              $     0           $        0       Yes - Group     Actual/360           0
   140              $     0           $        0            No         Actual/360           2
   141              $     0           $        0       Yes - Group     Actual/360           0
   142              $     0           $        0            No         Actual/360           1
   143              $     0           $        0            No         Actual/360           3
   144              $     0           $        0            No         Actual/360           5
   145              $     0           $        0            No         Actual/360           7
   146              $     0           $        0            No           30/360             4
   147              $     0           $        0            No         Actual/360           0
   148              $     0           $        0       Yes - Group     Actual/360           0
   149              $     0           $        0            No         Actual/360           3
   150              $ 2,083           $        0       Yes - Group     Actual/360           0
   151              $ 1,148           $        0       Yes - Group     Actual/360           0
   152              $     0           $        0            No         Actual/360           3
   153              $ 1,047           $    8,378            No         Actual/360          10
   154              $ 1,495           $        0       Yes - Group     Actual/360           0
   155              $     0           $        0            No         Actual/360           2
   156              $     0           $        0            No           30/360             5
   157              $   333           $      666            No         Actual/360           3
   158              $     0           $        0            No         Actual/360           2
   159              $     0           $        0       Yes - Group     Actual/360           1

   160              $     0           $        0            No         Actual/360           3
   161              $     0           $        0            No         Actual/360           3
   162              $     0           $        0       Yes - Group     Actual/360           0
   163              $   600           $        0       Yes - Group     Actual/360           0
   164              $     0           $        0       Yes - Group     Actual/360           2
   165              $     0           $        0       Yes - Group     Actual/360           1
   166              $   562           $    1,685            No         Actual/360           3
   167              $     0           $   50,000       Yes - Group     Actual/360           0
   168              $     0           $        0       Yes - Group     Actual/360           1
   169              $   850           $        0       Yes - Group     Actual/360           0
   170              $   369           $    1,559            No         Actual/360           4
   171              $     0           $   90,000       Yes - Group     Actual/360           2
   172              $     0           $        0            No         Actual/360           0
   173              $     0           $        0       Yes - Group     Actual/360           1
   174              $     0           $        0       Yes - Group     Actual/360           1
   175              $     0           $        0            No         Actual/360           2
   176              $   674           $        0       Yes - Group     Actual/360           1
   177              $     0           $        0            No         Actual/360           2
   178              $     0           $        0            No         Actual/360           1
   179              $     0           $        0            No         Actual/360           3
   180              $     0           $        0            No         Actual/360           0
   181              $     0           $        0            No         Actual/360           1
   182              $     0           $        0            No         Actual/360           0

                    $77,345           $2,323,243                                            3

------------------------------------------------------------------------------------
                      PREPAYMENT CODE(24)
MORTGAGE  ---------------------------------------------      YM       ADMINISTRATIVE
LOAN NO.  LO  DEF  DEF/YM1.00  YM3.00  YM1.00  YM  OPEN  FORMULA(25)   COST RATE(26)
------------------------------------------------------------------------------------

    94    27                              89       4          B            3.235
    95    25   91                                  4                       3.235
    96    26   90                                  4                       8.235
    97    26   90                                  4                       3.235
    98    25                              55       4          B            3.235
    99    25  211                                  4                       3.235
   100    26   90                                  4                       3.235
   101    26   90                                  4                       3.235
   102    35   81                                  4                       3.235
   103    35   83                                  2                       3.235
   104    28   91                                  1                       8.235
   105    47   71                                  2                       8.235
   106    29   51                                  4                       3.235
   107    27   89                                  4                       3.235
   108    32   84                                  4                       3.235
   109    26   90                                  4                       3.235

   110    36   80                                  4                      20.235
   111    36   80                                  4                      20.235
   112    36   80                                  4                      20.235
   113    36   80                                  4                      20.235
   114    36   80                                  4                      20.235
   115    36   80                                  4                      20.235
   116    36   80                                  4                      20.235
   117    25  211                                  4                       3.235
   118    27   89                                  4                       3.235
   119    31   85                                  4                      13.235
   120    26  151                                  3                       3.235
   121    25   91                                  4                       3.235
   122    26  210                                  4                       3.235
   123    35           81                          4          F            8.235
   124    35           81                          4          F            3.235
   125    36  140                                  4                       3.235
   126    25   91                                  4                       3.235
   127    24   32                                  4                       3.235
   128    24   32                                  4                       3.235
   129    35   81                                  4                       3.235
   130    35                              23       2          A            3.235
   131    35   83                                  2                       3.235
   132    35   81                                  4                      13.235
   133    26  210                                  4                       3.235
   134    47   72                                  1                       3.235
   135    35                              47       2          A            3.235
   136    26   90                                  4                       3.235
   137    35   83                                  2                       3.235
   138    24   62                                  4                       3.235
   139    35   81                                  4                       3.235
   140    26   30                                  4                       3.235
   141    35   81                                  4                      18.235
   142    25   91                                  4                       3.235
   143    27   89                                  4                       3.235
   144    29   87                                  4                       3.235
   145    31   85                                  4                       3.235
   146    35                              23       2          A            3.235
   147    24   92                                  4                       3.235
   148    24   11                                 25                       8.235
   149    27   89                                  4                       3.235
   150    35           81                          4          F            3.235
   151    35   83                                  2                       4.235
   152    27   89                                  4                       3.235
   153    34   82                                  4                       3.235
   154    35   81                                  4                       8.235
   155    26   93                                  1                       8.235
   156    35                              47       2          A            3.235
   157    27                             149       4          B            3.235
   158    26   93                                  1                       8.235
   159    35   83                                  2                      11.235

   160    27  149                                  4                       3.235
   161    27  149                                  4                       3.235
   162    35           81                          4          F           13.235
   163    35           81                          4          F           10.235
   164    35           81                          4          F           13.235
   165    35           81                          4          F           18.235
   166    27   56                                  1                       3.235
   167    35   93                                  4                       9.235
   168    35           81                          4          F           18.235
   169    35   83                                  2                      11.235
   170    28  112                                  4                       3.235
   171    35           81                          4          F           10.235
   172    24   92                                  4                       3.235
   173    35   83                                  2                      18.235
   174    35           81                          4          F           20.235
   175    26   90                                  4                       3.235
   176    35   81                                  4                      19.235
   177    26   90                                  4                       3.235
   178    25   91                                  4                       3.235
   179    27   89                                  4                       3.235
   180    24   92                                  4                       3.235
   181    35           81                          4          F           20.235
   182    24   92                                  4                       3.235

                                                                           3.981

FOOTNOTES TO APPENDIX II

1    "MSMC," "PCF," "BSCMI," and "WFB," denote Morgan Stanley Mortgage Capital
     Inc., Principal Commercial Funding, LLC, Bear Stearns Commercial Mortgage,
     Inc., and Wells Fargo Bank, National Association, respectively, as Sellers.

     With respect to Mortgage Loan No. 4 Waikele Center, Notes A-5, A-6, A-7 and
     A-8, the Waikele Center Pari Passu Loan, and Notes A-1, A-2, A-3 and A-4,
     the Waikele Center Companion Loan, were co-originated by BSCMI and WFB.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 12-13, 65-75, 85-93, 110-116, and 160-161. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritable Cash Flows. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

5    With respect to Mortgage Loan No. 7, Chateau on the Lake, the property is subject to a ground lease. However, the ground lessor has
     encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

6    The Cut-off Date is April 1, 2005 (with respect to any mortgage loan originated in April 2005 and has its first scheduled payment date in June
     2005, the date of origination) for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in April, 2005 were due on April 1, 2005, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 45, 180
     Technology Park, which is due on the 2nd of the month, Mortgage Loan No.
     43, Pinnacle Medical Office Building, Mortgage Loan No. 50, Glades Square,
     Mortgage Loan No. 84, Walgreens, and Mortgage Loan No. 108, Ambassador West
     Apartments, which are due on the 3rd of the month, Mortgage Loan No. 28,
     15253 Bake Parkway, which is due on the 4th of the month, Mortgage Loan No.
     58, RDC Enterprises Retail Plaza, Mortgage Loan No. 63, Hawthorne Towers,
     and Mortgage Loan No. 98, Heather Brook Apartments, which are due on the
     5th of the month, Mortgage Loan No. 1, 95 - 97 Horatio Street, and Mortgage
     Loan No. 6, 110 - 114 Horatio Street, which are due on the 7th of the month, Mortgage Loan No. 11, Centerplace of Greeley, and Mortgage Loan No.
     145, 608 East 9th Street, which are due on the 8th of the month, Mortgage
     Loan No. 2, 111-115 Fifth Avenue, which is due on the 9th of the month, and
     Mortgage Loan No. 22, Borders Books & Cafe-San Diego, which is due on the
     11th of the month.

     With respect to Mortgage Loan No. 4, (referred to herein as the "Waikele
     Center Pari Passu Loan"), such loan is comprised of four A Notes (Notes
     A-5, A-6, A-7 and A-8 described below) that are secured by the mortgaged property on a pari passu basis with four notes (Notes A-1, A-2, A-3, and
     A-4 described below, together the "Waikele Center Companion Loan") that are not included in the Trust. The Waikele Center A Notes had original principal balances as follows: Note A-1, $30,721,845; Note A-2,
     $30,721,845; Note A-3, $7,970,655; Note A-4, $7,970,655; Note A-5,
     $25,136,055; Note A-6, $25,136,055; Note A-7, $6,521,445; and Note A-8,
     $6,521,445. Notes A-1, A-2, A-3 and A-4 are included in MSCI 2005 - TOP17.
     Notes A-5, A-6, A-7 and A-8 are included in the Trust. The Waikele Center
     Companion Loan has the same interest rate, maturity date and amortization term as the Waikele Center Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Waikele Center
     Pari Passu Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR,
     NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and
     Cut-off Date Balance per Unit or SF reflect the total aggregate indebtedness evidenced by the Waikele Center Pari Passu Loan and the
     Waikele Center Companion Loan.

     With respect to Mortgage Loan No. 20, Fox Hill Run Apartments, the
     mortgagor has incurred a second lien loan in the amount of $1,000,000, which is currently owned by an affiliate of the mortgage loan seller and is not included in the trust. The Fox Hill Run Apartments A/B Mortgage Loan and the related B Note will be serviced pursuant to the Pooling and
     Servicing Agreement. The master servicer will make Servicing Advances for the mortgaged property securing the related

                                      II-1

     A Note and B Note, and will remit collections on the A Note to, or on behalf of, the trust.

     With respect to Mortgage Loan No. 39, Chenal Commons, the borrower has incurred a second lien loan in the amount of $2,450,000 which is currently held by BSCMI.

     With respect to Mortgage Loan No. 45, 180 Technology Park, existing mezzanine financing is provided by Commercial Net Lease Realty, Inc. (CNL)
     in the amount of $1,155,000. The current mezzanine financing can be increased by $300,000 to $1,455,000. The mezzanine debt is not assumable.
     The loan documents require that the mezzanine financing be paid off within
     2 years of the closing date of December 2004.

     With respect to Mortgage Loan Nos. 65-75, Circle K Portfolio Pod 7,
     Mortgage Loan Nos. 85-93, Circle K Portfolio Pod 9, and Mortgage Loan Nos.
     110-116, Circle K Portfolio Pod 8, total mezzanine debt exists in the amount of $19,488,590 to certain affiliates that is secured by the ownership interest in the related borrower.

     With respect to Mortgage Loan No. 8, Capitol Arms Apartments, the borrower may incur secondary debt secured by the property if, when combined with the mortgage loan included in the trust, (i) overall amount of debt does not exceed a 55% LTV ratio, and (ii) overall (first and second mortgage loan)
     DSCR is not less than 1.30x. The borrower may also incur unsecured subordinate debt not exceeding $500,000.

     With respect to Mortgage Loan No. 131, 3 Star Center West, future secured subordinate debt will be permitted subject to various conditions including;
     (i) the amount will not result in an aggregate LTV greater than 53.3% and the debt service coverage ratio is not less than 0.98x on a 10% loan constant; (ii) the subordinate loan will have a fixed interest rate; (iii)
     the subordinate loan will be fully amortizing and not have a maturity date prior to the first mortgage loan; (iv) lender has received confirmation from the rating agencies that such subordinate debt will not result in a downgrade of the certificates (v) Lender review and approval.

     With respect to Mortgage Loan No. 2, 111-115 Fifth Avenue, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 15, 340 East 93rd Street Coop, the
     borrower is permitted to obtain an unsecured line of credit with
     Independence Community Bank if, when combined with the mortgage loan included in the trust, the overall amount of debt does not exceed a 25% LTV ratio.

     With respect to Mortgage Loan No. 19, Whiting Shopping Center, mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 80% of the appraised value with a minimum of 1.25x
     DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

     With respect to Mortgage Loan No. 25, Broadway Village Apartments,
     mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 85% of the appraised value with a minimum of 1.20x DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. Borrower's right to obtain mezzanine debt may not be exercised until on or after March 1, 2010.

     With respect to Mortgage Loan No. 27, North Hills Shopping Center,
     mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 85% of the appraised value with a minimum of 1.15x DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

     With respect to Mortgage Loan No. 48, 6062 Alcoa Avenue, mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 75% of the appraised value with a minimum of 1.20x
     DSCR. The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

     With respect to Mortgage Loan No. 53, Sheridan Shoppes, mezzanine financing is permitted, and together with the mortgage loan included in the trust shall not exceed 75% of the appraised value with a minimum of 1.20x DSCR.
     The lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

                                      II-2

     With respect to Mortgage Loan No. 129, Woodbury Retail, the loan allows for a pledge by an equity owner of the mortgagor of its ownership interest in mortgagor to a financial institution as collateral for a loan, provided that in the event that financial institution elects to foreclose on that equity interest, it shall be treated as a request for an assumption in accordance with the assumption procedures set forth in the Note. No such transfers shall result in a change in management control.

     With respect to Mortgage Loan No. 167, Stillwater Marketplace IV, the loan allows for a pledge by an equity owner of the mortgagor of its ownership interest in mortgagor to a financial institution as collateral for a loan, provided that in the event that financial institution elects to foreclose on that equity interest, it shall be treated as a request for an assumption in accordance with the assumption procedures set forth in the Note. No such transfers shall result in a change in management control.

     With respect to Mortgage Loan Nos. 12-13, Finisar Portfolio, any property may be released through partial defeasance in an amount equal to 110% of the allocated loan amount for the released property provided (i) the loan to value immediately following the release is not greater than 60%, and
     (ii) the DSCR immediately following the release is at least equal to or greater than 1.15x.

     With respect to Mortgage Loan No. 19, Whiting Shopping Center, the borrower may request the release of a portion of the premises if they meet the specific requirements in the mortgage document including in part (i) a prepayment of a portion of the unpaid balance equal to 120% allocated to the released parcel, (ii) 1.05x DSCR on a 9% constant and (iii) 67% or less
     LTV.

     With respect to Mortgage Loan Nos. 12-13, Finisar Portfolio, the loan allows the borrower to substitute a property of equal or greater value provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the certificates, (ii) the DSCR after substitution is at least equal to or greater than 1.15x, and (iii) the appraised value of the replacement property may be no less than the value of the released property as of the closing of the loan.

     With respect to Mortgage Loan Nos. 65-75, Circle K Portfolio Pod 7, 85-93,
     Circle K Portfolio Pod 9, and Mortgage Loan Nos. 110-116, Circle K
     Portfolio Pod 8, each loan allows the related borrower to substitute a property of equal or greater value. Any proposed substitution would be subject to satisfying numerous requirements and conditions including the following: the loan is not in default, the approval of note holder, the potential substitute property must have an appraised value that is equal to or greater than that of the subject release property, and the location of the substitute property must be in proximity to the geographical area of the release property.

     With respect to Mortgage Loan No. 55, Acoma Casitas, the loan had a paydown of $166,000 on February 1, 2005. Beginning March 1, 2005 the monthly debt service payment changed to $30,716.94.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 17, Summa Care Centre, the loan requires principal and interest payments based on a 20-year amortization from April
     1, 2005 through November 1, 2013. Beginning December 1, 2013 until the loan is paid in full at the anticipated repayment date of March 1, 2017 the loan payments will be interest only.

     With respect to Mortgage Loan No. 45, 180 Technology Park, the loan requires principal and interest payments based on a 30-year amortization from February 2, 2005 through January 2, 2014. Beginning February 2, 2014 until the loan is paid in full at the anticipated repayment date of January
     2, 2015 the loan payments will be interest only.

     With respect to Mortgage Loan No. 84, Walgreens, the loan required principal and interest payments of $31,625.00 based on an amortization of approximately 21.5 years beginning September 15, 2004 (with the due date changing to the 3rd on January 3, 2005 with a short period payment of
     $22,017.50) through July 3, 2024. Beginning August 3, 2024 through the maturity date of January 3, 2026, the principal and interest payments will be $34.787.46 based on an amortization of

                                      II-3

     approximately 17.5 years.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     With respect to Mortgage Loan No. 15, 340 East 93rd Street Coop, underwriting is based on the property appraiser's estimated market rents for the non-sponsor-owned cooperative units.

10   The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 58, RDC Enterprises Retail Plaza,
     Walgreen Co. has a 61 year lease, but has an option to terminate the lease at the end of years 20, 25, 30, 35, 40, 45, 50 and 55 with 6 months notice.

     With respect to Mortgage Loan No. 84, Walgreens, Walgreen Co. has a 49 year lease, but has an option to terminate the lease at the end of years 25, 30,
     35, 40 and 45 with 6 months notice.

     With respect to Mortgage Loan No. 120, Walgreens Greenville, Mortgage Loan
     No. 130, Walgreens Norcross, and Mortgage Loan No. 146, Walgreens
     Martinsville, Walgreen Co. has a 75 year lease, but has an option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice.

     With respect to Mortgage Loan No. 133, 457 Lapalco Boulevard, Walgreen Co.
     has a 75 year lease, but has an option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 12 months notice.

     With respect to Mortgage Loan No. 156, Walgreens Taunton, Walgreen Co. has
     a 60 year lease, but has an option to terminate the lease at the end of years 20, 25, 30, 35, 40, 45, 50, and 55 with 9 months notice.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17   "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

                                      II-4

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2005 due dates for the MSMC- originated mortgage loans, and as of the March, 2005 due dates for the PCF- BSCMI- and WFB- originated loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount designated for
     Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2005 due dates for the
     MSMC- originated mortgage loans, and as of the March, 2005 due dates for the PCF- BSCMI- and WFB- originated loans.

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%.
     "YM1.00" represents the greater of yield maintenance and 1.00%. "Open"
     represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
     "Prepayment Code" represents the number of payments in the Original Term to
     Maturity for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 6 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", and "F". Any exceptions to these formulas are shown below such formulas. Summaries of the 6 formulas are listed beginning on page II-8.

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-5

27   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-10, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

Mtg.                                      Escrow or LOC    Escrowed Holdback                       Prepayment
Loan                                         Release      or Letter of Credit   Outside Date        Premium
 No.   Property Name                        Conditions       Initial Amount      for Release       Provisions
----------------------------------------------------------------------------------------------------------------

  14   Dorchester Apartments                     1            $     62,000        7/1/2006     Yield Maintenance
  28   15253 Bake Parkway                        2            $    398,300        2/1/2006     Yield Maintenance
  40   31200 Courthouse Drive                    3            $      8,000        6/1/2005     Yield Maintenance
  43   Pinnacle Medical Office Building          4            $    440,000        9/1/2005     Yield Maintenance
  48   6062 Alcoa Avenue                         1            $328,500 LOC        1/13/2009    Yield Maintenance
                                                 1            $      1,250        4/6/2005     Yield Maintenance
  52   Sharon Promenade                          6            $950,000 LOC           NAP       Yield Maintenance
  60   Murrieta Springs Medical Center           5            $    200,000        9/24/2006    Yield Maintenance
  63   Hawthorne Towers                          1            $     62,200        5/1/2006     Yield Maintenance
  82   13155 Railroad Avenue                     7            $242,708 LOC           NAP       Yield Maintenance
                                                 3            $      3,125        5/1/2005     Yield Maintenance
  84   Walgreens                                 8            $     50,000        5/12/2005    Yield Maintenance
  98   Heather Brook Apartments                  1            $     20,975        7/31/2005    Yield Maintenance
 108   Ambassador West Apartments                9            $325,000 LOC           NAP       Yield Maintenance
                                                 1            $100,000 LOC           NAP       Yield Maintenance
 117   Dawsonville Promenade Shopping
          Center                                10            $     50,000        6/1/2005     Yield Maintenance
 126   Fountain Park East Apartments             1            $     98,000        2/18/2006    Yield Maintenance
                                                 1            $     15,000        2/18/2006    Yield Maintenance
 179   2420 West 51st Street                     1            $ 25,000 LOC           (1)       Yield Maintenance
 182   5711 West 63rd Street                     1            $ 25,000 LOC           NAP       Yield Maintenance

(1)  60 days after tenant requests that borrower complete Roof Replacement

     All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-6

RELEASE CONDITIONS

1.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

2.   Borrower furnishes to lender written disbursement request, lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments, and a title search acceptable to lender.

3.   Borrower furnishes to lender written disbursement request and written evidence showing the satisfactory completion of seismic improvements.

4.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to Lender;
     lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

5.   Lender shall have received and approved an estoppel from Star Rehab that provides, among other things, that Star Rehab is in occupancy and paying
     $7,898.30 per month in rent, lender shall have received a rent roll indicating the same, and no event of default has occurred.

6.   Borrower furnishes to lender written disbursement request, fully executed lease(s), information that will support that the annual net cash flow is equal to or exceeds 1.33 times the annual debt service on the note, evidence that the occupancy is at least 93%, and evidence that the borrower has paid the tenant improvement allowances to Toddle House and Biba's
     Italian Cafe.

7.   Borrower furnishes to lender written disbursement request. Additionally, borrower shall either submit a fully executed lease amendment renewing
     A.B.E. Corporation's lease, tenant estoppel, estoppel evidencing payment of broker commission, and completion of any tenant improvements required by the renewal. If the premise is leased to a new tenant, borrower shall submit lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s)
     with terms acceptable to lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

8.   Borrower furnishes to lender written disbursement request; lien waivers; a new estoppel letter from lessee and evidence that the work has been completed.

9.   Borrower furnishes to lender written disbursement request, information that will support that the annual net cash flow is equal to or exceeds 1.20 times the annual debt service on the note, a certified rent roll with 93%
     occupancy by creditworthy leases, and evidence that acceptable terrorism insurance coverage if available in commercially reasonable amounts.

10.  Borrower furnishes to lender written disbursement request; lessee's estoppel for Coldwell Banker Residential Real Estate, Inc., including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy for the tenants listed in the property reserves agreement. In addition, the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

                                      II-7

YIELD MAINTENANCE FORMULAS

A    Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan(1) in whole or in part prior to the Permitted Prepayment
     Date(2). On or after(3) the Permitted Prepayment Date, Borrower may, provided(4) it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan(1)
     in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan(1) being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this
     Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the
     Maturity Date(5), a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan(1) being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity(6) Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan(1). Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

          "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
     Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

          "Prepayment Rate Determination Date" shall mean the date which is five
     (5) Business Days prior to the prepayment date.

--------------------------------------------------------------------------------

NOTES:

(1)  With respect to Mortgage Loan No. 39, Chenal Commons, delete "the Loan" and insert "Note A."

(2)  With respect to Mortgage Loan No. 39, Chenal Commons, insert the statement,
     "Unless and until Note B is subjected to an intercreditor agreement pursuant to Section 9.8 below, which agreement prohibits prepayments of
     Note B, Borrower may prepay Note B in whole or in part at any time without payment of any prepayment premium or other consideration other than
     Breakage Costs."

(3)  With respect to Mortgage Loan No. 64, Best Buy Reynoldsburg, delete the statement, "On or after" and insert "After."

(4)  With respect to Mortgage Loan No. 39, Chenal Commons, insert the statement,
     "Note B has been repaid in full, and further provided."

(5)  With respect to Mortgage Loan No. 39, Chenal Commons, Mortgage Loan No. 64,
     Best Buy Reynoldsburg, Mortgage Loan No. 130, Walgreens Norcross, Mortgage
     Loan No. 146, Walgreens Martinsville, and Mortgage Loan No. 156, Walgreens
     Taunton, delete the statement, "if prepayment occurs prior to the Payment
     Date which is one month prior to the Maturity Date."

(6)  With respect to Mortgage Loan No. 130, Walgreens Norcross, Mortgage Loan
     No. 146, Walgreens Martinsville, and Mortgage Loan No. 156, Walgreens
     Taunton, delete "Maturity" and insert "Anticipated Repayment."

--------------------------------------------------------------------------------

                                      II-8

B    LOAN PREPAYMENT.

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue(1) ("Primary
          Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
          Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *(2) At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity
          Date.(3)

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days(4)(5) prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three
     (3)(6) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than
     15(7) days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but(8) prior to the date which is three (3)(9)
     months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the
     Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
     Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other
     Indebtedness then due under the Loan Documents, and (d) payment of a "Make
     Whole Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. (10)

                                      II-9

--------------------------------------------------------------------------------

NOTES.

(1)  With regard to Mortgage Loan No. 84, Walgreens, delete "("Primary Issue")
     published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the
     Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
     Issue") which the Lender reasonably deems to be similar to the Primary
     Issue's characteristics (i.e., rate, remaining time to maturity, yield)", and insert "selected by Lender, published one week prior to the date of prepayment, most equal in maturity to the remaining "Weighted Average Life to Maturity" (defined below) as of the date of prepayment. The published yield plus 50 basis points shall be converted to an equivalent monthly compounded nominal yield."

(2)  With regard to Mortgage Loan No. 84, Walgreens, delete the entire paragraph and insert ""The Weighted Average Life to Maturity" with respect to the
     Note means, at the date of prepayment, the number of years obtained by dividing the "Remaining Dollar-years" of the Note by the outstanding principal amount hereof. "Remaining Dollar-years" means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment (including repayment of any principal at the due date of the Note) by (B) the number of years (rounded to the nearest one-twelfth) which will elapse between the date of prepayment and the date such required payment is due."

(3)  With regard to Mortgage Loan No. 20, Fox Hill Run Apartments, insert "In the event of a partial prepayment as a result of the aforementioned application of proceeds, the Present Value of the Loan shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment."

(4)  With regard to Mortgage Loan No. 5, Janus World Headquarters, delete "90 days" and insert "twelve (12) months".

(5)  With regard to Mortgage Loan No. 98, Heather Brook Apartments, delete "90 days" and insert "60 days".

(6)  With regard to Mortgage Loan No. 5, Janus World Headquarters, delete "three
     (3)" and insert "twelve (12)".

(7)  With regard to Mortgage Loan No. 5, Janus World Headquarters, delete "15"
     and insert "thirty (30)".

(8)  With regard to Mortgage Loan No. 78, Physicians Plaza of Smyrna, delete
     "after the Lockout Date but" and insert "Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note except in connection with mezzanine lender's purchase of the
     Loan in accordance with and subject to section 13 of the IC Agreement (and mezzanine lender does not elect a defeasance in accordance with section
     2.1(D) above)".

(9)  With regard to Mortgage Loan No. 5, Janus World Headquarters, delete "three
     (3)" and insert "twelve (12)".

(10) With regard to Mortgage Loan No. 5, Janus World Headquarters, insert the following paragraph:

     (iii)Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment, (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made, and (c) payment of all other
     Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.
     Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note.

--------------------------------------------------------------------------------

                                      II-10

C    (1)Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note(2) until after the fourth anniversary of the Month-End Date(3).

     After the fourth anniversary of the Month-End Date(3), Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security
     Instrument and the Other Security Documents(4), and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
     one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
     (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
     Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Maturity Date, as most recently published in the "Treasury Bonds, Notes and
     Bills" section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury
     Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
     Security most recently issued as of such date. The term "Prepayment Rate
     Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Borrower's right to prepay any portion of the principal balance of this
     Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

--------------------------------------------------------------------------------

NOTES:

(1)  With respect to Mortgage Loan No. 30, Holiday Inn Express Midtown, delete
     "Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the fourth anniversary of the Month-End Date. After the fourth anniversary of the
     Month-End Date," and insert "After the earlier to occur of (i) the fourth
     (4th) anniversary of the Month-End Date, or (ii) two (2) years following the effective Startup Day of the issuance of Securities,".

(2)  With respect to Mortgage Loan No. 29, Dal-Rich Village, delete "this Note"
     and insert "the Loan."

(3)  With respect to Mortgage Loan No. 29, Dal-Rich Village, delete "after the fourth anniversary of the Month-End Date" and insert "on or after the fourth anniversary of the Closing Date."

(4)  With respect to Mortgage Loan No. 29, Dal-Rich Village, delete "the
     Security Instrument and the Other Security Documents" and insert "the
     Mortgage and the Other Loan Documents".

--------------------------------------------------------------------------------

                                      II-11

D    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                      II-12

E    Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

     On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such
     Net Proceeds available to Borrower for the Restoration of the Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 hereof, Borrower shall prepay or authorize Lender to apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds;
     provided, however, if an Event of Default has occurred and is continuing,
     Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Other than following an Event of
     Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

     If following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment and (b) deemed a voluntary prepayment by
     Borrower in violation of the prohibition against prepayment set forth in
     Section 2.4.1 hereof and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Default Premium.

     If the Permitted Release Date has occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under Section 2.4.1 hereof upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a
     "Prepayment Date") provided no Event of Default exists and upon payment of an amount equal to the Yield Maintenance Premium. Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason
     Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

     "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
     Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
     Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities have the same remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such
     United States Treasury Security most recently issued as of the Prepayment
     Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall
     Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates,"
     or any successor publication, published by the Board of Governors of the
     Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.

                                      II-13

F    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the Open Period, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to
     1% of the amount prepaid; or (ii) an amount equal to (A) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates
     (or, with respect to the payment required on the Maturity Date, from
     Maturity Date) back to the prepayment date at a discount rate equal to the
     Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (B) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if the Due Dates are monthly, or
     4, if Due Dates are quarterly.

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the Loan Documents and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred. (1)

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

--------------------------------------------------------------------------------

NOTES:

(1)  With respect to Mortgage Loan No. 61, Jungle Jim Plaza and Mortgage Loan
     No. 80, Palmdale Town Center, insert "Notwithstanding the foregoing, provided such prepayment is deposited on or before the fourth day following the Due Date of the month in which the prepayment is made, Borrower shall pay to Lender the daily interest accrued up to the day of prepayment.".

--------------------------------------------------------------------------------

                                      II-14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 95-97 HORATIO STREET
--------------------------------------------------------------------------------

                    [1 PHOTO OF 95-97 HORATIO STREET OMITTED]

                                      III-1

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 95-97 HORATIO STREET
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF 95-97 HORATIO STREET OMITTED]

                                     III-2

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 95-97 HORATIO STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $85,000,000

CUT-OFF DATE BALANCE:            $85,000,000

SHADOW RATING (FITCH/MOODY'S):   NAP

FIRST PAYMENT DATE:              June 7, 2005

INTEREST RATE:                   5.330%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   May 7, 2015

EXPECTED MATURITY BALANCE:       $85,000,000

SPONSOR:                         Rockrose Development Corporation

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of April 7,
                                 2008 or 2 years after the REMIC "start-up"
                                 date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty from
                                 and after December 7, 2014.

LOAN PER UNIT:                   $261,538.46

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:                Springing

                                 Insurance:             Springing

                                 Cap Ex:                Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Multifamily

PROPERTY SUB-TYPE:               Mid Rise

LOCATION:                        New York, NY

YEAR BUILT/RENOVATED:            1925 & 1930/1994

OCCUPANCY(1):                    99.4%

UNITS:                           325

THE COLLATERAL:                  325 unit, 7- and 10-story apartment buildings
                                 with ancillary retail and parking garage

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Rockrose Develop

U/W NET OP. INCOME:              $6,934,732

U/W NET CASH FLOW:               $6,853,48

U/W OCCUPANCY:                   97.0%

APPRAISED VALUE:                 $155,000,000

CUT-OFF DATE LTV:                54.8%

MATURITY DATE LTV:               54.8%

DSCR:                            1.49x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1) Occupancy is based on the rent roll dated February 23, 2005.

THE 95-97 HORATIO STREET LOAN

         THE LOAN. The largest loan (the "95-97 Horatio Street Loan") as evidenced by the Promissory Note (the "95-97 Horatio Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of
Leases and Rents and Security Agreement (the "95-97 Horatio Street Mortgage")
encumbering the 434,276 square foot apartment building known as 95-97 Horatio
Street, located in New York, New York (the "95-97 Horatio Street Property"). The
95-97 Horatio Street Loan was originated on April [ ], 2005 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is 95-97 Horatio L.L.C., a Delaware limited liability company (the "95-97 Horatio Street Borrower") that owns no material asset other than the 95-97 Horatio Street Property and related interests. The
95-97 Horatio Street Borrower is a wholly-owned, direct subsidiary of Rockrose
Development Corporation, the sponsor of the 95-97 Horatio Street Loan. Rockrose
Development Corporation is a New York based owner-builder of commercial and residential real estate that was founded in 1967 by Henry, Kamran and Frederick
Elghanayan.

                                     III-3

         THE PROPERTY. The 95-97 Horatio Street Property is located in New York,
New York, at 95-97 Horatio Street, in the West Village neighborhood of
Manhattan. The 95-97 Horatio Street Property covers the entire city block bounded by Washington Street, Gansevoort Street and West Street. It was
originally converted to its current use from eight warehouse buildings in 1981 and 1985 and renovated in 1994. It consists of a 318,299 square foot, 7- and
10-story, 325 unit mixed use residential apartment building with 32,980 square feet of retail space and a 30-space parking garage. The composition of rental units is 162 studios, 86 one bedrooms, 58 two bedrooms, 12 three bedrooms and 7 four bedrooms.

         ESCROWS AND RE6SERVES. Upon the occurrence and continuance of a trigger period, the 95-97 Horatio Street Borrower is required to deposit: (a) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly; and (b) $20.83 per unit monthly into a Capital
Expenditure reserve. A "trigger period" is defined as when actual net operating income (tested at the end of any calendar quarter) is less than $8,894,522, and ending when actual net operating income for three consecutive calendar months is greater than actual net operating income as of the origination of the 95-97
Horatio Street Loan. The 95-97 Horatio Street Borrower may substitute letters of credit for any reserve deposits required under the 95-97 Horatio Street Loan.

         PROPERTY MANAGEMENT. The 95-97 Horatio Street Property is managed by
Rockrose Development Corporation, which is the sponsor of the 95-97 Horatio
Street Loan. The management agreement is subordinate to the 95-97 Horatio Street
Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 95-97 Horatio
Street Borrower may finance or lease equipment utilized at the 95-97 Horatio
Street Property, provided the aggregate of all payments for all equipment financed or leased for all periods after the date of calculation does not exceed
$500,000 and provided the annual aggregate payments for all such equipment does not exceed $100,000.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the 95-97 Horatio Street Loan and the 95-97 Horatio Street Property is set forth on Appendix II hereto.

                                     III-4

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - 111-115 FIFTH AVENUE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF 111-115 FIFTH AVENUE OMITTED]

                                     III-5

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - 111-115 FIFTH AVENUE
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF 111-115 FIFTH AVENUE OMITTED]

                                     III-6

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - 111-115 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $75,000,000

CUT-OFF DATE BALANCE:            $75,000,000

SHADOW RATING (FITCH/MOODY'S):   AAA/A1

FIRST PAYMENT DATE:              March 9, 2005

INTEREST RATE:                   4.810%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   March 7, 2015

EXPECTED MATURITY BALANCE:       $75,000,000

SPONSOR(S):                      The Winter Organization and Ernest Schnesel

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of February 9,
                                 2008 or 2 years after the REMIC "start-up"
                                 date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty from
                                 and after December 7, 2014.

LOAN PER SF:                     $128.73

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:               Springing

                                 Insurance:            Springing

                                 Cap Ex:               Springing

                                 TI/LC:                Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        New York, NY

YEAR BUILT/RENOVATED:            1877 & 1895/1997-2002

OCCUPANCY(1):                    92.6%

SQUARE FOOTAGE:                  582,602

THE COLLATERAL:                  Urban office building with ground floor retail

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Winter Management Corp.

U/W NET OP. INCOME:              $11,475,832

U/W NET CASH FLOW:               $10,296,416

U/W OCCUPANCY:                   92.6%

APPRAISED VALUE:                 $175,000,000

CUT-OFF DATE LTV:                42.9%

MATURITY DATE LTV:               42.9%

DSCR:                            2.82x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated January 31, 2005 and includes recently signed Eileen Fisher lease for 20,630 SF.

THE 111-115 FIFTH AVENUE LOAN

     THE LOAN. The second loan (the "111-115 Fifth Avenue Loan") as evidenced by the Promissory Note (the "111-115 Fifth Avenue Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of Leases
and Rents and Security Agreement (the "111-115 Fifth Avenue Mortgage")
encumbering 582,602 square feet of office and retail space contained in two contiguous buildings known as 111-115 Fifth Avenue and located in New York, New
York (the "111-115 Fifth Avenue Property"). The 111-115 Fifth Avenue Loan was
originated on February 9, 2005 by or on behalf of Morgan Stanley Mortgage
Capital Inc.

     THE BORROWER. The borrower is BJW Realty LLC, a Delaware limited liability company (the "111-115 Fifth Avenue Borrower") that owns no material asset other than the 111-115 Fifth Avenue Property and related interests. The 111-115 Fifth
Avenue Borrower is majority-owned by The Winter Organization and a silent partner, Ernest Schnesel, who are the sponsors of the 111-115 Fifth Avenue Loan.
The Winter Organization is a fourth-generation, family run private owner, developer and manager of commercial, residential, retail and industrial real estate.

     THE PROPERTY. The 111-115 Fifth Avenue Property is located in New York, New
York, at 111-115 Fifth Avenue, at the corner of 18th Street. The 111-115 Fifth
Avenue Property was originally constructed in stages in 1877 and 1895 and renovated from 1997 to 2002. It consists of approximately 582,602 rentable square feet of office and retail space contained within two contiguous buildings. The 111-115 Fifth Avenue Property consists of 468,685 square feet of office space, 107,053 square feet of retail space and 6,864 of storage space.

                                     III-7

The 111-115 Fifth Avenue Property encompasses almost the entire square block bounded by Fifth Avenue, Broadway, East 18th Street, and 19th Street in the Park
Avenue South/Flatiron District submarket of New York's Midtown South market. The
111-115 Fifth Avenue Property contains tenants from industries that include fashion, finance, healthcare and architecture. Current tenants include Multiplan
Inc., Express, L.L.C., Fred Alger Management, ABC Carpet and Co., R.L.
Management (Polo Jeans), Jones Retail Group (Nine West), Perkins Eastman
Architects, Grey Advertising, and Edwin Schlossberg Incorporated.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL                     % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF       SQUARE FEET    CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
          YEAR              ROLLING        ROLLING           ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant               --              --               7%              7%               --                 --
------------------------------------------------------------------------------------------------------------------------------
       2005 & MTM              1              --               0%              7%               --                 --
------------------------------------------------------------------------------------------------------------------------------
          2006                 1            $20.00             7%              14%              5%                 5%
------------------------------------------------------------------------------------------------------------------------------
          2007                --              --               --              14%              --                 5%
------------------------------------------------------------------------------------------------------------------------------
          2008                 2            $26.75             3%              18%              3%                 8%
------------------------------------------------------------------------------------------------------------------------------
          2009                 3            $33.28             5%              22%              6%                 14%
------------------------------------------------------------------------------------------------------------------------------
          2010                 4            $26.43             20%             42%              20%                34%
------------------------------------------------------------------------------------------------------------------------------
          2011                 1            $79.99             1%              44%              4%                 38%
------------------------------------------------------------------------------------------------------------------------------
          2012                 2            $35.84             10%             54%              14%                52%
------------------------------------------------------------------------------------------------------------------------------
          2013                 3            $25.23             16%             70%              15%                66%
------------------------------------------------------------------------------------------------------------------------------
          2014                 2            $42.25             7%              76%              11%                77%
------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond             7            $26.48             24%            100%              23%               100%
------------------------------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the 111-115 Fifth Avenue Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                              % OF TOTAL    ANNUALIZED
                             CREDIT RATING                      ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                (FITCH/      TENANT   % OF     UNDERWRITTEN  UNDERWRITTEN  BASE RENT ($
TENANT NAME                  MOODY'S/S&P)(1)  NRSF     NRSF     BASE RENT     BASE RENT      PER NRSF)       LEASE EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                                 7/31/2010 &
Multiplan Inc.                  --/--/--     72,000     12%     $1,868,193        12%         $25.95               7/31/2010
 -------------------------------------------------------------------------------------------------------------------------------
Express, L.L.C.               --/Baa2/BBB    39,500      7%     $1,668,805        11%         $42.25               7/31/2014
-------------------------------------------------------------------------------------------------------------------------------
Fred Alger Management           --/--/--     41,500      7%     $1,520,145        10%         $36.63               3/30/2012
-------------------------------------------------------------------------------------------------------------------------------
ABC Carpet and Co.              --/--/--     66,317     11%     $1,471,757         9%         $22.19               1/31/2019
-------------------------------------------------------------------------------------------------------------------------------
R.L. Management (Polo Jeans)  --/Baa2/BBB    44,250      8%     $1,204,043         8%         $27.21               8/31/2010
-------------------------------------------------------------------------------------------------------------------------------
Haines Lundberg Waehler         --/--/--     44,250      8%     $1,200,060         8%         $27.12              12/31/2013
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 5/30/2013 &
Perkins Eastman Architects      --/--/--     46,664      8%     $1,094,000         7%         $23.44               5/31/2013
-------------------------------------------------------------------------------------------------------------------------------
Daffy's                         --/--/--     40,000      7%      $800,000          5%         $20.00               1/31/2006
-------------------------------------------------------------------------------------------------------------------------------
Victoria's Secret Store       --/Baa2/BBB     8,233      1%      $658,558          4%         $79.99               2/28/2011
-------------------------------------------------------------------------------------------------------------------------------
Grey Advertising                --/--/--     19,000      3%      $648,090          4%         $34.11               3/31/2012
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox
"Trigger Period", the 111-115 Fifth Avenue Borrower is required to deposit into a reserve account (a) 1/12 of annual real estate taxes and insurance premiums monthly, (b) $12,138 monthly for capital expenditures, and (c) $72,825 monthly for tenant improvement and leasing commissions. A "Trigger Period" is defined as any period during which there is a continuing event of default under the loan documents and ending two calendar quarters after the cure of any such default.

     PROPERTY MANAGEMENT. The 111-115 Fifth Avenue Property is managed by Winter
Management Corp., which is an affiliate of the 111-115 Fifth Avenue Loan's sponsor. The management agreement is subordinate to the 111-115 Fifth Avenue
Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt is allowed with max LTV of 70% and min DSCR of 1.25x.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the 111-115 Fifth Avenue Loan and the 111-115 Fifth Avenue Property is set forth on Appendix II hereto.

                                     III-8

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 3 - BOULEVARD AT THE CAPITAL CENTRE
--------------------------------------------------------------------------------

              [3 PHOTOS OF BOULEVARD AT THE CAPITAL CENTRE OMITTED]

                                     III-9

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 3 - BOULEVARD AT THE CAPITAL CENTRE
--------------------------------------------------------------------------------

      [MAP INDICATING LOCATION OF BOULEVARD AT THE CAPITAL CENTRE OMITTED]

                                     III-10

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 3 - BOULEVARD AT THE CAPITAL CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $71,500,000

CUT-OFF DATE BALANCE(1):        $71,500,000

SHADOW RATING (FITCH/MOODY'S):  BBB-/Baa3

FIRST PAYMENT DATE:             November 1, 2004

INTEREST RATE:                  5.120%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  October 1, 2009

EXPECTED MATURITY BALANCE:      $71,500,000

SPONSOR:                        Inland Western Retail Real Estate Trust, Inc.

INTEREST CALCULATION:           30/360

CALL PROTECTION:                Lockout through September 30, 2007.  In
                                connection with any voluntary prepayment, the
                                borrower must pay a premium equal to the
                                greater of a yield maintenance premium and 1%
                                of the principal balance thereafter.
                                Prepayable without penalty from and after
                                September 1, 2009.

LOAN PER SF:                    $147.52

UP-FRONT RESERVES:              None

ONGOING RESERVES:               RE Tax:              Springing

                                Insurance:           Springing

                                Cap Ex:              Springing

                                Ground Rent:          Springing

LOCKBOX(2):                     Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Retail

PROPERTY SUB-TYPE:              Anchored

LOCATION:                       Landover, MD

YEAR BUILT/RENOVATED:           2004/NAP

OCCUPANCY(3):                   99.7%

SQUARE FOOTAGE:                 484,664

THE COLLATERAL:                 Multi-tenant, anchored retail center

OWNERSHIP INTEREST:             Leasehold

PROPERTY MANAGEMENT:            Inland Northwest Management Corp.

U/W NET OP. INCOME:             $8,954,616

U/W NET CASH FLOW:              $8,733,246

U/W OCCUPANCY:                  95.3%

APPRAISED VALUE(4):             $133,000,000

CUT-OFF DATE LTV:               53.8%

MATURITY DATE LTV:              53.8%

DSCR:                           2.39x

POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1)  Inland has an obligation to fund, directly or indirectly, to the seller of the property a sum of up to $6,947,764 (the "Earnout") by September 8,
     2006, based on additional leasing to six tenants. To date, all the Earnouts had been completed, with the exception of one tenant (approximately $1.1 million). In the event that less than the entire Earnout is paid by
     September 8, 2006, a new appraisal of the property shall be obtained. If the LTV ratio is determined to be greater than 55%, then the Boulevard at the Capital Centre Borrower shall be required to prepay (together with the applicable prepayment consideration) an amount that will result in a LTV ratio of 55% (the "Earnout Prepayment"). Inland Western Retail Real Estate
     Trust, Inc. irrevocably and unconditionally guarantees payment of the
     Earnout Prepayment.

(2)  Hard Lockbox is triggered upon a DSCR less than or equal to 1.75x. A Cash
     Management Event is triggered if (1) a DSCR less than or equal to 1.25x,
     (2) there is an event of default, or (3) the bankruptcy of the borrower or the property manager occurs. In such case money will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

(3)  Occupancy is based on the rent roll dated February 1, 2005.

(4)  Stabilized value as of December 1, 2004. As-is value of $126,000,000 as of
     May 27, 2004.

THE BOULEVARD AT THE CAPITAL CENTRE LOAN

         THE LOAN. The third largest loan (the "Boulevard at the Capital Centre
Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the Boulevard at the Capital Centre retail property located in
Landover, Maryland (the "Boulevard at the Capital Centre Property"). The
Boulevard at the Capital Centre Loan was originated on September 8, 2004 by Bear
Stearns Commercial Mortgage, Inc.

         THE BORROWER. The borrower is Capital Centre LLC, a Maryland limited liability company (the "Boulevard at the Capital Centre Borrower") that owns no material assets other than the Boulevard at the Capital Centre Property. Inland
Western Retail Real Estate Trust,

                                     III-11

Inc. ("IWEST") owns approximately 95% of the beneficial interests in the
Boulevard at the Capital Centre Borrower. The remaining 5% is principally owned and controlled by The Cordish Company. As of December 31, 2004, IWEST had total reported shareholder's equity of over $1.88 billion and owned a portfolio of 111 properties containing an aggregate of approximately 20.2 million square feet of gross leasable area. The Inland Group, Inc. is the parent company of IWEST. The
Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the
Inland real estate group of companies employs more than 1,000 people, manages over $10 billion in assets, and more than 85 million square feet of commercial property. The Cordish Company is a national real estate development and operating company whose origin dates back to 1910.

         THE PROPERTY. The Boulevard at the Capital Centre Property is a newly constructed, 484,664 square foot, 76 tenant, anchored retail lifestyle center located in Landover, Maryland, approximately 13 miles east of Washington and 25 miles southwest of Baltimore. The Boulevard at the Capital Centre Property was
constructed on the site of the former Capital Center Arena and is a short distance from FedEx Field (home of the Washington Redskins). The Boulevard at the Capital Centre Property is situated along Arena Drive which borders the
Washington Beltway (I-95 / I-495) and has direct access to the adjacent Largo
Town Center Metrorail Station which provides light rail service throughout the greater DC area. The Boulevard at the Capital Centre Property features a mix of national retailers including Sports Authority, Linens `N Things, Circuit City,
Pier 1 Imports, Borders Group, Inc. and others. A 12-screen Loews / Magic
Johnson multiplex theater with stadium seating also anchors the property.
Additionally, there are numerous restaurants ranging from high-end eateries to an outdoor food-court at the Boulevard at the Capital Centre Property. The
Boulevard at the Capital Centre Property is currently approximately 99.7%
leased.

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                              # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE     CUMULATIVE % OF
                             LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
          YEAR               ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

         Vacant                --              --               0%             0%               --                   --
---------------------------------------------------------------------------------------------------------------------------------
       2005 & MTM              --              --               --             0%               --                   --
---------------------------------------------------------------------------------------------------------------------------------
          2006                 --              --               --             0%               --                   --
---------------------------------------------------------------------------------------------------------------------------------
          2007                 --              --               --             0%               --                   --
---------------------------------------------------------------------------------------------------------------------------------
          2008                  6            $36.45             2%             2%               3%                   3%
---------------------------------------------------------------------------------------------------------------------------------
          2009                  7            $28.15             5%             7%               6%                  10%
---------------------------------------------------------------------------------------------------------------------------------
          2010                  3            $26.77             2%             9%               2%                  12%
---------------------------------------------------------------------------------------------------------------------------------
          2011                  3            $32.88             1%             10%              2%                  14%
---------------------------------------------------------------------------------------------------------------------------------
          2012                 --              --               --             10%              --                  14%
---------------------------------------------------------------------------------------------------------------------------------
          2013                 22            $26.92            18%             28%              24%                 37%
---------------------------------------------------------------------------------------------------------------------------------
          2014                 12            $15.99            27%             54%              21%                 58%
---------------------------------------------------------------------------------------------------------------------------------
      2015 & Beyond            23            $18.90            46%            100%              42%                 100%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                               CREDIT RATING                                          % OF TOTAL     ANNUALIZED
                                  (FITCH/                               ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                                  MOODY'S        TENANT       % OF     UNDERWRITTEN  UNDERWRITTEN     BASE RENT         LEASE
        TENANT NAME              /S&P)(1)         NRSF        NRSF      BASE RENT      BASE RENT    ($ PER NRSF)     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Loews Theater                    --/--/--       52,500         11%     $1,155,000          12%         $22.00         1/1/2025
---------------------------------------------------------------------------------------------------------------------------------
Sports Authority                 --/--/--       40,500          8%       $506,250           5%         $12.50        7/31/2014
---------------------------------------------------------------------------------------------------------------------------------
Circuit City                     --/--/--       33,828          7%       $490,506           5%         $14.50         7/1/2019
 --------------------------------------------------------------------------------------------------------------------------------
Borders Group, Inc.              --/--/--       22,915          5%       $441,801           4%         $19.28        11/1/2023
---------------------------------------------------------------------------------------------------------------------------------
Linens 'N Things                 --/--/--       34,440          7%       $430,500           4%         $12.50         2/1/2014
---------------------------------------------------------------------------------------------------------------------------------
DSW                              --/--/--       25,000          5%       $331,250           3%         $13.25         8/1/2014
---------------------------------------------------------------------------------------------------------------------------------
Red Star Tavern                  --/--/--        7,661          2%       $276,179           3%         $36.05       12/31/2013
 --------------------------------------------------------------------------------------------------------------------------------
Office Depot                   --/Baa3/BBB-     18,000          4%       $234,000           2%         $13.00         8/1/2019
---------------------------------------------------------------------------------------------------------------------------------
Stonefish Grill                  --/--/--        6,085          1%       $219,364           2%         $36.05         9/1/2014
---------------------------------------------------------------------------------------------------------------------------------
Pier 1 Imports                 --/Baa3/BBB-     10,068          2%       $181,224           2%         $18.00        11/1/2018
---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                     III-12

       ESCROWS AND RESERVES. Tax, insurance, and ground rent reserves spring if the Boulevard at the Capital Centre Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Boulevard at the Capital Centre Borrower fails to provide evidence of property maintenance or an event of default occurs.

       PROPERTY MANAGEMENT. The Boulevard at the Capital Centre Property is
managed by the Inland Northwest Management Corp., which is affiliated with the
Boulevard at the Capital Centre Borrower.

       MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

       ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

       RELEASE OF PARCELS. The Boulevard at the Capital Centre Borrower may
obtain a release of a designated outparcel of land, without any required prepayment of the Boulevard at the Capital Centre Loan, provided the Boulevard at the Capital Centre Borrower satisfies certain legal conditions as specified in the mortgage loan documents. BSCMI did not underwrite any income from this parcel or assign any value to it.

       Certain additional information regarding the Boulevard at the Capital
Centre Loan and the Boulevard at the Capital Centre Property is set forth on
Appendix II hereto.

                                     III-13

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-14

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - WAIKELE CENTER
--------------------------------------------------------------------------------

                      [4 PHOTOS OF WAIKELE CENTER OMITTED]

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - WAIKELE CENTER
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF WAIKELE CENTER OMITTED]

                                     III-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - WAIKELE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $63,315,000

CUT-OFF DATE BALANCE(1):        $63,315,000

SHADOW RATING (FITCH/MOODY'S):  NAP

FIRST PAYMENT DATE:             December 1, 2004

INTEREST RATE:                  5.1452%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  November 1, 2014

EXPECTED MATURITY BALANCE:      $63,315,000

SPONSORS:                       Ernest Rady and the GE Pension Trust

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through November 1, 2008 with U.S.
                                Treasury defeasance thereafter.  Prepayable
                                without penalty from and after November 1, 2014.

LOAN PER SF(1):                 $269.89

UP-FRONT RESERVES:              RE Tax:           $309,312

                                Cap Ex:           $52,133

ONGOING RESERVES:               RE Tax:           $103,104/month

                                Insurance:        Springing

                                Cap Ex:           Springing

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Retail

PROPERTY SUB-TYPE:              Anchored

LOCATION:                       Waipahu, HI

YEAR BUILT/RENOVATED:           1993/NAP

OCCUPANCY(2):                   99.0%

SQUARE FOOTAGE:                 521,332

THE COLLATERAL:                 Multi-tenant, anchored retail shopping center

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            American Assets, Inc.

U/W NET OP. INCOME:             $14,387,968

U/W NET CASH FLOW:              $14,063,608

U/W OCCUPANCY:                  96.0%

APPRAISED VALUE:                $201,000,000

CUT-OFF DATE LTV(1):            70.0%

MATURITY DATE LTV(1):           70.0%

DSCR(1):                        1.92x

POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1)  The subject $63,315,000 loan represents a 45.0% pari passu portion of the
     $140,700,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $140,700,000 financing.

(2)  Occupancy is based on the rent roll dated March 1, 2005.

THE WAIKELE CENTER LOAN

         THE LOAN. The fourth largest loan (the "Waikele Center Loan") is evidenced by four (4) pari passu promissory notes and is secured by a single first priority mortgage on the Waikele Center retail property located in
Waipahu, Honolulu County, Hawaii (the "Waikele Center Property"). The Waikele
Center Loan was co-originated on November 3, 2004 by Bear Stearns Commercial
Mortgage, Inc. and Wells Fargo Bank N.A., with each originator retaining a 50%
pari passu portion of the original whole loan. The original whole loan was split into eight pari passu notes. Notes A-1, A-2, A-3 and A-4 were securitized in
MSCI 2005 - TOP17. Notes A-5, A-6, A-7, and A-8 will be included in the TOP18 trust. Notes A-5 and A-7 are contributed by Bear Stearns Commercial Mortgage,
Inc. and Notes A-6 and A-8 are contributed by Wells Fargo Bank, N.A.

         THE BORROWER. The borrowers are Waikele Reserve West Holdings, LLC and
Waikele Venture Holdings, LLC, two Delaware limited liability companies
(collectively the "Waikele Center Borrowers") that own no material assets other than the Waikele Center Property. The Waikele Center Borrowers hold title as tenants in common. The Waikele Venture Holdings, LLC borrower executed Notes
A-1, A-2, A-5, and A-6 and the Waikele Reserve West Holdings, LLC borrower executed Notes A-3, A-4, A-7, and A-8. Each Waikele Center Borrower is severally obligated for the portion of the debt evidenced by its respective promissory notes and is jointly and severally liable under each other loan document executed in connection with the Waikele Center Loan. The sponsors of the Waikele
Center Loan are the GE Pension Trust (approximately 75%) and the Ernest Rady
Trust (approximately 25%).

                                     III-17

Waikele Reserve West Holdings, LLC is indirectly wholly owned by the Ernest Rady
Trust, while Waikele Venture Holdings, LLC is indirectly owned by the General
Electric Pension Trust and the Ernest Rady Trust. Ernest Rady, through the
Ernest Rady Trust and his operating company American Assets, Inc. ("AAI"), controls a diverse group of entities doing business in the insurance, banking, real estate and broadcasting industries. As of June 30, 2004, AAI's balance sheet reported total assets of approximately $616 million and a net worth of
$505 million. The GE Pension Trust had total assets valued at approximately $44 billion as of year end 2003.

         THE PROPERTY. The Waikele Center Property is a 521,332 square foot, community shopping center located just outside of Honolulu in Waipahu, Hawaii.
The property is located along Interstate H-1, the main east/west vehicular artery on the island with traffic counts of approximately 145,000 vehicles per day. The Waikele Center Property is part of a 32,000-acre master-planned community called Ewa Plain. Over the last 10 years, Ewa Plain has attracted over
$3 billion of capital investment, and since 2000, over 8,100 residential units have been constructed with an additional 9,700 units planned over the next 3 years. The Waikele Center Property is situated directly across Lumaina Street from the Simon-owned Chelsea Premium Outlets. Major tenants at the Waikele
Center Property consist of Lowe's, Kmart (Sears), The Sports Authority, and
Ashley Furniture. Other major tenants at the center include Comp USA, Office
Max, Borders, Inc., and Old Navy. Average year-end 2003 sales at the Waikele
Center Property for reporting tenants were approximately $497/SF for in-line tenants and $253/SF for anchors. Investment grade rated tenants or their affiliates occupy approximately 39% of the property's total NRA. The Waikele
Center Property is currently 99% leased by approximately 30 tenants, and occupancy has been at or near 100% since 1998.

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL                   % OF TOTAL BASE   CUMULATIVE % OF TOTAL
                            LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %   RENTAL REVENUES    BASE RENTAL REVENUES
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING      ROLLING              ROLLING
---------------------------------------------------------------------------------------------------------------------------------

         Vacant               --              --               1%             1%               --                   --
---------------------------------------------------------------------------------------------------------------------------------
       2005 & MTM              1            $42.00             0%             1%               1%                   1%
---------------------------------------------------------------------------------------------------------------------------------
          2006                 1            $42.98             0%             2%               0%                   1%
---------------------------------------------------------------------------------------------------------------------------------
          2007                --              --               --             2%               --                   1%
---------------------------------------------------------------------------------------------------------------------------------
          2008                 4            $27.81            15%             16%             15%                  16%
---------------------------------------------------------------------------------------------------------------------------------
          2009                 5            $26.79             6%             22%              6%                  21%
---------------------------------------------------------------------------------------------------------------------------------
          2010                 3            $52.35             1%             24%              3%                  24%
---------------------------------------------------------------------------------------------------------------------------------
          2011                 4            $46.26             1%             24%              1%                  25%
---------------------------------------------------------------------------------------------------------------------------------
          2012                --              --               --             24%              --                  25%
---------------------------------------------------------------------------------------------------------------------------------
          2013                 3            $52.76             2%             27%              4%                  29%
---------------------------------------------------------------------------------------------------------------------------------
          2014                 6            $28.53            19%             46%             20%                  49%
---------------------------------------------------------------------------------------------------------------------------------
      2015 & Beyond            3            $26.33            54%            100%             51%                  100%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                        ANNUALIZED    % OF TOTAL     ANNUALIZED
                       CREDIT RATING                                   UNDERWRITTEN   ANNUALIZED    UNDERWRITTEN
                          (FITCH/                                       BASE RENT    UNDERWRITTEN     BASE RENT        LEASE
    TENANT NAME       MOODY'S /S&P)(1)    TENANT NRSF     % OF NRSF        ($)         BASE RENT    ($ PER NRSF)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Lowe's                    A/A2/A+           155,000          30%       $3,808,040         26%          $24.57        5/31/2018
---------------------------------------------------------------------------------------------------------------------------------
Kmart (Sears)           BB/Ba1/BB+          119,590          23%       $3,454,158         24%          $28.88        6/30/2018
---------------------------------------------------------------------------------------------------------------------------------
Ashley Furniture (2)     --/--/--            50,000          10%       $1,350,000          9%          $27.00        1/25/2014
---------------------------------------------------------------------------------------------------------------------------------
The Sports Authority     --/--/--            50,050          10%       $1,174,674          8%          $23.47        7/18/2008
---------------------------------------------------------------------------------------------------------------------------------
Comp USA                  --/--/--           24,000           5%         $828,000          6%          $34.50       11/30/2008
---------------------------------------------------------------------------------------------------------------------------------
Office Max               BB/Ba1/BB           24,462           5%         $756,365          5%          $30.92        1/31/2014
---------------------------------------------------------------------------------------------------------------------------------
Old Navy                BBB-/Ba1/BBB-        24,759           5%         $569,457          4%          $23.00        1/31/2009
---------------------------------------------------------------------------------------------------------------------------------
Borders, Inc.             --/--/--           21,000           4%         $567,000          4%          $27.00        1/31/2014
---------------------------------------------------------------------------------------------------------------------------------
Bank of Hawaii           A-/A2/BBB+           5,000           1%         $236,000          2%          $47.20        6/17/2013
---------------------------------------------------------------------------------------------------------------------------------
Party City of Hawaii      --/--/--            5,216           1%         $234,720          2%          $45.00        1/30/2010

---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Foodland subleased their space to Ashley Furniture in 2002. While Foodland remains obligated for an approximately $37psf rent through January 2014,
     BSCMI marked the rent down to a market rent of $27psf.

         ESCROWS AND RESERVES. The Waikele Center Borrowers are required to escrow 1/12 of annual real estate taxes monthly. The amount shown in the Loan
Information table is the current monthly collections. Insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserves spring if the Waikele Center Borrowers draw on any part of the Waikele Center Property's up-front Cap Ex reserves.

                                     III-18

         PROPERTY MANAGEMENT. The Waikele Center Property is managed by American
Assets, Inc., which is affiliated with the Waikele Center Borrowers. American
Assets, Inc. has been a developer and acquirer of commercial real estate assets for the past 36 years. Its asset holdings as of June 2004 are valued in excess of $950 million and are comprised of apartment communities, office/mixed-use properties and both neighborhood and community oriented shopping centers.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Waikele Center Loan and the Waikele Center Property is set forth on Appendix II hereto.

                                     III-19

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-20

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - JANUS WORLD HEADQUARTERS
--------------------------------------------------------------------------------

                 [6 PHOTOS OF JANUS WORLD HEADQUARTERS OMITTED]

                                     III-21

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - JANUS WORLD HEADQUARTERS
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF JANUS WORLD HEADQUARTERS OMITTED]

                                     III-22

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - JANUS WORLD HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $36,750,000

CUT-OFF DATE BALANCE:           $36,750,000

SHADOW RATING (FITCH/MOODY'S):  NAP

FIRST PAYMENT DATE:             March 1, 2005

INTEREST RATE:                  5.370%

AMORTIZATION:                   Interest only through February 1, 2009.
                                Principal and interest payments of $205,674.89
                                beginning March 1, 2009 through maturity.

ARD:                            February 1, 2015

HYPERAMORTIZATION:              After the ARD, the loan interest rate steps up
                                to the greater of 5.370% plus 2.500% and the
                                then applicable Treasury rate plus 2.500%;
                                additional payments to principal of excess cash
                                flow will be required until the loan is paid in
                                full.

MATURITY DATE:                  February 1, 2035

EXPECTED ARD BALANCE:           $33,496,728

SPONSOR:                        Commerzbank AG

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Locked out until the earlier of March 1, 2009
                                or 2 years after the REMIC "start-up" date,
                                with U.S. Treasury defeasance or the payment of
                                the greater of a yield maintenance premium
                                and 1% of the principal balance thereafter.
                                Prepayable without penalty from and after
                                February 1, 2014.

LOAN PER SF:                    $229.17

UP-FRONT RESERVES:              None

ONGOING RESERVES:               Other:   Springing

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

PROPERTY SUB-TYPE:              Suburban

LOCATION:                       Denver, CO

YEAR BUILT/RENOVATED:           2004/NAP

OCCUPANCY(1):                   100.0%

SQUARE FOOTAGE:                 160,364

THE COLLATERAL:                 7-story multi-tenant class A office building

OWNERSHIP INTEREST:             Fee

U/W NET OP. INCOME:             $3,994,130

U/W NET CASH FLOW:              $3,841,784

U/W OCCUPANCY:                  97.0%

APPRAISED VALUE:                $56,500,000

CUT-OFF DATE LTV:               65.0%

ARD LTV:                        59.3%

DSCR:                           1.92x

POST IO DSCR:                   1.56x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated January 5, 2005.

THE JANUS WORLD HEADQUARTERS LOAN

         THE LOAN. The fifth largest loan (the "Janus World Headquarters Loan")
as evidenced by the Promissory Note (the "Janus World Headquarters Note") is
secured by a fee Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "Janus World Headquarters Mortgage")
encumbering the 160,364 square foot office building known as Janus World
Headquarters, located in Denver, Colorado (the "Janus World Headquarters
Property"). The Janus World Headquarters Loan was originated on January 5, 2005 by or on behalf of Principal Commercial Funding, LLC.

         THE BORROWER. The borrower is Cherry Creek Denver, L.P., a Delaware limited partnership (the "Janus World Headquarters Borrower") that owns no material asset other than the Janus World Headquarters Property and related interests. The Janus World Headquarters Borrower is a single purpose entity. The
Janus World Headquarters Borrower's ownership interest is comprised of 1% in
Commerz Cherry Creek Realty, LLC, a Delaware limited liability company, as general partner, and 99% in Commerz Immobilien GmbH, a German limited liability company, as limited partner.

                                     III-23

         THE PROPERTY. The Janus World Headquarters Property is located in
Denver, Colorado, at 151 Detroit Street. The Janus World Headquarters Property
was originally constructed in 2004. It consists of a 160,364 square foot,
7-story multi-tenant class A office building. The Janus World Headquarters
Property is situated on approximately two and a half (2.5) acres and includes
692 (4.32/1,000 square feet) parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                         AVERAGE BASE      % OF TOTAL      CUMULATIVE    % OF TOTAL BASE     CUMULATIVE % OF
                        # OF LEASES       RENT PER SF      SQUARE FEET      % OF SF      RENTAL REVENUES      TOTAL RENTAL
        YEAR              ROLLING           ROLLING          ROLLING        ROLLING          ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

       Vacant                --               --               --              --               --                 --
------------------------------------------------------------------------------------------------------------------------------
     2005 & MTM              1              $15.00             1%              1%               0%                 0%
------------------------------------------------------------------------------------------------------------------------------
        2006                 --               --               --              1%               --                 0%
------------------------------------------------------------------------------------------------------------------------------
        2007                 --               --               --              1%               --                 0%
------------------------------------------------------------------------------------------------------------------------------
        2008                 --               --               --              1%               --                 0%
------------------------------------------------------------------------------------------------------------------------------
        2009                 --               --               --              1%               --                 0%
------------------------------------------------------------------------------------------------------------------------------
        2010                 --               --               --              1%               --                 0%
------------------------------------------------------------------------------------------------------------------------------
        2011                 --               --               --              1%               --                 0%
------------------------------------------------------------------------------------------------------------------------------
        2012                 --               --               --              1%               --                 0%
------------------------------------------------------------------------------------------------------------------------------
        2013                 --               --               --              1%               --                 0%
------------------------------------------------------------------------------------------------------------------------------
        2014                 1              $20.00             1%              2%               1%                 1%
------------------------------------------------------------------------------------------------------------------------------
   2015 & Beyond             1              $26.13             98%            100%             99%                100%
------------------------------------------------------------------------------------------------------------------------------

         The following table presents certain information relating to the major tenants at the Janus World Headquarters Property:

------------------------------------------------------------------------------------------------------------------------------
                                        CREDIT
                                        RATING                                          % OF TOTAL    ANNUALIZED
                                        (FITCH/                          ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                        MOODY'S/     TENANT     % OF    UNDERWRITTEN   UNDERWRITTEN   BASE RENT      LEASE
TENANT NAME                             S&P)(1)       NRSF      NRSF      BASE RENT     BASE RENT    ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Janus Capital Group and Janus Capital
Management, LLC                       -/Baa2/BBB+   157,914     99%      $4,125,718        99%         $26.13      1/31/2019
------------------------------------------------------------------------------------------------------------------------------
Centennial Realty Advisors, LLC        --/--/--      1,404       1%        $28,080          1%         $20.00      7/31/2014
------------------------------------------------------------------------------------------------------------------------------
The Cherry Creek Bike Rack             --/--/--      1,046       1%        $15,690          0%         $15.00      5/31/2005
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

         ESCROWS AND RESERVES. In the event that the credit rating of Janus
Capital Group, Inc. decreases to B+ or lower (Standard & Poors) or B1 or lower
(Moody's), the Janus World Headquarters Borrower shall either deposit with the lender a letter of credit equal to 6 months of base rent or begin making cash escrows of not less than $35,000 or more than $40,000 per month based on the then current base rent payable under the Janus World Headquarters Property lease. This monthly escrow will be made for the following 59 consecutive payments.

         PROPERTY MANAGEMENT. The Janus World Headquarters Property is managed by Centennial Realty Advisor, LLC, a Colorado limited liability company.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Janus World Headquarters
Loan and Janus World Headquarters Property is set forth on Appendix II hereto.

                                     III-24

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - 110-114 HORATIO STREET
--------------------------------------------------------------------------------

                   [1 PHOTO OF 110-114 HORATIO STREET OMITTED]

                                     III-25

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - 110-114 HORATIO STREET
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF 110-114 HORATIO STREET OMITTED]

                                     III-26

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - 110-114 HORATIO STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $31,000,000

CUT-OFF DATE BALANCE:           $31,000,000

SHADOW RATING (FITCH/MOODY'S):  NAP

FIRST PAYMENT DATE:             June 7, 2005

INTEREST RATE:                  5.450%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  May 7, 2015

EXPECTED MATURITY BALANCE:      $31,000,000

SPONSOR:                        Rockrose Development Corporation

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Locked out until the earlier of April 7, 2008
                                or 2 years after the REMIC "start-up" date,
                                with U.S. Treasury defeasance thereafter.
                                Prepayable without penalty from and after
                                December 7, 2014.

LOAN PER UNIT:                  $201,298.70

UP-FRONT RESERVES:              None

ONGOING RESERVES:               RE Tax:                Springing

                                Insurance:             Springing

                                Cap Ex:                Springing

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Multifamily

PROPERTY SUB-TYPE:              Mid Rise

LOCATION:                       New York, NY

YEAR BUILT/RENOVATED:           1900/1987

OCCUPANCY(1):                   100.0%

UNITS:                          154

THE COLLATERAL:                 154 unit, 6- and 9-story apartment buildings

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            Rockrose Development Corporation

U/W NET OP. INCOME:             $2,349,831

U/W NET CASH FLOW:              $2,311,331

APPRAISED VALUE:                $45,000,000
3
CUT-OFF DATE LTV:               68.9%

MATURITY DATE LTV:              68.9%

DSCR:                           1.35x

POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1) Occupancy is based on the rent roll dated February 23, 2005.

THE 110-114 HORATIO STREET LOAN

         THE LOAN. The sixth largest loan (the "110-114 Horatio Street Loan") as evidenced by the Promissory Note (the "110-114 Horatio Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment
of Leases and Rents and Security Agreement (the "110-114 Horatio Street
Mortgage") encumbering the 91,859 square foot apartment building known as
110-114 Horatio Street, located in New York, New York (the "110-114 Horatio
Street Property"). The 110-114 Horatio Street Loan was originated on April [ ],
2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is 110-114 Horatio L.L.C., a Delaware limited liability company (the "110-114 Horatio Street Borrower") that owns no material asset other than the 110-114 Horatio Street Property and related interests. The 110-114 Horatio Street Borrower is a wholly-owned, direct subsidiary of Rockrose Development Corporation, the sponsor of the 110-114
Horatio Street Loan. Rockrose Development Corporation is a New York based owner-builder of commercial and residential real estate that was founded in 1967 by Henry, Kamran and Frederick Elghanayan.

                                     III-27

        THE PROPERTY. The 110-114 Horatio Street Property is located in New
York, New York, at 110-114 Horatio Street, in the West Village neighborhood of
Manhattan. The 110-114 Horatio Street Property was constructed in 1900 and renovated in 1987. It consists of a 91,859 square foot, 6- and 9-story, 154 unit apartment building. The composition of rental units is 96 studios, 40 one bedrooms and 18 two bedrooms.

        ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger period, the 110-114 Horatio Street Borrower is required to deposit: (a) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly; and (b) $20.83 per unit monthly into a Capital
Expenditure reserve. A "trigger period" is defined as when actual net operating income (tested at the end of any calendar quarter) is less than $1,964,632, and ending when actual net operating income for three consecutive calendar months is greater than actual net operating income as of the origination of the 110-114
Horatio Street Loan. The 110-114 Horatio Street Borrower may substitute letters of credit for any reserve deposits required under the 110-114 Horatio Street
Loan.

        PROPERTY MANAGEMENT. The 110-114 Horatio Street Property is managed by
Rockrose Development Corporation, which is the sponsor of the 110-114 Horatio
Street Loan. The management agreement is subordinate to the 110-114 Horatio
Street Loan.

        MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

        ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 110-114 Horatio
Street Borrower may finance or lease equipment utilized at the 110-114 Horatio
Street Property, provided the aggregate of all payments for all equipment financed or leased for all periods after the date of calculation does not exceed
$500,000 and provided the annual aggregate payments for all such equipment does not exceed $100,000.

        RELEASE OF PARCELS.  Not allowed.

        Certain additional information regarding the 110-114 Horatio Street Loan and the 110-114 Horatio Street Property is set forth on Appendix II hereto.

                                     III-28

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 - CHATEAU ON THE LAKE
--------------------------------------------------------------------------------

                    [3 PHOTOS OF CHATEAU ON THE LAKE OMITTED]

                                     III-29

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 - CHATEAU ON THE LAKE
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF CHATEAU ON THE LAKE OMITTED]

                                     III-30

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 - CHATEAU ON THE LAKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $31,000,000

CUT-OFF DATE BALANCE:           $30,904,436

SHADOW RATING (FITCH/MOODY'S):  BBB-/Baa3

FIRST PAYMENT DATE:             March 1, 2005

INTEREST RATE:                  5.950%

AMORTIZATION:                   300 months

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  February 1, 2015

EXPECTED MATURITY BALANCE:      $24,030,661

SPONSOR:                        John Q. Hammons

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through January 31, 2009. In connection
                                with any voluntary prepayment, the borrower
                                must pay a premium equal to the greater of a
                                yield maintenance premium and 1% of the
                                principal balance thereafter. Prepayable
                                without penalty on January 1, 2015.

LOAN PER ROOM:                  $102,672.54

UP-FRONT RESERVES:              RE Tax:           $381,008

                                Def.              $10,000

                                Maintenance:

                                FF&E:             $56,192

ONGOING RESERVES:               RE Tax:           Springing

                                Insurance:        Springing

                                FF&E:             $56,192 / month

                                Seasonality       $100,000 / month

                                Reserve:          (March-Nov.)

LOCKBOX(1):                     Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Hospitality

PROPERTY SUB-TYPE:              Full Service

LOCATION:                       Branson, MO

YEAR BUILT/RENOVATED:           1997/2005

OCCUPANCY(2):                   57.7%

ROOMS:                          301

THE COLLATERAL:                 301-room full-service resort hotel

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            John Q. Hammons Hotels, Inc.

U/W NET OP. INCOME:             $5,443,718

U/W NET CASH FLOW:              $4,765,002

U/W OCCUPANCY:                  57.7%

APPRAISED VALUE:                $49,500,000

CUT-OFF DATE LTV:               62.4%

MATURITY DATE LTV:              48.5%

DSCR:                           2.00x

POST IO DSCR:                   NAP
-------------------------------------------------------------------------------

(1)  A hard lockbox is triggered (i) if an event of default has occurred under the Loan, or (ii) if the Borrower or Property Manager is insolvent, or
     (iii) if the debt service coverage ratio is less than 1.20x. (2) Occupancy is based on operating statements dated December 31, 2004.

THE CHATEAU ON THE LAKE LOAN

         THE LOAN. The seventh largest loan (the "Chateau on the Lake Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the Chateau on the Lake property located in Branson, Missouri (the "Chateau on the Lake Property"). The Chateau on the Lake Loan was originated on January
7, 2005 by Bear Stearns Commercial Mortgage, Inc.

         THE BORROWER. The borrower is Chateau Lake, LLC, a Delaware limited liability company (the "Chateau on the Lake Borrower") that owns no material assets other than the Chateau on the Lake Property and related interests. The sponsor is John Q. Hammons, an original Holiday Inn franchisee, who has been actively involved in the hotel business since 1958 and has developed, owned and managed more than 150 hotels in 40 states.

                                     III-31

         THE PROPERTY. The Chateau on the Lake Property is a 301-room, AAA,
4-diamond, full-service resort hotel property located on 55 acres of lakefront property in the Ozarks resort area of Branson, Missouri. The Chateau on the Lake
Property is situated overlooking Table Rock Lake, within four miles of downtown
Branson and adjacent to the intersection of State Highways 165 and 265. The
Chateau on the Lake Property includes approximately 43,500 square feet of meeting and conference space, two restaurants and lounges, and a pool bar and grill. Additionally, there are various recreational amenities including a private marina with boat and water craft rentals, a private movie theater, day care center, indoor and outdoor pools, a spa, and a mile-long nature trail. An
8,500 square feet, full-service spa is currently under construction at the
Chateau on the Lake Property and scheduled for completion in mid-2005.

         ESCROWS AND RESERVES. An ongoing Seasonality Reserve of $100,000 per month will be collected during the 9 months between March and November of each year, yielding a balance of $900,000 per year, to be used to cover scheduled debt service payments during the months of December through February. The
Chateau on the Lake Borrower is also required to escrow $56,192 per month for
FF&E. This amount equals 1/12 of four percent (4%) of annual Gross Income as defined in the loan documents. The amount of the FF&E escrow shall be recalculated annually (beginning in 2006) on each January 1 during the term of the Chateau on the Lake Loan. Upon failure to provide evidence of payment of taxes and insurance, the Chateau on the Lake Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly.

         PROPERTY MANAGEMENT. The Chateau on the Lake Property is managed by
John Q. Hammons Hotels, Inc., an entity related to the Chateau on the Lake
Borrower. John Q. Hammons Hotels, Inc. is a publicly traded hotel company (AMEX:
JQH), which currently owns and operates 60 hotels in 27 states totaling 14,528 guestrooms, predominantly under the Marriott, Embassy Suites and Holiday Inn flags.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Chateau on the Lake Loan and the Chateau on the Lake Property is set forth on Appendix II hereto.

                                     III-32

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - CAPITOL ARMS APARTMENTS
--------------------------------------------------------------------------------

                  [1 PHOTO OF CAPITOL ARMS APARTMENTS OMITTED]

                                     III-33

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - CAPITOL ARMS APARTMENTS
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF CAPITOL ARMS APARTMENTS OMITTED]

                                     III-34

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 - CAPITOL ARMS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $29,000,000

CUT-OFF DATE BALANCE:           $29,000,000

SHADOW RATING (FITCH/MOODY'S):  AA-/Aa2

FIRST PAYMENT DATE:             March 1, 2005

INTEREST RATE:                  5.000%

AMORTIZATION:                   Interest only through January 1, 2009.
                                Principal and interest payments of $155,678.27
                                beginning February 1, 2009 through maturity.

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  February 1, 2014

EXPECTED MATURITY BALANCE:      $26,743,500

SPONSOR:                        Stephen Rosen

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Locked out until the earlier of February 1,
                                2010 or 2 years after the REMIC "start-up"
                                date. Prepayable thereafter, subject to a
                                prepayment premium equal to the greater of 1%
                                of the loan amount or yield maintenance.
                                Prepayable without penalty from and after
                                November 1, 2013.

LOAN PER UNIT:                  $104,316.55

UP-FRONT RESERVES:              None

ONGOING RESERVES:               RE Tax:                Springing

                                Insurance:             Springing

                                Cap Ex:                $5,792/month

LOCKBOX:                        None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Multifamily

PROPERTY SUB-TYPE:              Mid Rise

LOCATION:                       New York, NY

YEAR BUILT/RENOVATED:           1920/1978 & 2003

OCCUPANCY(1):                   98.6%

UNITS:                          278

THE COLLATERAL:                 18-story urban apartment building with ancillary
                                retail

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            Arco Management and Nesor Management

U/W NET OP. INCOME:             $3,904,903

U/W NET CASH FLOW:              $3,813,403

U/W OCCUPANCY:                  95.0%

APPRAISED VALUE:                $60,800,000

CUT-OFF DATE LTV:               47.7%

MATURITY DATE LTV:              44.0%

DSCR:                           2.59x

POST IO DSCR:                   2.04x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated February 8, 2005.

THE CAPITOL ARMS APARTMENTS LOAN

         THE LOAN. The eighth largest loan (the "Capitol Arms Apartments Loan")
as evidenced by the Promissory Note (the "Capitol Arms Apartments Note") is
secured by a first priority fee of Mortgage and Security Agreement (the "Capitol
Arms Apartments Mortgage") encumbering the 157,344 square foot primarily residential building, containing 278 apartments, known as Capitol Arms
Apartments, located in New York, New York (the "Capitol Arms Apartments
Property"). The Capitol Arms Apartments Loan was originated on January 31, 2005 by Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is Fifty First-Capitol Associates, L.P., a
New York limited partnership (the "Capitol Arms Apartments Borrower") that owns no material asset other than the Capitol Arms Apartments Property and related interests. Stephen Rosen is the key principal, but holds an interest of less than 20%.

                                     III-35

         THE PROPERTY. The Capitol Arms Apartments Property is located in New
York, New York, at 840 Eighth Avenue, at the corner of 51st Street. The Capitol
Arms Apartments Property was originally constructed in 1920 and renovated in
1978 and 2003. It consists of a 157,344 square foot, 18-story primarily residential building divided into three components. The main component, on floors 2 through 15, contains 250 residential apartment (75 studios and 175 one-bedroom units) units reserved for income qualifying senior citizens under a new 20-year contract with the U.S. Department of Housing and Urban Development.
The second component consists of 28 rent stabilized and market rent apartments on floors 16 through 18. This component consists of 14 studios on the 16th floor, each with an outdoor balcony, 13 one-bedroom duplex units and one three-bedroom duplex unit, on floors 16 and 17. This component is subject to New
York City rent stabilization regulations; however, 8 units have reached the market rent threshold of $2,000 per month and are no longer regulated. The third component consists of 6,469 square feet of ground floor retail space that is leased to six tenants.

         ESCROWS AND RESERVES. Monthly deposits to a capital expenditures reserve in the amount of $5,792 are required only through February 1, 2007. The
Capitol Arms Apartments Borrower is required to escrow annual real estate taxes and insurance premiums only if an event of default occurs under the Capitol Arms
Apartments Loan.

         PROPERTY MANAGEMENT. The Capitol Arms Apartments Property is managed by
Nesor Management Corp. and Arco Management. The management agreement is subordinate to the Capitol Arms Apartments Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Capitol Arms
Apartments Borrower is permitted $500,000 of additional indebtedness. Such additional indebtedness is permitted so long as it (i) is unsecured, (ii) in the aggregate does not exceed $500,000, (iii) is evidenced by a note containing certain required subordination and standstill language, and (iv) is used solely for paying items related to the continued use and operation of the Capitol Arms
Apartments Property that either (a) are not immediate repairs or annual capital expenditures, or (b) are capital expenditures for which sufficient reserve funds under the Capitol Arms Apartments Loan are not available. Additionally, the
Capitol Arms Apartments Borrower may obtain junior mortgage financing provided that, among other things, the combined loan-to-value ratio of the junior financing and the Capitol Arms Apartments Loan will be 55% or less and the combined debt service coverage ratio will be 1.30x or more, and the subordinate lender shall have delivered an acceptable intercreditor, subordination and standstill agreement. The Capitol Arms Apartments Borrower may also enter into equipment leases, provided the amount of equipment leases plus trade debt does not exceed 3% of the outstanding Capital Arms Apartments Loan amount.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Capitol Arms Apartments
Loan and the Capitol Arms Apartments Property is set forth on Appendix II hereto.

                                     III-36

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - WATERTOWN MALL
--------------------------------------------------------------------------------

                      [3 PHOTOS OF WATERTOWN MALL OMITTED]

                                     III-37

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - WATERTOWN MALL
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF WATERTOWN MALL OMITTED]

                                     III-38

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - WATERTOWN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $20,000,000

CUT-OFF DATE BALANCE:           $20,000,000

SHADOW RATING (FITCH/MOODY'S):  A/Baa3

FIRST PAYMENT DATE:             February 1, 2005

INTEREST RATE:                  5.020%

AMORTIZATION:                   Interest Only

ARD:                            January 1, 2015

HYPERAMORTIZATION:              After the ARD, the loan interest
                                rate steps up to the greater of
                                5.020% plus 5% and the then
                                applicable Treasury Rate plus 5%;
                                additional payments to principal of
                                excess cash flow will be required
                                until the loan is paid in full.

MATURITY DATE:                  January 1, 2035

EXPECTED ARD BALANCE:           $20,000,000

SPONSOR:                        Watertown Mall Associates Limited
                                Partnership

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Locked out until the earlier of
                                January 1, 2008 or 2 years after
                                the REMIC "start-up" day, with U.S.
                                Treasury defeasance thereafter.
                                Prepayable without penalty from and
                                after October 1, 2014.

LOAN PER SF:                    $86.50

UP-FRONT RESERVES:              None

ONGOING RESERVES:               None

LOCKBOX:                        Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Retail

PROPERTY SUB-TYPE:              Anchored

LOCATION:                       Watertown, MA

YEAR BUILT/RENOVATED:           1975/1997

OCCUPANCY(1):                   97.4%

SQUARE FOOTAGE:                 231,201

THE COLLATERAL:                 Multi-tenant, anchored retail shopping center

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            Rosen Associates Management Corp.

U/W NET OP. INCOME:             $2,766,439

U/W NET CASH FLOW:              $2,633,360

U/W OCCUPANCY:                  93.8%

APPRAISED VALUE:                $40,000,000

CUT-OFF DATE LTV:               50.0%

ARD LTV:                        50.0%

DSCR:                           2.59x

POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1) Occupancy is based on the rent roll dated December 9, 2004.

THE WATERTOWN MALL LOAN

         THE LOAN. The ninth largest loan (the "Watertown Mall Loan") is evidenced by a promissory note and secured by a first priority mortgage on the
Watertown Mall retail property located in Watertown, Massachusetts (the
"Watertown Mall Property"). The Watertown Mall Loan was originated on December
29, 2004 by Wells Fargo Bank, NA.

         THE BORROWER. The borrower is Watertown Mall Associates Limited
Partnership, a Massachusetts limited partnership (the "Watertown Mall
Borrower"). The borrower is comprised of Founders Watertown Property Corporation
(17% General Partner) and the remaining 83% interest is held through Limited
Partnership interest. The Key Principals for the loan are Alan Mantell, Joel
Friedman, and Warren Haber. Together they own the 17% General Partner and are 3%
special limited partners, each with approximately a 1/3 interest. The remaining
80% of limited partnership interest is comprised of 40 limited partners, almost all of whom are individuals with no one limited partner owning more than 20%.

         THE PROPERTY. The Watertown Mall Property is a 231,201 square foot anchored shopping center located in Watertown, Massachusetts, approximately 5 miles west of the Boston CBD. The major tenants at the Watertown Mall Property include Target and Best Buy. Other major tenants include The Gap, Old Country
Buffet, Carter's, and Payless Shoesource. Mall shop sales for the trailing

                                     III-39

12 months ending October 2004 were approximately $360 per square foot, reflecting an average occupancy cost of approximately 9.1%. Current overall occupancy of the Watertown Mall Property is approximately 97.4%.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                              AVERAGE BASE      % OF TOTAL       CUMULATIVE      % OF TOTAL       CUMULATIVE % OF
                              # OF LEASES      RENT PER SF      SQUARE FEET        % OF SF       BASE RENTAL        TOTAL RENTAL
           YEAR                 ROLLING          ROLLING          ROLLING          ROLLING    REVENUES ROLLING    REVENUES ROLLING
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------

          Vacant                  --               --               3%              3%              --                 --
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           MTM                     5             $28.88             3%              6%              8%                 8%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2005                    2             $23.12             1%              7%              2%                 10%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2006                    4             $20.91             10%             17%             18%                28%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2007                    3             $23.45             2%              19%             5%                 33%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2008                    2             $15.66             3%              22%             4%                 36%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2009                    2             $19.71             2%              25%             4%                 40%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2010                   --               --               --              25%             --                 40%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2011                   --               --               --              25%             --                 40%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2012                    1             $12.25             4%              29%             4%                 44%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2013                    1             $25.00             2%              30%             4%                 48%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
           2014                    1             $25.00             2%              32%             4%                 52%
--------------------------- ---------------- ---------------- ---------------- -------------- ---------------- --------------------
      2015 & Beyond                3              $8.40             68%            100%             48%               100%
-----------------------------------------------------------------------------------------------------------------------------------

         The following table presents certain information relating to the major tenants at the Watertown Mall Property:

-----------------------------------------------------------------------------------------------------------------------------------
                             CREDIT                                     ANNUALIZED     % OF TOTAL     ANNUALIZED
                             RATING                                    UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                          (FITCH/MOODY'S                                   BASE       UNDERWRITTEN   BASE RENT ($
      TENANT NAME            S&P)(1)       TENANT NRSF    % OF NRSF        RENT        BASE RENT      PER NRSF)     LEASE EXPIRATION
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------

Best Buy                   BBB/Baa3/BBB     44,763           19%        $805,734          28%           $18.00        1/31/2015
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
Target                       A+/A2/A+       106,574          46%        $403,884          14%            $3.79       10/31/2015
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
The Gap                   BBB-/Ba1/BBB-     12,000            5%        $216,000           7%           $18.00        1/31/2006
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
Commonwealth of Mass.        --/--/--        6,599            3%        $184,772           6%           $28.00        1/31/2006
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
Old Country Buffet           --/--/--        9,600            4%        $117,600           4%           $12.25       12/31/2012
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
Work `N Gear                 --/--/--        4,581            2%        $114,525           4%           $25.00        1/31/2014
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
The Avenue                   --/--/--        4,900            2%        $102,900           4%           $21.00        1/31/2015
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
Carter's                     --/--/--        4,000            2%        $100,000           3%           $25.00        6/30/2013
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
Balsam's Card & Gift         --/--/--        3,567            2%         $85,608           3%           $24.00       12/31/2004
------------------------- -------------- -------------- -------------- ------------- -------------- -------------- -----------------
Belmont Savings Bank         --/--/--        1,750            1%         $77,263           3%           $44.15        3/31/2005
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

         ESCROWS AND RESERVES.  None

         PROPERTY MANAGEMENT. The property is managed by Rosen Associates
Management Corp., a private third-party management company. The management agreement is subordinate to the Watertown Mall Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Watertown Mall Loan and the Watertown Mall Property is set forth on Appendix II hereto.

                                     III-40

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 - VERNON CIRCLE SHOPPING CENTER
--------------------------------------------------------------------------------

               [2 PHOTOS OF VERNON CIRCLE SHOPPING CENTER OMITTED]

                                     III-41

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 - VERNON CIRCLE SHOPPING CENTER
--------------------------------------------------------------------------------

       [MAP INDICATING LOCATION OF VERNON CIRCLE SHOPPING CENTER OMITTED]

                                     III-42

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 - VERNON CIRCLE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $18,750,000

CUT-OFF DATE BALANCE:           $18,750,000

SHADOW RATING (FITCH/MOODY'S):  NAP

FIRST PAYMENT DATE:             March 1, 2005

INTEREST RATE:                  4.830%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  February 1, 2010

EXPECTED MATURITY BALANCE:      $18,750,000

SPONSOR:                        Louis L. Ceruzzi, Jr.

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Locked out until the earlier of
                                January 24, 2008 or 2 years after
                                the REMIC "start-up" date, with U.S.
                                Treasury defeasance thereafter.
                                Prepayable without penalty from and
                                after November 1, 2009.

LOAN PER SF:                    $77.83

UP-FRONT RESERVES:              Cap Ex:             $53,632

ONGOING RESERVES:               Cap Ex:             See discussion below

LOCKBOX(1):                     Soft, Springing
                                to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Retail

PROPERTY SUB-TYPE:              Anchored

LOCATION:                       Vernon, CT

YEAR BUILT/RENOVATED:           1975/1997-1998

OCCUPANCY(2):                   100.0%

SQUARE FOOTAGE:                 240,916

THE COLLATERAL:                 Multi-building shopping center complex

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            Ceruzzi Properties, LLC

U/W NET OP. INCOME:             $2,045,967

U/W NET CASH FLOW:              $1,923,100

U/W OCCUPANCY:                  95.0%

APPRAISED VALUE:                $27,000,000

CUT-OFF DATE LTV:               69.4%

MATURITY DATE LTV:              69.4%

DSCR:                           2.09x

POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1) A lockbox is in place with respect to the Vernon Circle Shopping Center
Loan. However, if no cash sweep period is occurring, the borrower may withdraw funds from the account. A cash sweep period is defined as any time that an uncured event of default exists, or debt service coverage has fallen below
1.75x, based on a trailing twelve month period. The cash sweep period based on debt service coverage will end when debt service coverage is 1.75x or greater, but not earlier than six months after the date that the cash sweep period began.
Funds in the lockbox account are used to fund basic carrying costs (insurance premiums and taxes), debt service and the recurring replacement reserve for capital expenditures. During an O&M Operative period (described below), funds in the lockbox will also be applied to operating expenses, capital expenditures actually incurred, approved extraordinary expenses, and a curtailment reserve
(which will serve as additional collateral for the Vernon Circle Shopping Center
Loan).

(2) Occupancy is based on the rent roll dated December 2, 2004. Stop & Shop master leases 9,055 SF of in-line space, which is included in the occupancy calculation.

THE VERNON CIRCLE SHOPPING CENTER LOAN

         THE LOAN. The tenth largest loan (the "Vernon Circle Shopping Center
Loan") as evidenced by the Promissory Note (the "Vernon Circle Shopping Center
Note") is secured by a first priority fee Open-End Mortgage Deed, Assignment of
Rents, Security Agreement and Fixture Filing (the "Vernon Circle Shopping Center
Mortgage") encumbering the 240,916 square foot anchored shopping center known as
Vernon Circle Shopping Center, located in Vernon, Connecticut (the "Vernon
Circle Shopping Center Property"). The Vernon Circle Shopping Center Loan was
originated by Morgan Stanley Mortgage Capital Inc. on January 24, 2005.

         THE BORROWER. The borrower is CE Vernon LLC, a Delaware limited liability company, and CE Vernon II LLC, a Delaware limited liability company
(collectively, the "Vernon Circle Shopping Center Borrower") that own no material asset other than the Vernon Circle Shopping Center Property and related interests. The Vernon Circle Shopping Center Borrower is equally owned by CE
Investment Associates LLC (whose sole managing member is controlled by Louis L.
Ceruzzi, Jr., the sponsor of the Vernon Circle Shopping Center Loan) and L/C
Family Limited Partnership I. Louis L. Ceruzzi, Jr. and Ceruzzi Properties, LLC
is a property developer based in Connecticut who has developed more than
4,000,000 square feet of retail shopping centers in the Northeast United States since 1988.

                                     III-43

         THE PROPERTY. The Vernon Circle Shopping Center Property is located in
Vernon, Connecticut, at 295 Hartford Turnpike and 10 Pitkin Road. The Vernon
Circle Shopping Center Property is located in a primary commercial corridor outside of Hartford. The Vernon Circle Shopping Center Property was originally constructed in 1975 and was renovated in 1997-1998. It consists of four retail buildings containing a gross leasable area of 240,916 square feet. The improvements are situated on two non-contiguous parcels. The Vernon Circle
Shopping Center Property is situated on approximately 34.4 acres and includes
1,093 parking spaces. The Vernon Circle Shopping Center Property is anchored by
Kmart, Stop & Shop Supermarket, CFO Fashion Outlet and Sears Hardware. Kmart
occupies 34.9% of the gross leasable area and reports $204.94 sales per square foot, Stop & Shop Supermarket occupies 27.9% of the gross leasable area and sales are reportedly $847.22 per square foot, while CFO Fashion Outlet and Sears
Hardware occupy 12.8% and 9.0% of the gross leasable area, respectively.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------

                             # OF        AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET        OF SF       RENTAL REVENUES       TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING         ROLLING           ROLLING       REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant               --              --               --             --               --                  --
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                --              --               --             --               --                  --
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 2            $8.64              7%             7%               6%                  6%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 2            $12.76            12%             18%              16%                22%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 1            $10.00             4%             22%              4%                 26%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                --              --               --             22%              --                 26%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 1            $3.19             35%             57%              12%                38%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 1            $6.75             13%             70%              9%                 47%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 1            $9.00              2%             72%              2%                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                --              --               --             72%              --                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                --              --               --             72%              --                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             1            $17.30            28%            100%              51%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

     The following table presents certain information relating to the major tenants at the Vernon Circle Shopping Center Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL    ANNUALIZED
                                 CREDIT RATING                          ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                    (FITCH/        TENANT      % OF    UNDERWRITTEN   UNDERWRITTEN  BASE RENT ($       LEASE
TENANT NAME                     MOODY'S/S&P)(1)     NRSF       NRSF      BASE RENT     BASE RENT      PER NRSF)      EXPIRATION
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------

Stop & Shop                       BB/Ba2/BB       67,331       28%     $1,164,627        51%          $17.30       10/31/2028
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------
Sears Hardware(2)                BB/Ba1/BB+       21,600        9%      $285,120         13%          $13.20       11/30/2007
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------
Kmart                            BB/Ba1/BB+       84,180       35%      $268,700         12%           $3.19        2/28/2010
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------
CFO Fashion                       --/--/--        30,750       13%      $207,563          9%           $6.75        8/31/2011
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------
NAMCO Pool & Patio                --/--/--        14,500        6%      $123,250          5%           $8.50        1/31/2006
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------
Stop & Shop (master lease)(3)     --/--/--        9,055         4%       $90,550          4%          $10.00        9/30/2008
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------
Town Fair Tire                    --/--/--        6,500         3%       $73,450          3%          $11.30        3/31/2007
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------
99 Restaurant                     --/--/--        5,500         2%       $49,500          2%           $9.00       12/31/2012
------------------------------ ---------------- ----------- --------- -------------- ------------- -------------- ---------------
Classy Nails & Hair               --/--/--        1,500         1%       $15,000          1%          $10.00        1/31/2006
---------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease. (2) The Sears Hardware tenant is a subtenant of Stop &
Shop (3) Stop & Shop master leases 9,055 SF of in-line space. This master-leased space is currently unoccupied.

         ESCROWS AND RESERVES. The Vernon Circle Shopping Center Borrower is
required to deposit into a Recurring Replacement Reserve a monthly installment of $3,814, adjusted for inflation. During an O&M Operative Period, funds in the property lockbox will also be applied to operating expenses, capital expenditures actually incurred, approved extraordinary expenses, and a curtailment reserve (which will serve as additional collateral for the Vernon
Circle Shopping Center Loan). An "O&M Operative Period" is defined as the period commencing upon the earlier to occur of (i) the long-term unsecured debt rating of the guarantor under the Stop & Shop lease falling below "B+" or "B1" by
Standard & Poor's and Moody's, respectively, and (ii) Stop & Shop ceasing operations at the Vernon Circle Shopping Center Property. The O&M Operative
Period will terminate (x) in the event the O&M Operative Period has commenced pursuant to clause (i) above, on the first loan payment date after the long-term unsecured debt rating of the guarantor under the Stop & Shop lease shall exceed
"B+" and "B1" by Standard & Poor's and Moody's, respectively, for a period of more than six months and (y) in

                                     III-44

the event the O&M Operative Period has commenced pursuant to clause (ii) above, on the first loan payment date after Stop & Shop shall continuously operate for more than six months.

         PROPERTY MANAGEMENT. The Vernon Circle Shopping Center Property is
managed by Ceruzzi Properties, LLC, which is an affiliate of the Vernon Circle
Shopping Center Loan's sponsor. The management agreement is subordinate to the
Vernon Circle Shopping Center Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Vernon Circle Shopping
Center Loan and the Vernon Circle Shopping Center Property is set forth on
Appendix II hereto.

                                     III-45

--------------------------------------------------------------------------------
[BEAR
STEARNS LOGO OMITTED]             April 7, 2005    [MORGAN STANLEY LOGO OMITTED]
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE

                              COLLATERAL TERM SHEET

                                 --------------

                                 $1,055,718,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                            AS MORTGAGE LOAN SELLERS

                                 --------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

                                 --------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

TRANSACTION FEATURES

o    Sellers:

------------------------------------------------------------------------------------------------------------------
                                                                       NO. OF    NO. OF    CUT-OFF DATE   % OF
 SELLERS                                                               LOANS   PROPERTIES   BALANCE ($)   POOL
------------------------------------------------------------------------------------------------------------------

 Morgan Stanley Mortgage Capital Inc.                                    29        29      363,098,802    32.4
 Principal Commercial Funding, LLC                                       59        60      312,986,983    27.9
 Bear Stearns Commercial Mortgage, Inc.                                  27        27      234,014,353    20.9
 Wells Fargo Bank, National Association                                  40        65      148,198,000    13.2
 Bear Stearns Commercial Mortgage, Inc. / Wells Fargo Bank, National      1         1       63,315,000     5.6
 Association
------------------------------------------------------------------------------------------------------------------
 TOTAL:                                                                 156       182    1,121,613,138   100.0
------------------------------------------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $7,189,828

     o    Largest Mortgage Loan by Cut-off Date Balance: $85,000,000

     o    Five largest and ten largest loans: 29.6% and 41.1% of pool, respectively

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.98x

     o    Weighted average current loan-to-value ratio of 59.3%; weighted average balloon loan-to-value ratio of 50.9%

o    Property Types:

            [PIE CHART DEPICTING PERCENTAGES BY PROPERTY TYPE OMITTED]

                Retail                                  42.8%
                Multifamily                             21.7%
                Office                                  19.7%
                Industrial                               7.8%
                Hospitality                              4.8%
                Other                                    1.6%
                Self Storage                             1.3%
                Manufactured Housing Community           0.2%

                Notes: "Other" collateral consists of Mixed Use,
                Parking Garage and Day Care Facility.

o    Call Protection: (as applicable)

     o    70.9% of the pool (116 loans) has a lockout period ranging from 23 to
          47 payments from origination, then defeasance provisions.

     o    18.8% of the pool (19 loans) has a lockout period ranging from 24 to
          47 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.

     o    0.7% of the pool (1 loan) has a lockout period of 37 payments from origination, then the greater of yield maintenance and a prepayment premium of 3.0%.

     o    8.8 % of the pool (19 loans) has a lockout period ranging from 24 to
          35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization.

     o    0.8 % of the pool (1 loan) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1.0%.

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying
     Agent's website.

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

     o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-2

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
            INITIAL
          CERTIFICATE                                                                                                   CERTIFICATE
          BALANCE OR                                                                   EXPECTED FINAL     INITIAL        PRINCIPAL
           NOTIONAL        SUBORDINATION      RATINGS        AVERAGE       PRINCIPAL    DISTRIBUTION    PASS-THROUGH     TO VALUE
CLASS      AMOUNT(1)           LEVELS     (FITCH/MOODY'S)   LIFE(2)(3)   WINDOW(2)(4)      DATE(2)         RATE(5)       RATIO(6)
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------

A-1       $69,500,000          17.000%       AAA / Aaa         2.99         1 - 54       10/13/09          [ ]%           49.2%
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
A-2      $121,900,000          17.000%       AAA / Aaa         4.59        54 - 60        4/13/10          [ ]%           49.2%
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
A-3       $41,600,000          17.000%       AAA / Aaa         6.73        79 - 83        3/13/12          [ ]%           49.2%
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
A-AB     $105,700,000          17.000%       AAA / Aaa         7.82        60 - 111       7/13/14          [ ]%           49.2%
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
A-4      $592,238,000          17.000%       AAA / Aaa         9.75       111 - 120       4/13/15          [ ]%           49.2%
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
X-2    $1,098,997,000(8)           ---       AAA / Aaa         5.93          ---          4/13/13      Variable Rate        ---
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
A-J       $74,307,000          10.375%       AAA / Aaa        10.03       120 - 121       5/13/15          [ ]%           53.2%
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
B         $29,443,000           7.750%        AA / Aa2        10.04       121 - 121       5/13/15          [ ]%           54.7%
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
C          $8,412,000           7.000%       AA- / Aa3        10.04       121 - 121       5/13/15          [ ]%           55.2%
------ ------------------ --------------- ----------------- ----------- -------------- -------------- ---------------- -------------
D         $12,618,000           5.875%         A / A2         10.04       121 - 121       5/13/15          [ ]%           55.8%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)

-----------------------------------------------------------------------------------------------------------------------------------
            INITIAL
          CERTIFICATE                                                                                                  CERTIFICATE
          BALANCE OR                                                                EXPECTED FINAL       INITIAL        PRINCIPAL
           NOTIONAL        SUBORDINATION      RATINGS      AVERAGE      PRINCIPAL    DISTRIBUTION      PASS-THROUGH     TO VALUE
CLASS      AMOUNT(1)          LEVELS      (FITCH/MOODY'S) LIFE(2)(3)  WINDOW(2)(4)      DATE(2)          RATE(5)        RATIO(6)
------ ------------------ --------------- --------------- ----------- ------------- ---------------- ---------------- -------------

X-1    $1,121,613,137(8)          ---        AAA / Aaa        ---          ---            ---         Variable Rate       ---
------ ------------------ --------------- --------------- ----------- ------------- ---------------- ---------------- -------------
E         $11,216,000          4.875%         A- / A3       10.38       121 - 131       3/13/16            [ ]%           56.4%
------ ------------------ --------------- --------------- ----------- ------------- ---------------- ---------------- -------------
F          $9,814,000          4.000%       BBB+ / Baa1     11.17       131 - 143       3/13/17            [ ]%           56.9%
------ ------------------ --------------- --------------- ----------- ------------- ---------------- ---------------- -------------
G          $9,814,000          3.125%        BBB / Baa2     11.93       143 - 150      10/13/17            [ ]%           57.5%
------ ------------------ --------------- --------------- ----------- ------------- ---------------- ---------------- -------------
H          $8,412,000          2.375%       BBB- / Baa3     13.41       150 - 168       4/13/19            [ ]%           57.9%
------ ------------------ --------------- --------------- ----------- ------------- ---------------- ---------------- -------------
J - P     $26,639,137             ---            ---          ---          ---             ---             [ ]%           ---
-----------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

          (3)  Average life is expressed in terms of years.

          (4)  Principal window is the period (expressed in terms of months and commencing with the month of May 2005) during which distributions of principal are expected to be made to the holders of each designated Class.

          (5)  The Class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G and H
               Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate as described herein. The Class X-1 and X-2 Certificates will be collectively known as the "Class X
               Certificates."

          (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and the Certificate Balances of
               all Classes (if any) that are senior to such Class by the
               quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The
               Class A-1, A-2, A-3, A-AB and A-4 Certificate Principal to Value
               Ratio is calculated based upon the aggregate of the Class A-1,
               A-2, A-3, A-AB and A-4 Certificate Balances.

          (7)  Certificates to be offered privately pursuant to Rule 144A.

          (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-3

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

I. ISSUE CHARACTERISTICS

   Issue Type:                    Public: Classes A-1, A-2, A-3, A-AB, A-4, X-2,
                                  A-J, B, C, and D (the "Offered Certificates")

                                  Private (Rule 144A): Classes X-1, E, F, G, H,
                                  J, K, L, M, N, O and P

   Securities Offered:            $1,055,718,000 monthly pay, multi-class,
                                  commercial mortgage REMIC Pass-Through
                                  Certificates, including nine principal and
                                  interest classes (Classes A-1, A-2, A-3, A-AB,
                                  A-4, A-J, B, C, and D) and one interest-only
                                  strip (Class X-2)

   Sellers:                       Morgan Stanley Mortgage Capital Inc.,
                                  Principal Commercial Funding, LLC, Bear
                                  Stearns Commercial Mortgage, Inc., and Wells
                                  Fargo Bank, National Association

   Co-lead Bookrunning Managers:  Bear, Stearns & Co. Inc. and Morgan Stanley &
                                  Co. Incorporated

   Master Servicer:               Wells Fargo Bank, National Association

   Primary Servicers:             Principal Global Investors, LLC (with respect
                                  to the individual loans sold by Principal
                                  Commercial Funding, LLC); Wells Fargo Bank,
                                  National Association (with respect to the
                                  individual loans sold by it, Bear Stearns
                                  Commercial Mortgage, Inc., and Morgan Stanley
                                  Mortgage Capital Inc.)

   Special Servicer:              ARCap Servicing, Inc.

   Trustee:                       LaSalle Bank National Association

   Paying Agent and Registrar:    Wells Fargo Bank, National Association

   Cut-Off Date:                  April 1, 2005 (or with respect to any mortgage
                                  loan originated in April 2005 that has its
                                  first scheduled payment date in June 2005, the
                                  date of origination). For purposes of the
                                  information contained in this term sheet,
                                  scheduled payments due in April 2005 with
                                  respect to mortgage loans not having payment
                                  dates on the first of each month have been
                                  deemed received on April 1, 2005, not the
                                  actual day on which such scheduled payments
                                  were due.

   Expected Closing Date:         On or about April 28, 2005

   Distribution Dates:            The 13th of each month, commencing in May 2005
                                  (or if the 13th is not a business day, the
                                  next succeeding business day)

   Advancing:                     The Master Servicer is required to advance
                                  delinquent monthly mortgage payments to the
                                  extent recoverable. If the Master Servicer
                                  determines that a previously made advance is
                                  not recoverable, the Master Servicer will
                                  reimburse itself from the Certificate Account
                                  for the amount of the advance, plus interest.
                                  The reimbursement will be taken first from
                                  principal distributable on the Certificates
                                  and then interest. The Master Servicer has
                                  discretion to defer to later periods any
                                  reimbursements that would be taken from
                                  interest on the Certificates. Reimbursement
                                  for previously made recoverable advances
                                  deferred pursuant to a workout will be taken
                                  from principal distributable on the
                                  Certificates.

   Minimum Denominations:         $25,000 for the Class A-1, A-2, A-3, A-AB,
                                  A-4, and A-J Certificates, $1,000,000 notional
                                  for X-2 certificates and $100,000 for all
                                  other Offered Certificates and in multiples of
                                  $1 thereafter

   Settlement Terms:              DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

   Legal/Regulatory Status:       Classes A-1, A-2, A-3, A-AB, A-4, X-2, A-J, B,
                                  C, and D are expected to be eligible for
                                  exemptive relief under ERISA. No Class of
                                  Certificates is SMMEA eligible.

   Risk Factors:                  THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-4

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G and H Certificates
will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero. The pass-through rate applicable to the Class J through Class P
Certificates will, at all times, be a per annum rate equal to the lesser of [ ]%
and the weighted average net mortgage rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

IO STRUCTURE:

[DIAGRAM LISTING CLASSES, RATINGS, INITIAL CERTIFICATE BALANCES AND DEPICTING IO
                               STRUCTURE OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-5

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

Class X-1 and X-2 Notional    The Notional Amount of the Class X-1 Certificates
Balances:                     will be equal to the aggregate of the Certificate
                              Balances of the classes of Principal Balance
                              Certificates outstanding from time to time. The
                              Notional Amount of the Class X-2 Certificates will
                              equal:

                                o  during the period from the Closing Date
                                   through and including the Distribution Date
                                   occurring in April 2006, the sum of (a) the
                                   lesser of $60,905,000 and the Certificate
                                   Balance of the Class A-1 Certificates
                                   outstanding from time to time and (b) the
                                   aggregate of the Certificate Balances of the
                                   Class A-2, Class A-3, Class A-AB, Class A-4,
                                   Class A-J, Class B, Class C, Class D, Class
                                   E, Class F, Class G, Class H, Class J, Class
                                   K and Class L Certificates outstanding from
                                   time to time;

                                o  during the period following the Distribution
                                   Date occurring in April 2006 through and
                                   including the Distribution Date occurring in
                                   April 2007, the sum of (a) the lesser of
                                   $11,640,000 and the Certificate Balance of
                                   the Class A-1 Certificates outstanding from
                                   time to time, (b) the aggregate of the
                                   Certificate Balances of the Class A-2, Class
                                   A-3, Class A-AB, Class A-4, Class A-J, Class
                                   B, Class C, Class D, Class E, Class F, Class
                                   G, Class H and Class J Certificates
                                   outstanding from time to time and (c) the
                                   lesser of $859,000 and the Certificate
                                   Balance of the Class K Certificates
                                   outstanding from time to time;

                                o  during the period following the Distribution
                                   Date occurring in April 2007 through and
                                   including the Distribution Date occurring in
                                   April 2008, the sum of (a) the lesser of
                                   $83,240,000 and the Certificate Balance of
                                   the Class A-2 Certificates outstanding from
                                   time to time, (b) the aggregate of the
                                   Certificate Balances of the Class A-3, Class
                                   A-AB, Class A-4, Class A-J, Class B, Class C,
                                   Class D, Class E and Class F Certificates
                                   outstanding from time to time and (c) the
                                   lesser of $1,293,000 and the Certificate
                                   Balance of the Class G Certificates
                                   outstanding from time to time;

                                o  during the period following the Distribution
                                   Date occurring in April 2008 through and
                                   including the Distribution Date occurring in
                                   April 2009, the sum of (a) the lesser of
                                   $33,750,000 and the Certificate Balance of
                                   the Class A-2 Certificates outstanding from
                                   time to time, (b) the aggregate of the
                                   Certificate Balances of the Class A-3, Class
                                   A-AB, Class A-4, Class A-J, Class B, Class C
                                   and Class D Certificates outstanding from
                                   time to time and (c) the lesser of $1,841,000
                                   and the Certificate Balance of the Class E
                                   Certificates outstanding from time to time;

                                o  during the period following the Distribution
                                   Date occurring in April 2009 through and
                                   including the Distribution Date occurring in
                                   April 2010, the sum of (a) the lesser of
                                   $30,282,000 and the Certificate Balance of
                                   the Class A-AB Certificates outstanding from
                                   time to time, (b) the aggregate of the
                                   Certificate Balances of the Class A-4, Class
                                   A-J and Class B Certificates outstanding from
                                   time to time and (c) the lesser of $4,586,000
                                   and the Certificate Balance of the Class C
                                   Certificates outstanding from time to time;

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-6

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

                                o  during the period following the Distribution
                                   Date occurring in April 2010 through and
                                   including the Distribution Date occurring in
                                   April 2011, the sum of (a) the lesser of
                                   $583,581,000 and the Certificate Balance of
                                   the Class A-4 Certificates outstanding from
                                   time to time, (b) the Certificate Balance of
                                   the Class A-J Certificates outstanding from
                                   time to time and (c) the lesser of
                                   $18,550,000 and the Certificate Balance of
                                   the Class B Certificates outstanding from
                                   time to time;

                                o  during the period following the Distribution
                                   Date occurring in April 2011 through and
                                   including the Distribution Date occurring in
                                   April 2012, the sum of (a) the lesser of
                                   $521,707,000 and the Certificate Balance of
                                   the Class A-4 Certificates outstanding from
                                   time to time, (b) the Certificate Balance of
                                   the Class A-J Certificates outstanding from
                                   time to time and (c) the lesser of $4,298,000
                                   and the Certificate Balance of the Class B
                                   Certificates outstanding from time to time;

                                o  during the period following the Distribution
                                   Date occurring in April 2012 through and
                                   including the Distribution Date occurring in
                                   April 2013, the sum of (a) the lesser of
                                   $482,514,000 and the Certificate Balance of
                                   the Class A-4 Certificates outstanding from
                                   time to time and (b) the lesser of
                                   $65,906,000 and the Certificate Balance of
                                   the Class A-J Certificates outstanding from
                                   time to time;

                                o  Following the Distribution Date occurring in
                                   April 2013, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-7

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

Class X-1 Pass-Through Rate:
                              The Pass-Through Rate applicable to the Class X-1
                              Certificates for the initial Distribution Date
                              will equal approximately [ ]% per annum. The
                              Pass-Through Rate applicable to the Class X-1
                              Certificates for each Distribution Date subsequent
                              to the initial Distribution Date will equal the
                              weighted average of the respective strip rates
                              (the "Class X-1 Strip Rates") at which interest
                              accrues from time to time on the respective
                              components of the total Notional Amount of the
                              Class X-1 Certificates outstanding immediately
                              prior to the related Distribution Date (weighted
                              on the basis of the respective balances of such
                              components outstanding immediately prior to such
                              Distribution Date). Each of those components will
                              be comprised of all or a designated portion of the
                              Certificate Balance of one of the classes of the
                              Principal Balance Certificates. In general, the
                              Certificate Balance of each class of Principal
                              Balance Certificates will constitute a separate
                              component of the total Notional Amount of the
                              Class X-1 Certificates; provided that, if a
                              portion, but not all, of the Certificate Balance
                              of any particular class of Principal Balance
                              Certificates is identified under "--Certificate
                              Balances" in the prospectus supplement as being
                              part of the total Notional Amount of the Class X-2
                              Certificates immediately prior to any Distribution
                              Date, then that identified portion of such
                              Certificate Balance will also represent one or
                              more separate components of the total Notional
                              Amount of the Class X-1 Certificates for purposes
                              of calculating the accrual of interest for the
                              related Distribution Date, and the remaining
                              portion of such Certificate Balance will represent
                              one or more other separate components of the Class
                              X-1 Certificates for purposes of calculating the
                              accrual of interest for the related Distribution
                              Date. For any Distribution Date occurring in or
                              before April 2013, on any particular component of
                              the total Notional Amount of the Class X-1
                              Certificates immediately prior to the related
                              Distribution Date, the applicable Class X-1 Strip
                              Rate will be calculated as follows:

                                o  if such particular component consists of the
                                   entire Certificate Balance (or a designated
                                   portion of that certificate balance) of any
                                   class of Principal Balance Certificates, and
                                   if such entire Certificate Balance (or that
                                   designated portion) also constitutes a
                                   component of the total Notional Amount of the
                                   Class X-2 Certificates immediately prior to
                                   the related Distribution Date, then the
                                   applicable Class X-1 Strip Rate will equal
                                   the excess, if any, of (a) the Weighted
                                   Average Net Mortgage Rate for such
                                   Distribution Date, over (b) the greater of
                                   (i) the rate per annum corresponding to such
                                   Distribution Date as set forth on Schedule B
                                   attached to the prospectus supplement and
                                   (ii) the Pass-Through Rate for such
                                   Distribution Date for such class of Principal
                                   Balance Certificates; and

                                o  if such particular component consists of the
                                   entire Certificate Balance (or a designated
                                   portion of that certificate balance) of any
                                   class of Principal Balance Certificates, and
                                   if such entire Certificate Balance (or that
                                   designated portion) does not also constitute
                                   a component of the total Notional Amount of
                                   the Class X-2 Certificates immediately prior
                                   to the related Distribution Date, then the
                                   applicable Class X-1 Strip Rate will equal
                                   the excess, if any, of (a) the Weighted
                                   Average Net Mortgage Rate for such
                                   Distribution Date, over (b) the Pass-Through
                                   Rate for such Distribution Date for such
                                   class of Principal Balance Certificates.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-8

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

                              For any Distribution Date occurring after April
                              2013, the Certificate Balance of each class of
                              Principal Balance Certificates will constitute a
                              separate component of the total Notional Amount of
                              the Class X-1 Certificates, and the applicable
                              Class X-1 Strip Rate with respect to each such
                              component for each such Distribution Date will
                              equal the excess, if any, of (a) the Weighted
                              Average Net Mortgage Rate for such Distribution
                              Date, over (b) the Pass-Through Rate for such
                              Distribution Date for such class of Principal
                              Balance Certificates. Under no circumstances will
                              any Class X-1 Strip Rate be less than zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-9

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

Class X-2 Pass-Through Rate:  The Pass-Through Rate applicable to the Class X-2
                              Certificates for the initial Distribution Date
                              will equal approximately [ ]% per annum. The
                              Pass-Through Rate applicable to the Class X-2
                              Certificates for each Distribution Date subsequent
                              to the initial Distribution Date and on or before
                              the Distribution Date in April 2013 will equal the
                              weighted average of the respective strip rates
                              (the "Class X-2 Strip Rates") at which interest
                              accrues from time to time on the respective
                              components of the total Notional Amount of the
                              Class X-2 Certificates outstanding immediately
                              prior to the related Distribution Date (weighted
                              on the basis of the respective balances of such
                              components outstanding immediately prior to such
                              Distribution Date). Each of those components will
                              be comprised of all or a designated portion of the
                              Certificate Balance of a specified class of
                              Principal Balance Certificates. If all or a
                              designated portion of the Certificate Balance of
                              any class of Principal Balance Certificates is
                              identified under "--Certificate Balances" in the
                              prospectus supplement as being part of the total
                              Notional Amount of the Class X-2 Certificates
                              immediately prior to any Distribution Date, then
                              that Certificate Balance (or designated portion of
                              it) will represent one or more separate components
                              of the total Notional Amount of the Class X-2
                              Certificates for purposes of calculating the
                              accrual of interest for the related Distribution
                              Date. For any Distribution Date occurring in or
                              before April 2013, on any particular component of
                              the total Notional Amount of the Class X-2
                              Certificates immediately prior to the related
                              Distribution Date, the applicable Class X-2 Strip
                              Rate will equal the excess, if any, of:

                                o  the lesser of (a) the rate per annum
                                   corresponding to such Distribution Date as
                                   set forth on Schedule B attached to the
                                   prospectus supplement and (b) the Weighted
                                   Average Net Mortgage Rate for such
                                   Distribution Date, over

                                o  the Pass-Through Rate for such Distribution
                                   Date for the class of Principal Balance
                                   Certificates whose Certificate Balance, or a
                                   designated portion of it, comprises such
                                   component.

                              Under no circumstances will any Class X-2 Strip
                              Rate be less than zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-10

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

Prepayment Premium Allocation:  Mortgage Loan during any particular Collection
                                Period will be distributed to the holders of
                                each Class of Principal Balance Certificates
                                (other than an excluded class as defined below)
                                then entitled to distributions of principal on
                                such Distribution Date in an amount equal to the
                                lesser of (i) such Prepayment Premium/Yield
                                Maintenance Charge and (ii) the Prepayment
                                Premium/Yield Maintenance Charge multiplied by
                                the product of (a) a fraction, the numerator of
                                which is equal to the amount of principal
                                distributed to the holders of that Class on the
                                Distribution Date, and the denominator of which
                                is the total principal distributed on that
                                distribution date, and (b) a fraction not
                                greater than one, the numerator of which is
                                equal to the excess, if any, of the Pass-Through
                                Rate applicable to that Class, over the relevant
                                Discount Rate (as defined in the Prospectus
                                Supplement), and the denominator of which is
                                equal to the excess, if any, of the Mortgage
                                Rate of the Mortgage Loan that prepaid, over the
                                relevant Discount Rate.

                                The portion, if any, of the Prepayment
                                Premium/Yield Maintenance Charge remaining after
                                such payments to the holders of the Principal
                                Balance Certificates will be distributed to the
                                holders of the Class X-1 Certificates and Class
                                X-2 Certificates based on an [_______] ratio
                                through the Distribution Date in [_______].
                                After the Distribution Date in [_______] all
                                Prepayment Premium/Yield Maintenance charges
                                remaining after such payments to the holders of
                                the Principal Balance Certificates will be
                                distributed to the Class X-1 Certificates. For
                                the purposes of the foregoing, the Class J
                                Certificates and below are the excluded classes.
                                The following is an example of the Prepayment
                                Premium Allocation under (ii) above based on the
                                information contained herein and the following
                                assumptions:

                                o  Two Classes of Certificates: Class A-2 and X

                                o  The characteristics of the Mortgage Loan
                                   being prepaid are as follows:

                                   -   Mortgage Rate:  5.50%

                                   -   Maturity Date:  10 years

                                o  The Discount Rate is equal to 4.00%

                                o  The Class A-2 Pass-Through Rate is equal to
                                   4.25%

                             CLASS A-2 CERTIFICATES
------------------------------------------------------------------------------
                                                                    YIELD
                                                                 MAINTENANCE
                     METHOD                       FRACTION        ALLOCATION
                                                --------------  --------------
                                                  CLASS A-2       CLASS A-2
                                                --------------  --------------
 (Class A-2 Pass-Through Rate - Discount Rate)   (4.25%-4.00%)       16.67%
 ---------------------------------------------   -------------
        (Mortgage Rate -Discount Rate)           (5.50%-4.00%)

                             CLASS X CERTIFICATE
------------------------------------------------------------------------------
                                                                     YIELD
                                                                  MAINTENANCE
                     METHOD                     FRACTION           ALLOCATION
       ----------------------------------     -------------     ---------------
           1 - Class A-2 YM Allocation         1 - 16.67%            83.33%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-11

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

III.  SELLERS      Morgan Stanley Mortgage Capital Inc. ("MSMC")

                   The Mortgage Pool includes 29 Mortgage Loans, representing
                   32.4% of the Initial Pool Balance, that were originated by or on behalf of MSMC or purchased from a third party.

                   MSMC is subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                   Principal Commercial Funding, LLC ("PCF")

                   The Mortgage Pool includes 59 Mortgage Loans, representing
                   27.9% of the Initial Pool Balance, that were originated by
                   PCF and/or its affiliates.

                   PCF is a wholly owned subsidiary of Principal Global
                   Investors, LLC, which is a wholly owned subsidiary of
                   Principal Life Insurance Company. PCF was formed as a
                   Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate.
                   Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                   Bear Stearns Commercial Mortgage, Inc. ("BSCMI")*

                   The Mortgage Pool includes 27 Mortgage Loans, representing
                   20.9% of the Initial Pool Balance, that were originated by
                   BSCMI and/or its affiliates.

                   BSCMI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as
                   manufactured housing communities located in the United
                   States. BSCMI and its affiliates originate and underwrite
                   loans through four offices located throughout the United
                   States. BSCMI loan origination and underwriting professionals are all full-time BSCMI employees.

                   Wells Fargo Bank, National Association ("Wells Fargo")*

                   The Mortgage Pool includes 40 Mortgage Loans, representing
                   13.2% of the Initial Pool Balance, that were originated by
                   Wells Fargo.

                   Wells Fargo is a national banking association and affiliate of Wells Fargo & Company that provides a full range of
                   banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by Wells Fargo were originated through its Capital Markets
                   Group.

                *With respect to Mortgage Loan No. 4, Waikele Center, Notes
                A-5, A-6, A-7 and A-8, the Waikele Center Pari Passu Loan, and
                Notes A-1, A-2, A-3 and A-4, the Waikele Center Companion
                Loan, were co-originated by BSCMI and WFB. Notes A-5, A-6, A-7 and A-8 will be included in the Trust.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-12

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

IV.  COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  CUT-OFF
                                                        PROPERTY      CUT-OFF DATE  UNITS/    LOAN PER   CURRENT   DATE    BALLOON
 NO.            PROPERTY NAME             CITY   STATE     TYPE          BALANCE      SF      UNIT/SF      DSCR     LTV      LTV
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------

  1. 95 - 97 Horatio Street           New York     NY   Multifamily   $85,000,000       325   $261,538    1.49x    54.8%    54.8%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
  2. 111-115 Fifth Avenue             New York     NY   Office        $75,000,000   582,602       $129    2.82x    42.9%    42.9%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
  3. Boulevard at the Capital Centre  Landover     MD   Retail        $71,500,000   484,664       $148    2.39x    53.8%    53.8%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
  4. Waikele Center                   Waipahu      HI   Retail        $63,315,000   521,332       $270    1.92x    70.0%    70.0%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
  5. Janus World Headquarters         Denver       CO   Office        $36,750,000   160,364       $229    1.92x    65.0%    59.3%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
  6. 110 - 114 Horatio Street         New York     NY   Multifamily   $31,000,000       154   $201,299    1.35x    68.9%    68.9%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
  7. Chateau on the Lake              Branson      MO   Hospitality   $30,904,436       301   $102,673    2.00x    62.4%    48.5%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
  8. Capitol Arms Apartments          New York     NY   Multifamily   $29,000,000       278   $104,317    2.59x    47.7%    44.0%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
  9. Watertown Mall                   Watertown    MA   Retail        $20,000,000   231,201        $87    2.59x    50.0%    50.0%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
 10. Vernon Circle Shopping Center    Vernon       CT   Retail        $18,750,000   240,916        $78    2.09x    69.4%    69.4%
---- -------------------------------- ---------- ----- ------------ -------------- --------- ---------- --------- -------- --------
      TOTALS/WEIGHTED AVERAGES                                       $461,219,436                         2.11x*   57.0%    55.4%
-----------------------------------------------------------------------------------------------------------------------------------

*    The weighted average DSCR after all applicable partial interest only periods is 2.04x

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-13

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

                         PARI PASSU AND COMPANION LOANS

   NO.           PROPERTY NAME       A-NOTE BALANCES          TRANSACTION             SPECIAL SERVICE  R        B-NOTE BALANCE
-------- ------------------------- ------------------ -------------------------- --------------------------- -------------------

  1.      Waikele Center             $77,385,000           MSCI 2005-TOP17             ARCap Servicing, Inc.*          NAP

                                     $63,315,000         BSCMSI 2005-TOP18             ARCap Servicing, Inc.*
-------- ------------------------- ------------------ -------------------------- --------------------------- -------------------

* Denotes lead servicer

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-14

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
1 - 1,000,000                           7        6,216,191        0.6
1,000,001 - 2,000,000                  25       38,443,428        3.4
2,000,001 - 3,000,000                  30       75,034,503        6.7
3,000,001 - 4,000,000                  16       56,715,838        5.1
4,000,001 - 5,000,000                  20       90,857,530        8.1
5,000,001 - 6,000,000                  14       76,132,921        6.8
6,000,001 - 7,000,000                   7       44,825,685        4.0
7,000,001 - 8,000,000                  11       83,176,434        7.4
8,000,001 - 9,000,000                   5       43,688,634        3.9
9,000,001 - 10,000,000                  1       9,100,000         0.8
10,000,001 - 15,000,000                 7       86,100,834        7.7
15,000,001 - 20,000,000                 5       88,851,704        7.9
25,000,001 < =                       8      422,469,433        7.7
------------------------------------------------------------------------
TOTAL:                                156    1,121,613,138      100.0
------------------------------------------------------------------------
Min:  623,000              Max: 85,000,000         Average: 7,189,828
------------------------------------------------------------------------

STATE
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                  MORTGAGED     CUT-OFF DATE      % OF
                                 PROPERTIES      BALANCE ($)      POOL
------------------------------------------------------------------------
New York                              14        265,883,402         3.7
California - Southern                 19        108,720,590         9.7
California - Northern                 10         45,015,595         4.0
Maryland                               4         82,687,749         7.4
Hawaii                                 1         63,315,000         5.6
Colorado                               4         57,667,702         5.1
New Jersey                             8         51,967,629         4.6
Missouri                               5         47,797,759         4.3
Connecticut                            8         41,973,433         3.7
Texas                                 10         39,766,745         3.5
Florida                               34         36,445,620         3.2
Other States                          65        280,371,912         5.0
------------------------------------------------------------------------
 TOTAL:                              182      1,121,613,138       100.0
------------------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                  MORTGAGED     CUT-OFF DATE      % OF
                                 PROPERTIES      BALANCE ($)      POOL
------------------------------------------------------------------------
Retail                               103        480,279,444       2.8
Multifamily                           19        243,066,872       1.7
Office                                25        221,016,391       9.7
Industrial                            17         88,026,145       7.8
Hospitality                            4         53,817,886       4.8
Self Storage                           7         14,888,806       1.3
Mixed Use                              4         14,222,839       1.3
Other                                  2          3,994,746       0.4
Manufactured Housing Community         1          2,300,000       0.2
------------------------------------------------------------------------
TOTAL:                               182      1,121,613,138     100.0
------------------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
4.501 - 5.000                            13      200,518,083     17.9
5.001 - 5.500                            77      637,706,842     56.9
5.501 - 6.000                            50      228,716,992     20.4
6.001 - 6.500                            14       48,448,834      4.3
6.501 < =                              2        6,222,387      0.6
------------------------------------------------------------------------
TOTAL:                                  156    1,121,613,138    100.0
------------------------------------------------------------------------
Min: 4.719                 Max: 6.750                Wtd Avg: 5.346
------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
1 - 60                                   12     135,722,246        12.1
61 - 120                                124     822,093,778        73.3
121 - 180                                13     136,865,704        12.2
181 - 240                                 6      22,692,094         2.0
241 < =                                1       4,239,315         0.4
------------------------------------------------------------------------
TOTAL:                                  156   1,121,613,138       100.0
------------------------------------------------------------------------
Min: 60                    Max: 257                 Wtd Avg:  116
------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
1 - 60                                  12     135,722,246        12.1
61 - 120                               125     897,093,778        80.0
121 - 180                               12      61,865,704         5.5
181 - 240                                6      22,692,094         2.0
241 < =                               1       4,239,315         0.4
------------------------------------------------------------------------
TOTAL:                                 156   1,121,613,138       100.0
------------------------------------------------------------------------
Min: 53                        Max: 249                 Wtd Avg: 114
------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
Interest Only                            25     468,649,500       41.8
61 - 120                                  1       2,059,814        0.2
121 - 180                                 4      13,350,681        1.2
181 - 240                                17      71,336,668        6.4
241 - 300                                42     202,052,794       18.0
301 - 360                                67     364,163,680       32.5
------------------------------------------------------------------------
TOTAL:                                  156   1,121,613,138      100.0
------------------------------------------------------------------------
Non Zero Min: 120             Max: 360       Non Zero Wtd Avg: 322
------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
Interest Only                            25      468,649,500      41.8
61 - 120                                  1        2,059,814       0.2
121 - 180                                 4       13,350,681       1.2
181 - 240                                17       71,336,668       6.4
241 - 300                                42      202,052,794      18.0
301 - 360                                67      364,163,680      32.5
------------------------------------------------------------------------
TOTAL:                                  156    1,121,613,138     100.0
------------------------------------------------------------------------
Non Zero Min: 117                Max: 360     Non Zero Wtd Avg: 320
------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
< = 20.0                               1       15,000,000       1.3
20.1 - 30.0                               3        9,968,485       0.9
30.1 - 40.0                               5       14,180,501       1.3
40.1 - 50.0                              17      175,592,046      15.7
50.1 - 60.0                              35      306,177,547      27.3
60.1 - 70.0                              64      467,743,569      41.7
70.1 - 80.0                              31      132,950,989      11.9
------------------------------------------------------------------------
TOTAL:                                  156    1,121,613,138     100.0
------------------------------------------------------------------------
 Min: 12.7                  Max: 79.9                Wtd Avg: 59.3
------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY (%)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
 0.1 - 20.0                              14       56,716,712       5.1
 20.1 - 30.0                              6       33,164,593       3.0
 30.1 - 40.0                             15       67,406,225       6.0
 40.1 - 50.0                             33      264,592,144      23.6
 50.1 - 60.0                             57      432,696,566      38.6
 60.1 - 70.0                             31      267,036,898      23.8
------------------------------------------------------------------------
TOTAL:                                  156    1,121,613,138     100.0
------------------------------------------------------------------------
 Min: 0.1                Max: 70.0               Wtd Avg: 50.9
------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
 < = 1.20                             7        21,295,450       1.9
 1.21 - 1.30                            11        37,456,473       3.3
 1.31 - 1.40                            22       160,343,056      14.3
 1.41 - 1.50                            30       202,158,937      18.0
 1.51 - 1.60                            14        49,441,950       4.4
 1.61 - 1.70                             9        34,323,396       3.1
 1.71 - 1.80                            13        47,972,160       4.3
 1.81 < =                            50       568,621,716      50.7
------------------------------------------------------------------------
TOTAL:                                 156     1,121,613,138     100.0
------------------------------------------------------------------------
 Min: 1.04                 Max: 9.18                  Wtd Avg:  1.98
------------------------------------------------------------------------

POST PARTIAL IO PERIOD DEBT SERVICE COVERAGE RATIO (X)
------------------------------------------------------------------------
                                     NO. OF        AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
------------------------------------------------------------------------
 < = 1.20                              7       21,295,450       1.9
 1.21 - 1.30                             15       67,956,473       6.1
 1.31 - 1.40                             22      160,343,056      14.3
 1.41 - 1.50                             30      198,858,937      17.7
 1.51 - 1.60                             16       95,541,950       8.5
 1.61 - 1.70                              9       27,085,396       2.4
 1.71 - 1.80                             14       52,822,160       4.7
 1.81 < =                             43      497,709,716      44.4
------------------------------------------------------------------------
TOTAL:                                  156    1,121,613,138     100.0
------------------------------------------------------------------------
Min: 1.04                       Max: 9.18               Wtd Avg:  1.93
------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-15

                          $1,055,718,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP18

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             APR-05          APR-06          APR-07          APR-08          APR-09         APR-10
------------------------------------------------------------------------------------------------------------------------------

Locked Out                          99.20%           99.20%          98.84%          73.94%          70.52%         76.52%
Greater of YM and 1.00%(2)(3)(4)     0.80%            0.80%           1.16%          25.88%          29.30%         23.48%
Open                                 0.00%            0.00%           0.00%           0.18%           0.18%          0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,121,613,138  $1,112,260,812  $1,102,156,908  $1,091,074,694  $1,078,787,684  $930,144,747

% Initial Pool Balance             100.00%           99.17%          98.27%          97.28%          96.18%          82.93%
------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

----------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions
(cont'd)                                  APR-11        APR-12         APR-13         APR-14        APR-15       APR-16
----------------------------------------------------------------------------------------------------------------------------

Locked Out                                76.61%        77.41%         78.08%         80.22%        32.63%       93.24%
Greater of YM and 1.00%(2)(3)(4)          23.39%        22.59%         21.92%         14.44%         2.05%        6.76%
Open                                       0.00%         0.00%          0.00%          5.33%        65.32%        0.00%
----------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%       100.00%        100.00%        100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding              $915,780,347   $864,469,914   $840,058,323   $787,439,538  $177,573,841  $49,052,037
% Initial Pool Balance                    81.65%        77.07%         74.90%         70.21%        15.83%         4.37%
----------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

----------------------------------------------------------------------------------------------------------------
Prepayment Restrictions
(cont'd) APR-17 APR-18
----------------------------------------------------------------------------------------------------------------

Locked Out                                   91.85%         92.15%
Greater of YM and 1.00%(2)(3)(4)              8.15%          7.85%
Open                                          0.00%          0.00%
----------------------------------------------------------------------------------------------------------------
TOTALS                                      100.00%        100.00%
----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                  $36,459,774    $33,206,658
% Initial Pool Balance                        3.25%          2.96%
----------------------------------------------------------------------------------------------------------------

Notes:
(1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
(2) See Appendix II for a description of the Yield Maintenance.
(3) DEF/YM1 loans have been modelede as Yield Maintenance.
(4) One Yield Maintenance loan has been represented as the greater of YM and
    1.00%

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-16

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION DATE STATEMENT

                      =======================================================================

                      STATEMENT SECTIONS                                              PAGE(S)
                      ------------------                                              -------

                      Certificate Distribution Detail                                    2
                      Certificate Factor Detail                                          3
                      Reconciliation Detail                                              4
                      Other Required Information                                         5
                      Cash Reconciliation Detail                                         6
                      Ratings Detail                                                     7
                      Current Mortgage Loan and Property Stratification Tables         8 - 10
                      Mortgage Loan Detail                                              11
                      Principal Prepayment Detail                                       12
                      Historical Detail                                                 13
                      Delinquency Loan Detail                                           14
                      Specially Serviced Loan Detail                                  15 - 16
                      Modified Loan Detail                                              17
                      Liquidated Loan Detail                                            18
                      Bond/Collateral Realized Loss Reconciliation                      19
                      =======================================================================

                   DEPOSITOR                                  MASTER SERVICER                           SPECIAL SERVICER
==============================================  =========================================  =========================================
Bead Stearns Chase Commercial Mortgage           Wells Fargo Bank, N.A.                     ARCap Servicing, Inc.
  Securities Inc.                                45 Fremont Street, 2nd Floor               5605 N. MacArthur Blvd.
383 Madison Avenue                               investorreporting@wellsfargo.com           Irving, TX 75038
New York, NY 10179                               San Francisco, CA 94105

Contact:      General Information Number         Contact:      Matilde Sanchez              Contact:      Chris Crouch
Phone Number: (212) 272-2000                     Phone Number:                              Phone Number: (972) 580-1688
==============================================  =========================================  =========================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 1 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                          CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
  Class\  CUSIP     Pass-Through    Original    Beginning     Principal       Interest    Prepayment   Realized Loss/
Component              Rate          Balance     Balance    Distribution    Distribution   Premium    Additional Trust     Total
                                                                                                       Fund Expenses    Distribution
====================================================================================================================================
  A-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-AB               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-5                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-J                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   B                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   C                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   D                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   E                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   F                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   G                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   H                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   J                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   K                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   L                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   M                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   N                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   O                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   P                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
Totals                                0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================

====================================
  Class\     Ending     Current
Component    Balance  Subordination
                        Level (1)
====================================
  A-1          0.00        0.00
  A-2          0.00        0.00
  A-3          0.00        0.00
  A-4          0.00        0.00
  A-AB         0.00        0.00
  A-5          0.00        0.00
  A-J          0.00        0.00
   B           0.00        0.00
   C           0.00        0.00
   D           0.00        0.00
   E           0.00        0.00
   F           0.00        0.00
   G           0.00        0.00
   H           0.00        0.00
   J           0.00        0.00
   K           0.00        0.00
   L           0.00        0.00
   M           0.00        0.00
   N           0.00        0.00
   O           0.00        0.00
   P           0.00        0.00
====================================
Totals         0.00        0.00
====================================

============================================================================================================================
Class      Cusip       Pass-Through      Original      Beginning        Interest       Prepayment     Total          Ending
                          Rate           Notional      Notional       Distribution       Premium    Distribution    Notional
                                          Amount        Amount                                                       Amount
============================================================================================================================
X-1                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
X-2                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
============================================================================================================================
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 2 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

   =============================================================================================================================
      Class\         CUSIP         Beginning      Principal         Interest        Prepayment     Realized Loss/       Ending
     Component                      Balance      Distribution     Distribution       Premium      Additional Trust      Balance
                                                                                                    Fund Expenses
   =============================================================================================================================
      A-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-2                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-3                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-AB                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-5                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-J                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       B                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       C                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       D                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       E                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       F                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       G                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       H                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       J                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       K                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       L                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       M                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       N                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       O                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       P                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
   =============================================================================================================================

   ===========================================================================================
     Class         CUSIP         Beginning         Interest        Prepayment         Ending
                                  Notional       Distribution       Premium          Notional
                                   Amount                                             Amount
   ===========================================================================================
      X-1                        0.00000000       0.00000000       0.00000000       0.00000000
      X-2                        0.00000000       0.00000000       0.00000000       0.00000000
   ===========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 3 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

               ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00      Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00      Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursements for Interest on P&I              0.00      Plus Master Servicing Fees on Delinquent Payments Received         0.00
Advances paid from general collections                    Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Master Servicing Fees Collected                              0.00
Reimbursements for Interest on Servicing        0.00
Advances paid from general collections

 CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
 Class     Accrued         Net Aggregate      Distributable     Distributable       Additional      Interest     Remaining Unpaid
         Certificate         Prepayment        Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
           Interest      Interest Shortfall      Interest         Adjustment         Expenses                   Certificate Interest
====================================================================================================================================
  A-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-3       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-4       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-AB      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-5       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-J       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   B        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   C        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   D        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   E        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   F        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   G        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   H        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   J        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   K        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   L        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   M        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   N        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   O        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   P        0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================
  Totals    0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 4 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                  0.00               Additional Trust Fund Expenses/(Gains)         0.00

Aggregate Number of Outstanding Loans             0                         Fees Paid to Special Servicer        0.00

Aggregate Unpaid Principal Balance of Loans    0.00                         Interest on Advances                 0.00

Aggregate Stated Principal Balance of Loans    0.00                         Other Expenses of Trust              0.00

Aggregate Amount of Servicing Fee              0.00

Aggregate Amount of Special Servicing Fee      0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Primary Servicing Fee                0.00                Appraisal Reduction Amount

Aggregate Paying Agent Fee                     0.00                =================================================================
                                                                                       Appraisal      Cumulative        Most Recent
Aggregate Trust Fund Expenses                  0.00                     Loan           Reduction         ASER            App. Red.
                                                                       Number           Effected        Amount              Date
                                                                   =================================================================

                                                                   =================================================================
                                                                   Total
                                                                   =================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 5 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
 INTEREST:
     Interest paid or advanced                                                              0.00
     Interest reductions due to Nonrecoverability Determinations                            0.00
     Interest Adjustments                                                                   0.00
     Deferred Interest                                                                      0.00
     Net Prepayment Interest Shortfall                                                      0.00
     Net Prepayment Interest Excess                                                         0.00
     Extension Interest                                                                     0.00
     Interest Reserve Withdrawal                                                            0.00
                                                                                                 -------
          TOTAL INTEREST COLLECTED                                                                  0.00

 PRINCIPAL:
     Scheduled Principal                                                                    0.00
     Unscheduled Principal                                                                  0.00
          Principal Prepayments                                                             0.00
          Collection of Principal after Maturity Date                                       0.00
          Recoveries from Liquidation and Insurance Proceeds                                0.00
          Excess of Prior Principal Amounts paid                                            0.00
          Curtailments                                                                      0.00
     Negative Amortization                                                                  0.00
     Principal Adjustments                                                                  0.00
                                                                                                 -------
          TOTAL PRINCIPAL COLLECTED                                                                 0.00
 OTHER:
     Prepayment Penalties/Yield Maintenance                                                 0.00
     Repayment Fees                                                                         0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Received                                                               0.00
     Net Swap Counterparty Payments Received                                                0.00
                                                                                                 -------
          TOTAL OTHER FUNDS COLLECTED                                                               0.00
                                                                                                 -------
TOTAL FUNDS COLLECTED                                                                               0.00
                                                                                                 =======

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                                  0.00
      Trustee Fee                                                                           0.00
      Certificate Administration Fee                                                        0.00
      Insurer Fee                                                                           0.00
      Miscellaneous Fee                                                                     0.00
                                                                                                 -------
            TOTAL FEES                                                                              0.00

  ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                                                0.00
      ASER Amount                                                                           0.00
      Special Servicing Fee                                                                 0.00
      Reduction of funds due to Non Recoverability Determination                            0.00
      Rating Agency Expenses                                                                0.00
      Attorney's Fees & Expenses                                                            0.00
      Bankruptcy Expense                                                                    0.00
      Taxes Imposed on Trust Fund                                                           0.00
      Advances Not Recovered                                                                0.00
      Other Expenses                                                                        0.00

                                                                                                 -------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                                    0.00

      Interest Reserve Deposit                                                              0.00

  PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
     Interest Distribution                                                                  0.00
     Principal Distribution                                                                 0.00
     Yield Maintenance/Prepayment Penalties                                                 0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Paid                                                                   0.00
     Net Swap Counterparty Payments Paid                                                    0.00
                                                                                                 -------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                           0.00
                                                                                                 -------
TOTAL FUNDS DISTRIBUTED                                                                             0.00
                                                                                                 =======

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 6 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

------------------------------------------------------------------------------------------------------------------------------------

            ============================================================================================================
                                                         Original Ratings                  Current Ratings (1)
                   Class             CUSIP      ------------------------------------------------------------------------
                                                        Fitch Moody's S & P                Fitch Moody's S & P
            ============================================================================================================
                    A-1
                    A-2
                    A-3
                    A-4
                   A-AB
                    A-5
                    X-1
                    X-2
                    A-J
                     B
                     C
                     D
                     E
                     F
                     G
                     H
                     J
                     K
                     L
                     M
                     N
                     O
          ============================================================================================================
              NR - Designates that the class was not rated by the above agency at the time of original issuance.
               X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
             N/A - Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

                 Fitch, Inc.                            Moody's Investors Service              Standard & Poor's Rating Services
                 One State Street Plaza                 99 Church Street                       55 Water Street
                 New York, New York 10004               New York, New York 10007               New York, New York 10041
                 (212) 908-0500                         (212) 553-0300                         (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 7 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      SCHEDULED BALANCE                                                         STATE (3)
================================================================  ==================================================================
                                   %of                                                              % of
 Scheduled    # of   Scheduled     Agg.  WAM         Weighted                   # of    Scheduled    Agg    WAM          Weighted
  Balance    loans    Balance      Bal.  (2)  WAC   Avg DSCR (1)     State     Props.    Balance     Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ==================================================================

================================================================  ==================================================================
  Totals                                                             Totals
================================================================  ==================================================================

  See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 8 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

          DEBT SERVICE COVERAGE RATIO                                                       PROPERTY TYPE (3)
================================================================  ================================================================
                                 % of                                                               % of
 Debt Service    # of  Scheduled  Agg.   WAM          Weighted                    # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans   Balance   Bal.   (2)  WAC  Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)   WAC  Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
    Totals                                                           Totals
================================================================  ================================================================

                            NOTE RATE                                                         SEASONING
================================================================  ================================================================
                                % of                                                               % of
    Note       # of  Scheduled   Agg.  WAM            Weighted                   # of  Scheduled   Agg   WAM            Weighted
    Rate      loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)    Seasoning   loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
   Totals                                                            Totals
================================================================  ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 9 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================   ================================================================
 Anticipated                     % of                                 Remaining                    % of
  Remaining     # of  Scheduled   Agg.   WAM         Weighted       Amortization  # of  Scheduled   Agg.   WAM         Weighted
   Term (2)    loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

      REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                       AGE OF MOST RECENT FINANCIAL INFORMATION
================================================================   ================================================================
 Remaining                      % of                                                               % of
   Stated      # of  Scheduled   Agg.   WAM         Weighted         Age of Most. # of  Scheduled   Agg.   WAM         Weighted
    Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)       Recent NOI  loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

(1)   Debt Service Coverage Ratios are updated periodically as new financial information figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2)   Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
      Anticipated Repayment Date, if applicable, and the maturity date.

(3)   Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
      Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 10 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL
====================================================================================================================================
                                                                                                               Anticipated
 Loan                    Property                                   Interest       Principal       Gross        Repayment   Maturity
Number         ODCR      Type (1)          City          State       Payment        Payment        Coupon          Date        Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

====================================================================================================================================
                  Neg.          Beginning          Ending          Paid        Appraisal      Appraisal         Res.          Mod.
 Loan            Amort          Scheduled         Scheduled        Thru        Reduction      Reduction         Strat         Code
Number           (Y/N)           Balance            Balance        Date          Date          Amoount           (2)           (3)
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

      (1) Property Type Code                                 (2) Resolution Strategy Code
      ----------------------                                 ----------------------------

MF - Multi-Family       OF - Office        1 - Modification   6 - DPO                10 - Deed In Lieu Of
RT - Retail             MU - Mixed Use     2 - Foreclosure    7 - REO                     Foreclosure
HC - Health Care        LO - Lodging       3 - Bankruptcy     8 - Resolved           11 - Full Payoff
IN - Industrial         SS - Self Storage  4 - Extension      9 - Pending Return     12 - Reps and Warranties
WH - Warehouse          OT - Other         5 - Note Sale          to Master Servicer 13 - Other or TBD
MH - Mobile Home Park

(3) Modification Code
---------------------

 1 - Maturity Date Extension
 2 - Authorization Change
 3 - Principal Write-Off
 4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 11 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                   Offering Document        Principal Prepayment Amount                        Prepayment Penalties
Loan Number         Cross-Reference    ------------------------------------    ----------------------------------------------------
                                       Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 12 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===========================================================================================================
                                                  Delinquencies
-----------------------------------------------------------------------------------------------------------
                   30-59               60-89        90 Days
Distribution       Days                Days         or More    Foreclosure        REO         Modifications
    Date         #  Balance         #  Balance     #  Balance   #  Balance     #  Balance      #  Balance
===========================================================================================================

===========================================================================================================

====================================================================================
                           Prepayments                         Rate and
                                                               Maturities
------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff        Next Weighted Avg.
    Date            #  Balance        #  Balance       Coupon   Remit         WAM
====================================================================================

====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 13 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

================================================================================================================================
                 Offering            # of     Paid        Current      Outstanding      Status of      Resolution    Servicing
Loan Number      Document          Months    Through       P & I         P & I           Mortgage      Strategy       Transfer
              Cross-Reference      Delinq.     Date       Advances      Advances         Loan (1)        Code (2)       Date
================================================================================================================================

================================================================================================================================
  Totals
================================================================================================================================

==============================================================================
                   Foreclosure   Actual      Outstanding
Loan Number           Date        Loan        Servicing    Bankruptcy     REO
                                 Balance       Advances      Date         Date
==============================================================================

==============================================================================
  Totals
==============================================================================

                      (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code
                      ---------------------------                                      ----------------------------

A - Payments Not Received       2 - Two Months Delinquent            1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)        4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                     7 - Foreclosure                      5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent        9 - REO                                                                         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 14 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                                   Offering       Servicing    Resolution
Distribution       Loan            Document        Transfer    Strategy       Scheduled      Property                   Interest
    Date          Number        Cross-Reference      Date        Code (1)      Balance        Type (2)        State       Rate
====================================================================================================================================

===============================================================================================================================

===============================================================================================================================
                                               Net                                                                    Remaining
 Distribution              Actual           Operating            NOI                      Note         Maturity      Amortizaton
     Date                  Balance            Income             Date        DSCR         Date           Date           Term
===============================================================================================================================

===============================================================================================================================

                    (1) Resolution Strategy Code                                                 (2) Property Type Code
                    ----------------------------                                                 ----------------------

1 - Modification     6 - DPO                   10 - Deed In Lieu Of                  MF - Multi-Family           OF - Office
2 - Foreclosure      7 - REO                        Foreclosure                      RT - Retail                 MU - Mixed use
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      HC - Health Care            LO - Lodging
4 - Extension        9 - Pending Return        12 - Reps and Warranties              IN - Industrial             SS - Self Storage
5 - Note Sale            to Master Servicer    13 - Other or TBD                     WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 15 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                              Offering      Resolution     Site
Distribution      Loan       Document       Strategy    Inspection    Phase 1   Appraisal   Appraisal      Other REO
    Date         Number   Cross-Reference   Code (1)      Date         Date        Date       Value     Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                           1  -  Modification         6 - DPO                    10 - Deed In Lieu Of
                           2  -  Foreclosure          7 - REO                         Foreclosure
                           3  -  Bankruptcy           8 - Resolved               11 - Full Payoff
                           4  -  Extension            9 - Pending Return         12 - Reps and Warranties
                           5  -  Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 16 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
   Loan         Document           Pre-Modification
  Number     Cross-Reference           Balance           Modification Date                Modification Description
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 17 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.      For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

============================================================================================================================

             Final
            Recovery        Offering                                                              Gross Proceeds
 Loan     Determination     Document         Appraisal   Appraisal       Actual         Gross      as a % of
Number        Date       Cross-Reference        Date       Value         Balance       Proceeds   Actual Balance
============================================================================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================

==============================================================================
                                           Net
                                         Proceeds
           Aggregate         Net        as a % of                Repurchased
 Loan     Liquidation    Liquidation      Actual     Realized     by Seller
Number      Expenses*      Proceeds       Balance       Loss        (Y/N)
==============================================================================

==============================================================================
  Current Total
==============================================================================
Cummulative Total
==============================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-TOP 18                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  06/14/2005
                                                                                                RECORD DATE:   05/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                        BOND/COLLATERAL REALIZED LOSS RECONCILIATION

===============================================================================================================================
                             Beginning                                              Amounts
                             Balance of      Aggregate     Prior Realized      Covered by Over-         Interest (Shortage)/
 Distribution   Prospectus   the Loan at   Realized Loss    Loss Applied      collateralization and     Excesses applied to
     Date          Id        Liquidation    on Loans       to Certificates    other Credit Support      other Credit Support
===============================================================================================================================

                                              NO REALIZED LOSSES THIS PERIOD

===============================================================================================================================
  Current Total
===============================================================================================================================
Cummulative Total
===============================================================================================================================

================================================================================================================================
                   Modification             Additional
                   Adjustments/            (Recoveries)/         Current Realized      Recoveries of      (Recoveries)/Realized
 Distribution   Appraisal Reduction     Expenses applied to       Loss Applied to      Realized Losses      Loss Applied to
     Date          Adjustment            Realized Losses           Certificates         Paid as Cash      Certificate Interest
================================================================================================================================

================================================================================================================================
  Current Total
================================================================================================================================
Cummulative Total
================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION
    DATE           BALANCE
------------   ---------------
Closing Date   $105,700,000.00
 05/13/2005    $105,700,000.00
 06/13/2005    $105,700,000.00
 07/13/2005    $105,700,000.00
 08/13/2005    $105,700,000.00
 09/13/2005    $105,700,000.00
 10/13/2005    $105,700,000.00
 11/13/2005    $105,700,000.00
 12/13/2005    $105,700,000.00
 01/13/2006    $105,700,000.00
 02/13/2006    $105,700,000.00
 03/13/2006    $105,700,000.00
 04/13/2006    $105,700,000.00
 05/13/2006    $105,700,000.00
 06/13/2006    $105,700,000.00
 07/13/2006    $105,700,000.00
 08/13/2006    $105,700,000.00
 09/13/2006    $105,700,000.00
 10/13/2006    $105,700,000.00
 11/13/2006    $105,700,000.00
 12/13/2006    $105,700,000.00
 01/13/2007    $105,700,000.00
 02/13/2007    $105,700,000.00
 03/13/2007    $105,700,000.00
 04/13/2007    $105,700,000.00
 05/13/2007    $105,700,000.00
 06/13/2007    $105,700,000.00
 07/13/2007    $105,700,000.00
 08/13/2007    $105,700,000.00
 09/13/2007    $105,700,000.00
 10/13/2007    $105,700,000.00
 11/13/2007    $105,700,000.00
 12/13/2007    $105,700,000.00
 01/13/2008    $105,700,000.00
 02/13/2008    $105,700,000.00
 03/13/2008    $105,700,000.00
 04/13/2008    $105,700,000.00
 05/13/2008    $105,700,000.00
 06/13/2008    $105,700,000.00
 07/13/2008    $105,700,000.00
 08/13/2008    $105,700,000.00
 09/13/2008    $105,700,000.00
 10/13/2008    $105,700,000.00
 11/13/2008    $105,700,000.00
 12/13/2008    $105,700,000.00
 01/13/2009    $105,700,000.00
 02/13/2009    $105,700,000.00
 03/13/2009    $105,700,000.00
 04/13/2009    $105,700,000.00
 05/13/2009    $105,700,000.00
 06/13/2009    $105,700,000.00
 07/13/2009    $105,700,000.00
 08/13/2009    $105,700,000.00
 09/13/2009    $105,700,000.00
 10/13/2009    $105,700,000.00
 11/13/2009    $105,700,000.00
 12/13/2009    $105,700,000.00
 01/13/2010    $105,700,000.00
 02/13/2010    $105,700,000.00
 03/13/2010    $105,700,000.00
 04/13/2010    $105,631,609.13
 05/13/2010    $104,428,000.00
 06/13/2010    $103,306,000.00
 07/13/2010    $102,092,000.00
 08/13/2010    $100,960,000.00
 09/13/2010    $ 99,822,000.00
 10/13/2010    $ 98,592,000.00
 11/13/2010    $ 97,443,000.00
 12/13/2010    $ 96,202,000.00
 01/13/2011    $ 95,042,000.00
 02/13/2011    $ 93,876,000.00
 03/13/2011    $ 92,445,000.00
 04/13/2011    $ 91,267,000.00
 05/13/2011    $ 89,997,000.00
 06/13/2011    $ 88,807,000.00
 07/13/2011    $ 87,526,000.00
 08/13/2011    $ 86,324,000.00
 09/13/2011    $ 85,117,000.00
 10/13/2011    $ 83,819,000.00
 11/13/2011    $ 83,619,000.00
 12/13/2011    $ 83,419,000.00
 01/13/2012    $ 83,219,000.00
 02/13/2012    $ 83,019,000.00
 03/13/2012    $ 82,795,000.00
 04/13/2012    $ 81,556,000.00
 05/13/2012    $ 80,229,000.00
 06/13/2012    $ 78,979,000.00
 07/13/2012    $ 77,640,000.00
 08/13/2012    $ 76,378,000.00
 09/13/2012    $ 75,109,000.00

                                       A-1

DISTRIBUTION
    DATE           BALANCE
------------   ---------------
 10/13/2012    $ 71,709,000.00
 11/13/2012    $ 70,432,000.00
 12/13/2012    $ 69,066,000.00
 01/13/2013    $ 61,257,000.00
 02/13/2013    $ 59,973,000.00
 03/13/2013    $ 58,442,000.00
 04/13/2013    $ 57,145,000.00
 05/13/2013    $ 55,761,000.00
 06/13/2013    $ 54,450,000.00
 07/13/2013    $ 53,054,000.00
 08/13/2013    $ 51,731,000.00
 09/13/2013    $ 50,401,000.00
 10/13/2013    $ 48,986,000.00
 11/13/2013    $ 47,643,000.00
 12/13/2013    $ 46,260,000.00
 01/13/2014    $ 44,946,000.00
 02/13/2014    $ 16,934,000.00
 03/13/2014    $ 10,969,000.00
 04/13/2014    $  4,526,000.00
 05/13/2014    $  3,185,000.00
 06/13/2014    $    186,000.00
 07/13/2014    $          0.00

                                       A-2

                                   SCHEDULE B

            Rates Used in Determination of Class X Pass-Through Rates

                                       B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is March 2, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No REMIC

                                       iii

--------------------------------------------------------------------------------

                             SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES................   Commercial/Multifamily Mortgage Pass-Through Certificates,
                                        issuable in series.

DEPOSITOR............................   Bear Stearns Commercial Mortgage Securities Inc., a Delaware
                                        corporation. Our telephone number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS...........................   The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or
                                        multifamily mortgage loans, or mortgage-backed securities
                                        that evidence interests in, or that are secured by
                                        commercial or multifamily mortgage loans. Each class or
                                        certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating
                                        agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                        (1)  the name of the servicer and special servicer, the
                                             circumstances when a special servicer will be
                                             appointed and their respective obligations (if
                                             any) to make advances to cover delinquent payments
                                             on the assets of the trust fund, taxes,
                                             assessments or insurance premiums;

                                        (2)  the assets in the trust fund, including a
                                             description of the pool of mortgage loans or
                                             mortgage-backed securities;

                                        (3)  the identity and attributes of each class within a
                                             series of certificates, including whether (and to
                                             what extent) any credit enhancement benefits any
                                             class of a series of certificates;

                                        (4)  the tax status of certificates; and

                                        (5)  whether the certificates will be eligible to be
                                             purchased by investors subject to ERISA or will be
                                             mortgage related securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED properties. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                                       16

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after

                                       17

that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise

                                       18

affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.
Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided

                                       19

financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                       20

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

                                       21

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related

                                       22

prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by

                                       23

          a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in

                                       24

some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortga ge loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

          Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

               its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity;
               and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

          No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

                                       59

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

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mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

                                       61

United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

                                       63

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

                                       67

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

                                       68

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

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             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

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     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

                                       73

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b)  the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

                                       81

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

                                       89

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

                                       90

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

                                       91

portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

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will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

                                       96

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      100

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

                                      102

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In

                                      103

the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including

                                      105

          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450
Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and
Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission
also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system. The Depositor has filed the
Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and
Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383

                                      106

Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                      107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      108

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

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     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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